     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 4, 2004



                                                     REGISTRATION NO. 333-117483

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                               AMENDMENT NO. 1 TO


                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                            FIRST CITIZENS BANC CORP
             (Exact name of Registrant as specified in its charter)

               OHIO                               6022                            34-1558688
 (State or other jurisdiction of      (Primary Standard Industrial             (I.R.S. Employer
  incorporation or organization)        Classification Code No.)             Identification No.)

                  100 EAST WATER STREET, SANDUSKY, OHIO 44870
                                 (419) 625-4121
   (Address, including zip code and telephone number, including area code, of
                   Registrant's principal executive offices)
                             ---------------------
                                DAVID A. VOIGHT
                             100 EAST WATER STREET
                              SANDUSKY, OHIO 44870
                                 (419) 625-4121
 (Name, address, including zip code & telephone number, including area code of agent for service)
                             ---------------------
                                   COPIES TO:

             M. PATRICIA OLIVER, ESQ.                               JOHN C. VORYS, ESQ.
         SQUIRE, SANDERS & DEMPSEY L.L.P.                   VORYS, SATER, SEYMOUR AND PEASE LLP
         4900 KEY TOWER, 127 PUBLIC SQUARE                          52 EAST GAY STREET
            CLEVELAND, OHIO 44114-1304                             POST OFFICE BOX 1008
                                                                 COLUMBUS, OHIO 43216-1008

                             ---------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
                                                                PROPOSED MAXIMUM     PROPOSED MAXIMUM
         TITLE OF EACH CLASS OF              AMOUNT TO BE           OFFERING             AGGREGATE            AMOUNT OF
      SECURITIES TO BE REGISTERED            REGISTERED(1)      PRICE PER UNIT(3)    OFFERING PRICE(2)    REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------
Common Shares...........................        786,000              $14.28             $11,225,859           $1,422.32
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------

(1) Based upon the maximum number of shares to be issued in connection with the acquisition of FNB Financial Corporation.

(2) Amount arrived at pursuant to Rules 457(f)(2) and 457(f)(3) based on the book value of the acquired company at March 31, 2004 minus cash to be paid by the Registrant.

(3) Amount has been rounded to the nearest hundredth.
                             ---------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     CROSS-REFERENCE SHEET

     ITEMS OF PART I, FORM S-4               HEADING IN PROXY STATEMENT/PROSPECTUS
     -------------------------               -------------------------------------
 1.  Forepart of Registration Statement      Forepart of Registration Statement and Outside Front Cover
     and Outside Front Cover Page of         Page of Prospectus
     Prospectus
 2.  Inside Front and Outside Back Cover     Inside Front Cover and Outside Back Cover Pages of
     Pages of Prospectus                     Prospectus; "AVAILABLE INFORMATION"
 3.  Risk Factors, Ratio of Earnings to      "SUMMARY"; "INFORMATION WITH RESPECT TO FIRST
     Fixed Charges and Other Information     CITIZENS -- Business", "Security Ownership of Management",
                                             "Supplementary Financial Information" and "Information
                                             Incorporated by Reference"; "INFORMATION WITH RESPECT TO
                                             FNB -- Business" and "Security Ownership of Management and
                                             Certain Beneficial Owners"; "PROPOSED MERGER"; "PRO FORMA
                                             SELECTED FINANCIAL INFORMATION"; "PRO FORMA FINANCIAL
                                             INFORMATION"; "COMPARATIVE PER SHARE DATA"; "COMPARATIVE
                                             MARKET VALUE DATA"; "INDEX TO FINANCIAL INFORMATION"
 4.  Terms of the Transaction                "PROPOSED MERGER"; "DESCRIPTION OF FIRST CITIZENS COMMON
                                             SHARES"; "COMPARATIVE RIGHTS OF FNB'S SHAREHOLDERS"
 5.  Pro Forma Financial Information         "PRO FORMA SELECTED FINANCIAL INFORMATION"; "PRO FORMA
                                             FINANCIAL INFORMATION"
 6.  Material Contacts with the Company      Not Applicable
     Being Acquired
 7.  Additional Information Required for     Not Applicable
     Reoffering by Persons and Parties
     Deemed to be Underwriters
 8.  Interests of Named Experts and          "EXPERTS"; "TAX OPINION"
     Counsel
 9.  Disclosure of Commission Position on    "INDEMNIFICATION"
     Indemnification for Securities Act
     Liabilities
10.  Information with Respect to S-3         Not Applicable
     Registrants
11.  Incorporation of Certain Information    Not Applicable
     by Reference
12.  Information with Respect to S-2 or      "INFORMATION WITH RESPECT TO FIRST CITIZENS"
     S-3 Registrants
13.  Incorporation of Certain Information    "INFORMATION WITH RESPECT TO FIRST CITIZENS"
     by Reference
14.  Information with Respect to             Not Applicable
     Registrants other than S-2 or S-3
     Registrants
15.  Information with Respect to S-3         Not Applicable
     Companies
16.  Information with Respect to S-2 or      Not Applicable
     S-3 Companies
17.  Information with Respect to Companies   "INFORMATION WITH RESPECT TO FNB"; "INDEX TO FINANCIAL
     other than S-2 or S-3 Companies         INFORMATION"
18.  Information if Proxies, Consents or     "INFORMATION CONCERNING THE FNB SPECIAL MEETING"; "PROPOSED
     Authorizations Are to be Solicited      MERGER -- Rights of Dissenting FNB Shareholders";
                                             "INFORMATION WITH RESPECT TO FIRST CITIZENS -- Security
                                             Ownership of Management"; "INFORMATION WITH RESPECT TO
                                             FNB -- Security Ownership of Management and Certain
                                             Beneficial Owners"
19.  Information if Proxies, Consents or     Not Applicable
     Authorizations Are Not to be
     Solicited or in an Exchange Offer

                           FNB FINANCIAL CORPORATION
                              60 WEST MAIN STREET
                                  P.O. BOX 151
                               SHELBY, OHIO 44875


                                 August 6, 2004

To Our Shareholders:


     A special meeting of shareholders of FNB Financial Corporation, a bank holding company organized and existing under the laws of the State of Ohio, has been called for September 8, 2004 at 2:00 p.m. at the main office of The First National Bank of Shelby, 60 West Main Street, Shelby, Ohio. The accompanying Notice of the FNB special meeting, Proxy Statement/ Prospectus and Proxy Card set forth the formal business to be transacted at the FNB special meeting. I encourage you to review these materials and to attend the FNB special meeting.



     At the FNB special meeting, you will be asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of March 3, 2004, between FNB and First Citizens Banc Corp, a bank holding company organized and existing under the laws of the State of Ohio, and to approve the merger of FNB with and into First Citizens. In the merger, each outstanding common share of FNB will be converted into the right to receive either: (i) 2.62 common shares of First Citizens; (ii) cash in the amount of $72.00; or (iii) a combination of shares and cash upon the terms and subject to the conditions set forth in the merger agreement, as described in the accompanying Proxy Statement/Prospectus. Immediately following the parent merger and upon the receipt of the required regulatory approvals, The First National Bank of Shelby, a wholly-owned banking subsidiary of FNB, will merge with and into The Farmers State Bank, a wholly-owned banking subsidiary of First Citizens, pursuant to a merger agreement to be executed by The First National Bank of Shelby and The Farmers State Bank. Upon consummation of the subsidiary merger, the separate existence of The First National Bank of Shelby shall cease and The Farmers State Bank shall survive and continue to exist as a state banking corporation.



     Consummation of the merger of FNB with and into First Citizens is subject to certain conditions, including obtaining the requisite vote of the shareholders of FNB and the approval of the parent merger and the subsidiary merger by various regulatory agencies.



     THE FNB BOARD OF DIRECTORS HAS CONCLUDED THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF THE FNB SHAREHOLDERS AND RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL. FNB's financial advisor, Friedman Billings Ramsey, has rendered an opinion dated as of the date hereof to the FNB Board of Directors to the effect that the consideration to be received by the shareholders of FNB in the merger is fair, from a financial point of view, to the shareholders of FNB.


     THE MERGER OF FIRST CITIZENS AND FNB INVOLVES SOME RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 13.


     If you properly execute and return the accompanying Proxy Card to FNB in time to be voted at the FNB special meeting, your shares will be voted in accordance with your instructions. Executed but unmarked proxies will be voted FOR approval of the proposal. Your presence at the FNB special meeting will not automatically revoke your proxy. You may, however, revoke your proxy at any time prior to its exercise by filing a written notice of revocation with, or delivering a duly executed proxy bearing a later date to, Lois Bartelheim, Secretary, FNB Financial Corporation, 60 West Main Street, P.O. Box 151, Shelby, Ohio 44875, or by attending the FNB special meeting in person and advising the Secretary of your intent to vote your shares.


     Adoption of the merger agreement and approval of the merger requires the affirmative vote of the holders of a majority of the outstanding common shares of FNB. Accordingly, it is very important that your shares are represented at the FNB special meeting. I urge you to vote FOR the merger and to sign, date and return the accompanying Proxy Card as soon as possible, even if you plan to attend the FNB special meeting. This procedure will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

                                      Very truly yours,

                                      J. George Williams
                                      Chairman

                             YOUR VOTE IS IMPORTANT

 WE ENCOURAGE YOU TO SIGN, DATE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED
   ENVELOPE REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE FNB SPECIAL MEETING.

                           FNB FINANCIAL CORPORATION
                              60 WEST MAIN STREET
                                  P.O. BOX 151
                               SHELBY, OHIO 44875

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

     To the Shareholders of FNB Financial Corporation:


     A special meeting of shareholders of FNB Financial Corporation, a bank holding company organized and existing under the laws of the State of Ohio, will be held on September 8, 2004, at 2:00 p.m., at the main office of The First National Bank of Shelby, 60 West Main Street, Shelby, Ohio. A Proxy Card and Proxy Statement/Prospectus for the FNB special meeting are enclosed.


     The FNB special meeting will be held for the purpose of considering and voting upon the following:

     1. A proposal to adopt the Agreement and Plan of Merger dated as of March 3, 2004, by and between FNB and First Citizens Banc Corp, a bank holding company and a financial holding company organized and existing under the laws of the State of Ohio, and to approve the transactions contemplated thereby, including the merger of FNB with and into First Citizens. A copy of the merger agreement is attached as Appendix A to the accompanying Proxy Statement/ Prospectus.

     2. Such other business incident to the conduct of the FNB special meeting as may properly come before the FNB special meeting and any adjournment of the FNB special meeting.

     THE FNB BOARD OF DIRECTORS HAS CONCLUDED THAT THE MERGER IS IN THE BEST INTERESTS OF THE FNB SHAREHOLDERS AND RECOMMENDS THAT YOU VOTE FOR ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER.


     The Board of Directors of FNB has fixed the close of business on August 2, 2004 as the record date for determination of the shareholders of FNB entitled to notice of and to vote at the FNB special meeting.


     It is very important that your shares are represented at the FNB special meeting. You are urged to complete and sign the accompanying Proxy Card, which is solicited by the Board of Directors of FNB, and to mail it promptly in the enclosed envelope. All proxies are important, so please complete each Proxy Card sent to you and return it in the envelope provided.

                                      By Order of the Board of Directors

                                      J. George Williams
                                      Chairman

August 6, 2004

        PROSPECTUS OF                 PROXY STATEMENT OF
  FIRST CITIZENS BANC CORP        FNB FINANCIAL CORPORATION

                           FNB FINANCIAL CORPORATION

                        SPECIAL MEETING OF SHAREHOLDERS


                               September 8, 2004



     This Proxy Statement/Prospectus is being furnished to shareholders of record on August 2, 2004 of FNB Financial Corporation, a bank holding company organized and existing under the laws of the State of Ohio, in connection with the solicitation of proxies by FNB for use at the special meeting of its shareholders. The special meeting of FNB shareholders will be held at the main office of The First National Bank of Shelby, 60 West Main Street, Shelby, Ohio, 44875 on September 8, 2004, at 2:00 p.m., local time, and at any adjournment or adjournments thereof.



     At the special meeting, the shareholders of FNB will be asked to adopt an Agreement and Plan of Merger dated as of March 3, 2004, by and between First Citizens Banc Corp and FNB, and to approve the transactions contemplated thereby, including the merger of FNB with and into First Citizens. Immediately following the parent merger and upon the receipt of the required regulatory approvals, The First National Bank of Shelby, a wholly-owned banking subsidiary of FNB, will merge with and into The Farmers State Bank, a wholly-owned banking subsidiary of First Citizens, pursuant to a merger agreement to be executed by The First National Bank of Shelby and The Farmers State Bank. Upon consummation of the subsidiary merger, the separate existence of The First National Bank of Shelby will cease and The Farmers State Bank will survive and continue to exist as a state banking corporation. A copy of the merger agreement is attached to this Proxy Statement/ Prospectus as Appendix A and is incorporated by reference.



     Upon consummation of the parent merger, each outstanding common share of FNB, other than shares held by shareholders who exercise their rights as dissenting shareholders, treasury shares, and shares held by First Citizens, will be converted into the right to receive either: (i) 2.62 First Citizens common shares for each FNB common share; (ii) cash in the amount of $72.00 for each FNB common share; or (iii) a combination of First Citizens common shares and cash, upon the terms and subject to the conditions set forth in the merger agreement. Subject to adjustment for cash paid in lieu of fractional shares, the total consideration payable by First Citizens to FNB shareholders in connection with the parent merger will not exceed 786,000 First Citizens common shares and cash in the amount of $14,400,000. Dissenters' rights are described in the section entitled "PROPOSED MERGER -- Rights of Dissenting FNB Shareholders." For a more detailed description of the merger agreement, the exchange ratio and the terms of the parent merger, see "PROPOSED MERGER." On July 15, 2004, the closing price of First Citizens common shares on the Nasdaq SmallCap Market was $22.95, and the market value of 2.62 First Citizens common shares was $60.13.


     The shares of FNB represented by proxy will be voted at the special meeting of FNB as specified by the shareholders. Executed but unmarked proxies will be voted FOR adoption of the merger agreement and approval of the parent merger.

     This Proxy Statement/Prospectus constitutes the Proxy Statement of FNB and the Prospectus of First Citizens covering the First Citizens common shares to be issued pursuant to the parent merger.


     This Proxy Statement/Prospectus and the accompanying Proxy Card are first being mailed to FNB shareholders on or about August 6, 2004.


   THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE
  FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS
          ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

THE SECURITIES TO BE OFFERED IN CONNECTION WITH THE PARENT MERGER HAVE NOT BEEN
 APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE REGULATORY AUTHORITY NOR HAS THE COMMISSION OR ANY STATE REGULATORY AUTHORITY
   PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS
     PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


         The date of this Proxy Statement/Prospectus is August 6, 2004.

                           FNB FINANCIAL CORPORATION
                            FIRST CITIZENS BANC CORP
                           PROXY STATEMENT/PROSPECTUS

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
AVAILABLE INFORMATION.......................................    1

INCORPORATION BY REFERENCE..................................    1

QUESTIONS AND ANSWERS ABOUT THE MERGER......................    3

SUMMARY.....................................................    6

RISK FACTORS................................................   13

PRO FORMA SELECTED FINANCIAL INFORMATION....................   15

COMPARATIVE PER SHARE DATA..................................   16

COMPARATIVE MARKET VALUE DATA...............................   17

INFORMATION CONCERNING THE FNB SPECIAL MEETING..............   17
  General...................................................   17
  Solicitation, Voting and Revocability of Proxies..........   17

PROPOSED MERGER.............................................   18
  First Citizens Background and Reasons for the Merger......   19
  Approval of the First Citizens Board of Directors.........   19
  FNB Background and Reasons for the Merger.................   19
  Recommendation of the FNB Board of Directors..............   22
  Description of the Merger.................................   22
  Exchange of FNB Common Shares.............................   22
  Merger Consideration......................................   22
  Election Procedures.......................................   24
  Allocation Procedures.....................................   25
     Reduction in FNB Common Shares Deposited for Cash......   25
     Increase in FNB Common Shares Deposited for Cash.......   25
  Fairness Opinion of Friedman Billings Ramsey..............   26
     General................................................   26
     Comparable Company Analysis............................   28
     Comparable Transaction Analysis........................   29
     Contribution Analysis..................................   30
     Accretion/Dilution Analysis............................   30
     Discounted Cash Flow Analysis..........................   30
     Other Analyses.........................................   31
  Effective Time of the Merger..............................   31
  Payment of Cash in Lieu of Fractional Shares..............   31
  Surrender of Certificates.................................   31
  Interest of Management in the Merger......................   32
  Rights of Dissenting FNB Shareholders.....................   33
  Material Federal Income Tax Consequences of the Merger....   33
  Regulatory Approvals......................................   35
  Business Pending the Merger...............................   35
  Other Provisions of the Merger Agreement..................   37
     Representations and Warranties.........................   37
     Conditions to the Merger...............................   37
     Amendments; Waiver; and Termination....................   39
     Expenses of the Merger.................................   40
  Operations of FNB After the Merger........................   40
  Accounting Treatment......................................   40

                                                              PAGE
                                                              ----
  Resale of First Citizens Common Shares....................   41

DESCRIPTION OF FIRST CITIZENS COMMON SHARES.................   41
  General...................................................   41
  Provisions Relating to Business Combinations..............   42
     Business Combinations..................................   42
     Board Considerations...................................   42
     Shareholder Approval...................................   42

COMPARATIVE RIGHTS OF FNB'S SHAREHOLDERS....................   43
  Authorized and Outstanding Shares.........................   43
  Voting....................................................   43
  Number and Classes of Directors...........................   43
  Removal of Directors......................................   44
  Indemnification and Liability of Directors and Officers...   44

PRO FORMA FINANCIAL INFORMATION.............................   44

INFORMATION WITH RESPECT TO FIRST CITIZENS..................   48
  Business..................................................   48
  Selected Financial Information............................   48
  Management's Discussion and Analysis of Financial
     Condition and Results of Operations for the Quarter
     Ended March 31, 2004...................................   48
  Quantitative and Qualitative Disclosures About Market
     Risk...................................................   48
  Certain Statistical Information With Respect to First
     Citizens...............................................   49
  Management................................................   49
  Security Ownership of Management..........................   50
  Market Price of First Citizens Common Shares..............   51
  Information Incorporated by Reference.....................   51

INFORMATION WITH RESPECT TO FNB.............................   52
  Business..................................................   52
     General................................................   52
     Lending Activities.....................................   52
  Commercial Loans..........................................   53
  Consumer Loans............................................   54
  Real Estate Loans.........................................   54
  Consumer Credit Line Loans................................   54
  Credit Card Balances......................................   55
  Guaranteed Loans..........................................   55
  Loan Solicitation and Processing..........................   55
  Loan Delinquencies........................................   55
  Allowance for Loan and Lease Losses.......................   56
  Liquidity and Interest Rate Risk Management Activities....   58
  Off-Balance Sheet Commitments.............................   59
  Investment Portfolio......................................   60
  Deposits and Borrowings...................................   61
     General Use............................................   61
     Deposits...............................................   61
     Competition............................................   62
  Regulation................................................   62
     General................................................   62
     Regulation of Bank Holding Companies...................   62
     National Bank Regulation...............................   63
       Office of the Comptroller of the Currency............   63
       Federal Deposit Insurance Corporation................   63
       Federal Reserve Requirements.........................   63
       Federal Home Loan Banks..............................   63

                                                              PAGE
                                                              ----
     Capital Requirements and Prompt Corrective Action......   63
     Limit on Dividends.....................................   65
     Transaction with Insiders and Affiliates...............   65
     Written Agreement......................................   65
     Monetary Policy and Economic Conditions................   66
  Market Price and Dividends on FNB Common Shares...........   66
  Selected Financial Information............................   67
  FNB Management's Discussion and Analysis of Financial
     Condition and Results of Operations....................   68
     Forward Looking Statements.............................   68
  Management's Discussion and Analysis of Financial
     Condition And Results of Operations -- as of March 31,
     2004 and December 31, 2003 and for the three Months
     Ended March 31, 2004 and 2003..........................   68
  Introduction..............................................   68
  Financial Condition.......................................   69
  Results of Operations.....................................   69
  Net Interest Income.......................................   70
  Provision and Allowance for Loan Losses...................   72
  Noninterest Income........................................   72
  Noninterest Expense.......................................   73
  Income Tax Expense (Benefit)..............................   73
  Capital Resources.........................................   73
  Effects of Inflation......................................   74
  Management's Discussion and Analysis of Financial
     Condition and Results of Operations -- as of December
     31, 2003 and December 31, 2002 and for the Years Ended
     December 31, 2003 and 2002.............................   74
  Financial Condition.......................................   74
  Results of Operations.....................................   74
  Net Interest Income.......................................   74
  Provision and Allowance for Loan Losses...................   77
  Noninterest Expenses......................................   78
  Income Tax Expense........................................   78
  Liquidity Management......................................   78
  Capital Resources.........................................   79
  Effects of Inflation......................................   79
  Management................................................   79
  Security Ownership of Management and Certain Beneficial
     Owners.................................................   80

EXPERTS.....................................................   81

TAX OPINION.................................................   81

INDEMNIFICATION.............................................   81

INDEX TO FINANCIAL INFORMATION..............................   82


APPENDICES:


  A    Agreement and Plan of Merger
  B    Dissenters' Rights Under Sections 1701.84 and 1701.85 of the
       Ohio Revised Code
  C    Fairness Opinion of Friedman Billings Ramsey dated as of
       August 4, 2004
  D    First Citizens' Annual Report on Form 10-K for the year
       ended December 31, 2003
  E    First Citizens' Quarterly Report on Form 10-Q for the
       quarter ended March 31, 2004

                             AVAILABLE INFORMATION


     First Citizens is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and files reports and other information with the Securities and Exchange Commission, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and proxy statements. Reports, proxy statements and other information filed by First Citizens can be inspected and copied, at prescribed rates, at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at its Regional Office located at 175 W. Jackson Blvd., Suite 900, Chicago, Illinois 60604. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet Web site that contains reports, proxy statements and other information filed by First Citizens. The SEC's Internet address is http://www.sec.gov. In addition, First Citizens maintains an Internet Web site containing certain information filed with the SEC. First Citizens' Internet address is http://www.fcza.com. First Citizens common shares are listed on the Nasdaq SmallCap Market and reports, proxy statements and other information concerning First Citizens are available for inspection and copying at prescribed rates at the office of the National Association of Securities Dealers, Inc., 1735 K Street, Washington, D.C. 20006.



     First Citizens has filed with the SEC a Registration Statement on Form S-4 under the Securities Act of 1933, as amended, covering the First Citizens common shares to be issued in connection with the parent merger. This Proxy Statement/Prospectus was filed with the Registration Statement as the Prospectus of First Citizens; however, it does not contain all of the information set forth in the Registration Statement. The Registration Statement and the exhibits can be inspected at the SEC's Public Reference Room and at the SEC's Regional Office, at the addresses listed above.



     THIS PROXY STATEMENT/PROSPECTUS INCORPORATES BY REFERENCE IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT FIRST CITIZENS THAT IS NOT INCLUDED IN OR DELIVERED WITH THE PROXY STATEMENT/PROSPECTUS. THIS INFORMATION IS AVAILABLE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST, FROM DONNA J. DALFERRO, SECRETARY, FIRST CITIZENS BANC CORP, 100 EAST WATER STREET, SANDUSKY, OHIO 44870, (419) 625-4121. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY AUGUST 31, 2004.



     No person has been authorized to give any information or make any representations not contained in this document and, if given or made, such information or representation must not be relied on as having been authorized. This Proxy Statement/Prospectus does not constitute an offer to sell any securities other than the securities to which it relates or an offer to sell any securities covered by this Proxy Statement/Prospectus in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer. Neither the delivery of this document nor any distribution of securities by First Citizens shall, under any circumstances, create an implication that there has been no change in the facts set forth in this document since the date of this document.


     All information concerning First Citizens contained in this Proxy Statement/Prospectus has been furnished by First Citizens and all information concerning FNB has been furnished by FNB.

                           INCORPORATION BY REFERENCE


     The following documents filed with the SEC under the 1934 Act by First Citizens are incorporated by reference into this Proxy Statement/Prospectus: (a) First Citizens' annual report on Form 10-K for the year ended December 31, 2003,
(b) First Citizens' quarterly report on Form 10-Q for the quarter ended March 31, 2004 and (c) First Citizens' current report on Form 8-K dated March 4, 2004. First Citizens' annual report on Form 10-K for the year ended December 31, 2003 is attached to this document as Appendix D, and First Citizens' quarterly report on Form 10-Q for the quarter ended March 31, 2004 is attached to this document as Appendix E.



     All documents filed by First Citizens under Sections 13(a), 13(c), 14, or 15(d) of the 1934 Act after the date of this Proxy Statement/Prospectus and prior to the date of the FNB special meeting shall be deemed to be incorporated by reference in this Proxy Statement/Prospectus and to be a part of this document from the date of filing such documents. Any statement contained in this document or in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for the purposes of this Proxy Statement/

Prospectus to the extent that a statement contained in this document or in any other subsequently filed document which is also deemed to be incorporated by reference in this document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.


     The information relating to First Citizens contained in this Proxy Statement/Prospectus should be read together with the information in the documents incorporated by reference.

     THIS PROXY STATEMENT/PROSPECTUS CONTAINS CERTAIN FORWARD LOOKING STATEMENTS WITH RESPECT TO THE FINANCIAL CONDITION, RESULTS OF OPERATIONS AND BUSINESS OF FIRST CITIZENS FOLLOWING THE CONSUMMATION OF THE PARENT MERGER. THESE FORWARD LOOKING STATEMENTS INVOLVE CERTAIN RISKS AND UNCERTAINTIES. FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD LOOKING STATEMENTS INCLUDE, AMONG OTHERS, THE FOLLOWING POSSIBILITIES:

     (1) Expected cost savings from the parent merger cannot be fully realized;

     (2) Deposit attrition, customer loss or revenue loss following the parent merger is greater than expected;

     (3) Competitive pressure in the banking industry increases significantly;

     (4) Changes in legislation occur that adversely impact the banking industry;

     (5) Costs or difficulties related to the integration of the businesses of First Citizens and FNB are greater than expected;

     (6) Changes occur in the interest rate environment which may reduce margins;

     (7) General economic conditions, either nationally or in the area in which First Citizens and FNB will be doing business, are less favorable than expected;

     (8) Adverse regulatory conditions are imposed in connection with governmental approvals of the merger; and

     (9) Acts of war or terrorism occur that result in restricted operations, unplanned down time, or other unanticipated adverse results.


     FURTHER INFORMATION ON OTHER FACTORS WHICH COULD AFFECT THE FINANCIAL RESULTS OF FIRST CITIZENS AFTER THE PARENT MERGER IS INCLUDED IN THE COMMISSION FILINGS INCORPORATED BY REFERENCE IN THIS DOCUMENT.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

     The following are some frequently asked questions. You should read this entire Proxy Statement/Prospectus, including the Risk Factors, for more information.

Q: WHY DO FNB AND FIRST CITIZENS WANT TO MERGE?

A: FNB believes that shareholder value will be enhanced and that its customers will benefit through an affiliation with First Citizens. First Citizens wants to expand its presence in the markets currently served by FNB and believes the parent merger will facilitate the natural expansion of its business.

Q: HOW WILL I BENEFIT?

A: The FNB Board of Directors believes that you will benefit by becoming a shareholder of a larger bank holding company that is publicly traded. The FNB Board of Directors also believes that you will benefit from receiving the opportunity for potential future appreciation of the First Citizens common shares that you receive in connection with the parent merger.

Q: WHAT WILL I RECEIVE IN EXCHANGE FOR MY FNB COMMON SHARES IN THE MERGER?

A: In the merger, each of your FNB common shares will be converted into the right to receive either 2.62 common shares, without par value, of First Citizens, cash in the amount of $72.00, or a combination of First Citizens common shares and cash.

Q: CAN I ELECT THE TYPE OF CONSIDERATION I WILL RECEIVE IN THE MERGER?

A: Yes. Subject to the allocation and proration procedures described in this Proxy Statement/Prospectus, you may elect to receive First Citizens common shares based upon an exchange ratio of 2.62 First Citizens common shares for each FNB common share, cash in the amount of $72.00 for each FNB common share, or a combination of First Citizens common shares, based upon the exchange ratio of 2.62, in exchange for sixty percent (60%) of your FNB common shares and cash, based upon the $72.00 cash exchange amount, in exchange for forty percent (40%) of your FNB common shares.

Under the terms of the merger agreement, no more than forty percent (40%) of the issued and outstanding FNB common shares may be converted into the cash consideration, and no more than sixty percent (60%) of the issued and outstanding FNB common shares may be converted into the stock consideration. Depending upon the elections of other FNB shareholders, it may become necessary to allocate the exchange ratio among the FNB shareholders in order to satisfy the 60% stock and 40% cash requirement. Accordingly, the consideration that you receive in the merger may be different than your election.

Q: HOW DO I ELECT THE FORM OF CONSIDERATION I WISH TO RECEIVE?

A: An election form and other appropriate transmittal materials will be mailed to you separately. The election materials will specify the manner in which they are to be completed, where they should be returned and the deadline for submitting the election materials.

Q: WHAT IF I DO NOT SUBMIT AN ELECTION FORM PRIOR TO THE ELECTION DEADLINE
   SPECIFIED IN THE ELECTION MATERIALS?

A: If the exchange agent does not receive a properly completed election form from you before the deadline specified in the election materials, then First Citizens or the exchange agent will determine whether your FNB common shares will be converted into the right to receive First Citizens common shares, cash, or a combination of First Citizens common shares and cash. If you have a particular preference as to the form of consideration to be received in the merger, you are encouraged to make an election.

Q: WILL I OWE ANY FEDERAL INCOME TAX AS A RESULT OF THE MERGER?

A: In general, for federal income tax purposes, you will not recognize any gain or loss with respect to the First Citizens common shares you receive as a result of the parent merger, but you will have a gain if you elect to receive cash for any portion of your FNB shares or if you receive cash as a result of an exercise of dissenters' rights, and with respect to any cash you receive in lieu of fractional First Citizens common shares.

Q: WHEN DO YOU EXPECT THE PARENT MERGER TO BE COMPLETED?

A: We plan to complete the transaction as soon as possible after the special meeting, assuming that the required shareholder approval is obtained. The parent merger is also subject to the approval of federal bank regulatory authorities and the satisfaction of other closing conditions. We expect the parent merger to be completed in October 2004.

Q: WHEN AND WHERE WILL THE SPECIAL MEETING TAKE PLACE?


A: The special meeting will be held at 2:00 p.m., local time, on September 8, 2004, at the main office of The First National Bank of Shelby, 60 West Main Street, Shelby, Ohio.


Q: WHAT VOTE IS REQUIRED FOR APPROVAL?

A: Adoption of the merger agreement and approval of the merger requires the affirmative vote of the holders of a majority of the outstanding FNB common shares.

Q: WHAT DO I NEED TO DO NOW?

A: Just mail your completed, signed and dated proxy card in the enclosed return envelope as soon as possible so that your FNB shares will be represented at the special meeting.

Q: WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREHOLDER OF RECORD AND
   AS A BENEFICIAL OWNER?

A: Many FNB shareholders hold their shares through a stockbroker, bank or other nominee, rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

SHAREHOLDER OF RECORD

     If your shares are registered directly in your name with FNB's transfer agent, you are considered the shareholder of record with respect to those shares, and these proxy materials are being sent directly to you by FNB. As a shareholder of record, you have the right to grant your proxy directly to FNB or to vote in person at the meeting. FNB has enclosed a proxy card for your use.

BENEFICIAL OWNER

     If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee on how to vote and are also invited to attend the special meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the special meeting. Your broker or nominee has enclosed a voting instruction card for your use.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY
   SHARES FOR ME?

A: Your broker will vote your FNB shares only if you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares.

Q: MAY I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: Yes. You can change your vote at any time before your proxy is voted at the special meeting. If you are the record holder of the FNB common shares, you can do this in three ways. First, you can send FNB a written statement that you would like to revoke your proxy, but the written notice must be received before the date of the special meeting. Second, you can send FNB a new signed and later-dated proxy card, provided such proxy card is received before the date of the special meeting. Third, you can attend the special meeting and vote in person. However, your attendance alone will not revoke your proxy.

For shares you hold beneficially, but not as a record holder, you may change your vote only by submitting new voting instructions to your broker or nominee.

Q: HOW CAN I VOTE MY SHARES IN PERSON AT THE SPECIAL MEETING?

A: Shares held directly in your name as the shareholder of record may be voted in person at the special meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification.

Q: HOW WILL MY SHARES BE VOTED IF I RETURN A BLANK PROXY CARD?

A: If you are the record holder of the shares and you sign and send in your proxy and do not indicate how you want to vote, your proxy will be counted as a vote in favor of the adoption of the merger agreement and approval of the merger.

Q: WHAT WILL BE THE EFFECT IF I DO NOT VOTE?

A: Not voting will have the same effect as voting against the parent merger.

Q: IF I DO NOT FAVOR THE TRANSACTION, WHAT ARE MY RIGHTS?


A: If you are a shareholder of FNB as of the August 2, 2004 record date and you do not vote in favor of the merger agreement, you will have the right under
Section 1701.85 of the Ohio Revised Code to demand the fair cash value for your common shares of FNB. The right to make this demand is known as "dissenters' rights." To perfect your dissenters' rights, you must deliver to FNB a written demand for payment of the fair cash value of your shares and otherwise comply strictly with all of the requirements of Section 1701.85. You must state in your notice the amount that, in your opinion, is the fair cash value of your common shares. Your written demand must be delivered to FNB not later than ten days after the FNB special meeting scheduled for September 8, 2004. For additional information on your dissenters' rights, see the section of this document entitled "Rights of Dissenting FNB Shareholders."


Q: SHOULD I SEND IN MY STOCK CERTIFICATE NOW?

A: No. If the parent merger is completed, FNB shareholders will receive written instructions for exchanging their share certificates.

Q: WHERE WILL MY FIRST CITIZENS COMMON SHARES BE LISTED?

A: First Citizens will apply to have the common shares of First Citizens to be issued in the parent merger approved for quotation on the Nasdaq SmallCap Market. First Citizens common shares currently trade on the Nasdaq SmallCap Market under the symbol "FCZA."

Q: WHO CAN ANSWER MY QUESTIONS ABOUT THE PARENT MERGER?


A: If you have more questions about the merger, please call George Williams at
(419) 342-4010.

                                    SUMMARY


     This summary is necessarily general and abbreviated and has been prepared to assist the shareholders of FNB in their review of the Proxy Statement/Prospectus. The summary is not intended to be a complete explanation of the matters covered in the Proxy Statement/Prospectus and is qualified in all respects by reference to the more detailed information contained in the Proxy Statement/Prospectus and the Appendices attached to this document, which the shareholders of FNB are urged to read carefully.


                                  THE PARTIES

FIRST CITIZENS BANC CORP.....
  (see page 48)                First Citizens is a bank holding company
                               organized and existing under the laws of the State of Ohio and registered with the Board of Governors of the Federal Reserve System pursuant to the Bank Holding Company Act of 1956, as amended. First Citizens has two wholly-owned banking subsidiaries: The Citizens Banking
                               Company, a commercial bank organized and existing under the laws of the State of Ohio, and The
                               Farmers State Bank, a commercial bank organized and existing under the laws of the State of Ohio.
                               In addition, First Citizens has six wholly-owned nonbank subsidiaries which provide services related to its primary business: SCC Resources, Inc., a data processing services company; R.A.
                               Reynolds Appraisal Services, Inc., a real estate appraisal services company; Mr. Money Finance
                               Company, a consumer-lending company; First
                               Citizens Title Insurance Agency, Inc., a real estate title company; First Citizens Insurance
                               Agency, Inc., an Ohio corporation which provides insurance products; and Water Street Properties, Inc., an Ohio corporation which holds properties repossessed by First Citizens' subsidiaries. As of March 31, 2004 and December 31, 2003, First
                               Citizens had total consolidated assets of approximately $635.9 million and $636.4 million and total shareholders' equity of approximately
                               $69.0 million and $69.1 million, respectively.

                               First Citizens' primary business is incidental to its two operating bank subsidiaries, The Citizens Banking Company and The Farmers State Bank. Located in Erie, Crawford, Huron, Union, Marion, Richland and Ottawa Counties, Ohio, The Citizens Banking Company and The Farmers State Bank conduct a general banking business that involves collecting customer deposits, making loans, purchasing securities, and providing trust services. Commercial banking accounts for substantially all of the revenue, operating income and assets of First Citizens. First Citizens common shares are listed on the Nasdaq SmallCap Market under the symbol "FCZA." For the year ended December 31, 2003, First Citizens' return on average assets and return on average equity was 0.87% and 7.82%, respectively. For the three months ended March 31, 2004, First Citizens' annualized return on average assets and return on average equity was 0.74% and 6.78%, respectively. First Citizens' principal executive offices are located at 100 East Water Street, Sandusky, Ohio 44870. The telephone number of First Citizens' executive offices is (419) 625-4121.

FNB FINANCIAL CORPORATION....
  (see page 52)                FNB is a bank holding company organized and
                               existing under the laws of the State of Ohio with its principal office located in Shelby, Ohio. FNB owns all of the outstanding shares of The First
                               National Bank of Shelby, Shelby, Ohio, a national bank formed in 1872. The First National Bank of
                               Shelby provides a full range of banking services, including checking and savings accounts;
                               certificates of deposit;

                               individual retirement accounts; commercial, real estate, consumer and agricultural loans; and safe deposit boxes. As of March 31, 2004 and December 31, 2003, FNB had total assets of approximately $211 million and $215 million and total shareholders' equity of approximately $25 million and $26 million, respectively. FNB's principal executive offices are located at 60 West Main Street, Shelby, Ohio 44875. The telephone number of FNB's executive offices is (419) 342-4010.

                 INFORMATION CONCERNING THE FNB SPECIAL MEETING


GENERAL......................
  (see page 17)                The FNB special meeting will be held at the main
                               office of The First National Bank of Shelby, 60
                               West Main Street, Shelby, Ohio 44875 on September
                               8, 2004 at 2:00 p.m., local time.



                               The purpose of the FNB special meeting is to consider and vote upon the adoption of the merger agreement and the approval of the parent merger of FNB with and into First Citizens on the terms described in this Proxy Statement/Prospectus. A copy of the merger agreement is attached to this Proxy Statement/Prospectus as Appendix A and is incorporated in this Proxy Statement/Prospectus by reference.


SOLICITATION AND VOTING OF
PROXIES......................
  (see pages 17-18)

                               All shareholders of record of FNB on August 2, 2004 will be entitled to notice of and to vote at the FNB special meeting. The affirmative vote, in person or by proxy, of the holders of a majority of the issued and outstanding FNB common shares is required for adoption of the merger agreement and approval of the parent merger.



                               Certain directors of FNB, who owned, as of the August 2, 2004 record date, 27,787 FNB common shares (approximately 5.56% of the total number of outstanding FNB common shares at such date), have agreed to vote such shares in favor of the adoption of the merger agreement and the approval of the parent merger pursuant to the Voting Agreement with First Citizens dated March 3, 2004.


RISK FACTORS.................
  (see pages 13-14)            There are several risks associated with an
                               investment in First Citizens common shares, represented by the adoption of the merger agreement and the approval of the parent merger, including a fluctuation in the market value of the First Citizens common shares to be issued in the parent merger and the potential that First
                               Citizens may not realize all of the anticipated benefits of the parent merger. See "RISK
                               FACTORS."

                                PROPOSED MERGER

EXCHANGE OF FNB
  COMMON SHARES..............
  (see page 22)

                               Upon consummation of the parent merger, each FNB shareholder who does not exercise his or her right to become a dissenting shareholder will have the right to receive either:



                               - 2.62 First Citizens common shares for each FNB
                                 common share exchanged;



                               - cash in the amount of $72.00 for each FNB
                                 common share; or



                               - a combination of such First Citizens common
                                 shares and cash,
                               upon the terms and subject to the conditions set forth in the merger agreement. Subject to adjustment for cash paid in lieu of fractional shares, the total consideration payable by First Citizens to FNB shareholders in connection with the parent merger will not exceed 786,000 First Citizens common shares and cash in the amount of $14,400,000.


                               The form of merger consideration that you ultimately receive will depend upon the election, allocation and proration procedures set forth in the merger agreement, and the elections of other FNB shareholders. Accordingly, no guaranty can be given that your choice will be honored.


                               For a complete description of the consideration to be received by FNB shareholders, see "PROPOSED MERGER -- Exchange of FNB Common Shares."

BACKGROUND AND REASONS FOR
THE MERGER...................
  (see pages 19-22)            First Citizens. First Citizens' Board of
                               Directors has concluded that the parent merger is fair to and in the best interests of the First
                               Citizens shareholders because, among other things:

                               - the parent merger will facilitate the natural
                                 and logical expansion of First Citizens' business within the three contiguous counties of Huron, Crawford, and Richland;

                               - First Citizens' philosophies toward community
                                 banking, its emphasis on customer service and strong ongoing commitment to each community it serves are consistent with FNB's management philosophies and its long-standing reputation of customer service and community involvement;

                               - FNB's current products and services are similar
                                 to and, in many respects, complement products and services offered by First Citizens and its banking subsidiaries;

                               - each of First Citizens and FNB will have the
                                 opportunity to expand their commercial loan portfolios;

                               - First Citizens believes it will be able to
                                 increase non-interest revenues through the expansion of certain insurance, finance, securities brokerage, trust products, and other traditional banking products, which are not currently offered to FNB customers;

                               - the parent merger will potentially improve the
                                 trading market for and increase the liquidity of First Citizens common shares due to the additional issuance of First Citizens common shares; and

                               - First Citizens believes that the transaction
                                 will be accretive to the earnings of First
                                 Citizens.

                               First Citizens' Board of Directors did not assign any particular weight to each of the factors considered. See "PROPOSED MERGER -- First Citizens Background and Reasons for the Merger."

                               FNB. FNB's Board of Directors has concluded that the parent merger is fair to and in the best interests of FNB and its shareholders. Following a strategic planning process and consideration of all available strategic alternatives, the FNB Board concluded that the parent merger of FNB with and into First Citizens would provide greater value to shareholders of FNB than the future shareholder value projected for FNB as an independent entity. In reaching this conclusion, the FNB Board considered, among other factors:

                               - The projected short-term and long-term
                                 financial performance of FNB;

                               - The expense associated with attracting and
                                 retaining a new management team and complying with the other requirements imposed by the Office of the Comptroller of the Currency, and the impact of such expense on the future profitability of FNB;

                               - The increased competition among providers of
                                 financial products and services and the trend toward consolidation of financial institutions in general;

                               - Local economic conditions and trends; and

                               - The relatively small size of FNB in an
                                 increasingly competitive market.

                               See "PROPOSED MERGER -- FNB Background and
                               Reasons for the Merger."


FAIRNESS OPINION.............  Friedman Billings Ramsey has rendered a written
(see pages 26-31)              opinion to FNB's Board of Directors as of the
                               date of this Proxy Statement/Prospectus that the consideration to be received by the shareholders of FNB in the parent merger is fair, from a financial point of view, to the shareholders of FNB as of such date. For additional information, see "PROPOSED MERGER -- Fairness Opinion of
                               Friedman Billings Ramsey." The opinion of
                               Friedman Billings Ramsey is attached as Appendix
                               C to this Proxy Statement/Prospectus. FNB shareholders are urged to read such opinion in its entirety for a description of the procedures followed and matters considered by Friedman
                               Billings Ramsey.



INTEREST OF MANAGEMENT IN THE
  MERGER.....................  First Citizens will recommend to the Nominating
(see pages 32-33)              Committee of the First Citizens Board that it
                               nominate for election to the First Citizens Board one (1) member of FNB's Board to be recommended by FNB and to be selected by First Citizens. At the effective time of the parent merger, the new director will be designated to fill a vacancy on the First Citizens Board. At the effective time of the subsidiary merger of The First National
                               Bank of Shelby with and into The Farmers State
                               Bank, those non-employee members of the FNB Board who desire to do so will be appointed to serve on the Board of Directors of The Farmers State Bank.


                               First Citizens will indemnify each person who served as a director or officer of FNB or The First National Bank of Shelby on or before the effective time to the fullest extent permitted pursuant to the FNB Articles of Incorporation, the FNB Code of Regulations, the articles of association and bylaws of The First National Bank of Shelby, and applicable provisions of Ohio and federal law from and against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement in connection with any action, suit, claim or proceeding threatened, filed, pending or completed during the three-year period after the effective time, by reason of the fact that such person was a director or officer of FNB or The First National Bank of Shelby. The individual making the request for indemnification, however, must provide First Citizens with written notice of any such action, suit, claim or proceeding. First Citizens will also purchase directors' and officers' liability insurance for a period of three years from the effective date under commercially reasonable terms for such insurance and at a price not to exceed 125% of the current premium for the directors' and officers' liability insurance policy for directors and officers of FNB or The First National Bank of Shelby that serves to reimburse the present and former officers and directors of FNB or The First National Bank of Shelby (determined at the effective time) with respect to claims against them arising from facts or events which occurred before the effective time. See "PROPOSED MERGER -- Interest of Management in the Merger."


RECOMMENDATION OF THE FNB
  BOARD OF DIRECTORS.... (see
  page 22)
                               The FNB Board of Directors has unanimously approved the merger agreement and believes that the parent merger is fair to and in the best interests of the FNB shareholders. The FNB Board of Directors recommends that FNB's shareholders adopt the merger agreement and approve the parent merger. See "PROPOSED MERGER -- Recommendation of the FNB Board of Directors."


DISSENTERS' RIGHTS...... (see
page 33) You may exercise your right to become a dissenting shareholder to the extent, and in strict compliance with the procedure, specified in Sections 1701.84 and 1701.85 of the Ohio Revised Code. IF YOU WANT TO EXERCISE YOUR DISSENTERS' RIGHTS, YOU MUST NOT VOTE IN FAVOR OF THE MERGER AGREEMENT AT FNB'S SPECIAL MEETING AND MUST SEND WRITTEN DEMAND FOR PAYMENT FOR YOUR FNB COMMON SHARES WITHIN TEN DAYS AFTER THE FNB SPECIAL MEETING. See "PROPOSED MERGER -- Rights of Dissenting Shareholders" and the text of Sections 1701.84 and 1701.85 of the Ohio Revised Code attached to this Proxy Statement/Prospectus as Appendix B.


REGULATORY APPROVALS.... (see
  page 35) First Citizens has filed the applications necessary to obtain the approval for the parent merger from the Federal Reserve Board and the Federal Deposit Insurance Corporation and to obtain the approval of the subsidiary merger from the Ohio Division of Financial Institutions. The parent merger may not be consummated for up to thirty (30) days after approval by the Federal Reserve Board, during which time an action may be brought by the United States Department of Justice challenging the parent merger on antitrust grounds. Neither First Citizens nor FNB has any reason to believe the parent merger will be challenged on antitrust grounds.

FEDERAL INCOME TAX
CONSEQUENCES OF THE MERGER...
  (see pages 33-
  35)

                               We intend that the parent merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and that, accordingly, for federal income tax purposes no gain or loss will be recognized by FNB or First Citizens as a result of the parent merger. The obligation of FNB and First Citizens to consummate the parent merger is conditioned on the receipt by FNB of an opinion of its counsel, Vorys, Sater, Seymour and Pease LLP, dated as of the closing date of the parent merger, substantially to the effect that:



                               - the parent merger will constitute a tax free
                                 reorganization; and



                               - no gain or loss will be recognized by the FNB
                                 shareholders upon the receipt solely of First Citizens common shares in exchange for FNB common shares, except with respect to any cash received for any or all shares or in lieu of a fractional share interest in First Citizens common shares.


                               FNB shareholders who exercise dissenters' rights and receive cash for their FNB common shares will be treated as having received a distribution in redemption of their shares, which will result in such shareholders recognizing income for federal income tax purposes.

                               All FNB shareholders should read carefully the description under "PROPOSED MERGER -- Federal Income Tax Consequences of the Merger," and should consult their own tax advisors concerning these matters.

CONDITIONS; TERMINATION......
(see

  pages 37-40)                 Completion of the parent merger is contingent
                               upon the adoption of the merger agreement by the shareholders of FNB, the receipt of approvals of certain regulatory authorities and the satisfaction or waiver of certain other conditions described in this Proxy
                               Statement/Prospectus. The merger agreement may be terminated and the parent merger abandoned:



                               - by mutual agreement of First Citizens and FNB;



                               - by First Citizens or FNB in the event of a
                                 breach of the merger agreement by the other party;



                               - by First Citizens or FNB in the event the
                                 parent merger is not consummated by October 31, 2004;



                               - by First Citizens or FNB if the approval of any
                                 governmental authority required for
                                 consummation of the parent merger is denied or the FNB shareholders fail to adopt the merger agreement;



                               - by First Citizens if the 2003 audited financial
                                 statements of FNB fail to meet certain
                                 conditions and have had, constitute or are reasonably likely to have a material adverse effect on FNB or any of its subsidiaries; and



                               - by FNB, if FNB executes an agreement in
                                 connection with, or closes, a business
                                 combination with a party other than First
                                 Citizens in accordance with the terms of the merger agreement.


                               In addition, if the market price of First
                               Citizens common shares falls below $21.50 per share during a measuring period prior to the closing, First Citizens will have the right to increase the number of First Citizens common shares to be received by FNB shareholders in the merger to offset the amount by which the market price is below $21.50. If First Citizens chooses not to make such an adjustment, FNB's directors will have the right to terminate the merger agreement and abandon the transaction. There is no assurance, however, that the FNB directors will exercise such right. If the market price of First Citizens common shares falls below $21.50 during the measuring period prior to the closing, the FNB directors will evaluate the circumstances and, in the exercise of their fiduciary duties, determine whether to terminate the merger agreement. The FNB Board of Directors may, without the approval of the FNB shareholders, waive the right to terminate the merger agreement and proceed with the parent merger even if the market price of First Citizens common shares falls below $21.50 during the applicable period.

                               Because the total number of First Citizens common shares to be issued in the parent merger is fixed and the market price of First Citizens common shares will fluctuate, FNB shareholders cannot be sure of the market value of the First Citizens common shares they will receive in the parent merger. FNB shareholders should obtain current price quotations for the First Citizens common shares before casting their votes regarding the parent merger. FNB shareholders may obtain current stock quotations for First Citizens common shares, listed under the symbol "FCZA," from newspapers, the Internet or stockbrokers.

                               See "PROPOSED MERGER -- Other Provisions of the Merger Agreement."

MANAGEMENT AFTER THE
MERGER.......................

..                              Upon completion of the parent merger, FNB will be
                               merged with and into First Citizens, with First Citizens as the surviving corporation. At the effective time, the Board of Directors of First Citizens will consist of all of the persons who were directors of First Citizens immediately prior to the effective time, plus one member of the FNB Board of Directors recommended by FNB and selected by First Citizens. See "PROPOSED
                               MERGER -- Operations of FNB After the Merger."


  (see page 40)

COMPARATIVE RIGHTS OF
  FNB SHAREHOLDERS...... (see
  pages 43-44)                 The rights of First Citizens shareholders and FNB
                               shareholders, while similar in many respects, also differ in some respects. For a description of the relative rights of the First Citizens shareholders and FNB shareholders, see
                               "COMPARATIVE RIGHTS OF FNB SHAREHOLDERS." First
                               Citizens' Articles of Incorporation include provisions governing certain business combinations involving First Citizens. For a description of these provisions, see "DESCRIPTION
                               OF FIRST CITIZENS COMMON SHARES -- Provisions
                               Relating to Business Combinations."

                                  RISK FACTORS

     In considering whether to adopt the merger agreement and to approve the parent merger, the shareholders of FNB should consider, in addition to the other information contained in this document, the following matters.

FLUCTUATION IN THE MARKET PRICE OF FIRST CITIZENS COMMON SHARES WILL AFFECT THE VALUE OF THE MERGER CONSIDERATION RECEIVED IN THE PARENT MERGER.

     If the parent merger closes, each outstanding FNB common share will be cancelled on the day of the closing in exchange for either (i) 2.62 First Citizens common shares; (ii) cash in the amount of $72.00 for each FNB common share; or (iii) a combination of First Citizens common shares and cash.


     The value of the total consideration which FNB shareholders will receive on the day of the closing in exchange for each FNB common share will depend on the market value of First Citizens common shares on the Nasdaq SmallCap Market on the day of the closing. On March 3, 2004, the last trading day before the announcement of the execution of the merger agreement, and on August 3, 2004, the last trading day before the printing and mailing of this Proxy Statement/Prospectus, the closing price of First Citizens common shares on the Nasdaq SmallCap Market was $26.80 and $22.70, respectively, and the value of
2.62 First Citizens common shares was $70.21 and $59.47, respectively.


     On the day the parent merger closes, the market price of First Citizens common shares may be higher or lower than the market price on the date the merger agreement was signed, on the date this document was mailed to FNB shareholders or on the date of the FNB special meeting. Therefore, an FNB shareholder cannot be assured of receiving any specific market value of First Citizens common shares on the date of the closing of the parent merger. FNB shareholders should determine the market price of First Citizens common shares on the Nasdaq SmallCap Market prior to making a voting decision regarding the parent merger. If the average closing price per share of First Citizens common shares for the twenty trading days ending five trading days before the closing falls below $21.50, then First Citizens will have the right to increase the number of FNB common shares to be received by FNB shareholders in the merger to offset the amount by which the average closing price is below $21.50. If First Citizens chooses not to make this adjustment, FNB's directors will have the right to terminate the merger agreement and abandon the transaction. There is no assurance, however, that the FNB Board of Directors will exercise such power by terminating the merger agreement. If the average closing price falls below $21.50, the FNB Board of Directors will evaluate the circumstances existing at the time and, in the exercise of the directors' fiduciary duties, determine whether a termination is in the best interest of FNB shareholders. FNB shareholders should refer to "PROPOSED MERGER -- Other Provisions of the Merger Agreement" for more information about the value of the consideration an FNB shareholder will receive in the parent merger.

FIRST CITIZENS MAY NOT BE ABLE TO MANAGE ITS GROWTH SUCCESSFULLY BY INTEGRATING THE OPERATIONS OF FNB AND THE FIRST NATIONAL BANK OF SHELBY.

     The earnings, financial condition and prospects of First Citizens after the parent merger will depend in part on First Citizens' ability to integrate successfully the operations of FNB and The First National Bank of Shelby and to continue to implement its own business plan. Among the issues which First Citizens could face are:

     - unexpected problems with risks, operations, personnel, technology or credit;

     - loss of customers and employees of FNB and/or The First National Bank of Shelby;

     - difficulty in working with FNB's and/or The First National Bank of Shelby's employees and customers;

     - the assimilation of new operations, sites and personnel could divert resources from regular banking operations; and

     - institution and maintenance of uniform standards, controls, procedures and policies.

     Furthermore, although First Citizens' Board of Directors anticipates that there will be cost savings as a result of the merger, First Citizens may be unable to fully realize some of the potential cost savings expected. Finally, some of the cost savings initially realized may be offset by initial losses in revenues or other charges to earnings.

CHANGING ECONOMIC CONDITIONS AND THE GEOGRAPHIC CONCENTRATION OF FIRST CITIZENS' MARKETS MAY UNFAVORABLY IMPACT FIRST CITIZENS.

     The operations of First Citizens and FNB are concentrated in seven counties in North Central Ohio. As a result of this geographic concentration in contiguous markets, First Citizens' and FNB's results depend largely upon economic conditions in these market areas. A deterioration in economic conditions in one or more of these markets could result in one or more of the following:

     - an increase in loan delinquencies;

     - an increase in problem assets and foreclosures;

     - a decrease in the demand for First Citizens' products and services; and

     - a decrease in the value of collateral for loans, especially real estate, in turn reducing customers' borrowing power, the value of assets associated with problem loans and collateral coverage.

FIRST CITIZENS MAY BE UNABLE TO MANAGE INTEREST RATE RISKS, WHICH COULD REDUCE ITS NET INTEREST INCOME.

     First Citizens' results of operations are affected principally by net interest income, which is the difference between interest earned on loans and investments and interest expense paid on deposits and other borrowings. First Citizens cannot predict or control changes in interest rates. Regional and local economic conditions and the policies of regulatory authorities, including monetary policies of the Board of Governors of the Federal Reserve System, affect interest income and interest expense. First Citizens has ongoing policies and procedures designed to manage the risks from changes in market interest rates. However, changes in interest rates can still have a material adverse effect on First Citizens' profitability.

     In addition, certain assets and liabilities may react in different degrees to changes in market interest rates. For example, interest rates on some types of assets and liabilities may fluctuate prior to changes in broader market interest rates, while interest rates on other types may lag behind. Some of First Citizens' assets, such as adjustable rate mortgages, have features that restrict changes in their interest rates, including rate caps.

     Interest rates are highly sensitive to many factors that are beyond First Citizens' control. Some of these factors include:

     - inflation;

     - recession;

     - unemployment;

     - money supply;

     - international disorders; and

     - instability in domestic and foreign financial markets.

Changes in interest rates may affect the level of voluntary prepayments on First Citizens' loans and may also affect the level of financing or refinancing by customers. Although First Citizens pursues an asset-liability management strategy designed to control its risk from changes in market interest rates, changes in interest rates can still have a material adverse effect on its profitability.

                    PRO FORMA SELECTED FINANCIAL INFORMATION

     The table below sets forth selected pro forma combined consolidated financial information for First Citizens and FNB as of March 31, 2004 and for the three months ended March 31, 2004 and the year ended December 31, 2003. This information is derived from and should be read in conjunction with the historical financial statements of First Citizens and FNB that are incorporated by reference or appear elsewhere in this Proxy Statement/ Prospectus, and with the pro forma condensed combined consolidated financial statements of First Citizens, which give effect to the parent merger and which appear in this Proxy Statement/Prospectus under the caption "PRO FORMA FINANCIAL INFORMATION." The pro forma condensed combined consolidated financial information has been prepared to reflect First Citizens' acquisition of FNB as if the acquisition had occurred on March 31, 2004 with respect to the balance sheet and as of January 1, 2004 with respect to each of the income statements, and has been prepared based on the use of the purchase method of accounting, assuming that 786,000 First Citizens common shares will be issued, cash in the amount of $14,400,000 will be distributed, and that no FNB shareholders will dissent. This information will vary if any FNB shareholders exercise dissenters' rights with respect to the parent merger. For a discussion of the purchase method of accounting, see "PROPOSED MERGER -- Accounting Treatment" and "PROPOSED MERGER -- Other Provisions of the Merger Agreement."

PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET

                                                               AT MARCH 31, 2004
                                                                (IN THOUSANDS)
                                                               -----------------
Total assets................................................       $853,311
Loans.......................................................        568,000
Deposits....................................................        676,050
Borrowings..................................................         81,708
Total shareholders' equity..................................         90,036

PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENTS OF INCOME

                                                          FOR THE THREE MONTHS     FOR THE YEAR ENDED
                                                          ENDED MARCH 31, 2004      DECEMBER 31, 2003
                                                          (IN THOUSANDS, EXCEPT   (IN THOUSANDS, EXCEPT
                                                             PER SHARE DATA)         PER SHARE DATA)
                                                          ---------------------   ---------------------
Net interest income.....................................         $7,560                  $32,580
Provision for loan losses...............................          1,615                    8,744
Non-interest income.....................................          1,936                    8,699
Non-interest expense....................................          7,386                   30,823
Net Income..............................................            371                    1,626
Earnings per share
  Basic.................................................         $ 0.06                  $  0.28
  Diluted...............................................         $ 0.06                  $  0.28

                           COMPARATIVE PER SHARE DATA

     The following table sets forth First Citizens' and FNB's historical per share data and pro forma combined per share data. The information is based on the historical financial statements of First Citizens and FNB. The pro forma data do not purport to be indicative of the results of future operations or the actual results that would have occurred had the parent merger been consummated at the beginning of the periods presented. The pro forma data give effect to the parent merger and are based on numerous assumptions and estimates. Anticipated cost savings are not reflected in the pro forma data. The pro forma data are included as required by the rules of the SEC and are provided for comparative purposes only. The pro forma combined per share data and FNB equivalent per share data are prepared assuming 786,000 First Citizens common shares will be issued based on the exchange ratio of 2.62. See "PROPOSED MERGER -- Exchange of FNB Common Shares."

                                                              AT OR FOR THE
                                                               THREE MONTHS      AT OR FOR THE
                                                                  ENDED           YEAR ENDED
                                                              MARCH 31, 2004   DECEMBER 31, 2003
                                                              --------------   -----------------
Basic earnings (loss) per share
  First Citizens............................................      $ 0.23            $ 1.11
  FNB.......................................................       (0.99)            (5.53)
  Consolidated pro forma....................................        0.06              0.28
  FNB equivalent pro forma (1)..............................        0.16              0.73
Diluted earnings (loss) per share
  First Citizens............................................      $ 0.23            $ 1.10
  FNB.......................................................       (0.99)            (5.53)
  Consolidated pro forma....................................        0.06              0.28
  FNB equivalent pro forma (1)..............................        0.16              0.73
Cash dividends declared per share
  First Citizens............................................      $ 0.27            $ 1.30
  FNB.......................................................        0.20              1.60
  Consolidated pro forma (2)................................        0.27              1.30
  FNB equivalent pro forma (1)..............................        0.71              3.41
Book value per share at period end
  First Citizens............................................      $13.70            $13.73
  FNB.......................................................       51.25             52.14
  Consolidated pro forma....................................       15.47             15.60
  FNB equivalent pro forma (1)..............................       40.53             40.87

---------------

(1) FNB equivalent pro forma amounts for basic earnings per share, diluted earnings per share, cash dividends, book value per share, and tangible book value per share have been computed by multiplying the respective consolidated pro forma amounts by the exchange ratio of 2.62.

(2) Consolidated pro forma cash dividends declared per share represent the historical cash dividends declared by First Citizens and assumes no changes will occur.

                                                              MARCH 31, 2004   DECEMBER 31, 2003
                                                              --------------   -----------------
Combined equity before pro forma adjustments................    $   94,300        $   95,051
Pro forma adjustments.......................................        (4,264)           (4,264)
                                                                ----------        ----------
Pro forma combined equity...................................    $   90,036        $   90,787
FCBC shares outstanding.....................................     5,033,203         5,033,203
Assumed to be issued in merger*.............................       786,000           786,000
                                                                ----------        ----------
Total shares................................................     5,819,203         5,819,203
Book value per share........................................    $    15.47        $    15.60

                         COMPARATIVE MARKET VALUE DATA

     First Citizens common shares are listed on the Nasdaq SmallCap Market under the symbol "FCZA." FNB common shares are traded on the over the counter market under the symbol "FSHO." The information presented in the following table reflects the last reported sale price for First Citizens on March 2, 2004, the last trading day preceding execution of the merger agreement; the sale price for FNB common shares in the most recent transaction occurring prior to March 3, 2004, of which FNB's management is aware; and the equivalent per share basis of FNB. The equivalent per share basis has been calculated by multiplying the last reported sale price on such date by the exchange ratio of 2.62. The market value of the consideration to be received by the FNB shareholders will depend on the market value of a share of First Citizens common shares at the time of closing. No assurance can be given as to what the market price of First Citizens common shares will be if and when the parent merger is consummated. See also "INFORMATION WITH RESPECT TO FIRST CITIZENS -- Market Price of First Citizens Common Shares" and "INFORMATION WITH RESPECT TO FNB -- Market Price and Dividends on FNB Common Shares."

             FIRST CITIZENS BANC CORP AND FNB FINANCIAL CORPORATION
                            COMPARATIVE MARKET VALUE
                                 MARCH 2, 2004

                                                                                    FNB
                                                                                 EQUIVALENT
                                                                                 PER SHARE
                                                       FIRST CITIZENS    FNB       BASIS
                                                       --------------   ------   ----------
Common Shares........................................      $26.98(1)    $67.00(2)   $70.69

---------------

(1) Based on the closing price of First Citizens common shares on March 2, 2004, as listed on the Nasdaq SmallCap Market.

(2) Based on the last trade of FNB common shares prior to March 3, 2004, as reported by the over the counter bulletin board.

                 INFORMATION CONCERNING THE FNB SPECIAL MEETING

GENERAL


     This Proxy Statement/Prospectus is being furnished to holders of FNB common shares as part of the solicitation of proxies by the FNB Board of Directors for use at the FNB special meeting to be held on September 8, 2004 at 2:00 p.m., at the main office of The First National Bank of Shelby, 60 West Main Street, Shelby, Ohio, including any adjournments or reschedulings thereof. This Proxy Statement/Prospectus and the accompanying Proxy Card are first being mailed to shareholders of FNB on or about August 6, 2004.



     The purpose of the FNB special meeting is to consider and vote upon the proposal to adopt the merger agreement and to approve the parent merger, and to consider such other business incident to the conduct of the FNB special meeting as may properly come before the FNB special meeting and any adjournment or postponement of the FNB special meeting.


     Completion of the parent merger is subject to the satisfaction or waiver of a number of conditions, including the receipt of required regulatory and shareholder approvals. (See "PROPOSED MERGER -- Regulatory Approvals" and "PROPOSED MERGER -- Other Provisions of the merger agreement.")

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES


     The FNB Board has fixed the close of business on August 2, 2004 as the record date for the determination of the shareholders of FNB entitled to notice of and to vote at the FNB special meeting. Only holders of record of FNB common shares at the close of business on the FNB record date will be entitled to vote on each matter properly presented at the FNB special meeting. As of the August 2, 2004 record date, 500,000 FNB common shares were issued and outstanding. Votes may be cast in person or by proxy, and each FNB common share entitles its holder to one vote. Pursuant to the FNB Code of Regulations, the holders of a majority of the issued and outstanding FNB common shares entitled to vote at the special meeting must be present, in person or by proxy, to constitute a quorum for the transaction of business at the FNB special meeting. A majority of the FNB common shares present at the FNB special meeting, in person or by proxy, may vote to adjourn the FNB special meeting from time to time without further notice, including for the purpose of soliciting additional proxies. Under the FNB Articles of Incorporation, the affirmative vote of the holders of at least a majority of the total number of outstanding FNB common shares entitled to vote at the FNB special meeting is required to adopt the merger agreement and to approve the parent merger. An abstention would thus have the same effect as a vote against the adoption of the merger agreement and the approval of the parent merger.

     Only shareholders of record on the FNB record date are eligible to give their proxies. Therefore, shareholders owning shares held in the name of a brokerage firm, bank, or other institution should sign, date and return their proxy cards to such brokerage firm, bank or other institution in the envelope provided by that firm. In addition, under the rules of the self-regulatory organizations of which brokers are members, brokers who hold shares in street name for customers who are the beneficial owners of such shares are prohibited from giving a proxy to vote shares held for such customers on the adoption of the merger agreement and the approval of the parent merger without specific instructions from such customers. Given that the Ohio Revised Code requires the affirmative vote of the holders of a majority of the outstanding FNB common shares entitled to vote at the FNB special meeting to adopt the merger agreement and to approve the parent merger, the failure of such customers to provide specific instructions with respect to their FNB common shares to their broker will have the effect of a vote against the adoption of the merger agreement and the approval of the parent merger. Failure to return a properly executed proxy card or to vote at the FNB special meeting will have the same effect as a vote against the adoption of the merger agreement and approval of the parent merger.

     Proxies in the accompanying form which are properly executed and returned to FNB will be voted at the FNB special meeting in accordance with the shareholders' instructions contained in such proxies and, at the discretion of Thomas A. Depler or Ronald A. Distl, on such other matters as may properly come before the meeting. If a shareholder returns a proxy card that is signed, dated and not marked, that shareholder will be deemed to have voted for the adoption of the merger agreement and approval of the parent merger. An executed proxy may be revoked at any time prior to its exercise by submitting another proxy with a later date, by appearing in person at the FNB special meeting and advising the Secretary of the shareholder's intent to vote the shares or by sending a written, signed and dated revocation which clearly identifies the proxy being revoked to the principal executive offices of FNB at 60 West Main Street, P.O. Box 151, Shelby, Ohio, 44875 Attention: Lois Bartelheim, Secretary. A revocation may be in any written form validly signed by the record holder as long as it clearly states that the proxy previously given is no longer effective. In addition, shareholders whose FNB common shares are not registered in their own name will need additional documentation from the record holder of such shares to vote in person at the FNB special meeting.

     Proxies may be solicited by mail, telephone, telegraph, telex, telecopier and advertisement and in person. Solicitation may be made in the same manner by directors, officers and other representatives of FNB who will not be specially compensated for such activities, but who may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.

     Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward the solicitation materials to the beneficial owners of FNB common shares for which they hold of record, and FNB will reimburse them for their reasonable out-of-pocket expenses.

     The expenses related to the proxy solicitation for the FNB special meeting will be borne by FNB, except that the cost of printing and mailing this Proxy Statement/Prospectus will be shared by FNB and First Citizens.

                                PROPOSED MERGER

     The following description of certain aspects of the parent merger does not purport to be complete and is qualified in its entirety by reference to the merger agreement which is set forth in Appendix A attached to and incorporated by reference in this Proxy Statement/Prospectus. WE URGE YOU TO READ THE MERGER AGREEMENT IN ITS ENTIRETY.


FIRST CITIZENS BACKGROUND AND REASONS FOR THE MERGER

     The First Citizens Board has concluded that the parent merger is in the best interests of First Citizens' shareholders. In reaching this determination, the First Citizens Board consulted with management, as well as its financial and legal advisors, and considered a number of factors, including without limitation the following, which include all of the material facts taken into consideration:

     - The parent merger will facilitate the natural and logical expansion of First Citizens' business within the three contiguous counties of Huron, Crawford, and Richland;

     - First Citizens' philosophies toward community banking, its emphasis on customer service and strong ongoing commitment to each community it serves are consistent with FNB's management philosophies and its long-standing reputation of customer service and community involvement;

     - FNB's current products and services are similar to and, in many respects, complement products and services offered by First Citizens and its banking subsidiaries;

     - Each of First Citizens and FNB will have the opportunity to expand their commercial loan portfolios;

     - First Citizens believes it will be able to increase non-interest revenues through the expansion of certain insurance, finance, securities brokerage, trust products, and other traditional banking products, which are not currently offered to FNB customer;

     - The parent merger will potentially improve the trading market for and increase the liquidity of First Citizens common shares due to the additional issuance of First Citizens common shares; and

     - First Citizens believes that the transaction will be accretive to the earnings of First Citizens.

     The First Citizens Board considered many different factors in its evaluation and did not believe it was practical to, and did not quantify or otherwise assign relative weights to, the individual factors considered in reaching its determination.

APPROVAL OF THE FIRST CITIZENS BOARD OF DIRECTORS

     IN VIEW OF ALL THE CONSIDERATIONS DESCRIBED ABOVE, THE BOARD OF DIRECTORS OF FIRST CITIZENS UNANIMOUSLY CONCLUDED THAT THE PARENT MERGER IS FAIR TO AND IN THE BEST INTERESTS OF THE FIRST CITIZENS SHAREHOLDERS.

FNB BACKGROUND AND REASONS FOR THE MERGER

     The First National Bank of Shelby was organized on January 12, 1872. Throughout its long history, The First National Bank of Shelby has served the citizens of Richland and adjoining counties in a supportive and profitable manner. During the past few years, however, The First National Bank of Shelby encountered some regulatory difficulties, as previously reported to you. These regulatory difficulties arose, in large part, because the manner in which The First National Bank of Shelby historically conducted its business and served its customers did not comport with modern regulatory requirements. As a result of the regulatory difficulties, The First National Bank of Shelby entered into a formal written agreement with the Office of the Comptroller of the Currency in October 2002.

     From the date of the written agreement until late 2003, the FNB Board worked diligently with the interim management team to address the weaknesses and deficiencies identified by the OCC. In 2002 and 2003, The First National Bank of Shelby experienced a significant decline in the quality of its loan portfolio. As a result of these problems and based on the recommendations of the OCC and FNB's accountants, the FNB Board authorized significant charge-offs and increases to the allowance for loan and lease losses in late 2003. These charge-offs and increases to the allowance for loan and lease losses, together with the increased expenses associated with compliance with the written agreement, contributed to a net loss by FNB of $2.759 million for the year ended December 31, 2003, as reported to you in FNB's 2003 Annual Report.

     In view of The First National Bank of Shelby's existing regulatory issues and the expenses associated with remedying the various weaknesses and deficiencies identified in 2002 and 2003, as well as local economic conditions and increased competition in the financial institutions industry, the FNB Board questioned whether FNB could return to historical profitability and dividend payout levels in the near future. The FNB Board considered whether the continuation of the independence of FNB would provide to shareholders a return on their investment that eventually would equal or exceed that of comparable investments in financial institutions. In order to remain independent, the FNB Board recognized that a permanent management team would have to be recruited and employed and many other changes would have to be implemented at considerable cost and expense.

     In August 2003, representatives of First Citizens initiated preliminary, informal discussions with the directors of FNB about the possibility of a future merger or acquisition. Although the FNB Board did not take any immediate action with respect to First Citizens' expression of interest, the FNB Board decided to seek the advice of a financial advisor regarding potential strategic alternatives. On September 17, 2003, the FNB Board invited representatives of Friedman Billings Ramsey to make a presentation on developments and trends in the financial institutions industry, as well as possible strategic alternatives. While the directors focused on the future prospects of FNB as an independent entity, they also considered the potential value that shareholders could expect to receive in a hypothetical merger with another bank holding company. The FNB directors determined that both alternatives required further consideration.

     The FNB Board met again on October 1, 2003, to continue their discussion of strategic alternatives. Representatives of Friedman Billings Ramsey discussed additional information regarding the financial institutions market and recent acquisitions of financial institutions. Discussion among the FNB directors and the representatives of Friedman Billings Ramsey focused on whether the continuation of the independence of FNB would provide to shareholders a return on their investment that eventually would equal or exceed that which could be provided as a result of a merger with another bank holding company. The FNB Board considered, among other factors:

     - The projected short-term and long-term financial performance of FNB;

     - The expense associated with attracting and retaining a new management team and complying with the other requirements imposed by the OCC, and the impact of such expense on the future profitability of FNB;

     - The increased competition among providers of financial products and services and the trend toward consolidation of financial institutions in general;

     - Local economic conditions and trends; and

     - The relatively small size of FNB in an increasingly competitive market.

At the conclusion of the October 1, 2003, meeting, the FNB Board decided to explore further the possibility of a merger transaction. The FNB Board then engaged Friedman Billings Ramsey as its financial advisor to assist with the process.

     On October 8, 2003, the FNB Board convened to engage in discussions regarding strategic alternatives. The Board of Directors evaluated three potential alternatives: (i) remaining independent; (ii) pursuing discussions with First Citizens regarding a potential merger; and (iii) soliciting indications of interest from additional entities that might have a strategic interest in a merger or other combination with FNB. After considering the advantages and disadvantages of each alternative, the FNB Board decided to solicit additional indications of interest from a select number of entities which, due to geographical location and other considerations, might be interested in pursuing a transaction. Friedman Billings Ramsey then discussed with the FNB Board a number of potential merger candidates, including First Citizens. At the conclusion of the meeting, the FNB Board authorized management to work with Friedman Billings Ramsey to prepare a confidential memorandum for dissemination to potential merger candidates.

     On October 22, 2003, the Board of Directors met again to consider potential merger candidates. Friedman Billings Ramsey discussed with the Board of Directors an analysis of the financial performance of the selected entities and current market trends, including recent bank and thrift stock price trends, bank merger and acquisition pricing trends and recent mergers and acquisitions involving banks located in Ohio and various other states. At the conclusion of the meeting, six entities were selected by the FNB Board as potential merger candidates based on the information discussed by Friedman Billings Ramsey and the discussions among the directors. The FNB Board authorized Friedman Billings Ramsey to distribute a confidential offering memorandum to each of the candidates upon receipt of an executed confidentiality agreement. Three of the six merger candidates declined to submit an indication of interest, following an assessment of FNB's financial condition and other considerations.

     On November 26, 2003, the Board of Directors met to review the three non-binding indications of interest which had been submitted to FNB. The indication of interest submitted by First Citizens proposed an all stock transaction in which each common share of FNB would be exchanged for 2.2 shares of First Citizens. The per share value of the First Citizens offer was approximately $67.00, based upon the then current price of First Citizens shares. A second candidate submitted alternative indications of a 50% cash and 50% stock transaction or an all cash transaction at values which were higher than the indication submitted by First Citizens. A third candidate proposed a 50% cash and 50% stock transaction with a range of values that was also higher than the indication submitted by First Citizens. In each case, the indications of interest were subject to the results of due diligence. Following extensive discussion, the Board of Directors instructed Friedman Billings Ramsey to invite each of the three candidates to perform a due diligence analysis of the books and records of FNB and to coordinate with management suitable times for such due diligence.

     During early December 2003, the three candidates performed an extensive due diligence analysis of the books and records of FNB and First National Bank. After the completion of such due diligence, First Citizens presented a revised proposal. The other two candidates, however, elected not to submit final proposals and withdrew from further discussions.

     On December 17, 2003, the FNB Board met to review the proposal submitted by First Citizens. The proposal, which remained subject to further due diligence by First Citizens, included an increase in the value of the per share consideration and a change in the form of consideration from all stock to 60% stock and 40% cash. Following extensive discussion of the proposal from First Citizens, the FNB Board instructed management to proceed with due diligence of First Citizens and to begin negotiating a definitive merger agreement on the terms outlined in the First Citizens proposal.

     During January and February 2004, representatives of FNB and First Citizens negotiated the terms of the definitive merger agreement. First Citizens also performed additional due diligence on The First National Bank of Shelby's loan portfolio. On February 23, 2004, the FNB Board received a revised stock and cash proposal from First Citizens that included a cash price of $70.00 per share. The directors discussed the proposal at length and analyzed the available alternatives, including the possibility of accepting the proposal, submitting a counteroffer to First Citizens, terminating negotiations with First Citizens and remaining independent and soliciting additional bids from other potential candidates. Following discussions, the directors decided to reject First Citizens' revised proposal.

     On February 27, 2004, the FNB Board convened to consider the response submitted by First Citizens. Following the FNB Board's rejection of the proposal of $70.00 per share, the cash price and the indicated stock value based upon First Citizens' stock price was increased by First Citizens from $70.00 to $72.00 per share. After an extensive discussion regarding the revised proposal and consideration of the available alternatives, the directors unanimously agreed to accept the $72.00 value. The FNB Board instructed management to work with legal counsel to finalize the definitive merger agreement and related documents for consideration by the Board.

     On March 2, 2004, the FNB Board met to consider the final merger agreement and other relevant documents. The directors reviewed the terms and conditions of the First Citizens merger agreement, all other relevant documents and the contemplated transaction. Following such review, Friedman Billings Ramsey analyzed the financial terms of the transaction at length and concluded that, in its opinion, the merger consideration was fair as of such date, from a financial point of view, to the holders of common shares of FNB. Based upon the foregoing, the FNB Board determined that the terms and conditions of the merger agreement were fair to and in the best interest of FNB and its shareholders, voted unanimously to approve the merger agreement and authorized the execution of the merger agreement and related documents.

     The foregoing discussion of the information and factors considered by the FNB Board is not intended to be exhaustive, but constitutes the material factors considered by the FNB Board. In reaching its determination to approve and recommend the merger agreement, the FNB Board did not assign any relative or specific weights to the foregoing factors, and individual directors may have weighed factors differently. The terms of the merger agreement were the product of arm's length negotiations between representatives of FNB and First Citizens.

RECOMMENDATION OF THE FNB BOARD OF DIRECTORS

     FOR THE REASONS SET FORTH ABOVE, THE FNB BOARD UNANIMOUSLY APPROVED THE MERGER AGREEMENT AS ADVISABLE AND IN THE BEST INTERESTS OF FNB AND ITS SHAREHOLDERS AND RECOMMENDS THAT THE FNB SHAREHOLDERS VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE PARENT MERGER.

DESCRIPTION OF THE MERGER


     Upon consummation of the transactions contemplated under the merger agreement, FNB will be merged with and into First Citizens. First Citizens will be the surviving corporation after the parent merger and the Articles of Incorporation of First Citizens will remain in effect as they were immediately prior to the parent merger. Immediately following the parent merger and upon the receipt of the required regulatory approvals, the subsidiary merger will take place in which The First National Bank of Shelby will merge with and into The Farmers State Bank. Upon consummation of the subsidiary merger, the separate existence of The First National Bank of Shelby will cease and The Farmers State Bank will survive and continue to exist as a state banking corporation. See also "PROPOSED MERGER -- Operations of FNB After the Merger."


EXCHANGE OF FNB COMMON SHARES

     Upon consummation of the parent merger, each shareholder of FNB who does not dissent will have the right to receive either (i) 2.62 First Citizens common shares for each FNB common share exchanged therefor; (ii) cash in the amount of $72.00 for each FNB common share; or (iii) a combination of such First Citizens common shares and cash. Subject to adjustment for cash paid in lieu of fractional shares, the total consideration payable by First Citizens to FNB shareholders in connection with the merger will consist of 786,000 First Citizens common shares and cash in the amount of $14,400,000.

     The form of the merger consideration ultimately received by each FNB shareholder will depend upon the election, allocation and proration procedures set forth in the merger agreement and described below, and the elections of other FNB shareholders. Accordingly, no guarantee can be given that the choice of any FNB shareholder will be honored. In addition, because the tax consequences of receiving cash in the parent merger will differ from the tax consequences of receiving First Citizens common shares in the parent merger, FNB shareholders are urged to read carefully the information set forth below under "PROPOSED MERGER -- Federal Income Tax Consequences of the Merger."

MERGER CONSIDERATION


     The merger agreement provides that for each FNB common share held by a shareholder of FNB, the shareholder will have the right to receive, at the election of the shareholder and subject to the allocation and proration procedures set forth in the merger agreement and described below, either:



     - 2.62 First Citizens common shares;



     - cash in the amount of $72.00; or



     - a combination of First Citizens common shares and cash.

Based on the average of the high and low prices for First Citizens common shares of $22.70 reported on the Nasdaq SmallCap Market on August 3, 2004, the value of First Citizens common shares multiplied by the exchange ratio as of that date would have been $59.47.


     The market value of First Citizens common shares to be received in the parent merger is subject to fluctuation. Fluctuations in the market price of First Citizens common shares would generally result in an increase or decrease in the value of the consideration to be received by FNB shareholders in the parent merger. An increase in the market value of First Citizens common shares would generally increase the value of the consideration to be received by FNB shareholders in the parent merger. A decrease in the market value of First Citizens common shares would generally have the opposite effect.

     The following table sets forth a range of possible values of the First Citizens common shares that a FNB shareholder could receive in the parent merger based upon various market prices for First Citizens common shares.

MARKET PRICE OF      MARKET VALUE OF
 FIRST CITIZENS    2.62 FIRST CITIZENS
 COMMON SHARES        COMMON SHARES
----------------   --------------------
     $13.00               $34.06
     $14.00               $36.68
     $15.00               $39.30
     $16.00               $41.92
     $17.00               $44.54
     $18.00               $47.16
     $19.00               $49.78
     $20.00               $52.40
     $21.00               $55.02
     $21.50               $56.33
     $22.00               $57.64
     $23.00               $60.26
     $24.00               $62.88
     $25.00               $65.50
     $26.00               $68.12
     $27.00               $70.74
     $28.00               $73.36
     $29.00               $75.98

     In addition, if the average closing price of First Citizens common shares for the twenty trading days ending five trading days before the closing falls below $21.50 per share, First Citizens will have the right to increase the number of First Citizens common shares to be received by FNB shareholders in the parent merger to offset the amount by which the average closing price is below $21.50. If First Citizens chooses not to make such an adjustment, FNB's directors will have the right to terminate the merger agreement and abandon the transaction. There is no assurance, however, that the FNB directors will exercise such right. THE FNB BOARD OF DIRECTORS MAY, WITHOUT THE APPROVAL OF THE FNB SHAREHOLDERS, WAIVE THE RIGHT TO TERMINATE THE MERGER AGREEMENT AND PROCEED WITH THE PARENT MERGER EVEN IF THE MARKET PRICE OF FIRST CITIZENS COMMON SHARES FALLS BELOW $21.50 AT THE APPLICABLE TIME.

     Because the total number of First Citizens common shares to be issued in the parent merger is fixed and the market price of First Citizens common shares will fluctuate, FNB shareholders cannot be sure of the market value of the First Citizens common shares they will receive in the parent merger. FNB shareholders should obtain current price quotations for the First Citizens common shares before casting their votes regarding the parent merger. FNB shareholders may obtain current stock quotations for First Citizens common shares, listed under the symbol "FCZA," from newspapers, the Internet or stockbrokers.

     If First Citizens changes (or establishes a record date for changing) the number of First Citizens common shares issued and outstanding between the date of the merger agreement and the effective time of the parent merger as a result of a stock split, stock dividend, recapitalization, reclassification, split up, combination, exchange of shares, readjustment or similar transaction with respect to the outstanding First Citizens common shares and the record date for any of these matters is prior to the effective time, the exchange ratio will be proportionately adjusted.

ELECTION PROCEDURES


     You will have the opportunity to make an election as to whether you wish to receive First Citizens common shares, cash, or a combination of First Citizens common shares and cash, as consideration for your FNB common shares. You also may choose to make no election with respect to the merger consideration. An election form and other appropriate transmittal materials will be mailed to you. The election materials will specify the manner in which they are to be completed, the exchange agent to which the forms should be returned, and the deadline for submitting the forms to the exchange agent. The exchange agent will count only those elections which are made in accordance with the instructions contained in the election materials and which are received by the indicated deadline.



     You will have the following three options in connection with the exchange of your FNB common shares:


     - to elect to receive First Citizens common shares based upon a fixed stock exchange ratio of 2.62 First Citizens common shares for each FNB common share;

     - to elect to receive cash (payable by check) based upon a cash exchange amount of $72.00 for each FNB common share; or


     - to elect to receive a mixture of First Citizens common shares, based upon the stock exchange ratio, in exchange for sixty percent (60%) of your FNB common shares and cash (payable by check), based upon the cash exchange amount, in exchange for forty percent (40%) of your FNB common shares.



Although you have the right to elect the type of merger consideration you wish to receive, the distribution of the merger consideration to FNB shareholders is subject to certain overall restrictions. Under the terms of the merger agreement, no more than sixty percent (60%) of the FNB common shares issued and outstanding on the effective date of the merger may be converted into First Citizens common shares, and no more than forty percent (40%) of the FNB common shares issued and outstanding on the effective date of the merger may be converted into cash. Depending on the elections of the FNB shareholders, it may become necessary for First Citizens or the exchange agent to allocate the merger consideration among the FNB shareholders in order to satisfy the 60% stock and 40% cash requirement. Such an allocation could cause the actual distribution of the merger consideration to you to be different from your election. See
"-- Allocation Procedures," below.



     If you have a particular preference as to the form of consideration to be received for your FNB common shares, you are encouraged to make an election because shares as to which an election has been made will be given priority in allocating the merger consideration over shares as to which no election has been made. If you do not make an election by the election deadline, First Citizens or the exchange agent will determine whether your FNB common shares will be converted into the right to receive First Citizens common shares, cash, or any combination of First Citizens common shares and cash, at the stock exchange ratio and the cash exchange amount, as applicable. Such FNB common shares will be allocated by First Citizens or the exchange agent pro rata among non-electing shareholders based upon the number of FNB common shares for which an election has not been received by the election deadline in order to achieve the overall ratio of sixty percent (60%) of FNB common shares to be converted into First Citizens common shares and forty percent (40%) of FNB common shares to be converted into cash. Notice will be provided promptly to each non-electing shareholder whose FNB common shares are allocated in this manner.



     Neither First Citizens' nor FNB's Board of Directors makes any recommendations as to whether you should elect to receive First Citizens common shares, cash, or a combination of First Citizens common shares and cash in the merger. You must make your own decision with respect to such election, bearing in mind the tax consequences of the election chosen. See "PROPOSED MERGER -- Federal Income Tax Consequences of the Merger."


     You may withdraw and revoke your election at any time prior to the election deadline and either (i) submit new election materials in accordance with the same procedures, or (ii) withdraw your election materials by providing written notice that is received by the exchange agent by 5:00 p.m., local time for the exchange agent, on the business day prior to the election deadline. Elections may also be revoked if the effective date of the merger does not occur by October 31, 2004.


ALLOCATION PROCEDURES

     Under the merger agreement, the number of FNB common shares to be converted into the right to receive cash must not be more than forty percent (40%) of the total number of FNB common shares issued and outstanding on the effective date of the merger. Similarly, the number of FNB common shares to be converted into the right to receive First Citizens common shares must not be more than sixty percent (60%) of the total number of FNB common shares issued and outstanding on the effective date of the merger. To meet these requirements, it may be necessary for First Citizens or the exchange agent to make certain allocations described below.

  REDUCTION IN FNB COMMON SHARES DEPOSITED FOR CASH

     If more than forty percent (40%) of the total number of FNB common shares issued and outstanding have been deposited with the exchange agent for cash pursuant to the "all cash election" or the "mixed election" of stock and cash, First Citizens or the exchange agent will eliminate from the shares deposited for cash pursuant to the all cash election a sufficient number of such shares so that the total number of shares remaining on deposit for cash pursuant to the all cash election and the mixed election does not exceed forty percent (40%) of the FNB common shares issued and outstanding on the effective date of the merger. All FNB common shares that are eliminated from the shares deposited for cash will be added to the shares deposited for First Citizens common shares pursuant to the all stock election. Notice of such allocation will be provided promptly to each FNB shareholder whose FNB common shares are eliminated from the shares on deposit for cash and added to the shares deposited for stock.

     Certain limitations will apply to these allocations. FNB shareholders owning one hundred (100) or fewer FNB common shares who have elected the all cash election will not be required to have any of their FNB common shares converted into First Citizens common shares. Therefore, the allocations described above will be made on a pro rata basis in relation to the total number of shares deposited pursuant to the all cash election minus the number of shares deposited pursuant to the all cash election by FNB shareholders who own one hundred (100) or fewer FNB common shares. Additionally, the holders of FNB common shares who have elected to have their shares converted pursuant to the mixed election of cash and stock will not be required to have more than sixty percent (60%) of their FNB common shares converted into First Citizens common shares.

  INCREASE IN FNB COMMON SHARES DEPOSITED FOR CASH

     If fewer than forty percent (40%) of the total number of FNB common shares issued and outstanding have been deposited with the exchange agent for cash pursuant to the all cash election or the mixed election of stock and cash, First Citizens or the exchange agent will add to such deposited shares a sufficient number of FNB common shares deposited for First Citizens common shares pursuant to the all stock election so that the total number of FNB common shares on deposit for cash pursuant to the all cash election and the mixed election is not less than forty percent (40%) of the FNB common shares issued and outstanding on the effective date of the merger. All FNB common shares that are added to the shares deposited for cash will be eliminated from the shares deposited for First Citizens common shares pursuant to the all stock election and will be converted into cash. Notice of such allocation will be provided promptly to each FNB shareholder whose FNB common shares are added to the shares on deposit for cash and eliminated from the shares deposited for stock.

     The allocations described above will be made on a pro rata basis in relation to the total number of FNB common shares deposited for First Citizens common shares pursuant to the all stock election. In addition, the holders of FNB common shares who have elected to have their shares converted pursuant to the mixed election of cash and stock will not be required to have more than forty percent (40%) of their FNB common shares converted into cash.

FAIRNESS OPINION OF FRIEDMAN BILLINGS RAMSEY

  GENERAL

     Pursuant to an engagement letter, dated October 9, 2003, by and between FNB and Friedman Billings Ramsey, FNB retained Friedman Billings Ramsey to act as its sole financial advisor in connection with a possible merger and related matters. As part of its engagement, Friedman Billings Ramsey agreed, if requested by FNB, to render an opinion with respect to the fairness, from a financial point of view, to the holders of FNB common shares, of the merger consideration as set forth in a definitive merger agreement.

     Friedman Billings Ramsey is a nationally recognized specialist in the financial services industry in general, and has extensive experience in advising banks and thrifts. Friedman Billings Ramsey is regularly engaged in evaluations of financial institutions and in advising institutions with regard to mergers and acquisitions, as well as raising debt and equity capital. FNB selected Friedman Billings Ramsey as its financial advisor based upon Friedman Billings Ramsey's qualifications, expertise and reputation in such capacity.

     On March 2, 2004, Friedman Billings Ramsey delivered its oral opinion that the merger consideration pursuant to the merger agreement was fair to FNB shareholders, from a financial point of view, as of the date of such opinion. Friedman Billings Ramsey also delivered to the FNB Board of Directors a written fairness opinion dated as of March 2, 2004, confirming its oral opinion. Friedman Billings Ramsey further updated its March 2, 2004 opinion as of the date of this Proxy Statement/Prospectus. No limitations were imposed by FNB on Friedman Billings Ramsey with respect to the investigations made or the procedures followed in rendering its written opinion.

     THE FULL TEXT OF FRIEDMAN BILLINGS RAMSEY'S WRITTEN OPINION TO THE FNB BOARD OF DIRECTORS, DATED AS OF THE DATE OF THIS PROXY STATEMENT/PROSPECTUS, IS ATTACHED IN ITS ENTIRETY AS APPENDIX C. THE WRITTEN OPINION SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND EXTENT OF REVIEW BY FRIEDMAN BILLINGS RAMSEY. IT SHOULD BE READ CAREFULLY AND IN ITS ENTIRETY IN CONJUNCTION WITH THIS DOCUMENT. THE FOLLOWING SUMMARY OF FRIEDMAN BILLINGS RAMSEY'S OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE WRITTEN OPINION. FRIEDMAN BILLINGS RAMSEY'S WRITTEN OPINION IS ADDRESSED TO THE FNB BOARD OF DIRECTORS AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER OF FNB AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE FNB SPECIAL MEETING DESCRIBED IN THIS DOCUMENT.

     Friedman Billings Ramsey, in connection with rendering its opinion:

     - reviewed FNB's Annual Report to Shareholders for each of the years ended December 31, 2002 and December 31, 2001, including the audited consolidated financial statements contained therein, and FNB's Quarterly FDIC Call Report for each of the quarters ended September 30, 2003, June 30, 2003 and March 31, 2003;

     - reviewed First Citizens' Annual Report to Shareholders and Annual Report on Form 10-K for each of the years ended December 31, 2002 and December 31, 2001, including the audited consolidated financial statements contained therein, and First Citizens' Quarterly Report on Form 10-Q for each of the quarters ended September 30, 2003, June 30, 2003 and March 31, 2003;

     - reviewed certain other public and non-public information, primarily financial in nature, relating to the respective businesses, earnings, assets and prospects of FNB and First Citizens provided to Friedman Billings Ramsey or that was publicly available;

     - participated in meetings and telephone conferences with members of senior management of FNB and First Citizens concerning the financial condition, business, assets, financial forecasts and prospects of the respective companies, as well as other matters Friedman Billings Ramsey believed relevant to its inquiry;

     - reviewed certain stock market information for FNB common shares and First Citizens common shares and compared it with similar information for certain companies, the securities of which are publicly traded;

     - compared the results of operations and financial condition of FNB and First Citizens with that of certain companies that Friedman Billings Ramsey deemed to be relevant for purposes of its opinion;

     - reviewed the financial terms, to the extent publicly available, of certain acquisition transactions that Friedman Billings Ramsey deemed to be relevant for purposes of its opinion;

     - reviewed the merger agreement and certain related documents; and

     - performed such other reviews and analyses as Friedman Billings Ramsey deemed appropriate.


     The oral and written opinions provided by Friedman Billings Ramsey to the FNB Board of Directors were necessarily based upon economic, monetary, financial market and other relevant conditions as of the dates of the opinions.


     In connection with its review and arriving at its opinion, Friedman Billings Ramsey relied upon the accuracy and completeness of the financial information and other pertinent information provided by FNB and First Citizens to Friedman Billings Ramsey for purposes of rendering its opinion. Friedman Billings Ramsey did not assume any obligation to verify independently any of the provided information as being complete and accurate in all material respects. With regard to the financial forecasts established and developed for FNB and First Citizens with the input of the respective management teams, as well as projections of cost savings, revenue enhancements and operating synergies, Friedman Billings Ramsey assumed that these materials had been reasonably prepared in good faith and on bases reflecting the best available estimates and judgments of FNB and First Citizens as to the future performance of the separate and combined entities and that such projections provided a reasonable basis upon which Friedman Billings Ramsey could formulate its opinion. Friedman Billings Ramsey has been informed that neither FNB nor First Citizens publicly discloses such internal management projections of the type utilized by Friedman Billings Ramsey in connection with Friedman Billings Ramsey's role as financial advisor to FNB with respect to the review of the merger. Therefore, such projections cannot be assumed to have been prepared with a view towards public disclosure. The projections were based upon numerous variables and assumptions that are inherently uncertain, including, among others, factors relative to the general economic and competitive conditions facing FNB and First Citizens. Accordingly, actual results could vary significantly from those set forth in the respective projections.


     Friedman Billings Ramsey does not claim to be an expert in the evaluation of loan portfolios or the allowance for loan losses and therefore assumes that such allowances for FNB and First Citizens are adequate to cover such losses. In addition, Friedman Billings Ramsey does not assume responsibility for the review of individual credit files and did not make an independent evaluation, appraisal or physical inspection of the assets or individual properties of FNB or First Citizens, nor was Friedman Billings Ramsey provided with such appraisals. Furthermore, Friedman Billings Ramsey assumes that the merger will be consummated in accordance with the terms set forth in the merger agreement, without any waiver of any material terms or conditions by FNB, and that obtaining the necessary regulatory approvals for the merger will not have an adverse effect on either separate entity or the combined entity. Friedman Billings Ramsey's opinion is directed to the FNB Board of Directors and relates only to the fairness to the holders of shares of FNB common stock of the merger consideration set forth in the definitive merger agreement from a financial point of view, and does not address any other aspect of the merger, the merits of the underlying decision by FNB or First Citizens to engage in the merger or the relative merits of the merger as compared to other business strategies that might be available to FNB or First Citizens. Friedman Billings Ramsey did not express any opinion as to the price at which shares of FNB common stock or First Citizens common stock may trade subsequent to the announcement of the merger or as to the price at which shares of First Citizens common stock may trade subsequent to the consummation of the merger.


     In connection with rendering its March 2, 2004 written opinion to the FNB Board of Directors, Friedman Billings Ramsey performed a variety of financial and comparative analyses, which are briefly summarized below. Friedman Billings Ramsey believes that these analyses must be considered as a whole and that selecting portions of such analyses and the factors considered by it, without considering all such analyses and factors, could create an incomplete understanding of the scope of the process underlying the analyses and, more importantly, the opinion derived from them.

     The preparation of a financial advisor's opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analyses or a summary description of such analyses. In its full analysis, Friedman Billings Ramsey also included assumptions with respect to general economic, financial market and other financial conditions. Furthermore, Friedman Billings Ramsey drew from its past experience in similar transactions, as well as its experience in the valuation of securities and its general knowledge of the banking industry as a whole. Any estimates in Friedman Billings Ramsey's analyses were not necessarily indicative of actual future results or values, which may significantly diverge more or less favorably from such estimates. Estimates of company valuations do not purport to be appraisals nor to necessarily reflect the prices at which companies or their respective securities actually may be sold. None of the analyses performed by Friedman Billings Ramsey were assigned a greater significance by Friedman Billings Ramsey than any other in deriving its opinion.

  COMPARABLE COMPANY ANALYSIS

     Friedman Billings Ramsey reviewed and compared actual stock market data and actual and estimated selected financial information for FNB with corresponding information for five publicly traded banks with assets between $100 million and $300 million and a non-performing assets to assets ratio above 2.0% (the "FNB Peer Group"). The following is the FNB Peer Group:

       TICKER             BANK NAME                   CITY, STATE
       ------  -------------------------------   ---------------------
1.     ILIN    Illini Corporation                Springfield, IL
2.     HRTB    Heartland Bancshares, Inc.*       Franklin, IN
3.     FULB    Fulton Bancshares Corporation     McConnellsburg, PA
4.     AFBK    Albermale First Bank*             Charlottesville, VA
5.     FSTH    First Southern Bancshares, Inc.   Florence, AL

---------------

* September 30, 2003 data was not available at the time.

     The following table represents a summary analysis of the FNB Peer Group based on market prices as of March 1, 2004 and the latest publicly available financial data as of or for the twelve months ended September 30, 2003 (or December 31, 2003 as indicated by asterisk):

                                                                PEER GROUP
                                                              --------------
                                                              MEAN    MEDIAN    FNB
                                                              -----   ------   ------
Tangible equity to tangible assets ratio....................    6.9%    7.5%     11.0%
Efficiency ratio............................................   82.9%   81.4%     64.2%
Core return on average assets...............................   0.09%   0.32%    -1.20%
Core return on average equity...............................   1.87%   4.45%    -9.60%
Price to last twelve months core earnings...................   15.0x   19.6x       NM
Price to book value.........................................  131.6%  141.5%    110.9%
Price to tangible book value................................  134.5%  141.5%    119.9%
Dividend yield..............................................    0.6%    0.0%      0.0%

     Friedman Billings Ramsey reviewed and compared actual stock market data and actual and estimated selected financial information for First Citizens with corresponding information for seven publicly traded banks with assets between $500 million and $1.0 billion, and a core return on average assets between 0.75% and 1.00% and an equity to assets ratio above 9.0% (the "First Citizens Peer Group"). The following is the First Citizens Peer Group:

       TICKER                BANK NAME                      CITY, STATE
       ------  --------------------------------------   -------------------
1.     EXJF    Exchange National Bancshares, Inc.       Jefferson City, MO
2.     HOMF    Home Federal Bancorp*                    Columbus, IN
3.     WNNB    Wayne Bancorp, Inc.*                     Wooster, OH
4.     LNBB    LNB Bancorp, Inc.                        Lorain, OH
5.     NSFC    Northern States Financial Corporation*   Waukegan, IL
6.     CASS    Cass Information Systems, Inc.           Bridgeton, MO
7.     OSKY    MidWestOne Financial Group, Inc.*        Oskaloosa, IA

---------------

* September 30, 2003 data was not available at the time.

     The following table represents a summary analysis of the First Citizens Peer Group based on market prices as March 1, 2004 and the latest publicly available financial data as of or for the twelve months ended September 30, 2003 (or December 31, 2003 as indicated by asterisk):

                                                                PEER GROUP
                                                              --------------
                                                              MEAN    MEDIAN   FIRST CITIZENS
                                                              -----   ------   --------------
Tangible equity to tangible assets ratio....................    8.8%    8.7%         8.7%
Efficiency ratio............................................   62.2%   58.7%        65.0%
Core return on average assets...............................   1.07%   1.09%        0.98%
Core return on average equity...............................  10.46%  10.58%        8.87%
Price to last twelve months core earnings...................   16.2x   16.4x        21.2x
Price to book value.........................................  163.4%  170.9%       190.5%
Price to tangible book value................................  193.5%  199.4%       252.7%
Dividend yield..............................................    3.0%    3.0%         4.0%

  COMPARABLE TRANSACTION ANALYSIS

     Friedman Billings Ramsey reviewed and compared actual information for groups of comparable pending (as of March 1, 2004) and completed transactions (since January 1, 2002) it deemed pertinent to an analysis of the merger. The implied acquisition price was compared to the median ratios of (i) price to last twelve months earnings, (ii) price to book value, (iii) price to tangible book value, and (iv) core deposit premium, for each of the following pending and recently completed transaction comparable groups:

     - all bank acquisitions with the selling bank having assets above $100 million and losses over the last twelve months prior to the announcement of the transaction:

                                                                    MEAN    MEDIAN    FNB
                                                                    -----   ------   -----
      Price/Book..................................................  143.5%  138.8%   139.0%
      Price/Tangible Book.........................................  147.9%  143.4%   150.0%
      Price/LTM Earnings..........................................     NM      NM       NM
      Core Deposit Premium........................................    5.6%    3.5%     6.7%

     - all bank acquisitions with the selling bank having assets above $75 million and non-performing assets to assets above 3.0% ("Comparable Asset Quality");

                                                                    MEAN    MEDIAN    FNB
                                                                    -----   ------   -----
      Price/Book..................................................  144.0%  157.1%   139.0%
      Price/Tangible Book.........................................  147.7%  157.1%   150.0%
      Price/LTM Earnings..........................................     NM      NM       NM
      Core Deposit Premium........................................    5.9%    6.4%     6.7%

  CONTRIBUTION ANALYSIS

     Friedman Billings Ramsey analyzed the contribution of each company to the resulting combined company relative to the approximate ownership of the resulting combined company assuming 100% stock consideration. This analysis indicated that FNB shareholders would have approximately 16.0% of the pro forma ownership of the combined company as compared to the 13.5% of pro forma ownership of First Citizens under the merger agreement. FNB's approximate contributions are listed below by category:

                                                               FNB
                                                               ----
Loans.......................................................   19.9%
Deposits....................................................   25.8%
Equity......................................................   25.4%
Tangible equity.............................................   29.3%
Last twelve month core earnings.............................     NM
2004 estimated earnings.....................................   18.3%

  ACCRETION/DILUTION ANALYSIS

     On the basis of financial projections and estimates of ongoing cost savings accruing to the resulting combined company provided to Friedman Billings Ramsey by management of FNB and First Citizens, as well as estimated one-time costs related to the merger, Friedman Billings Ramsey compared per share equivalent earnings, cash dividends, book value and tangible book value of the resulting combined company to the stand-alone projections for FNB and First Citizens. No assumptions were made regarding revenue enhancements following the completion of the transaction.

     The accretion/dilution analysis demonstrated, among other things, that the merger would result in:

     - an estimated 16.4% accretion to cash earnings per share for FNB shareholders in fiscal year 2005 who owned shares of First Citizens after closing, and an estimated 1.5% accretion to cash earnings per share for First Citizens shareholders in fiscal year 2005;

     - an estimated dividend of $3.42 per share for FNB shareholders who owned shares of First Citizens after closing (compared to no dividend) assuming First Citizens maintained its current dividend policy, and no change in cash dividends for First Citizens shareholders; and

     - an estimated 23.7% dilution to book value and 47.4% dilution to tangible book value for FNB shareholders, and an estimated 10.9% accretion and 4.9% dilution to book value and tangible book value per share, respectively, for First Citizens shareholders.

  DISCOUNTED CASH FLOW ANALYSIS

     Friedman Billings Ramsey performed a discounted cash flow analysis with regard to FNB in an acquisition scenario. This analysis utilized a range of discount rates of 10.0% to 16.0% and a range of terminal earnings multiples of 13.0x to 15.5x. The analysis resulted in a range of present values of $24.8 million to $37.5 million for FNB as compared to the $35.7 million First Citizens proposal pursuant to the merger agreement. As indicated above, this analysis was based on FNB's and First Citizens' senior management estimates and is not necessarily indicative of actual values or actual future results and does not purport to reflect the prices at which any securities currently trade or will trade at any time in the future. Friedman Billings Ramsey included the discounted cash flow analysis because it is a widely used valuation methodology, but noted that the results of such methodology are highly dependent upon numerous assumptions that must be made, including earnings growth rates, discount rates, and terminal values.

OTHER ANALYSES

     Friedman Billings Ramsey also reviewed certain other information including pro forma estimated balance sheet composition, pro forma financial performance and pro forma deposit market share.

     NO COMPANY USED AS A COMPARISON IN THE ABOVE ANALYSES IS IDENTICAL TO FNB, FIRST CITIZENS OR THE COMBINED RESULTING COMPANY, AND NO OTHER TRANSACTION IS IDENTICAL TO THE MERGER. ACCORDINGLY, AN ANALYSIS OF THE RESULTS OF THE FOREGOING IS NOT PURELY MATHEMATICAL; RATHER, SUCH ANALYSES INVOLVE COMPLEX CONSIDERATIONS AND JUDGMENTS CONCERNING DIFFERENCES IN FINANCIAL MARKET AND OPERATING CHARACTERISTICS OF THE COMPANIES AND OTHER FACTORS THAT COULD AFFECT THE PUBLIC TRADING VOLUME OF THE COMPANIES TO WHICH FNB, FIRST CITIZENS AND THE COMBINED RESULTING COMPANY ARE BEING COMPARED.

     IN CONNECTION WITH THE DELIVERY OF ITS WRITTEN OPINION DATED AS OF THE DATE OF THIS DOCUMENT, FRIEDMAN BILLINGS RAMSEY PERFORMED PROCEDURES TO UPDATE, AS NECESSARY, CERTAIN OF THE ANALYSES DESCRIBED ABOVE AND REVIEWED THE ASSUMPTIONS ON WHICH SUCH ANALYSES DESCRIBED ABOVE WERE BASED AND THE FACTORS CONSIDERED IN CONNECTION THEREWITH. FRIEDMAN BILLINGS RAMSEY DID NOT PERFORM ANY ANALYSES IN ADDITION TO THOSE DESCRIBED ABOVE IN UPDATING THE WRITTEN OPINION.

     For its financial advisory services provided to FNB, Friedman Billings Ramsey has been paid a fee of $115,000 as of the date of this document and will be paid an additional fee at the time of closing of the merger such that the total fees paid to Friedman Billings Ramsey will equal 1.25% of the aggregate transaction value. In addition, FNB has agreed to reimburse Friedman Billings Ramsey for all reasonable out-of-pocket expenses incurred by it on FNB's behalf, as well as to indemnify Friedman Billings Ramsey against certain liabilities, including any such liabilities which may arise under the federal securities laws.

     FRIEDMAN BILLINGS RAMSEY IS A MEMBER OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS AND IN THE CONDUCT OF ITS BROKER-DEALER ACTIVITIES MAY FROM TIME TO TIME PURCHASE SECURITIES FROM, AND SELL SECURITIES TO, FNB AND/OR FIRST CITIZENS. FRIEDMAN BILLINGS RAMSEY MAY ALSO HAVE PURCHASED AND SOLD THE SECURITIES OF BOTH FNB AND FIRST CITIZENS FOR FRIEDMAN BILLINGS RAMSEY'S OWN ACCOUNT AND FOR THE ACCOUNTS OF ITS CUSTOMERS. FRIEDMAN BILLINGS RAMSEY AND INDIVIDUALS CURRENTLY ASSOCIATED WITH FRIEDMAN BILLINGS RAMSEY HAVE IN THE PAST, AND MAY IN THE FUTURE, SEEK TO PROVIDE INVESTMENT BANKING SERVICES FOR FIRST CITIZENS.

EFFECTIVE TIME OF THE MERGER

     As used in this Proxy Statement/Prospectus, the "effective time" means the date and time when the parent merger becomes effective, which will occur upon the filing with the Ohio Secretary of State of a certificate of merger in accordance with Section 1701.81 of the Ohio Revised Code.

PAYMENT OF CASH IN LIEU OF FRACTIONAL SHARES


     No fractional First Citizens common shares will be issued in connection with the parent merger. Each FNB shareholder who would otherwise have been entitled to receive a fraction of a First Citizens common share will receive cash in lieu of such fractional First Citizens common share, without interest, in an amount determined by multiplying such fractional First Citizens common share to which the holder would be entitled by $72.00.


SURRENDER OF CERTIFICATES


     Following the effective time of the parent merger, each FNB shareholder will receive transmittal materials, together with instructions, for use in surrendering certificates representing FNB common shares in exchange for First Citizens common shares, cash, or a combination of First Citizens common shares and cash, as well as handling the payment of cash in lieu of fractional First Citizens common shares. The transmittal materials will instruct surrendering shareholders to send their old certificates for FNB common shares to Illinois Stock Transfer

Company, as exchange agent, duly endorsed for transfer or accompanied by a duly endorsed assignment separate from the certificate(s). Thereafter, the old certificates surrendered will be exchanged for one or more certificates representing the whole number of First Citizens common shares based on the exchange ratio of 2.62 and/or payment of cash to be paid as part of the merger consideration, as well as cash to be paid in lieu of fractional shares. Until so surrendered, each outstanding old certificate shall be deemed from and after the effective time for all purposes to represent only the right to receive, upon surrender, one or more certificates for First Citizens common shares and/or cash, as applicable, as well as cash in lieu of fractional shares.

     If any certificates for First Citizens common shares are to be issued in a name(s) other than that in which an old certificate surrendered or exchanged is issued, the old certificate so surrendered must be properly endorsed and otherwise in proper form for transfer. The person requesting the exchange must affix any requisite stock transfer tax stamps to the old certificate surrendered, provide funds for their purchase, or establish to the satisfaction of the exchange agent that such taxes have been paid or are not applicable.


     In the event of a lost certificate, the shareholder shall provide, in lieu of the lost certificate, an affidavit attesting to the loss of the certificate and, if required by First Citizens or the exchange agent, an indemnification or bond in such reasonable amount as First Citizens or the exchange agent may direct. Unless and until the old certificates, or affidavit and, if required by First Citizens or the exchange agent, an indemnification or bond, are presented to the exchange agent, the holder shall not be entitled to receive any consideration to be paid in connection with the parent merger or any dividends payable on First Citizens common shares, or to exercise any rights as a holder of First Citizens common shares. On or after the effective time, upon surrender of the old certificates, or affidavit and, if required, an indemnification or bond, to the exchange agent, the holder will be paid the consideration to which the holder is entitled under the merger agreement and any dividends which became payable on any First Citizens common shares to which the holder is entitled. No dividends or other distributions, if any, payable to the holders of record of First Citizens common shares as of any date subsequent to the effective time shall be paid to any holder of any outstanding old certificate until the holder surrenders such old certificate as provided in the merger agreement. Subject to applicable law, no holder of an old certificate shall be entitled to vote or exercise any other rights of a holder of First Citizens common shares.


     After the consummation of the parent merger, there will be no transfers on the stock transfer books of FNB of any FNB common shares. If, after the consummation of the parent merger, old certificates are properly presented to First Citizens, they will be canceled and exchanged for the consideration specified in the merger agreement, subject to applicable law and to the extent that First Citizens has not paid such consideration to a public official pursuant to applicable abandoned property laws.

INTEREST OF MANAGEMENT IN THE MERGER

     At the effective time of the parent merger, First Citizens will recommend to the Nominating Committee of the First Citizens Board that it nominate for election to the First Citizens Board one (1) member of the FNB Board of Directors to be recommended by FNB and to be selected by First Citizens. The new director will be designated to fill a vacancy. At the effective time of the subsidiary merger, those members of the FNB Board of Directors who desire to do so will be appointed to serve on The Farmers State Bank Board.

     First Citizens will indemnify each person who served as a director or officer of FNB or The First National Bank of Shelby, as the case may be, on or before the effective time to the fullest extent permitted pursuant to the FNB Articles of Incorporation and the FNB Code of Regulations, and the articles of association and bylaws of The First National Bank of Shelby, as the case may be, and applicable provisions of Ohio and federal law from and against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement in connection with any action, suit, claim or proceeding threatened, filed, pending or completed during the three-year period after the effective time, by reason of the fact that such person was a director or officer of FNB or The First National Bank of Shelby, as the case may be. The individual making the request for indemnification, however, must provide First Citizens with written notice of any such action, suit, claim or proceeding. First Citizens will also purchase directors' and officers' liability insurance for a period of three years from the effective date under commercially reasonable terms for such insurance and at a price not to exceed 125% of the current premium for the directors' and officers' liability insurance policy for directors and officers of FNB or The First National Bank of Shelby that serves to reimburse the present and former officers and directors of FNB or Shelby (determined at the effective time) with respect to claims against them arising from facts or events which occurred before the effective time.

RIGHTS OF DISSENTING FNB SHAREHOLDERS


     Shareholders of FNB are entitled to certain dissenters' rights pursuant to Sections 1701.78, 1701.84(A) and 1701.85 of the Ohio Revised Code. Section 1701.85 generally provides that shareholders of FNB will not be entitled to such rights without compliance with Section 1701.85 and failure to take any one of the required steps may result in the termination or waiver of such rights. Specifically, any FNB shareholder who is a record holder of FNB common shares on the August 2, 2004 record date for the FNB special meeting and whose shares are not voted in favor of the parent merger may be entitled to be paid the "fair cash value" of such FNB common shares after the effective time. To be entitled to such payment, a shareholder must deliver a written demand for payment of the "fair cash value" to FNB on or before the tenth day following the FNB special meeting and must otherwise comply with Section 1701.85 of the Ohio Revised Code. Any written demand must specify the shareholder's name and address, the number and class of shares held by him or her on the FNB record date, and the amount claimed as the "fair cash value" of such FNB common shares. See the text of
Section 1701.85 of the Ohio Revised Code attached as Appendix B to this Proxy Statement/Prospectus for specific information on the procedure to be followed in exercising dissenters' rights.



     If FNB so requests, dissenting shareholders must submit their share certificates to FNB within fifteen days of such request, for endorsement on such share certificates by FNB that demand for appraisal has been made. Failure to comply with such request will terminate the dissenting shareholders' rights. Such certificates will be promptly returned to the dissenting shareholders by FNB. If FNB and any dissenting shareholder cannot agree upon the "fair cash value" of the FNB common shares, either may, within three months after service of demand by the shareholder, file a petition in the Court of Common Pleas of Richland County, Ohio for a determination of the "fair cash value" of said FNB common shares. The court may appoint one or more appraisers to determine the "fair cash value" and if the court approves the appraisers' report, judgment will be entered for such "fair cash value" and the costs of the proceedings, including reasonable compensation of the appraisers, will be assessed or apportioned as the court considers equitable.


MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER


     The obligation of FNB and First Citizens to consummate the parent merger is conditioned on the receipt by FNB of an opinion of its counsel, Vorys, Sater, Seymour and Pease LLP, dated as of the closing date of the parent merger, substantially to the effect that:



     - the parent merger will constitute a tax free reorganization; and



     - no gain or loss will be recognized by the FNB shareholders upon the receipt solely of First Citizens common shares in exchange for FNB common shares, except with respect to any cash received, including cash received in lieu of a fractional share interest in First Citizens common shares.


     FNB and First Citizens have not sought, and do not intend to seek, a ruling from the Internal Revenue Service as to the federal income tax consequences of the parent merger. The opinion of Vorys, Sater, Seymour and Pease LLP, counsel to FNB, as to certain of the expected federal income tax consequences of the parent merger is set forth as Exhibit 8 to the registration statement of which this Proxy Statement/Prospectus is a part and supports the following discussion of the anticipated federal income tax consequences of the parent merger to shareholders of FNB. The opinion is based in part upon certain factual assumptions and upon certain factual representations made by FNB and First Citizens, which representations Vorys, Sater, Seymour and Pease LLP has relied upon and has assumed to be true, correct and complete. If such representations are inaccurate, the opinion could be adversely affected. Opinions of tax counsel are not binding on the Internal Revenue Service or the courts, either of which could take a contrary position. This discussion is based on current law. Future legislative, judicial or administrative interpretations, which may be retroactive, could alter or modify the statements set forth in this discussion. This discussion does not address, among other matters:

     - state, local, or foreign tax consequences of the parent merger;

     - the tax consequences to FNB shareholders who hold their FNB common shares other than as a capital asset, who hold their FNB common shares in a hedging transaction or as part of a straddle or conversion transaction or who are subject to special rules under the Internal Revenue Code, such as foreign persons, tax-exempt organizations, insurance companies, financial institutions, and dealers in stocks and securities;

     - the tax consequences of FNB shareholders who received their FNB common shares upon the exercise of stock options, stock purchase plan rights, or otherwise as compensation; and

     - the tax consequences to the holders of options to acquire FNB common shares.

     Assuming that the parent merger is consummated in accordance with the merger agreement, it is anticipated that the following federal income tax consequences will occur:

     - The parent merger will be a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code. First Citizens and FNB each will be a "party to the reorganization" within the meaning of Section 368(b) of the Internal Revenue Code.

     - No gain or loss will be recognized by First Citizens or FNB as a result of the parent merger.

     - The tax basis of the assets of FNB in the hands of First Citizens will be the same as the tax basis of such assets in the hands of FNB immediately prior to the parent merger.

     - The holding period of the assets of FNB to be received by First Citizens will include the period during which such assets were held by FNB.

     - An FNB shareholder receiving solely First Citizens common shares in exchange for such shareholder's FNB common shares (not including any cash received in lieu of fractional First Citizens common shares) will recognize no gain or loss upon the receipt of such First Citizens common shares.

     - An FNB shareholder receiving solely cash in exchange for such shareholder's FNB common shares (as a result of such shareholder's dissent to the merger or election to receive the cash consideration for all of such shareholder's FNB common shares) will recognize gain or loss as if such shareholder had received such cash as a distribution in redemption of such shareholder's FNB common shares, subject to the provisions and limitations of Section 302 of the Internal Revenue Code.

     - An FNB shareholder receiving both cash and First Citizens common shares in exchange for such shareholder's FNB common shares (not including any cash received in lieu of fractional First Citizens common shares) will recognize gain, but not loss, in an amount not to exceed the amount of cash received (excluding cash received in lieu of fractional First Citizens common shares). For purposes of determining the character of this gain, such FNB shareholder will be treated as having received only First Citizens common shares in exchange for such shareholder's FNB common shares, and as having immediately redeemed a portion of such First Citizens common shares for the cash received (excluding cash received in lieu of fractional First Citizens common shares). Unless the redemption is treated as a dividend under the principles of Section 302(d) of the Internal Revenue Code (to the extent of FNB's current or accumulated earnings and profits), the gain will be capital gain if the FNB common shares are held by such shareholder as a capital asset at the time of the parent merger.

     - An FNB shareholder receiving cash in lieu of fractional First Citizens common shares will recognize gain or loss as if such fractional First Citizens common shares were distributed as part of the parent merger and then redeemed by First Citizens, subject to the provisions and limitations of Section 302 of the Internal Revenue Code.


     - The tax basis of the First Citizens common shares received by an FNB shareholder pursuant to the parent merger will be the same as the tax basis of the FNB common shares surrendered in exchange for such

       First Citizens common shares, decreased by the amount of cash received and increased by the amount of gain, if any, recognized on the exchange.



     - The holding period of the First Citizens common shares received by an FNB shareholder will include the period during which the FNB common shares surrendered in exchange for such First Citizens common shares were held, provided the FNB common shares are a capital asset in the hands of the FNB shareholder at the time of the parent merger.


     The foregoing discussion is intended only as a summary and is not a complete analysis or listing of all potential federal income tax consequences of the parent merger. FNB shareholders are urged to consult their tax advisors concerning the United States federal, state, local and foreign tax consequences of the parent merger to them.

REGULATORY APPROVALS

     First Citizens has filed the applications necessary to obtain the approval for the parent merger from the Federal Reserve Board and the Federal Deposit Insurance Corporation and to obtain the approval of the subsidiary merger from the Ohio Division of Financial Institutions. The parent merger may not be consummated for up to thirty (30) days after approval by the Federal Reserve Board, during which time an action may be brought by the United States Department of Justice challenging the parent merger on antitrust grounds. Neither First Citizens nor FNB has any reason to believe the parent merger will be challenged on antitrust grounds.

BUSINESS PENDING THE MERGER

     The merger agreement provides that, pending consummation of the parent merger, without the prior written consent of FNB, First Citizens and its subsidiaries will not, among other things:

     - conduct the business of First Citizens and its subsidiaries other than in the ordinary course or take any action which is reasonably likely to have an adverse effect upon First Citizens' ability to perform any of its material obligations under the merger agreement;

     - fail to use reasonable efforts to preserve intact in any material respect their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates;

     - make, declare, pay or set aside for payment any dividend, except for dividends paid in accordance with past practice;

     - implement or adopt any change in its accounting principles, practices or methods, other than as may be required by accounting principles generally accepted in the United States of America;

     - settle any claim, action or proceeding, except in the ordinary course of business consistent with past practice or under certain circumstances;

     - take any action while knowing that such action would, or is reasonably likely to, prevent or impede the parent merger from qualifying as a reorganization within the meaning of Section 368 of the Code, or take any action that is intended or is reasonably likely to result in any of its representations and warranties set forth in the merger agreement being or becoming untrue, any of the conditions to the parent merger not being satisfied, or a material violation of any provision of the merger agreement;

     - except pursuant to applicable law or regulation, fail to follow its existing policies or practices with respect to managing its exposure to interest rate and other risk or fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk; or

     - agree or commit to do any of the foregoing.

     The merger agreement also provides that, pending consummation of the parent merger, without the prior written consent of First Citizens, FNB will not, and will cause The First National Bank of Shelby not to, among other things:

     - conduct the business of FNB and The First National Bank of Shelby other than in the ordinary course or fail to use reasonable efforts to preserve intact in any material respect their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates, or voluntarily take any action which is reasonably likely to have an adverse effect upon FNB's ability to perform any of its material obligations under the merger agreement;

     - issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional FNB common shares, except pursuant to the exercise of outstanding stock options;

     - make, declare, pay or set aside for payment any dividend or directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock, except that, subject to receipt of all necessary regulatory approvals under the written agreement with the OCC, if any, FNB may declare before June 30, 2004, a per share dividend in the amount of $.20 payable before July 31, 2004, and may declare before September 30, 2004, a per share dividend in the amount of $.20 payable before October 31, 2004;

     - enter into or amend or renew any employment, consulting, severance, retention, change in control, or similar agreements or arrangements with any director, officer or employee of FNB or its subsidiaries, or grant any salary or wage increase or increase any employee benefit, except for normal individual increases in compensation to employees in the ordinary course of business consistent with past practice, but in no event greater than 3%, or in certain other cases;


     - enter into, establish, adopt or amend (except in certain circumstances) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related to each such contract, plan or arrangement, in respect of any director, officer or employee of FNB or The First National of Shelby, or take any action to accelerate the payment of benefits, or the vesting or exercisability of stock options, restricted stock or other compensation or benefits;


     - sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties except in the ordinary course of business;

     - acquire all or any portion of the assets, business, deposits or properties of any other entity;

     - amend the FNB Articles of Incorporation or Code of Regulations or the articles of incorporation or regulations of any of FNB's subsidiaries;

     - implement or adopt any change in its accounting principles, practices or methods, other than as may be required by accounting principles generally accepted in the United States of America;

     - except in the ordinary course of business consistent with past practice, enter into or terminate any material contract or amend or modify in any material respect any of its existing material contracts;

     - settle any claim, action or proceeding, except in the ordinary course of business consistent with past practice or under certain circumstances;

     - take any action while knowing that such action would or would be reasonably likely to prevent or impede the parent merger from qualifying as a reorganization within the meaning of Section 368 of the Internal Revenue Code, or take any action that is intended or is reasonably likely to result in any of its representations and warranties set forth in the merger agreement being or becoming untrue, any of the conditions to the parent merger not being satisfied, or a material violation of any provision of the merger agreement;

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

     - except pursuant to applicable law or regulation, implement or adopt any material change in its interest rate and other risk management policies, procedures or practices, or fail to follow its existing policies or practices with respect to managing its exposure to interest rate and other risk, or fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk;


     - extend credit in excess of $250,000 in the case of a single credit or renewal of a single credit or $3,000,000 in the aggregate, nor incur any indebtedness for borrowed money other than in the ordinary course of business; or


     - agree or commit to do any of the foregoing.

     In addition, in the merger agreement, FNB has agreed that it will not, and will cause The First National Bank of Shelby not to, directly or indirectly, take any action to solicit, initiate, engage or negotiate any tender or exchange offer, proposal for a merger, consolidation or other business combination involving FNB or The First National Bank of Shelby or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets or deposits of, FNB or The First National Bank of Shelby, other than the transactions contemplated by the merger agreement, from any person or entity, other than First Citizens, or provide any confidential information to, discuss or negotiate with any such person or entity, other than First Citizens, any such proposal. However, FNB may furnish information to, or enter into discussion, negotiations or an agreement with, any person or entity which makes an unsolicited acquisition proposal if and to the extent that (a) the FNB Board, after consultation with and based upon the advice of counsel, determines in good faith that such action is required to fulfill its fiduciary duties to the shareholders of FNB under applicable law and (b) before furnishing such information to, or entering into discussions or negotiations with, such person or entity, FNB provides immediate written notice to First Citizens of such action, the identity of the bidder and the substance of such acquisition proposal. If FNB terminates the merger agreement because FNB executes a definitive agreement in respect of, or closes, an acquisition proposal with another party within twelve (12) months after the date of termination of the merger agreement, FNB must pay to First Citizens the sum of $1,500,000 within ten days after the earlier of such execution or closing.

OTHER PROVISIONS OF THE MERGER AGREEMENT

  REPRESENTATIONS AND WARRANTIES

     The merger agreement contains representations and warranties by the parties regarding, among other things, their respective organization, authority to enter into the merger agreement, capitalization, subsidiaries, pending and threatened litigation, compliance with applicable laws and regulations, financial statements and filings with regulatory agencies. These representations and warranties will not survive consummation of the parent merger. The merger agreement includes certain exceptions to First Citizens' and FNB's representations and warranties, none of which are deemed material to this transaction.

  CONDITIONS TO THE MERGER


     The obligations of FNB and First Citizens to consummate the parent merger are subject to the following conditions:



     - the merger agreement and the parent merger must have been adopted and approved by the requisite vote of the shareholders of FNB;


     - all regulatory approvals required to consummate the transactions contemplated by the merger agreement must have been obtained and must remain in full force and effect and all statutory waiting periods in respect thereof must have expired and no such approvals must contain (A) any conditions, restrictions or requirements which the First Citizens Board reasonably determines would either before or after the effective time have a material adverse effect on First Citizens and its subsidiaries taken as a whole after giving effect to the consummation of the parent merger, or (B) any conditions, restrictions or requirements that are not customary and usual for approvals of such type and which the First Citizens Board reasonably determines would either before or after the effective time be unduly burdensome, including, with respect to both (A) and (B) above, any conditions, restrictions or requirements arising out of the formal written agreement between The First National Bank of Shelby and the OCC;

     - no court, administrative agency or commission or other federal, state or local governmental authority or instrumentality of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the transactions contemplated by the merger agreement;

     - the registration statement of which this Proxy Statement/Prospectus is a part (registering the exchange of the First Citizens common shares for FNB common shares) must have become effective under the 1933 Act and no stop order suspending the effectiveness of the registration statement must have been issued and no proceedings for that purpose must have been initiated or threatened by the SEC; and

     - all permits and other authorizations under state securities laws necessary to consummate the transactions contemplated by the merger agreement and to issue the First Citizens common shares to be issued in the parent merger must have been received and be in full force and effect.


     The obligation of FNB to consummate the parent merger is also subject to the satisfaction or waiver of the following conditions:


     - the representations and warranties of First Citizens set forth in the merger agreement must be true and correct, subject to the standard set forth in the merger agreement, as of the date of the merger agreement and as of the effective date as though made on and as of the effective date (except that representations and warranties that by their terms speak as of the date of the merger agreement or some other date must be true and correct as of such date), and FNB must have received a certificate, dated the effective date, signed on behalf of First Citizens by the Chief Executive Officer and the Chief Financial Officer of First Citizens to such effect;

     - First Citizens must have performed in all material respects all obligations required to be performed by First Citizens under the merger agreement at or prior to the effective date, and FNB must have received a certificate, dated the effective date, signed on behalf of First Citizens by the Chief Executive Officer and the Chief Financial Officer of First Citizens to such effect;

     - FNB must have received an opinion of Vorys, Sater, Seymour and Pease LLP, counsel to FNB, dated the effective date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, (A) the parent merger constitutes a "reorganization" within the meaning of Section 368 of the Code and (B) no gain or loss will be recognized by shareholders of FNB who receive First Citizens common shares in exchange for FNB common shares, and cash in lieu of fractional share interests, other than the gain or loss to be recognized as to cash received in lieu of fractional share interests;

     - FNB must have received a fairness opinion from Friedman Billings Ramsey, dated as of a date reasonably proximate to the date of the Proxy Statement, stating that the merger consideration is fair to the shareholders of FNB from a financial point of view; and

     - First Citizens must have purchased a directors' and officers' liability insurance policy for a period of three years from the effective date under commercially reasonable terms for such insurance and at a price not to exceed 125% of the current premium for the directors' and officers' liability insurance policy for directors and officers of FNB or The First National Bank of Shelby.


     The obligation of First Citizens to consummate the parent merger is also subject to the satisfaction or waiver of the following conditions:


     - the representations and warranties of FNB set forth in the merger agreement must be true and correct, subject to the standard set forth in the merger agreement, as of the date of the merger agreement and as of the effective date as though made on and as of the effective date (except that representations and warranties that by their terms speak as of the date of the merger agreement or some other date must be true and correct as of such date) and First Citizens must have received a certificate, dated the effective date, signed on behalf of FNB by the Chief Executive Officer and the Chief Financial Officer of FNB to such effect;

     - FNB must have performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the effective date, and First Citizens must have received a certificate, dated the effective date, signed on behalf of FNB by the Chief Executive Officer and the Chief Financial Officer of FNB to such effect; and

     - First Citizens must have received a FNB Affiliate Agreement (in the form attached to the merger agreement) from each affiliate of FNB.

     The foregoing disclosure regarding conditions to the parent merger represents and includes all material conditions to the consummation thereof.

  AMENDMENTS; WAIVER; AND TERMINATION

     Prior to the effective time, any provision of the merger agreement may be amended or modified at any time by an agreement in writing between the parties, except that after the FNB special meeting, the merger agreement may not be amended if it would violate Ohio corporate law or the federal securities laws. In addition, any provision of the merger agreement may be waived prior to the effective time by the party benefited by such provision.

     The merger agreement may be terminated as follows:

     - at any time prior to the effective time, by the mutual consent of First Citizens and FNB, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board;

     - at any time prior to the effective time, by First Citizens or FNB, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of either: (A) a breach by the other party of any representation or warranty contained in the merger agreement (subject to the standard set forth in the merger agreement), which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach; or (B) a breach by the other party of any of the covenants or agreements contained in the merger agreement, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach, provided that such breach (whether under (A) or (B)) would be reasonably likely, individually or in the aggregate with other breaches, to result in a material adverse effect (as defined in the merger agreement);

     - at any time prior to the effective time, by First Citizens or FNB, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the parent merger is not consummated by October 31, 2004, except to the extent that the failure of the parent merger then to be consummated arises out of or results from the knowing action or inaction of the party seeking to terminate pursuant to this provision of the merger agreement;

     - by FNB or First Citizens, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, in the event (A) the approval of any governmental or regulatory authority required for consummation of the parent merger and the other transactions contemplated by the merger agreement shall have been denied by final nonappealable action of such governmental or regulatory authority or (B) the FNB shareholders fail to adopt the merger agreement and the parent merger at the FNB special meeting;

     - by First Citizens if the 2003 audited financial statements of FNB fail to meet certain conditions; and

     - by FNB, if FNB executes a definitive agreement in connection with, or closes, an acquisition proposal in compliance with the terms of the merger agreement.

     In addition, if the market price of First Citizens common shares falls below $21.50 per share during a measuring period prior to the closing, First Citizens will have the right to increase the number of First Citizens common shares to be received by FNB shareholders in the parent merger to offset the amount by which the market price is below $21.50. If First Citizens chooses not to make such an adjustment, FNB's directors will have the right to terminate the merger agreement and abandon the transaction. There is no assurance, however, that the FNB directors will exercise such right.

     If the market price of First Citizens common shares falls below $21.50 during a measuring period prior to the closing and First Citizens chooses not to increase the number of First Citizens common shares, the FNB directors will evaluate the circumstances and, in the exercise of their fiduciary duties, determine whether to terminate the merger agreement. THE FNB BOARD OF DIRECTORS MAY, WITHOUT THE APPROVAL OF THE FNB SHAREHOLDERS, WAIVE THE RIGHT TO TERMINATE THE MERGER AGREEMENT AND PROCEED WITH THE PARENT MERGER EVEN IF THE MARKET PRICE OF FIRST CITIZENS COMMON SHARES FALLS BELOW $21.50 DURING THE APPLICABLE PERIOD.

     Because the total number of First Citizens common shares to be issued in the parent merger is fixed and the market price of First Citizens common shares will fluctuate, FNB shareholders cannot be sure of the market value of the First Citizens common shares they will receive in the parent merger. FNB shareholders should obtain current price quotations for the First Citizens common shares before casting their votes regarding the parent merger. FNB shareholders may obtain current stock quotations for First Citizens common shares, listed under the symbol "FCZA," from newspapers, the Internet or stockbrokers.

     In the event the merger agreement is terminated and the parent merger is abandoned, no party to the merger agreement will have any liability or further obligation to any other party except under certain circumstances and except that termination will not relieve a breaching party from liability for any willful breach of the merger agreement giving rise to such termination. The parties will be entitled to an injunction or injunctions to prevent breaches or threatened breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement in any court of the United States or any state having jurisdiction, in addition to any other remedy to which they are entitled by law or in equity.

  EXPENSES OF THE MERGER

     Each of First Citizens and FNB will bear its own expenses in connection with the parent merger, except that printing and mailing expenses will be shared equally between FNB and First Citizens. All fees to be paid to regulatory authorities and the SEC in connection with the parent merger will be paid by First Citizens.

OPERATIONS OF FNB AFTER THE MERGER

     Pursuant to the merger agreement, FNB will be merged with and into First Citizens and First Citizens will be the surviving corporation as of the effective time. The Articles of Incorporation and Code of Regulations of First Citizens will remain in effect as they were immediately prior to the parent merger. First Citizens will recommend to the Nominating Committee of the First Citizens Board that it nominate for election to the First Citizens Board one member of FNB's Board to be recommended by FNB and to be selected by First Citizens. The new director will be designated to fill a vacancy.

     At the effective time, the Board of Directors of First Citizens will consist of all of the persons who were directors of First Citizens immediately prior to the effective time, plus one member of the FNB Board of Directors recommended by FNB and selected by First Citizens. Each such director shall serve for the balance of his term and until his successor is duly elected and qualified or until his earlier death, resignation or removal in the manner provided in the Code of Regulations of First Citizens or as otherwise provided by law. For further information regarding the directors and officers of First Citizens after the parent merger, see "INFORMATION WITH RESPECT TO FIRST CITIZENS -- Management."

     Immediately following the parent merger and upon the receipt of the required regulatory approvals, the subsidiary merger will take place pursuant to which The First National Bank of Shelby will merge with and into The Farmers State Bank. The Farmers State Bank will be the surviving entity and will continue as a state banking corporation.

ACCOUNTING TREATMENT

     The parent merger will be accounted for as a purchase in accordance with accounting principles generally accepted in the United States of America. Under the purchase method of accounting, the tangible and identifiable
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

intangible assets and liabilities of FNB will be recorded at estimated fair values at the time the Merger is consummated, and the excess of the estimated fair value of shares issued plus the direct costs of the acquisition over the net tangible and identifiable intangible assets will be recorded as goodwill. The adjustments necessary to record tangible and identifiable intangible assets and liabilities at fair value will be amortized to income and expense over the estimated remaining lives of the related assets and liabilities. Remaining goodwill will be subject to an annual test for impairment and the amount impaired, if any, will be charged to expense at the time of impairment.

     The pro forma results of applying the purchase method of accounting are shown in the unaudited pro forma financial information appearing elsewhere in this Proxy Statement/Prospectus. See "PRO FORMA FINANCIAL INFORMATION."

RESALE OF FIRST CITIZENS COMMON SHARES

     No restrictions on the sale or other transfer of the First Citizens common shares issued pursuant to the parent merger will be imposed solely as a result of the parent merger, except for restrictions on the transfer of shares issued to any FNB shareholder who may be deemed to be an "affiliate" of FNB for purposes of Rule 145 under the Securities Act of 1933. Generally, "affiliates" of FNB would include officers, directors and significant shareholders of FNB. The merger agreement requires FNB to cause persons who could be considered to be "affiliates" to enter into an agreement with First Citizens to the effect that the First Citizens common shares to be acquired by such "affiliates" will not be sold, pledged, transferred or otherwise disposed of except in compliance with the 1933 Act and the rules and regulations thereunder.

     First Citizens common shares issued to FNB shareholders who may be deemed to be affiliates may be resold only (i) in transactions permitted by Rule 145 promulgated under the 1933 Act, (ii) pursuant to an effective registration statement, or (iii) in transactions exempt from registration.

                  DESCRIPTION OF FIRST CITIZENS COMMON SHARES

GENERAL

     First Citizens has authorized 10,000,000 common shares, without par value, of which 5,033,203 are issued and outstanding and 293,238 are treasury shares. Each outstanding First Citizens common share is duly authorized, validly issued, fully paid and nonassessable. The holders of First Citizens common shares have one vote per share on each matter on which shareholders are entitled to vote and, in accordance with Ohio law, cumulative voting rights may be requested in connection with the election of directors. Directors are elected for staggered, three-year terms. Specifically, the Board is divided into three classes of equal or near equal number, with the members of one class being elected annually. On liquidation or dissolution of First Citizens, the holders of First Citizens common shares are entitled to share ratably in such assets as remain after creditors have been paid. Holders of First Citizens common shares have the preemptive rights described in Section 1701.15 of the Ohio Revised Code. Pursuant to Section 1701.15 of the Ohio Revised Code, no preemptive rights are available in connection with shares issued or agreed to be issued for considerations other than money, as is the case in the parent merger.

     First Citizens' Board of Directors determines whether to declare dividends and the amount of any dividends declared. Such determinations by the Board of Directors take into account First Citizens' financial condition, results of operations and other relevant factors. While management expects to maintain its policy of paying regular cash dividends, no assurances can be given that any dividends will be declared, or, if declared, what the amount of such dividends will be. See "INFORMATION WITH RESPECT TO FIRST CITIZENS -- Market Price of First Citizens common shares."

     Illinois Stock Transfer Company is the exchange agent for First Citizens common shares.

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

PROVISIONS RELATING TO BUSINESS COMBINATIONS

  BUSINESS COMBINATIONS

     Article SIXTH ("Article SIXTH") of First Citizens' Articles of Incorporation sets forth certain requirements in connection with the approval or authorization of any of the following types of business combinations:

     - any merger or consolidation involving First Citizens or any subsidiary of First Citizens;

     - any sale or other disposition of all or a substantial part of the assets of First Citizens or any subsidiary of First Citizens;

     - any sale or other disposition of all or a substantial part of the assets of any entity to First Citizens or any subsidiary of First Citizens;

     - any sale or other disposition by First Citizens or any subsidiary of First Citizens of any corporation;

     - any recapitalization or reclassification of First Citizens' securities or other transaction that would have the effect of increasing the voting power of a "related person" (as defined below);

     - any liquidation, spin-off, split-up or dissolution of First Citizens; and

     - any agreement or other arrangement providing for any of the foregoing.

     For purposes of Article SIXTH, "related person" generally means any person, entity or group, including any affiliate or associate thereof, (other than First Citizens, any wholly-owned subsidiary of First Citizens and any employee benefit plan sponsored by First Citizens or any such subsidiary of First Citizens) that, at the time any business combination is agreed to, authorized or approved, is the beneficial owner of greater than 10% of the First Citizens common shares entitled to vote on such business combination.

  BOARD CONSIDERATIONS

     Article SIXTH provides that when evaluating a business combination or any tender or exchange offer, the Board of Directors of First Citizens shall consider, without limitation: (a) the social and economic effects of the transaction on First Citizens and its subsidiaries, employees, customers, creditors and community; (b) the business and financial conditions and earning prospects of the acquiring person or persons; and (c) the competence, experience and integrity of the acquiring person or persons and its or their management.

  SHAREHOLDER APPROVAL

     Article SIXTH provides that the affirmative vote of the holders of not less than 80% of each class of First Citizens common shares entitled to vote on the transaction shall be required for the approval of any business combination in which a related person has an interest (except proportionately as a shareholder); provided, however, the 80% voting requirement shall not be applicable if (a) the continuing directors, who at the time constitute at least a majority of the Board of Directors of First Citizens, have approved the business combination by at least two-thirds vote or (b) certain conditions relating to the fairness of the transaction have been satisfied. Pursuant to Article FIFTH, if the 80% voting requirement is inapplicable, the transaction under consideration may be authorized by the affirmative vote of the holders of First Citizens common shares entitling them to exercise a majority of the voting power of the corporation.

     Article SIXTH further provides that no amendment of First Citizens' Articles of Incorporation shall be effective to amend, alter or repeal any of the provisions of Article SIXTH unless such amendment shall receive the affirmative vote of the holders of not less than 80% of the First Citizens common shares entitled to vote thereon; provided, however, the 80% voting requirement shall not be applicable if such amendment shall have been proposed and authorized by the Board of Directors of First Citizens by the affirmative vote of at least 2/3 of the continuing directors.

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

                     COMPARATIVE RIGHTS OF FNB SHAREHOLDERS

     Shareholders of FNB who receive First Citizens common shares in the parent merger will become shareholders of First Citizens and their rights as shareholders of First Citizens will be governed by the Ohio Revised Code and by First Citizens' Articles of Incorporation and Code of Regulations. In many instances, the rights of FNB shareholders, which are currently governed by the Ohio Revised Code and the Articles of Incorporation and Code of Regulations of FNB, are substantially the same as the rights of First Citizens shareholders. For example, the rights of FNB shareholders and First Citizens shareholders are substantially the same with respect to cumulative voting rights, preemptive rights, notice of shareholder meetings, quorum requirements, waiver of notice of meetings, nomination of directors and the capacity to take action without a meeting.

     The following summary compares certain rights of the holders of FNB common shares to the rights of holders of First Citizens common shares in areas where those rights are materially different. This summary, however, does not purport to be a complete description of such differences and is qualified in its entirety by reference to the Ohio Revised Code and the respective governing corporate instruments of FNB and First Citizens.

AUTHORIZED AND OUTSTANDING SHARES

     FNB has authorized 1,000,000 common shares with a par value of $10.00 each, of which 500,000 are currently issued and outstanding and none of which are treasury shares. First Citizens has authorized 10,000,000 common shares, without par value, of which 5,033,203 are issued and outstanding and 293,238 are treasury shares. As a result of the parent merger, First Citizens will have up to 5,819,203 common shares issued and outstanding.

VOTING

     Both FNB shareholders and First Citizens shareholders are entitled to one vote per share and are entitled to request cumulative voting in the election of directors.

     In most instances, matters submitted to the FNB shareholders or to the First Citizens shareholders are decided by a majority of votes cast with respect to such matters. Under the default provisions of the Ohio Revised Code, certain extraordinary corporate actions, including mergers and other business combinations, must be approved by the affirmative vote of the holders of common shares entitling them to exercise at least two-thirds of the voting power of the corporation. Both FNB and First Citizens have opted out of these default provisions and, except for certain business combinations with related persons, mergers and other business combinations only require the affirmative vote of the holders of common shares entitling them to exercise at least a majority of the voting power of the corporation.

     Both FNB and First Citizens have substantially similar provisions in their respective articles of incorporation that require an 80% affirmative vote of the shareholders to approve any business combination in which a related person has an interest. This 80% voting requirement, however, is not applicable if (i) the continuing directors have approved the business combination by at least a two-thirds vote or (ii) certain conditions relating to the fairness of the transaction have been satisfied. See "DESCRIPTION OF FIRST CITIZENS COMMON SHARES -- Provisions Relating to business combinations." Further, both FNB and First Citizens require an 80% affirmative vote for specified shareholder amendments to their respective articles of incorporation unless such amendment has been proposed and authorized by at least a two-thirds vote of the continuing directors.

NUMBER AND CLASSES OF DIRECTORS

     The FNB Board of Directors, which must consist of no fewer than five (5) nor more than twenty-five (25) directors, currently consists of ten (10) directors. The First Citizens Board of Directors, which also must consist of no fewer than five (5) nor more than twenty-five (25) directors, currently consists of twelve (12) directors. Following the parent merger, one current member of the FNB Board will be recommended by FNB and selected by First Citizens to serve on the First Citizens Board, which will result in an increase in the number of directors of First Citizens to thirteen (13). The directors of both FNB and First Citizens are divided into three classes of approximately equal number, with each class being elected for staggered three-year terms.

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REMOVAL OF DIRECTORS

     Directors of FNB may be removed only with cause and only by the affirmative vote of the holders of not less than two-thirds of the voting power of shareholders entitled to vote in the election of directors. Directors of First Citizens generally may be removed by a majority of the votes cast by First Citizens shareholders qualified to vote in the election of directors, subject to two qualifications. First, in the event of a proposed business combination, the removal of a First Citizens director by the First Citizens shareholders requires the affirmative vote of not less than 80% of the First Citizens common shares entitled to vote with respect to such removal. Second, an individual First Citizens director may only be removed by the First Citizens shareholders if the votes cast against his or her removal would not be enough to elect one director under the cumulative voting scheme.

INDEMNIFICATION AND LIABILITY OF DIRECTORS AND OFFICERS


     The FNB Articles of Incorporation and the First Citizens Articles of Incorporation each provide that the corporation has the power to indemnify its present and past directors, officers, employees and agents to the full extent permitted under Title 17 of the Ohio Revised Code. The FNB Articles of Incorporation further provide, however, that the corporation may eliminate the personal liability of any director for monetary damages for breach of his or her fiduciary duty as a director; provided, however, that personal liability may not be eliminated for (i) any breach of the directors' duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) illegal distributions or dividends, and (iv) any transaction in which the director derived an improper benefit.


                        PRO FORMA FINANCIAL INFORMATION

     The following unaudited pro forma condensed combined consolidated balance sheet as of March 31, 2004 and the unaudited pro forma condensed combined consolidated statement of income for the three months ended March 31, 2004, and for the year ended December 31, 2003 have been prepared to reflect First Citizens' acquisition of FNB as if the acquisition had occurred on March 31, 2004 with respect to the balance sheet and as of January 1 with respect to each of the income statements, in each case giving effect to the pro forma adjustments described in the accompanying notes. The pro forma adjustments are based on estimates made for the purpose of preparing these pro forma financial statements. The actual adjustments to the accounts of First Citizens will be made based on the underlying historical financial data at the time of the transaction. First Citizens' management believes that the estimates used in these pro forma financial statements are reasonable under the circumstances.

     The pro forma condensed consolidated financial information has been prepared based on the purchase transaction method of accounting assuming 786,000 First Citizens common shares will be issued, that cash in the amount of $14,400,000 will be distributed, and that no FNB shareholders will dissent with respect to the parent merger. This information will vary if any FNB shareholders dissent. For a discussion of the purchase transaction method of accounting, see "PROPOSED MERGER -- Accounting Treatment" and "PROPOSED MERGER -- Other Provisions of the Merger Agreement."

     The unaudited pro forma condensed combined consolidated balance sheet as of March 31, 2004 is not necessarily indicative of the combined financial position had the parent merger been effective at that date. The unaudited pro forma condensed combined consolidated statements of income are not necessarily indicative of the results of operations that would have occurred had the parent merger been effective at the beginning of the periods indicated, or of the future results of operations of First Citizens. These pro forma financial statements should be read in conjunction with the historical financial statements and the related notes incorporated elsewhere in this Proxy Statement/Prospectus.

     These pro forma financial statements do not include the effects of any potential cost savings which management believes will result from operating the FNB banking business as branches and combining certain operating procedures.

                            FIRST CITIZENS BANC CORP
                           FNB FINANCIAL CORPORATION

            PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET
                                  (UNAUDITED)

             AT MARCH 31, 2004 (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                              PRO FORMA
                                                   HISTORICAL                ADJUSTMENTS
                                                     FIRST      HISTORICAL    INCREASE/    PRO FORMA
                                                    CITIZENS       FNB       (DECREASE)    COMBINED
                                                   ----------   ----------   -----------   ---------
ASSETS
Cash and due from banks..........................   $ 21,083     $  6,639     $ (3,400)    $ 24,322
Federal funds sold...............................         --       18,910                    18,910
Interest-bearing deposits........................         --           --                        --
Securities available for sale....................    101,569       77,307                   178,876
Securities held to maturity......................         13                                     13
Other Investments................................      7,269        1,844           --        9,113
Loans held for sale..............................        335           97           --          432
Loans, net.......................................    469,325       98,214          461(1)   568,000
Premises and equipment...........................     10,416        1,879           57(2)    12,352
Goodwill.........................................     15,052           --       10,271(3)    25,323
Other identified intangible assets...............      2,385        1,929       (1,048)(4)    3,266
Accrued interest and other assets................      8,444        4,260           --       12,704
                                                    --------     --------     --------     --------
     Total Assets................................   $635,891     $211,079     $  6,341     $853,311

LIABILITIES
Deposits.........................................   $498,622     $177,970     $   (542)(5) $676,050
Securities sold under repurchase agreements......     10,447        5,587                    16,034
Federal funds purchased..........................     30,800           --                    30,800
Other borrowings.................................     22,709        1,165       11,000(8)    34,874
Accrued expenses and other liabilities...........      4,342          731          444(6)     5,517
                                                    --------     --------     --------     --------
     Total Liabilities...........................    566,920      185,453       10,902      763,275

SHAREHOLDERS' EQUITY
Common stock.....................................     47,370        5,000       16,065(7)    68,435
Surplus..........................................         --        7,000       (7,000)(7)       --
Retained earnings................................     28,416       13,329      (13,329)(7)   28,416
Treasury stock...................................     (7,241)          --           --(7)    (7,241)
Accumulated other comprehensive income...........        426          297         (297)(7)      426
                                                    --------     --------     --------     --------
     Total Shareholders' Equity..................     68,971       25,626       (4,561)      90,036
                                                    --------     --------     --------     --------
     Total Liabilities and Shareholders'
       Equity....................................   $635,891     $211,079     $  6,341     $853,311

                            FIRST CITIZENS BANC CORP
                           FNB FINANCIAL CORPORATION

         PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF INCOME
                                  (UNAUDITED)

 FOR THE THREE MONTHS ENDED MARCH 31, 2004 (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                              PRO FORMA
                                                                             ADJUSTMENTS
                                                   HISTORICAL   HISTORICAL    INCREASE/      PRO FORMA
                                                      FCBC         FNB       (DECREASE)      COMBINED
                                                   ----------   ----------   -----------     ---------
Interest income..................................    $7,692       $2,821        $ (80)(1)(9)  $10,433
Interest expense.................................     1,868          665          340(5)(8)     2,873
Net interest income..............................     5,824        2,156         (420)          7,560
Provision for loan losses........................       435        1,180                        1,615
                                                     ------       ------        -----         -------
Net interest income after provision..............     5,389          976         (420)          5,945
Non-interest income..............................     1,723          213                        1,936
Non-interest expense.............................     5,505        1,855           26(2)(4)     7,386
Income (loss) before income taxes................     1,607         (666)        (446)            495
Provision for income taxes (benefit).............       444         (169)        (152)(10)        123
                                                     ------       ------        -----         -------
Net Income (loss)................................    $1,163       $ (497)       $(295)        $   371
Earnings Per Share:
  Basic..........................................    $ 0.23       $(0.99)
  Diluted........................................    $ 0.23       $(0.99)
Pro Forma Earnings Per Share:
  Basic..........................................                                             $  0.06
  Diluted........................................                                             $  0.06

                            FIRST CITIZENS BANC CORP
                           FNB FINANCIAL CORPORATION

         PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF INCOME
                                  (UNAUDITED)

   FOR THE YEAR ENDED DECEMBER 31, 2003 (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                              PRO FORMA
                                                                             ADJUSTMENTS
                                                   HISTORICAL   HISTORICAL    INCREASE/      PRO FORMA
                                                      FCBC         FNB       (DECREASE)      COMBINED
                                                   ----------   ----------   -----------     ---------
Interest income..................................   $33,267      $13,244       $  (321)(1)(9)  $46,190
Interest expense.................................     8,417        3,833         1,360(5)(8)   13,610
Net interest income..............................    24,850        9,411        (1,681)        32,580
Provision for loan losses........................     1,944        6,800                        8,744
Net interest income after provision..............    22,906        2,611        (1,681)        23,836
Non-interest income..............................     7,724          975                        8,699
Non-interest expense.............................    22,925        7,794         104(2)(4)     30,823
Income (loss) before income taxes................     7,705       (4,208)       (1,785)         1,712
Provision for income taxes (benefit).............     2,138       (1,445)         (607)(10)        86
Net Income (loss)................................   $ 5,567      $(2,763)      $(1,178)       $ 1,626
Earnings Per Share:
  Basic..........................................   $  1.11      $ (5.53)
  Diluted........................................   $  1.10      $ (5.53)
Pro Forma Earnings Per Share:
  Basic..........................................                                             $  0.28
  Diluted........................................                                             $  0.28

---------------

 (1) Represents the estimated fair market value adjustment related to the loan portfolio and is assumed to amortize into interest income on a level yield basis over the estimated period to maturity or reprising of the portfolio, which averages 7 1/2 years.

 (2) Represents the estimated fair market value adjustment related to the office properties and is assumed to amortize on a straight line basis over the estimated life of 39 years.

 (3) Represents the estimate of the excess of the total direct acquisition costs over the estimated fair value of the net assets acquired.

 (4) Represents the elimination of the historical core deposit intangible at FNB in the amount of $1,929 and establishment of the estimated core deposit intangible related to the proposed acquisition by First Citizens in the amount of $881, which is assumed to amortize into non-interest expense on an accelerated basis over 10 years.

 (5) Represents the estimated fair market value adjustment related to deposits and is assumed to amortize into interest expense on a level yield basis over the estimated remaining maturity of the deposits which averages 10 months for certificates of deposit and 17 months for IRAs.

 (6) Represents deferred taxes related to estimated purchase accounting adjustments of $444.

 (7) Represents the elimination of FNB equity on a historical basis and the issuance of an estimated 786,000 shares of First Citizens based on an exchange multiple of 2.62.

 (8) Represents estimated amount First Citizens will borrow to pay the cash portion to FNB shareholders. The borrowing will be fixed at 7%.

 (9) Represents amortization of fair value adjustment related to investment securities on a level yield basis over their estimated remaining lives which average 21 months.

(10) Represents the income tax effect of the estimated purchase accounting adjustments using an effective tax rate of 34%.

(11) Basic and diluted pro forma earnings per share for the three months ended March 31, 2004 have been computed based on 5,819,203 and 5,827,469 weighted average shares outstanding.

(12) Basic and diluted pro forma earnings per share for the year ended December 31, 2003 have been computed based on 5,819,203 and 5,827,469 weighted average shares outstanding.

                   INFORMATION WITH RESPECT TO FIRST CITIZENS

BUSINESS

     First Citizens is a bank holding company organized in 1987 under the laws of the State of Ohio and registered with the Federal Reserve Board pursuant to the Bank Holding Company Act of 1956, as amended. First Citizens has two wholly-owned banking subsidiaries: The Citizens Banking Company, a commercial bank organized and existing under the laws of the State of Ohio and The Farmers State Bank, a commercial bank organized and existing under the laws of the State of Ohio. In addition, First Citizens has six wholly-owned nonbank subsidiaries which provide services related to its primary business: SCC Resources, Inc., an Ohio corporation which provides data processing services; R.A. Reynolds Appraisal Services, Inc., an Ohio corporation which provides real estate appraisal services; Mr. Money Finance Company, an Ohio Corporation which provides consumer-lending products; First Citizens Title Insurance Agency, Inc., an Ohio corporation which provides mortgage services; First Citizens Insurance Agency, Inc., an Ohio corporation which provides insurance products; and Water Street Properties, Inc., an Ohio corporation which holds properties repossessed by First Citizens subsidiaries. As of March 31, 2004 and December 31, 2003, First Citizens had total consolidated assets of approximately $635.9 million and $636.4 million and total shareholders' equity of $69.0 million and $69.1 million, respectively.

     First Citizens' primary business is incidental to its two operating bank subsidiaries, The Citizens Banking Company and The Farmers State Bank. Located in Erie, Crawford, Huron, Union, Marion, Richland and Ottawa Counties, Ohio, The Citizens Banking Company and The Farmers State Bank conduct a general banking business that involves collecting customer deposits, making loans, purchasing securities, and providing trust services. Commercial banking accounts for substantially all of the revenue, operating income and assets of First Citizens. First Citizens common shares are listed on the Nasdaq SmallCap Market. For the year ended December 31, 2003, First Citizens' return on average assets and return on average equity was 0.87% and 7.82%, respectively. First Citizens' principal executive offices are located at 100 East Water Street, Sandusky, Ohio 44870. The telephone number of First Citizens' executive offices is (419) 625-4121.

SELECTED FINANCIAL INFORMATION


     Selected financial statements with respect to First Citizens can be found on page 13 of First Citizens' annual report on Form 10-K and pages 3 through 7 of First Citizens' quarterly report on Form 10-Q for the quarter ended March 31, 2004 and are incorporated by reference into this Proxy Statement/Prospectus.


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOR THE QUARTER ENDED MARCH 31, 2004


     First Citizens' Management's Discussion and Analysis of Financial Condition and Results of Operations for the quarter ended March 31, 2004, as compared to the same period ended March 31, 2003, is included in First Citizens' Form 10-Q for the quarter ended March 31, 2004, which is incorporated by reference into this Proxy Statement/Prospectus and attached to this document as Appendix E. Such discussion should be read in conjunction with (i) the interim consolidated financial statements and the footnotes thereto included in the Form 10-Q and
(ii) Management's Discussion and Analysis of Financial Condition and Results of Operations for the Year Ended December 31, 2003 included in First Citizens' Form 10-K for the year ended December 31, 2003, which also is incorporated by reference into this Proxy Statement/Prospectus and attached to this document as Appendix D.


QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK


     Information concerning First Citizens' market risk can be found on pages 22 through 24 of First Citizens' quarterly report on Form 10-Q for the quarter ended March 31, 2004, which is incorporated by reference into this Proxy Statement/Prospectus and attached to this document as Appendix E.

CERTAIN STATISTICAL INFORMATION WITH RESPECT TO FIRST CITIZENS


     Certain statistical information with respect to First Citizens, such as information pertaining to the distribution of assets, liabilities and equity, interest rates and differentials; investment and loan portfolios; loan losses; deposits; short term borrowings and returns on assets and equity can be found on pages 7 through 15 of First Citizens' 2003 annual report on Form 10-K, which is incorporated by reference into this Proxy Statement/ Prospectus and attached to this document as Appendix D.


MANAGEMENT

     The following table sets forth certain information concerning the directors and executive officers of First Citizens:

NAME                                  AGE          POSITION WITH FIRST CITIZENS
----                                  ---          ----------------------------
John L. Bacon.....................    78     Director
Robert L. Bordner.................    67     Director
Mary Lee G. Close.................    88     Director
Blythe A. Friedley................    54     Director
Richard B. Fuller.................    82     Director
James E. McGookey.................    53     Senior Vice President
James O. Miller...................    51     Executive Vice President
W. Patrick Murray.................    63     Director
George L. Mylander................    71     Director
Allen R. Nickles..................    54     Director
Robert L. Ransom..................    57     Director
Leslie D. Stoneham................    60     Director
                                             Director, President and Chairman of the
David A. Voight...................    62     Board
Daniel J. White...................    54     Director

     Set forth below is a brief description of the business experience of each director and executive officer of First Citizens:

     MR. BACON has served as a Director of First Citizens since 1987 and as a Director of The Citizens Banking Company since 1973. In addition, Mr. Bacon serves as Chairman Emeritus of Mack Iron Works Company, a metal fabrication company headquartered in Sandusky, Ohio.

     MR. BORDNER has served as a Director of First Citizens since 1998 and as a Director of The Farmers State Bank since 1979. Mr. Bordner also serves as the President of Herald Printing Company.

     MS. CLOSE has served as a Director of First Citizens since 1987 and as a Director of The Citizens Banking Company since 1983. In addition, Ms. Close manages a portfolio of personal investments.

     MS. FRIEDLEY has served as a Director of First Citizens since 1998 and as a Director of The Farmers State Bank since 1986. In addition, Ms. Friedley is the owner and President of Friedley & Co. Insurance Agency and is also a Director of Union Banking Company.

     MR. FULLER has served as a Director of First Citizens since 1987, as a Director of The Citizens Banking Company since 1960 and as a Director of Mr. Money Finance Company since 2000. Mr. Fuller is retired from his career in the manufacturing industry.

     MR. MCGOOKEY has served as Senior Vice President of First Citizens since 2002, as a Director of SCC Resources, Inc. since 2003, as a Director of R.A. Reynolds Appraisal Service, Inc. since 2003, as a Director of First Citizens Insurance Agency since 2003, as a Director of First Citizens Title Insurance Agency since 2003, and as a Director of Water Street Properties, Inc. since 2003.

     MR. MILLER has served as Executive Vice President of First Citizens since 1998, as Executive Vice President of The Citizens Banking Company since 1998, as Treasurer and Secretary of SCC Resources, Inc. since 1993, as Secretary of Reynolds Appraisal Services, Inc. since 1994 and as a director of Mr. Money Finance Company since 2000.

     MR. MURRAY has served as a Director of First Citizens since 1987 and as a Director of The Citizens Banking Company since 1983. In addition, Mr. Murray has been a partner in the law firm of Murray and Murray Company, L.P.A. since 1965.

     MR. MYLANDER has served as a Director of First Citizens since 1987 and as a Director of The Citizens Banking Company since 1965. Mr. Mylander is retired from his career as an educator. Mr. Mylander is also the Chairman of Firelands Community Hospital.

     MR. NICKLES became a Director of First Citizens in 2003 and has served as a Director of The Farmers State Bank since 2004. Mr. Nickles is a partner with the accounting firm of Payne, Hammersmith, Nickles & Co.

     MR. RANSOM became a Director of First Citizens in 2001 and has served as a Director of The Citizens Banking Company since 1991. Mr. Ransom is the owner and operator of Ransom Funeral Home.

     MR. STONEHAM became a Director of First Citizens in 2002. Mr. Stoneham is the President of Stoneham Farms, Inc.

     MR. VOIGHT has served on the respective Boards of First Citizens and The Citizens Banking Company since 1989, as a Director of SCC Resources, Inc. since 1993, as a Director of R.A. Reynolds Appraisal Services, Inc. since 1993, as a Director of The Farmers State Bank since October 1997 and as a Director of Mr. Money Finance Company since 2000. In addition, Mr. Voight has served as President of First Citizens since 1992 and President and Chief Executive Officer of The Citizens Banking Company since 1992.

     MR. WHITE became a Director of First Citizens in 2002. Mr. White is the President of Geotrac.


     Certain information relating to the management, executive compensation, various benefit plans (including stock plans), certain relationships and related transactions and other related matters as to First Citizens is set forth in First Citizens' Proxy Statement dated March 19, 2004 which is incorporated by reference in First Citizens' annual report on Form 10-K for the year ended December 31, 2003. First Citizens' 2003 annual report is incorporated by reference in this Proxy Statement/Prospectus and is attached to this document as Appendix D. See "Information Incorporated by Reference" below. FNB shareholders who wish to obtain copies of these documents may contact First Citizens at its address or telephone number set forth under "AVAILABLE INFORMATION."


SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth (i) as of July 14, 2004 and (ii) after consummation of the parent merger, the total number and percentage of First Citizens common shares beneficially owned by each director of First Citizens, each executive officer of First Citizens, and all directors and executive officers of First Citizens as a group. The number of First Citizens common shares shown as being beneficially owned by each such director and executive officer are those over which he or she has either sole or shared voting or investment power. As of July 14, 2004, there were 5,033,203 shares issued and outstanding and 293,238 shares were held in treasury. The percent of beneficial ownership of management after the parent merger was calculated based on the assumption that the maximum number of 786,000 First Citizens common shares will be issued in the parent merger and that no FNB shareholders will dissent.

                                         AMOUNT OF BENEFICIAL   PERCENT OF CLASS AS OF   PERCENT OF CLASS AFTER
       NAME OF BENEFICIAL OWNER               OWNERSHIP             JULY 14, 2004            PARENT MERGER
       ------------------------          --------------------   ----------------------   ----------------------
John L. Bacon..........................          1,784                       *                        *
Robert L. Bordner......................         19,312                       *                        *
Mary Lee G. Close......................         98,562                    1.96                     1.69
Blythe A. Friedley.....................        113,513                    2.26                     1.95
Richard B. Fuller......................         12,600                       *                        *
James E. McGookey......................            320                       *                        *
James O. Miller........................          2,580                       *                        *
W. Patrick Murray......................        139,972                    2.78                     2.41
George L. Mylander.....................        385,183                    7.65                     6.62
Allen R. Nickles.......................            700                       *                        *
Robert L. Ransom.......................             80                       *                        *
Leslie D. Stoneham.....................          1,390                       *                        *
David A. Voight........................          7,341                       *                        *
Daniel J. White........................            520                       *                        *
                                               -------                  ------                   ------
All directors and executive officers as
  a group (14 persons).................        783,857                  15.578                   13.465
                                               =======                  ======                   ======

---------------

* Shares owned represent less than 1% of class.

MARKET PRICE OF FIRST CITIZENS COMMON SHARES

     First Citizens common shares are listed on the Nasdaq SmallCap Market under the symbol "FCZA." The following brokerage firms currently act as market makers for First Citizens common shares: BRUT Utility, LLC; Citigroup Global Markets, Inc.; Ferris, Baker, Watts, Inc.; Hill, Thompson, Magdid & Co.; Howe Barnes Investments, Inc.; Keefe, Bruyette & Woods, Inc.; Knight Securities LP; Morgan, Stanley & Co., Inc.; Sandler, O'Neill & Partners; Schwab Capital Markets, Inc.; Susquehanna Capital Group; and Trident Securities, Inc.

     Information regarding the market price and dividends paid on the First Citizens common shares with respect to each quarterly period during 2002 and 2003 may be found on page 3 of First Citizens' 2003 Annual Report. As of July 15, 2004, the Nasdaq SmallCap Market closing price of First Citizens common shares was $22.95 and First Citizens common shares were held by approximately 1,069 shareholders.

INFORMATION INCORPORATED BY REFERENCE


     First Citizens has filed with the SEC its annual report on Form 10-K for the year ended December 31, 2003, a quarterly report on Form 10-Q for the quarter ended March 31, 2004, and a current report on Form 8-K dated March 4, 2004. Each of those documents is also incorporated by reference into this Proxy Statement/Prospectus. Certain specific information contained therein, which is incorporated herein by reference, may be found in the following places. Specifically, information about First Citizens' industry segments may be found on page 3 of the 2003 annual report; selected financial information may be found on page 16 of the 2003 annual report; management's discussion and analysis of First Citizens' financial condition and results of operations for the year ended December 31, 2003 may be found on page 16 of the 2003 annual report; management's discussion and analysis of First Citizens' financial condition and results of operations for the quarter ended March 31, 2004 may be found on pages 18 through 22 of the Form 10-Q for the quarter then ended; other information regarding directors and officers, executive compensation and certain relationships and related transactions may be found on page 18 of the 2003 annual report; and information regarding any changes in or disagreements with accountants on accounting and financial disclosures may be found on page 17 of the 2003 annual report. A copy of First Citizens' annual report on Form 10-K for the year ended December 31, 2003 is attached as Appendix D to this

Proxy Statement/Prospectus. A copy of First Citizens' quarterly report on Form 10-Q for the quarter ended March 31, 2004 is attached as Appendix E to this Proxy Statement/Prospectus.

                        INFORMATION WITH RESPECT TO FNB

BUSINESS

  GENERAL

     FNB Financial Corporation was incorporated under Ohio law and registered with the Federal Reserve Board as a bank holding company in 1986, pursuant to the Bank Holding Company Act of 1956, as amended. FNB owns all of the outstanding shares of The First National Bank of Shelby, a national banking association. The First National Bank of Shelby was originally formed on January 12, 1872 and provides a full range of banking services to business firms, professional organizations and individuals primarily in Richland, Crawford and Huron Counties in Ohio.

     FNB's principal executive offices are located at 60 West Main Street, Shelby, Ohio, 44873. The telephone number of FNB executive offices is (419) 342-4010. The First National Bank of Shelby conducts its principal business through eight branch offices located in Shelby (3), Plymouth (2), Crestline, Greenwich and Shiloh, Ohio.

  LENDING ACTIVITIES

     The First National Bank of Shelby's lending activities have historically focused on mortgage loans secured primarily by residential and non-residential real estate, commercial loans secured by business assets, agricultural loans secured by crops and farm equipment, consumer loans for the purchase of automobiles and other consumer goods, credit card loans and home equity loans. Loans are primarily made to customers located in Richland, Crawford and Huron Counties in Ohio.

     The extension of credit by The First National Bank of Shelby to business firms, professional groups and individuals is subject to the ordinary risks related to such transactions, principally the risk that the loan will not be repaid as agreed. Management and the Board of Directors regularly review The First National Bank of Shelby's underwriting standards and loan policies. As of March 31, 2004, over 93% of The First National Bank of Shelby's total loan portfolio was secured by collateral of various types. As of that same date, there were $6,685,000 in loans classified as nonperforming, representing 6.5% of The First National Bank of Shelby's total loan portfolio. See "Loan Delinquencies" and "Allowance For Loan and Lease Losses."

     The table below contains data relating to the composition of The First National Bank of Shelby's loan portfolio at the dates indicated:

                                                                      AT DECEMBER 31,
                                                     -------------------------------------------------
                               MARCH 31, 2004                 2003                      2002
                           -----------------------   -----------------------   -----------------------
                                          PERCENT                   PERCENT                   PERCENT
                              AMOUNT      OF TOTAL      AMOUNT      OF TOTAL      AMOUNT      OF TOTAL
                           ------------   --------   ------------   --------   ------------   --------
Commercial...............  $ 25,777,350     24.96%   $ 25,586,238     23.05%   $ 43,864,654     30.15%
Consumer.................    23,694,085     22.95%     26,210,176     23.62%     35,453,185     24.37%
Real estate..............    53,007,846     51.34%     58,106,028     52.35%     65,107,408     44.75%
Credit cards and
  overdrafts.............       777,885      0.75%      1,085,961      0.98%      1,059,075      0.73%
                           ------------    ------    ------------    ------    ------------    ------
Total loans..............  $103,257,166    100.00%   $110,988,403    100.00%   $145,484,322    100.00%
                           ------------    ------    ------------    ------    ------------    ------
Less: Allowance for loan
  losses.................    (5,043,229)               (3,833,789)               (3,519,818)
                           ------------              ------------              ------------
Total loans, net.........  $ 98,213,937              $107,154,614              $141,964,504
                           ============              ============              ============

                                                         AT DECEMBER 31,
                           ---------------------------------------------------------------------------
                                    2001                      2000                      1999
                           -----------------------   -----------------------   -----------------------
                                          PERCENT                   PERCENT                   PERCENT
                              AMOUNT      OF TOTAL      AMOUNT      OF TOTAL      AMOUNT      OF TOTAL
                           ------------   --------   ------------   --------   ------------   --------
Commercial...............  $ 45,361,275     31.90%   $ 43,804,705     30.62%   $ 39,701,872     29.67%
Consumer.................    37,880,908     26.64%     39,840,017     27.85%     39,832,942     29.77%
Real Estate..............    58,002,415     40.79%     58,408,402     40.83%     53,034,030     39.64%
Credit cards and
  overdrafts.............       953,042      0.67%      1,003,679      0.70%      1,229,186      0.92%
                           ------------    ------    ------------    ------    ------------    ------
Total loans..............   142,197,640    100.00%    143,056,803    100.00%    133,798,030    100.00%
                           ------------    ------    ------------    ------    ------------    ------
  Less: Allowance for
     loan losses.........    (2,246,575)               (2,136,740)               (2,134,458)
                           ------------              ------------              ------------
Total loans, net.........  $139,951,065              $140,920,063              $131,663,572
                           ============              ============              ============

     The following table presents certain information at March 31, 2004 regarding the dollar amount of loans maturing in The First National Bank of Shelby's portfolio based on their contractual terms to maturity or scheduled amortization, but does not include potential prepayments. Demand loans, loans having no stated schedule of repayments and no stated maturity, and overdrafts are reported as becoming due in one year or less.

AMOUNT DUE IN:

                                                        AT MARCH 31, 2004
                               -------------------------------------------------------------------
                                                                           CREDIT
                                                                         CARDS AND
                               COMMERCIAL     CONSUMER     REAL ESTATE   OVERDRAFTS   TOTAL LOANS
                               -----------   -----------   -----------   ----------   ------------
One year or less.............  $10,422,620   $ 1,105,909   $ 4,151,278    $777,885    $ 16,457,692
More than one year to five
  years......................   11,580,893    19,168,971     5,779,035          --      36,528,899
More than five years.........    3,773,837     3,419,205    43,077,533          --      50,270,575
                               -----------   -----------   -----------    --------    ------------
Total amount due.............  $25,777,350   $23,694,085   $53,007,846    $777,885    $103,257,166
                               ===========   ===========   ===========    ========    ============

     The following table sets forth, at March 31, 2004, the dollar amount of loans contractually due after March 31, 2005, and whether such loans have fixed interest rates or adjustable interest rates.

                                                       DUE AFTER MARCH 31, 2005
                                                ---------------------------------------
                                                   FIXED      ADJUSTABLE       TOTAL
                                                -----------   -----------   -----------
Commercial, financial and agricultural........  $ 6,640,580   $ 8,714,150   $15,354,730
Consumer......................................   19,269,186     3,318,990    22,588,176
Real estate...................................   31,605,729    17,250,839    48,856,568
Credit cards and overdrafts...................           --            --            --
                                                -----------   -----------   -----------
Total loans...................................  $57,515,495   $29,283,979   $86,799,474
                                                ===========   ===========   ===========

COMMERCIAL LOANS

     The First National Bank of Shelby offers various commercial loan products, including secured and unsecured lines of credit for working capital requirements, term loans secured by real estate, SBA and US Department of Agriculture guaranteed loans, loans secured by equipment and vehicles, lease transactions, construction loans, business manager lines of credit, and loans secured by non-residential, multifamily and commercial real estate. Business loans are typically secured by the business assets of the borrower, including accounts receivable, inventory, equipment and real estate. Business loans frequently have other collateral such as the personal assets of the business owner. At March 31, 2004, the $25,777,350 in commercial loans constituted 24.96% of The First National Bank of Shelby's total loans, or 12.23% of The First National Bank of Shelby's total assets.

     Commercial loans are generally made at adjustable rates of interest tied to The First National Bank of Shelby's base rate or another interest rate index agreed upon by the borrower and The First National Bank of Shelby. Business loans are typically written for terms of 90 days to five years; however, certain business loans secured by real estate have terms of up to twenty-five years. An analysis of cash flow, leverage, liquidity, character, and collateral is generally performed when The First National Bank of Shelby underwrites business loans. Typically, business loans involve greater levels of credit risk because some loans are unsecured or secured by rapidly depreciating assets such as accounts receivable, inventory or equipment, some of which may not provide an adequate source of repayment of the outstanding loan balance.

CONSUMER LOANS

     The First National Bank of Shelby makes various types of personal loans, including automobile loans, home improvement loans, loans secured by deposits or securities and unsecured consumer loans. At March 31, 2004, the $23,694,085 in consumer loans constituted 22.95% of The First National Bank of Shelby's total loans and 11.24% of total assets.

     Consumer loans are made at fixed or variable rates of interest and generally for terms of 90 days to five years. These loans may require monthly payments or a single payment at maturity. Consumer loans, particularly unsecured loans or loans secured by rapidly depreciating assets such as automobiles, may entail greater risk than home improvement loans. Repossessed collateral for a defaulted personal loan may not provide an adequate source of repayment of the outstanding loan balance. The risk of default on consumer loans increases during periods of recession, high unemployment and other adverse conditions. See "Loan Delinquencies" and "Allowance for Loan and Lease Losses" below.

REAL ESTATE LOANS

     The First National Bank of Shelby offers a wide range of conventional real estate loans for the acquisition or construction of one- to four-family residential properties located within The First National Bank of Shelby's primary markets located in Richland, Crawford and Huron Counties in Ohio. A mortgage or deed of trust on the underlying real estate and improvements secures each loan. At March 31, 2004, the $53,007,846 in real estate loans constituted 51.34% of The First National Bank of Shelby's total loans or 25.15% of The First National Bank of Shelby's total assets.

     The First National Bank of Shelby offers fixed-rate and adjustable-rate mortgage loans ("ARMs"). The ARMs have initial interest rate adjustment periods generally of one year, three years or five years. The new rate of interest at each adjustment date is determined by adding a stated margin to an index identified at the time the loan is originated. Fixed rate mortgage loans with 15, 20 and 30-year terms are originated using documentation acceptable to the secondary mortgage market. The First National Bank of Shelby does not approve, fund or retain these loans, but only acts as the originating party, for which it receives a fee.

     The First National Bank of Shelby does underwrite certain loans to sell to the secondary market with loan servicing released. Loans produced for portfolio purposes do not have documentation acceptable to the secondary market.

CONSUMER CREDIT LINE LOANS

     Credit line loans are primarily home equity loans or personal lines of credit secured by either a first or second mortgage on the borrower's primary residence. The maximum amount advanced will generally be limited to 80% of the appraised value of the residence less any prior liens; however, on a limited basis and for borrowers with extremely strong payment and credit records, The First National Bank of Shelby has made home equity loans up to 90% of the appraised value of the residence, less the amount of any prior liens. Interest rates are determined based upon the loan to value relationship and the borrowers' credit history. All loans and lines above $50,000 require an appraisal performed by a qualified appraiser approved by The First National Bank of Shelby. For loans and lines of $50,000 or lower, 125% of the real estate tax appraisal amount may be used when determining the value of the residence. In addition, credit line loan approvals currently require prospective borrowers to complete a standard loan application and have a satisfactory credit payment history.

CREDIT CARD BALANCES

     The First National Bank of Shelby operates as a card-issuing bank for both VISA International, Inc., and MasterCard International, Inc., systems. Credit card transactions are processed for Shelby by Crittson Financial LLC. The First National Bank of Shelby must adhere to all the rules and regulations of each system. Credit card accounts are opened in stated amounts for qualified applicants upon receipt of a completed application, confirmation of a satisfactory credit payment history and the approval by an authorized loan officer. Prospective borrowers must provide sufficient and accurate credit information that will enable the loan officer to make an appropriate decision. Examples of standard credit information required are age, employment history, outstanding indebtedness and income information. The First National Bank of Shelby does not solicit credit card accounts but offers this service to existing customers as an additional lending convenience.

GUARANTEED LOANS

     The First National Bank of Shelby participates in various loan guarantee programs pursuant to which a portion of a loan made by The First National Bank of Shelby will be guaranteed by a government agency, as a result of which the credit quality of the loan portfolio will be improved.

     These loans will normally be underwritten in accordance with the guidelines of the respective governmental agencies (Small Business Administration FSA, Farmer MAC, or U.S. Department of Agriculture), as well as The First National Bank of Shelby's lending guidelines. As of March 31, 2004, The First National Bank of Shelby had a total of ten guaranteed loans with a current balance of $2,481,013 and a guaranteed balance of $2,232,912 leaving The First National Bank of Shelby with a non-guaranteed exposure of $248,101.

LOAN SOLICITATION AND PROCESSING

     Loan applications are developed from a number of different sources, including direct solicitations by loan officers, referrals from customers, direct mail campaigns, walk-in customers, calls on local realtors and automobile dealers, and continuing business with existing depositors and borrowers.

     Small business loans are underwritten on the basis of the borrower's historic income and expenses, projections of future cash flows, ability to repay the loan and credit history, character of the borrower and/or guarantor(s), the ability of management as well as the value of the collateral, if any. All business loan approvals in excess of $100,000 require the preparation of a detailed commercial loan credit summary. The summary includes basic information on the customer, an outline of the loan request, the purpose of the loan and the repayment sources, collateral summary, list of current borrowings, list of other debts, source of the request or referral, background information, financial analysis, financial spread sheets, a loan grade, and an officer recommendation.

     Consumer loans, including credit lines and credit cards, are underwritten on the basis of the borrower's credit history and an analysis of the borrower's income and expenses, ability to repay the loan, credit and payment history, as well as the value of the collateral, if any.

     Residential real estate loans are underwritten on the basis of the borrower's credit history, an analysis of the borrower's income and expenses, an independent appraisal of the property, appropriate title insurance policy, proof of hazard insurance and other appropriate documents that might be necessary for the specific loan request. Since construction loans carry a higher degree of risk, additional documentation is required such as an inspection with each loan draw request and a completion inspection to obtain a final market value certification prior to final funding of the loan if The First National Bank of Shelby provides permanent financing.

LOAN DELINQUENCIES

     When a borrower fails to make a required payment on a loan, The First National Bank of Shelby attempts to cause the deficiency to be cured by contacting the borrower as soon as possible. In addition to late notices, collectors use letters, telegrams, telephone calls and face-to-face meetings with borrowers in their efforts to cure any delinquencies. Loans at The First National Bank of Shelby have a ten-day grace period for late payment.

Consumer loans go to collections on the eleventh day. At sixty days past due, consumer loan collateral is repossessed.

     Real estate loans enter collection on the eleventh day of delinquency and foreclosure proceedings begin at ninety days past due. Unpaid balances on consumer loans are charged-off at ninety days past due and commercial loans are placed on nonaccrual at ninety days past due.

     The First National Bank of Shelby attempts to minimize loan delinquencies through the assessment of late fees and interest rate increases and adherence to its continuous and ongoing collection process. The First National Bank of Shelby's management, lending officers and Board of Directors review all delinquent loans on a monthly basis. Around the 90th day of delinquency, The First National Bank of Shelby's management will analyze all collection efforts and assess alternatives that may be available under the circumstances to foreclosing on the collateral securing the loan. If foreclosure action is taken, the loan is referred to a designated outside foreclosure attorney.

     The following table reflects the amount of nonperforming loans at the dates indicated:

                                                                     AT DECEMBER 31,
                                       ---------------------------------------------------------------------------
                                       MARCH 31,
                                          2004         2003         2002         2001         2000         1999
                                       ----------   ----------   ----------   ----------   ----------   ----------
Accruing loans past due 90 days or
  more:
Commercial...........................  $       --   $   72,000   $  213,000   $  272,000   $  137,000   $   47,000
Consumer.............................          --       42,000      147,000      179,000      275,000      316,000
Real estate..........................       1,000      412,000    1,812,000      224,000           --           --
Credit cards.........................       4,000       22,000       36,000       16,000        9,000        4,000
                                       ----------   ----------   ----------   ----------   ----------   ----------
  Total..............................       5,000      548,000    2,208,000      691,000      421,000      367,000
Nonaccruing loans:
Commercial...........................     973,000    1,151,000      826,000    1,827,000      319,000       80,000
Consumer.............................     232,000      164,000           --      155,000           --           --
Real estate..........................   5,475,000    6,054,000    5,213,000    5,403,000      727,000      372,000
Credit cards.........................          --           --           --           --           --           --
                                       ----------   ----------   ----------   ----------   ----------   ----------
  Total..............................   6,680,000    7,369,000    6,039,000    7,385,000    1,046,000      452,000
Total non-performing loans...........   6,685,000    7,917,000    8,247,000    8,076,000    1,467,000      819,000
Troubled debt restructurings.........          --           --           --           --           --           --
Real estate owned (REO)..............     189,569           --       30,922       50,215       80,980      182,697
Other repossessed assets.............          --           --       77,406           --           --           --
                                       ----------   ----------   ----------   ----------   ----------   ----------
Troubled debt restructurings and
  total nonperforming assets.........  $6,874,569   $7,917,000   $8,355,328   $8,126,215   $1,547,980   $1,001,697
                                       ==========   ==========   ==========   ==========   ==========   ==========
Total nonperforming loans and
  troubled debt restructurings as a
  percentage of total loans..........        6.47%        7.13%        5.67%        5.68%        1.03%         .61%
Total nonperforming assets and
  troubled debt restructurings as a
  percentage of total assets.........        3.26%        3.68%        3.65%        3.62%         .73%         .50%

ALLOWANCE FOR LOAN AND LEASE LOSSES

     The Board of Directors reviews on a quarterly basis the allowance for loan and lease losses as it relates to a number of relevant factors, including, but not limited to, trends in the level of nonperforming assets and classified loans, current economic conditions in the primary lending area, past loss experience and probable losses arising from specific problem assets. To a lesser extent, management also considers loan concentrations to single borrowers and changes in the composition of the loan portfolio. While the Board of Directors believes that it uses the best information available to determine the allowance for loan and lease losses, unforeseen market conditions could result in adjustments, and net earnings could be significantly affected if circumstances differ substantially from the assumptions used in making the final determination. For the three month period ended March 31, 2004, the provision for loan and lease losses was $1,179,843, representing 1.14% of the loan portfolio.

     The following table presents an analysis of The First National Bank of Shelby's allowance for loan and lease losses:

                             THREE MONTHS ENDED
                                  MARCH 31,                              YEAR ENDED DECEMBER 31,
                           -----------------------   ----------------------------------------------------------------
                              2004         2003         2003          2002          2001         2000         1999
                           ----------   ----------   -----------   -----------   ----------   ----------   ----------
Allowance for loan and
  lease losses
  beginning of period....  $3,833,789   $3,519,818   $ 3,519,818   $ 2,246,575   $2,136,740   $2,134,458   $2,024,000
Charged-off loans:
  Real estate............    (207,189)     (55,000)   (3,011,000)      (36,890)     (10,060)          --           --
  Consumer...............    (367,115)    (184,016)   (2,092,700)   (1,270,050)    (744,320)    (836,749)    (540,085)
  Commercial.............    (136,132)    (182,030)   (2,126,851)   (1,255,035)    (103,312)    (122,495)    (103,560)
                           ----------   ----------   -----------   -----------   ----------   ----------   ----------
    Total charged-off
      loans..............    (710,436)    (421,046)   (7,230,551)   (2,561,975)    (857,692)    (959,244)    (643,645)
Recoveries on loans
  previously charged off:
  Real estate............     425,670           --       108,100            --           --           --        1,967
  Consumer...............     172,651       86,954       427,000       218,870      115,687      134,326      146,034
  Commercial.............     141,712          972       209,000        33,122       11,840       40,200        6,102
                           ----------   ----------   -----------   -----------   ----------   ----------   ----------
    Total recoveries.....     740,033       87,926       744,100       251,992      127,527      174,526      154,103
                           ----------   ----------   -----------   -----------   ----------   ----------   ----------
Net loans charged-off....      29,597     (333,120)   (6,486,451)   (2,309,983)    (730,165)    (784,718)    (489,542)
Provision for loan and
  lease losses...........   1,179,843      520,000     6,800,422     3,583,226      840,000      787,000      600,000
                           ----------   ----------   -----------   -----------   ----------   ----------   ----------
Allowance for loan and
  lease losses end of
  period.................  $5,043,229   $3,706,698   $ 3,833,789   $ 3,519,818   $2,246,575   $2,136,740   $2,134,458
                           ==========   ==========   ===========   ===========   ==========   ==========   ==========
Net loans charged-off to
  average
  interest-earning
  loans..................        0.03%        0.24%         5.00%         1.59%        0.51%        0.56%        0.39%
Allowance for loan and
  lease losses to total
  loans..................        4.88%        2.61%         3.45%         2.42%        1.58%        1.49%        1.60%
Allowance for loan and
  lease losses to
  nonperforming loans and
  troubled debt
  restructurings.........       75.44%       33.84%        48.42%        42.68%       27.82%      145.65%      260.62%

     The following table presents the approximate allocation of the allowance for loan and lease losses by loan category at the dates indicated. Management believes that the allowance can be allocated by category only on an approximate basis. The allocation of the allowance to each category is not indicative of future losses and does not restrict the use of any of the allowance to absorb losses in any category.

                                                                      AT DECEMBER 31,
                                                   -----------------------------------------------------
                             MARCH 31, 2004                  2003                        2002
                        ------------------------   ------------------------   --------------------------
                                     % OF LOANS                 % OF LOANS                   % OF LOANS
                                       IN EACH                    IN EACH                      IN EACH
                                     CATEGORY TO                CATEGORY TO                  CATEGORY TO
                                        TOTAL                      TOTAL                        TOTAL
                          AMOUNT        LOANS        AMOUNT        LOANS         AMOUNT         LOANS
                        ----------   -----------   ----------   -----------   ------------   -----------
Real Estate...........  $  502,563       9.96%     $  583,436      15.22%      $  496,999       14.12%
Consumer..............   2,071,665      41.08       1,522,418      39.71        1,102,306       31.32
Commercial............   2,469,001      48.96       1,727,935      45.07        1,884,944       53.55
Unallocated...........          --         --              --         --           35,569        1.01
                        ----------     ------      ----------     ------       ----------      ------
Total allowance for
  loan and lease
  losses..............  $5,043,229     100.00%     $3,833,789     100.00%      $3,519,818      100.00%
                        ==========     ======      ==========     ======       ==========      ======

                                                                      AT DECEMBER 31,
                                                   -----------------------------------------------------
                                  2001                       2000                        1999
                        ------------------------   ------------------------   --------------------------
                                     % OF LOANS                 % OF LOANS                   % OF LOANS
                                       IN EACH                    IN EACH                      IN EACH
                                     CATEGORY TO                CATEGORY TO                  CATEGORY TO
                                        TOTAL                      TOTAL                        TOTAL
                          AMOUNT        LOANS        AMOUNT        LOANS         AMOUNT         LOANS
                        ----------   -----------   ----------   -----------   ------------   -----------
Real Estate...........  $  609,945      27.15%     $  580,125      27.15%      $  579,540       27.15%
Consumer..............     472,230      21.02         449,143      21.02          448,714       21.02
Business..............     456,728      20.33         434,399      20.33          433,850       20.33
unallocated...........     707,672      31.50         673,073      31.50          672,354       31.50
                        ----------     ------      ----------     ------       ----------      ------
Total allowance for
  loan and lease
  losses..............  $2,246,575     100.00%     $2,136,740     100.00%      $2,134,458      100.00%
                        ==========     ======      ==========     ======       ==========      ======

LIQUIDITY AND INTEREST RATE RISK MANAGEMENT ACTIVITIES

     Liquidity management is an integral part of The First National Bank of Shelby's risk management systems and is directed by The First National Bank of Shelby's Asset and Liability Committee. The liquidity management process has many components, including an evaluation of the trend and stability of deposits, the availability of assets convertible into cash without undue loss, access to other sources of funding, the adequacy of liquidity sources to meet liquidity needs and the diversification of funding sources.

     Interest rate risk is the risk that The First National Bank of Shelby's financial condition and results of operations will be adversely affected due to movements in interest rates. The income of financial institutions is primarily derived from the excess of interest earned on interest-earning assets over the interest paid on interest -- bearing liabilities. Accordingly, The First National Bank of Shelby places great importance on monitoring and controlling interest rate risk.

     As part of The First National Bank of Shelby's Funds Management Policy, the Board of Directors has established guidelines to limit interest rate risk exposure and to protect net interest margin. The First National Bank of Shelby's Asset and Liability Committee and the Board monitor the Net Interest Income At Risk and the Economic Value of Equity at Risk on a quarterly basis. The Board has established a maximum acceptable percentage change in Net Interest Income of 20.0%. The Board also established an acceptable percentage change in the Economic Value of Equity Capital at 20.0%. The Asset and Liability Committee monitors the spread between short-term and long-term liabilities, and at the appropriate time, lengthens its interest-bearing liabilities to keep the percent change in Economic Value of Equity within acceptable limits.

     The following chart reflects the potential sensitivity of The First National Bank of Shelby's financial instruments to sudden and sustained 200 basis point change in interest rates on The First National Bank of Shelby's Net Interest Income and Economic Value of Equity:

                                                              MARCH 31,     BOARD
                                                                2004      GUIDELINES
                                                              ---------   ----------
One Year Net Interest Income Change
  +200 Basis points.........................................     6.26%       20.00%
  -200 Basis points.........................................    (3.54)%     (20.00)%
Economic Value of Equity
  +200 Basis points.........................................     0.56%       20.00%
  -200 Basis points.........................................    12.85%      (20.00)%

     As illustrated in the table, Net Interest Income is more sensitive to rising rates than declining rates. The Economic Value of Equity is more sensitive to declining rates than rising rates. This occurs principally because, as rates rise, the market value of fixed-rate loans declines due to both the rate increase and slowing prepayments. When rates decline, The First National Bank of Shelby does not experience a significant rise in market value for these loans because borrowers prepay at relatively faster rates. The projected volatility of net interest income and of Economic Value of Equity to a +/-200 basis points change at March 31, 2004 falls within the Board guidelines of The First National Bank of Shelby.

     In evaluating The First National Bank of Shelby's exposure to interest rate risk, certain shortcomings inherent in the method of analysis presented in the foregoing table must be considered. For example, although certain assets and liabilities may have similar maturities for periods of repricing, they may react in different degrees to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates while interest rates on other types may lag behind changes in market rates. Furthermore, in the event of a change in interest rates, prepayments and early withdrawal levels would likely deviate significantly from those assumed in calculating the table. Therefore, the actual effect of changing interest rates may differ substantially from that presented in the foregoing tables.

OFF-BALANCE SHEET COMMITMENTS

     In the normal course of business, The First National Bank of Shelby enters into various financial commitments to meet the needs of its customers. A schedule of significant off-balance sheet commitments at December 31, 2003 follows:

Fixed rate commitments to extend credit.....................   $2,052,000
Variable rate commitments to extend credit..................    3,396,000
                                                               ----------
  Total.....................................................   $5,448,000

     Commitments to extend credit are legally binding and have fixed expiration dates, usually one year or less, or other termination clauses. The First National Bank of Shelby's exposure to credit loss on commitments to extend credit, in the event of nonperformance by the counterparty, is represented by the contractual amounts of the commitments. The First National Bank of Shelby controls its exposure to loss from these commitments through the same credit approval processes and monitoring procedures it applies for loans and by obtaining collateral to secure commitments based on management's credit assessments of the counterparty. Collateral held by The First National Bank of Shelby may include cash, accounts receivables, securities, and real or personal property. The total commitment amounts do not necessarily represent The First National Bank of Shelby's future liquidity requirements, as many of the commitments expire without being drawn upon. In addition, The First National Bank of Shelby also offers various consumer credit line products to its customers that are cancelable upon notification by The First National Bank of Shelby, which are included above in commitments to extend credit.

     The First National Bank of Shelby's investment portfolio provides a stream of income of the quality and having other characteristics which are consistent with prudent banking practices. The First National Bank of

Shelby's investment portfolio totaled $77.3 million as of March 31, 2004. The following table sets forth details on The First National Bank of Shelby's investment portfolio:

INVESTMENT PORTFOLIO

                                                                      DECEMBER 31,
                                            MARCH 31,    ---------------------------------------
                                              2004          2003          2002          2001
                                           -----------   -----------   -----------   -----------
Available for sale
U.S. Agency securities...................  $68,973,281   $39,645,242   $58,337,336   $34,416,961
Mortgage-backed securities...............    5,938,673     6,869,743            --            --
Obligations of states and political
  subdivisions...........................    2,395,316     2,348,644     2,673,704     3,000,829
                                           -----------   -----------   -----------   -----------
Total....................................  $77,307,270   $48,863,629   $61,011,040   $37,417,790
                                           ===========   ===========   ===========   ===========

---------------

(1) The corporation has no securities of an "issuer" where the aggregate carrying value of such securities exceeded ten percent of shareholders' equity.

     The table below sets forth certain information regarding the fair value, weighted average yield and contractual maturities of The First National Bank of Shelby's debt securities as of March 31, 2004.

                                                     MORE THAN ONE YEAR TO    MORE THAN FIVE YEARS TO
                               ONE YEAR OR LESS            FIVE YEARS                TEN YEARS
                            ----------------------   ----------------------   -----------------------
                                          WEIGHTED                 WEIGHTED                 WEIGHTED
                               FAIR       AVERAGE       FAIR       AVERAGE       FAIR        AVERAGE
                               VALUE       YIELD        VALUE       YIELD        VALUE        YIELD
                            -----------   --------   -----------   --------   -----------   ---------
U.S. Treasury and
  obligations of
  Government agencies.....  $24,150,000     1.28%    $44,823,281     2.04%    $       --        --%
Mortgage-backed
  securities..............           --       --       5,938,673     3.44             --        --
Municipals*...............      417,168     7.97         341,183     7.83      1,096,481      7.61
                            -----------     ----     -----------     ----     ----------      ----
Total debt securities at
  fair value..............  $24,567,168     1.39%    $51,103,137     2.24%    $1,096,481      7.61%
                            ===========     ====     ===========     ====     ==========      ====

                                                    MORE THAN TEN YEARS           TOTAL
                                                    -------------------   ----------------------
                                                               WEIGHTED                 WEIGHTED
                                                      FAIR     AVERAGE       FAIR       AVERAGE
                                                     VALUE      YIELD        VALUE       YIELD
                                                    --------   --------   -----------   --------
U.S. Treasury and obligations of
  Government agencies.............................  $     --       --%    $68,973,281     1.78%
Mortgage-backed securities........................        --       --       5,938,673     3.44
Municipals*.......................................   540,484     7.04       2,395,316     7.57
                                                    --------     ----     -----------     ----
Total debt securities at fair value...............  $540,484     7.04%    $77,307,270     2.08%
                                                    ========     ====     ===========     ====

---------------

* Yield calculated on amortized cost on a fully tax equivalent basis.

     As of March 31, 2004, approximately $33.0 million in securities were pledged to secure deposits from local government enterprises and, therefore, were not available for liquidity purposes since they cannot be sold until the deposits mature and cannot be pledged for borrowing purposes.

     As of March 31, 2004, The First National Bank of Shelby sold over $18.9 million in federal funds to correspondent banks. All of these federal funds, which are a primary source of funding for The First National Bank of Shelby, were available to meet The First National Bank of Shelby's liquidity needs. The First National Bank of Shelby also maintains lines of credit with other financial institutions. On March 31, 2004, The First National Bank of Shelby had $17.0 million available on its line of credit with the Federal Home Loan Bank. At March 31, 2004, The First National Bank of Shelby had no outstanding borrowings with the Federal Home Loan Bank under these borrowing arrangements.

DEPOSITS AND BORROWINGS

  GENERAL USE

     Deposits have traditionally been used as the primary source of The First National Bank of Shelby's funds for use in lending and other investment activities. Principal and interest payments from the loan portfolio also provide a relatively stable source of funds. Federal Home Loan Bank advances are also used on a short-term basis as needed to balance deposit and loan fluctuations.

  DEPOSITS

     Richland, Crawford, Huron and neighboring counties in Ohio have been the principal source of base deposit accounts for The First National Bank of Shelby. A wide variety of deposit accounts such as NOW accounts, savings accounts, checking accounts, money market accounts, and certificates of deposit are offered to The First National Bank of Shelby's customer base.

     The management of The First National Bank of Shelby meets twice a month or as needed to determine interest rates paid, maturity terms, service fees and other parameters for the deposit accounts. This management committee also monitors and manages the interest rate risk policy of The First National Bank of Shelby.

     On March 31, 2004, The First National Bank of Shelby's certificates of deposit totaled $86.6 million, or 48.7% of total deposits. Of this amount, approximately $55.0 million in certificates of deposit mature within one year. Past experience has shown that a high percentage of these certificates will renew at maturity.

     The following table indicates the amount of The First National Bank of Shelby's certificates of deposit by time remaining until maturity as of March 31, 2004.

                                                     MATURITY
                              ------------------------------------------------------
                              3 MONTHS OR   OVER 3 TO 6   OVER 6 TO 12     OVER 12
                                 LESS         MONTHS         MONTHS        MONTHS         TOTAL
                              -----------   -----------   ------------   -----------   -----------
Certificates of deposit less
  than $100,000.............  $11,919,868   $11,503,008   $15,180,189    $24,976,755   $63,579,820
Certificates of deposit of
  $100,000 or more..........    4,535,264     1,125,510     2,745,774      2,953,849    11,360,397
Public funds of $100,000 or
  more......................    3,072,274     1,505,235     2,870,996      2,746,371    10,194,876
IRAs of $100,000 or more....      106,867       145,739       276,051        956,704     1,485,361
                              -----------   -----------   -----------    -----------   -----------
Total certificates of
  deposit...................  $19,634,273   $14,279,492   $21,073,010    $31,633,679   $86,620,454
                              ===========   ===========   ===========    ===========   ===========

     The following table represents certain information regarding The First National Bank of Shelby's Federal Home Loan Bank advances and repurchase agreements at or for the periods ended on the dates indicated:

                                         THREE MONTHS ENDED
                                              MARCH 31,                 YEAR ENDED DECEMBER 31,
                                       -----------------------   -------------------------------------
                                          2004         2003         2003         2002         2001
                                       ----------   ----------   ----------   ----------   -----------
Short term borrowed funds:
  Average balance outstanding........  $6,961,778   $8,226,097   $7,848,690   $8,870,203   $11,047,761
  Maximum amount outstanding at any
     month-end during the period.....   7,056,479    8,235,458    8,235,458    9,641,646    12,782,146
  Balance outstanding at end of
     period..........................  $6,752,250   $8,137,437   $7,108,206   $8,284,091   $ 8,959,767
  Weighted average interest rate
     during the period...............        1.75%        2.14%        1.98%        2.53%         4.20%
  Weighted average interest rate at
     end of period...................        1.73%        2.13%        1.80%        2.20%         3.03%

  COMPETITION

     The First National Bank of Shelby competes for deposits with other commercial banks, savings and loan associations, credit unions and with issuers of commercial paper and other securities, such as shares in money market mutual funds. The primary factors in competing for deposits are interest rates and convenience of office location. In making loans, The First National Bank of Shelby competes with other commercial banks, savings and loan associations, credit unions, personal finance companies, leasing companies, mortgage brokers and other lenders. The First National Bank of Shelby competes for loan originations primarily through the interest rates and fees it charges and through the efficiency and quality of services it provides to borrowers. Competition is affected by many factors, including the general availability of lendable funds, general and local economic conditions, current interest rate levels and a number of other factors which are not readily predictable.

REGULATION

  GENERAL

     FNB, as a bank holding company, is subject to regulation, examination and oversight by the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended. The First National Bank of Shelby, as a national bank, is subject to regulation, examination and oversight by the Office of the Comptroller of the Currency. The First National Bank of Shelby is a member of the Federal Reserve Bank of Cleveland and a member of the Federal Home Loan Bank of Cincinnati. In addition, because its deposits are insured by the FDIC, The First National Bank of Shelby is also subject to some regulation, oversight and special examination by the FDIC. The First National Bank of Shelby must file periodic financial reports with the FDIC, the OCC and the Federal Reserve Bank of Cleveland. Examinations are conducted periodically by these federal regulators to determine whether FNB and The First National Bank of Shelby are in compliance with various regulatory requirements and are operating in a safe and sound manner.

  REGULATION OF BANK HOLDING COMPANIES

     As a bank holding company, FNB is subject to regulation under the Bank Holding Company Act. The Bank Holding Company Act requires the prior approval of the Federal Reserve Board for a bank holding company to acquire or hold more than 5% voting interest in any bank. In addition, the Bank Holding Company Act restricts interstate banking activities, although interstate bank acquisitions and interstate branching by acquisition and consolidation are permitted under the Bank Holding Company Act with some state law limitations mostly regarding deposit concentrations.

     The Bank Holding Company Act restricts FNB's ownership or control of the outstanding shares of any class of voting stock of any company engaged in a nonbanking business, other than companies engaged in certain activities determined by the Federal Reserve Board to be closely related to banking. In addition, the Federal Reserve Board has the authority to require a bank holding company to terminate any activity or relinquish control of any nonbank subsidiary (other than a nonbank subsidiary of a bank) upon the determination by the Federal Reserve Board that such activity or control constitutes a serious risk to the financial soundness and stability of any bank subsidiary of the bank holding company. FNB currently has no nonbank subsidiaries.

     The Gramm-Leach-Bliley Act (also known as the Financial Services Modernization Act of 1999) established a comprehensive framework to permit affiliations among commercial banks, insurance companies, securities firms and other financial service providers through the creation of a "financial holding company" entity. Bank holding companies that elect to become financial holding companies have the ability to expand their activities from those historically permissible for bank holding companies and engage in activities, including securities and insurance activities and merchant banking. Financial holding companies also are permitted to acquire, without regulatory approval, a company, other than a bank or savings association, that is engaged in activities that are financial in nature or incidental to activities that are financial in nature, as determined by the Federal Reserve Board.

     In order to become a financial holding company, a bank holding company must file a declaration with the Federal Reserve Bank indicating its desire to become a financial holding company. In addition, all subsidiary banks of the bank holding company must be well-capitalized, well managed and have at least a satisfactory rating under the Community Reinvestment Act. FNB has not elected to become a financial holding company.

  NATIONAL BANK REGULATION

     Office of the Comptroller of the Currency ("OCC"). The First National Bank of Shelby is a national banking association chartered under the National Bank Act and is regulated by the OCC. The OCC issues regulations governing the operation of national banks and, in accordance with federal law, prescribes the permissible investments and activities of national banks. National banks are subject to regulatory oversight under various consumer protection and fair lending laws. These laws govern, among other things, truth-in-lending disclosure, equal credit opportunity, fair credit reporting and community reinvestment.

     OCC regulations generally limit the aggregate amount that a national bank can lend to one borrower or aggregated groups of related borrowers to an amount equal to 15% of the bank's unimpaired capital and surplus. A national bank may loan to one borrower an additional amount not to exceed 10% of the association's unimpaired capital and surplus, if the additional amount is fully secured by certain forms of "readily marketable collateral."

     Federal Deposit Insurance Corporation ("FDIC"). The FDIC is an independent federal agency that insures the deposits, up to prescribed statutory limits, of federally insured banks and thrifts and safeguards the safety and soundness of the banking and thrift industries. The FDIC administers two separate insurance funds, the BIF for commercial banks and state savings banks and the SAIF for savings associations and for banks that have acquired SAIF deposits. The FDIC is required to maintain designated levels of reserves in each fund. The First National Bank of Shelby is a member of the BIF and its deposits are insured in the BIF.

     The FDIC is authorized to establish separate annual assessment rates for deposit insurance for members of each of the BIF and the SAIF. The FDIC may increase assessment rates for either fund if necessary to restore the fund's ratio of reserves to insured deposits to its target level within a reasonable time and may decrease such rates if such target level has been met. The FDIC has established a risk-based assessment system for both SAIF and BIF members. Under this system, assessments vary based on the risk the institution poses to its deposit insurance fund. The risk level is determined based on the institution's capital level and the FDIC's level of supervisory concern about the institution. Insurance of deposits may be terminated by the FDIC if it finds that the institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, rule, order or condition enacted or imposed by the institution's regulatory agency.

     Federal Reserve Requirements. Federal Reserve Board regulations currently require depository institutions to maintain reserves of 3% of net transaction accounts (primarily demand and NOW accounts) up to $45.4 million of such accounts (subject to an exemption of up to $6.6 million), and 10% of net transaction accounts in excess of $45.4 million.

     Federal Home Loan Banks. The Federal Home Loan Banks provide credit to their members in the form of advances. As a member, The First National Bank of Shelby must maintain an investment in the capital stock of the Federal Home Loan Bank of Cincinnati in an amount equal to the greater of 1% of the aggregate outstanding principal amount of The First National Bank of Shelby's residential mortgage loans, home purchase contracts and similar obligations at the beginning of each year, or 5% of its advances from the Federal Home Loan Bank.

  CAPITAL REQUIREMENTS AND PROMPT CORRECTIVE ACTION

     FNB and The First National Bank of Shelby are subject to various capital requirements administered by the federal banking regulatory agencies. The Federal Reserve Board and the OCC have substantially similar guidelines that apply to bank holding companies and national banks, respectively. These capital adequacy guidelines require national banks and bank holding companies to maintain total capital of at least 8% of risk-weighted assets. Risk-weighted assets consist of all assets, plus credit equivalent amounts of certain off-balance sheet items, which are weighted at percentage levels ranging from 0% to 100%, based on the relative credit risk of the asset. At least half of the total capital to meet this risk-based requirement must consist of core or "Tier 1"
capital, which includes common stockholders' equity, qualifying perpetual preferred stock (up to 25% of Tier 1 capital) and minority interests in the equity accounts of consolidated subsidiaries, less goodwill. The remainder of total capital may consist of supplementary or "Tier 2 capital." In addition to this risk-based capital requirement, the capital adequacy guidelines require national banks and bank holding companies to meet a leverage ratio of a minimum level of Tier 1 capital to average total consolidated assets of 3%, if they have the highest regulatory examination rating, well-diversified risk and minimal anticipated growth or expansion. All other national banks and bank holding companies are expected to maintain a leverage ratio of at least 4% of average total consolidated assets.

     The OCC has adopted regulations governing prompt corrective action to resolve the problems of capital deficient and otherwise troubled national banks. At each successively lower defined capital category, a national bank is subject to more restrictive and numerous mandatory or discretionary regulatory actions or limits, and the OCC has less flexibility in determining how to resolve the problems of the institution. In addition, the OCC generally can downgrade a national bank's capital category, notwithstanding its capital level, if, after notice and opportunity for a hearing, the national bank is deemed to be engaging in an unsafe or unsound practice, because it has not corrected deficiencies that resulted in it receiving a less than satisfactory examination rating on matters other than capital or it is deemed to be in an unsafe or unsound condition. A bank holding company is required by law to guarantee the compliance of any insured depository institution subsidiary that may become "undercapitalized" (defined in the regulations as not meeting minimum capital requirements) with the terms of the capital restoration plan filed by such subsidiary with its appropriate federal banking agency.

     At March 31, 2004 and year-end 2003 and 2002, actual capital levels (in thousands) and minimum required levels of The First National Bank of Shelby and FNB were:

                                                                                   MINIMUM REQUIRED
                                                                   MINIMUM            TO BE WELL
                                                                REQUIRED FOR      CAPITALIZED UNDER
                                                              CAPITAL ADEQUACY    PROMPT CORRECTIVE
                                                ACTUAL            PURPOSES        ACTION REGULATIONS
                                            ---------------   -----------------   ------------------
                                            AMOUNT    RATIO    AMOUNT    RATIO      AMOUNT     RATIO
                                            -------   -----   --------   ------   ----------   -----
MARCH 31, 2004
  Total Capital to risk weighted assets
     Consolidated.........................  $24,110   22.17%  $ 8,700     8.00%    $10,875     10.00%
     Bank.................................   19,885   18.22   $ 8,731     8.00%     10,914     10.00
  Tier 1 Capital to risk weighted assets
     Consolidated.........................  $22,705   20.88%  $ 4,350     4.00%    $ 6,525      6.00%
     Bank.................................   18,480   16.93     4,366     4.00       6,548      6.00%
  Tier 1 Capital to average assets
     Consolidated.........................  $22,705   10.84%    8,378     4.00%    $10,472      5.00%
     Bank.................................   18,480    8.82     8,378     4.00      10,472      5.00%
DECEMBER 31, 2003
  Total Capital to risk weighted assets
     Consolidated.........................  $25,262   19.98%  $10,116     8.00%    $12,645     10.00%
     Bank.................................   17,762   14.05    10,116     8.00      12,645     10.00
  Tier 1 Capital to risk weighted assets
     Consolidated.........................  $23,654   18.71%  $ 5,058     4.00%    $ 7,587      6.00%
     Bank.................................   16,152   12.77%    5,058     4.00       7,587      6.00
  Tier 1 Capital to average assets
     Consolidated.........................   23,654   11.00%    8,601     4.00%     10,752      5.00%
     Bank.................................   16,152    7.51     8,601     4.00      10,752      5.00

                                                                                   MINIMUM REQUIRED
                                                                   MINIMUM            TO BE WELL
                                                                REQUIRED FOR      CAPITALIZED UNDER
                                                              CAPITAL ADEQUACY    PROMPT CORRECTIVE
                                                ACTUAL            PURPOSES        ACTION REGULATIONS
                                            ---------------   -----------------   ------------------
                                            AMOUNT    RATIO    AMOUNT    RATIO      AMOUNT     RATIO
                                            -------   -----   --------   ------   ----------   -----
DECEMBER 31, 2002
  Total Capital to risk weighted assets
     Consolidated.........................  $29,490   19.54%  $12,047     8.00%    $15,093     10.00%
     Bank.................................   21,833   14.30    12,021     8.00      15,027     10.00%
  Tier 1 Capital to risk weighted assets
     Consolidated.........................  $27,305   18.09%  $ 6,037     4.00%    $ 9,055      6.00%
     Bank.................................   19,298   12.84     6,011     4.00       9,016      6.00
  Tier 1 Capital to average assets
     Consolidated.........................  $27,305   12.04%  $ 9,069     4.00%    $11,337      5.00%
     Bank.................................   19,298    8.51     9,069     4.00      11,337      5.00

     At March 31, 2004 and year-end 2003 and 2002, The First National Bank of Shelby's capital ratios met or exceeded the minimums required to be well-capitalized under prompt corrective action regulations; however, as a result of the written agreement with the OCC, The First National Bank of Shelby was categorized as adequately capitalized. Management believes that no events have occurred that would change The First National Bank of Shelby's capital category.

  LIMITS ON DIVIDENDS

     FNB's ability to pay dividends depends largely on the amount of dividends declared by The First National Bank of Shelby. However, the Federal Reserve Board expects FNB to serve as a source of strength to The First National Bank of Shelby and may require FNB to retain capital for further investment in The First National Bank of Shelby, rather than pay dividends to its shareholders.

     The First National Bank of Shelby is subject to restrictions on the payment of dividends to FNB. A dividend may not be paid if it would cause The First National Bank of Shelby not to meet its capital requirements. In addition, the dividends that The First National Bank of Shelby can pay to FNB without prior approval of regulatory agencies is limited to net income plus its retained net income for the preceding two years.

  TRANSACTIONS WITH INSIDERS AND AFFILIATES

     Loans to executive officers, directors and principal shareholders and their related interests must conform to OCC lending limits. All transactions between national banks and their affiliates, including FNB, must comply with Sections 23A and 23B of the Federal Reserve Act and Regulation W adopted by the Federal Reserve Board. Section 23A and 23B and Regulation W limit the amounts of such transactions and require that the terms of the transactions be at least as favorable to The First National Bank of Shelby as the terms would be of a similar transaction between The First National Bank of Shelby and an unrelated party. The First National Bank of Shelby was in compliance with these requirements and restrictions at March 31, 2004.

  WRITTEN AGREEMENT

     In October 2002, The First National Bank of Shelby entered into a formal written agreement with the OCC. The written agreement requires the Board of Directors to take corrective action to address certain weaknesses and to modify certain policies and practices of The First National Bank of Shelby. The written agreement includes provisions that require the following:

     - Establish a Compliance Committee that meets regularly to monitor and coordinate The First National Bank of Shelby's adherence to the Supervisory/Regulatory Agreement;

     - Adopt and implement new policies and procedures governing the supervision, control and accounting treatment of nonaccrual loans;

     - Implement policies and procedures to ensure compliance with regulatory reporting requirements;

     - Review and revise The First National Bank of Shelby's loan policy;

     - Develop and implement programs and procedures to improve The First National Bank of Shelby's loan portfolio management;

     - Establish an effective loan review function;

     - Adopt and implement programs and policies to monitor and handle criticized or problem loan assets;

     - Correct credit, collateral and unsecured lending issues identified by the OCC;

     - Establish a program for the maintenance of an adequate Allowance for Loan and Lease Losses;

     - Correct violations of law, rules or regulations identified during regulatory examination; and

     - Retain the services of a qualified and independent Certified Public Accountant to render an opinion on The First National Bank of Shelby's December 31, 2002 Statement of Condition (Balance Sheet).

     Since the date of the written agreement, the Board of Directors has been working diligently with the interim management of The First National Bank of Shelby to address the weaknesses identified by the OCC and to comply with the requirements of the written agreement.

  MONETARY POLICY AND ECONOMIC CONDITIONS

     The banking business is affected not only by general economic conditions, but also by the policies of various governmental regulatory authorities and, in particular, the Federal Reserve Board. The Federal Reserve Board regulates money and credit conditions and interest rates in order to influence general economic conditions primarily through open market operations in U.S. Government securities, varying the discount rate on member bank borrowings and setting reserve requirements against bank deposits. These policies and regulations significantly affect the overall growth and distribution of bank loans, investments and deposits, as well as the interest rates charged on loans and the interest rates paid on deposit accounts.

     The monetary policies of the Federal Reserve Board are expected to continue their substantial influence on the operating results of banks. Coupled with the changing conditions in the economy, the impact on the performance of FNB and The First National Bank of Shelby are difficult to predict.

MARKET PRICE AND DIVIDENDS ON FNB COMMON SHARES

     FNB common shares are closely held and traded on a limited basis through local brokers or through the company. FNB currently acts as its own market maker for FNB common shares.

     The following table sets forth the high and low bid price and dividend information for the FNB common shares for the quarterly periods noted below:

QUARTER ENDED                                                 HIGH   LOW   DIVIDEND
-------------                                                 ----   ---   --------
December 31, 2001...........................................  $57    $57    $0.50
March 31, 2002..............................................   57     57     0.55
June 30, 2002...............................................   60     60     0.55
September 30, 2002..........................................   60     60     0.55
December 31, 2002...........................................   60     60     0.60
March 31, 2003..............................................   60     60     0.60
June 30, 2003...............................................   60     60     0.60
September 30, 2003..........................................   60     60     0.20
December 31, 2003...........................................   60     60     0.20
March 31, 2004..............................................  $60    $60    $0.20


     As of the August 2, 2004 record date for the FNB special meeting, the closing price of FNB common shares was $65.00, and the FNB common shares were held by approximately 454 shareholders.


SELECTED FINANCIAL INFORMATION


     The following tables set forth certain selected financial information of FNB and are qualified in their entirety by reference to the detailed information and financial statements of FNB included elsewhere in this Proxy
Statement/Prospectus.


                               THREE MONTHS ENDED
                                    MARCH 31,                      YEAR ENDED DECEMBER 31,
                               -------------------   ----------------------------------------------------
                                 2004       2003       2003       2002       2001       2000       1999
                               --------   --------   --------   --------   --------   --------   --------
                                                             (IN THOUSANDS)
Statements of income:
  Total interest income......  $  2,821   $  3,739   $ 13,244   $ 16,081   $ 18,098   $ 18,031   $ 16,220
  Total interest expense.....       665      1,135      3,833      5,367      7,032      6,960      5,916
  Net interest income........     2,156      2,604      9,411     10,714     11,066     11,071     10,304
  Provision for loan
    losses...................     1,180        520      6,800      3,583        840        787        600
  Net interest income after
    provision for loan
    losses...................       976      2,084      2,611      7,131     10,226     10,284      9,704
  Total noninterest income...       213        228        975        911        758        674        770
  Total noninterest
    expense..................     1,855      1,652      7,794      6,546      6,327      6,269      5,766
  Income before federal
    income taxes.............      (666)       660     (4,208)     1,496      4,657      4,689      4,708
Federal income tax:
  Expense....................      (169)       221     (1,445)       479      1,510      1,548      1,485
  Net income.................  $   (497)  $    439   $ (2,763)  $  1,017   $  3,147   $  3,141   $  3,223
Per share of common stock:
  Net income -- basic........  $  (0.99)  $   0.88   $  (5.53)  $   2.03   $   6.29   $   6.28   $   6.45
  Net income -- dilute.......     (0.99)      0.88      (5.53)      2.03       6.29       6.28       6.45
  Dividends..................      0.20       0.60       1.60       2.30       2.05       1.85       1.65
  Book value.................  $  51.25   $  59.97   $  52.14   $  59.60   $  59.84   $  55.12   $  50.52
Average common shares
  outstanding................   500,000    500,000    500,000    500,000    500,000    500,000    481,670

                               THREE MONTHS ENDED
                                    MARCH 31,                      YEAR ENDED DECEMBER 31,
                               -------------------   ----------------------------------------------------
                                 2004       2003       2003       2002       2001       2000       1999
                               --------   --------   --------   --------   --------   --------   --------
                                                             (IN THOUSANDS)
Period-end balances:
  Loans, net.................  $ 98,214   $137,084   $107,155   $141,965   $139,951   $140,920   $131,664
  Securities.................    77,307     61,078     48,864     61,011     37,418     34,683     33,806
  Total assets...............   211,079    229,195    215,066    229,296    224,783    211,601    199,011
  Deposits...................   177,970    190,442    181,411    190,596    184,740    170,812    155,398
  Borrowings.................     6,752      8,137      7,108      8,284      9,689     12,822     17,966
  Shareholders' equity.......  $ 25,626   $ 29,989   $ 26,072   $ 27,799   $ 29,921   $ 27,559   $ 25,262

FNB MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  FORWARD LOOKING STATEMENTS


     The discussions below include forward-looking statements by FNB relating to such matters as anticipated operating results, credit quality expectations, prospects for new lines of business, technological developments, economic trends (including interest rates), merger and reorganization transactions and similar matters. Such statements are based upon current beliefs and expectations of FNB's management and are subject to risks and uncertainties. While FNB believes that the assumptions underlying these forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate, and accordingly, actual results and experience could differ materially from the anticipated results or other expectations expressed by FNB in its forward-looking statements. Factors that could cause actual results or experience to differ from results discussed in the forward-looking statements include, but are not limited to:


     - Economic conditions;

     - Volatility and direction of market interest rates;

     - Capital investment in and operating results of business ventures of FNB;

     - Governmental legislations and regulation;

     - Material unforeseen changes in the financial condition of results of operations of FNB's customers;

     - Customer reaction to and unforeseen complications with respect to FNB being acquired by First Citizens; and

     - Difficulties associated with data conversion related to the migration to First Citizens' system.

     The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements, and the purpose of this paragraph is to secure the use of the safe harbor provision.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION -- AS OF MARCH 31, 2004 AND DECEMBER 31, 2003 AND FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003

     The following discussion and analysis represents a review of FNB's consolidated financial condition and results of operations. This review should be read in conjunction with the consolidated financial statements presented elsewhere in this Proxy Statement/Prospectus. (Dollars in thousands, except per share data)

INTRODUCTION

     During 2002, The First National Bank of Shelby entered into a formal written agreement with the OCC that requires the Board of Directors to take corrective action to address certain weaknesses and regulatory violations. See "INFORMATION WITH RESPECT TO FNB -- Regulation: Written Agreement" for a description of the provisions of the written agreement.

     During July 2003, the OCC reviewed the progress on the aforementioned items. The OCC generally noted noncompliance with the written agreement. During July 2003, FNB replaced management in an effort to improve operations of the company and to achieve compliance with the written agreement.

     Since July 2002, management has worked extensively to correct the deficiencies noted by the OCC. In particular, this has resulted in declining financial performance of FNB over the aforementioned period due to:

     - Loan charge-offs,

     - Problem loan identification and classification,

     - Required provision for loan losses to maintain the allowance for loan loss adequacy, and

     - Increased professional fees.

     Problem loans have primarily been identified in the commercial and consumer loan portfolios. Specifically, poor underwriting and collateral on select commercial loans has resulted in loan losses in the aforementioned period. Additionally, the consumer loan portfolio comprised of direct and indirect auto lending has exhibited high delinquency, poor collateral and underwriting. FNB has reserved against these portfolios due to their risk of loan loss.

     The items noted above should be considered in the discussion below of financial condition and results of operations.

FINANCIAL CONDITION

     During the three months ended March 31, 2004, total assets decreased $3,987, or 1.85%, to $211,079. The decrease in assets in 2004 primarily reflects a decrease in cash and cash equivalents resulting from increased deposits along with a declining loan portfolio. During 2004, net loans decreased $8,941, or 8.34% from $107,155 at December 31, 2003 to $98,214 at March 31, 2004. The
decline in the loan portfolio is due to decreased loan growth brought on by rising interest rates, stricter credit underwriting guidelines and charge-offs of certain problem loans. Additionally, on April 15, 2004, The First National Bank of Shelby's management attended a meeting with the OCC. At that meeting, The First National Bank of Shelby's level of allowance for loan loss account was discussed at length. As a result of that meeting, The First National Bank of Shelby added $1,180 to its allowance for loan loss account bringing the total to $5,043 as of March 31, 2004. The additional provision was attributable to the continued high levels of nonperforming assets of $6,685, or 6.47% of total loans, charge-offs of The First National Bank of Shelby for the three months ending March 31, 2004 and consideration of the written agreement.

     Securities available for sale increased $28,443, or 58.21%, from $48,864 at December 31, 2003 to $77,307 at March 31, 2004, as a result of excess cash primarily generated from the declining loan portfolio. These deployable funds were invested in investment grade government securities in order to increase yields on interest earning assets.

     Deposit balances decreased $3,441, or 1.90% from $181,411 at December 31, 2003 to $177,970 at March 31, 2004. The decrease in deposits is a result of local competition offering more attractive deposit rates than The First National Bank of Shelby, which is faced with high liquidity and declining loan demand.

     Shareholders' equity of FNB decreased $447, or 1.71% from $26,072 at December 31, 2003 to $25,626 at March 31, 2004. This decrease is the result of a net loss during 2004 of $497, and cash dividends paid to shareholders of $101, offset by an increase in accumulated other comprehensive income of $150.

RESULTS OF OPERATIONS

     Net loss for the three months ended March 31, 2004 was $497, or $0.99 per share, down $1.87, or 212.50% from a net income of $438, or $0.88 per share during the same period in 2003. The decrease in net income is primarily a result of decreasing net interest income, a provision for loan loss of $1,180 compared to $520 at March 31, 2003 and increasing professional fees.

NET INTEREST INCOME

     Net interest income, the difference between interest income earned on interest-earning assets and interest expense incurred on interest-bearing liabilities, is the most significant component of FNB's earnings. Net interest income is affected by changes in the volumes, rates and composition of interest-earning assets and interest-bearing liabilities.

     For the three months ended March 31, 2004, FNB's net interest income was $2,156, a decrease of $448, or 17.21%, from $2,604 for the same period in 2003. During the three months ended March 31, 2004, the net interest margin decreased 64 basis points (100 basis points equals 1.00%) to 4.24% compared to 4.88% during the same period in 2003. The decrease in net interest margin is primarily a result of a decrease in the average yield earned on interest-earning assets and an increase in total interest-bearing liabilities.

     Total interest income decreased $918, or 24.55% for the three months ended March 31, 2004, due to decreases in the average balance of interest-earning assets. The average yield earned on interest-earning assets decreased 146 basis points from 7.01% for the three months ended March 31, 2003 to 5.55% for the same period in 2004, primarily due to changes in rates and the composition of interest-earning assets. The composition of interest-earning assets changed during 2004 as growth in the loan portfolio was funded with matured and sold securities and increased deposits. The average balance of loans decreased $31,358,or 22.47%, from $139,582 during the three months ended March 31, 2003 to $108,224 during the same period in 2004, while the average balance of securities increased $15,624, or 27.31%, from $57,201 during the three months ended March 31, 2003 to $72,825 during the same period in 2004. The decrease of total interest income was related to changes in the composition of interest-earning assets.

     Total interest expense decreased $470, or 41.41% during the three months ended March 31, 2004, due to decreases in the average rate paid and the average balances of interest-bearing liabilities. The average rate incurred on interest-bearing liabilities decreased 102 basis points from 2.66% during the three months ended March 31, 2003 to 1.64% during the same period in 2004, primarily due to changes in rates and the composition of interest-bearing liabilities. The composition of interest-bearing liabilities changed during 2004 as funding from deposits decreased and the use of Federal Home Loan Bank borrowings decreased. The average balance of deposits decreased $6,894, or 4.24%, from $162,532 during the three months ended March 31, 2003 to $155,638 during the same period in 2004; likewise, the average balance of other interest-bearing liabilities decreased $1,265, or 15.38%, from $8,226 during the three months ended March 31, 2003 to $6,961 during the same period in 2004.

     The following table reflects the components of FNB's net interest income for each of the three month periods ended March 31, 2004 and 2003 setting forth:
(i) average assets, liabilities, and shareholders' equity, (ii) interest income earned on interest-earning assets and interest expense incurred on interest-bearings liabilities, (iii) average yields earned on interest-earning assets and average rates incurred on interest-bearing liabilities, (iv) the net interest spread (i.e., the average yield earned on interest-earning assets less the average rate incurred on interest-bearing liabilities), (v) the net interest margin (i.e., net interest income divided by average interest-earning assets), and (vi) the ratio of interest-earning assets to interest-bearing liabilities.

                                                                   THREE MONTHS ENDED
                                        -------------------------------------------------------------------------
                                              MARCH 31, 2004
                             -------------------------------------------------            MARCH 31, 2003
                                        WEIGHTED                                 --------------------------------
                                        AVERAGE    AVERAGE               YIELD   AVERAGE
                             BALANCE      RATE     BALANCE    INTEREST   RATE    BALANCE    INTEREST   YIELD RATE
                             --------   --------   --------   --------   -----   --------   --------   ----------
INTEREST-EARNING ASSETS
Loans (1)(2)(3)............   103,353     7.91%    $101,199    $2,400    9.49%   $132,956    $3,217       9.68%
  Taxable Securities
    (4)(5).................    76,535     1.97       70,453       322    1.83      54,509       425       3.14
  Non-taxable securities
    (4)(5).................     2,167     5.44        2,372        26    4.80       2,692        31       4.94
  Federal funds sold and
    other..................    18,910     0.97       22,582        73    1.29      17,208        66       1.53
                             --------              --------    ------            --------    ------
    Total interest-earning
      assets...............  $200,965     4.89%     196,606     2,821    5.55%    207,365     3,739       7.01

                                                                   THREE MONTHS ENDED
                                        -------------------------------------------------------------------------
                                              MARCH 31, 2004
                             -------------------------------------------------            MARCH 31, 2003
                                        WEIGHTED                                 --------------------------------
                                        AVERAGE    AVERAGE               YIELD   AVERAGE
                             BALANCE      RATE     BALANCE    INTEREST   RATE    BALANCE    INTEREST   YIELD RATE
                             --------   --------   --------   --------   -----   --------   --------   ----------
Noninterest-earning assets:
  Cash and due from
    financial
    institutions...........  $  6,639              $  6,543                      $  6,405
  Premises and equipment,
    net....................     1,880                 1,908                         2,047
  Accrued interest
    receivable.............     1,087                 1,152                         2,144
  Intangible assets........     1,929                 1,962                         2,167
  Other assets.............     3,325                 9,650                         9,002
  Less allowance for loan
    losses.................    (5,043)               (3,761)                       (3,616)
                             --------              --------                      --------
    Total..................  $210,782              $214,060                      $225,514
                             ========              ========                      ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing
  liabilities:
  Interest-bearing demand
  accounts.................  $ 33,814     0.32%    $ 28,476    $   31    0.44%   $ 23,277    $   45       0.77%
  Savings accounts.........    38,317     0.71       37,469        67    0.72      35,506        62       0.70
  Certificates of
    deposit................    86,620     2.34       89,693       536    2.39     103,749       982       3.79
  Federal home loan bank
    advances...............     1,165     6.30        1,253        20    6.38       1,869        29       6.21
  Securities sold under
    repurchase
    agreements.............     5,587     0.78        5,708        11    0.77       6,357        17       1.07
                             --------              --------    ------            --------    ------
    Total interest bearing
      liabilities..........  $165,503     1.53%     162,599       665    1.64%    170,758     1,135       2.66%
Noninterest-earning assets:
  Demand deposits..........    19,218                25,194                        27,710
  Other liabilities........       732                   324                           475
                             --------              --------                      --------
                               19,950                25,518                        28,185
  Shareholders' equity.....    25,329                25,933                        26,571
                             --------              --------                      --------
    Total..................  $210,782              $214,060                       225,514
                             ========              ========                      ========
Net interest income and
  interest rate spread.....  $ 35,462     3.36%                $2,156    3.91%               $2,604       4.35%
                             ========     ====                 ======    ====                ======       ====
Net yield on
  interest-earning
  assets...................                                              4.24%                            4.88%
                                                                         ====                             ====


---------------

(1) For purposes of these computations, the daily average loan amounts outstanding are net of unearned income.

(2) Included in loan interest income are loan fees of $142 at March 31, 2004 and $244 at March 31, 2003 and $806 at December 31, 2003 and $1,175 at December 31, 2002.

(3) Nonaccrual loans are excluded in loan totals.

(4) Average balance is computed using the carrying value of securities. The average yield has been computed using the historical amortized cost average balance for available-for-sale securities.

(5) Interest income is reported on a historical basis without tax-equivalent adjustment.

     Net interest income may also be analyzed by segregating the volume and rate components of changes in interest income and interest expense. The following table presents an analysis of increases and decreases in interest income and expense in terms of changes in volume and interest rates during the three months ended

March 31, 2004 compared to the same period in 2003. Changes not due solely to either a change in volume or a change in rate have been allocated proportionately to the change due to volume and the change due to rate.

                                                                  THREE MONTHS ENDED
                                                              MARCH 31, 2004 COMPARED TO
                                                                  THREE MONTHS ENDED
                                                                    MARCH 31, 2003
                                                             -----------------------------
                                                             INCREASE (DECREASE)
                                                                    DUE TO
                                                             --------------------
                                                              VOLUME       RATE      NET
                                                             ---------   --------   ------
Interest-earning assets:
  Loans....................................................   $(3,140)    $2,323    $(817)
  Taxable securities.......................................         2       (105)    (103)
  Non-taxable securities...................................       (15)        10       (5)
  Fed funds sold and other interest-earning assets.........       109       (102)       7
                                                              -------     ------    -----
     Total interest-earning assets.........................    (3,044)     2,126     (918)
Interest-bearing liabilities:
  Checking.................................................        22        (36)     (14)
  Savings..................................................        13         (8)       5
  CD's.....................................................      (479)        33     (446)
  Securities sold under repurchase agreement...............        (6)        --       (6)
  Federal Home Loan Bank advances..........................       (39)        30       (9)
                                                              -------     ------    -----
     Total interest-bearing liabilities....................      (489)        19     (470)
                                                              -------     ------    -----
Increase (decrease) in net interest income.................   $(2,555)    $2,107    $(448)
                                                              =======     ======    =====

PROVISION AND ALLOWANCE FOR LOAN LOSSES

     The provision for loan losses represents the charge to income necessary to adjust the allowance for loan losses to an amount that represents management's assessment of the estimated probable credit losses in FNB's loan portfolio that have been incurred at each balance sheet date. All lending activity contains associated risks of loan losses. FNB recognizes these credit risks as a necessary element of its business activity. The provision for loan losses for the three months ended March 31, 2004 was $1,180, compared with $520 for the same period in 2003 due to management and regulatory scrutiny of net loan charge-offs, delinquency and non-accrual loan levels and consideration of regulatory issues previously discussed (see "Introduction").

NONINTEREST INCOME

     Total noninterest income decreased $15 from $228 for the three months ended March 31, 2004 to $213 for the same period in 2004. The decrease is primarily due to the decrease in service charges on deposit accounts as the deposit portfolio has decreased. The following table summarizes the sources of The First National Bank of Shelby's non-interest income.

                                                       THREE MONTHS
                                                           ENDED           2004 VS. 2003
                                                      MARCH 31, 2004    -------------------
                                                      ---------------   DOLLAR   PERCENTAGE
                                                       2004     2003    CHANGE     CHANGE
                                                      ------   ------   ------   ----------
Service charges on deposit accounts.................   $168     $180     $(12)       (7)%
Credit and debit card income........................     38       37        1         3
Other...............................................      7       11       (4)      (36)
                                                       ----     ----     ----       ---
  Total noninterest income..........................   $213     $228     $(15)       (7)%
                                                       ====     ====     ====       ===

NONINTEREST EXPENSE

     Total noninterest expense during the three months ended March 31, 2004 increased $203 as compared with the same period in 2003. The following table summarizes the sources of FNB's noninterest expense.

                                                    THREE MONTHS
                                                        ENDED           2004 VS. 2003
                                                   MARCH 31, 2004    -------------------
                                                   ---------------   DOLLAR   PERCENTAGE
                                                    2004     2003    CHANGE     CHANGE
                                                   ------   ------   ------   ----------
Salaries and employee benefits...................  $  767   $  795    $(28)       (4)%
Director's Fees..................................      48       48      --        --
Occupancy expense of premises....................     131      142     (11)       (8)
Office supplies, minting, postage and courier....      71       65       6         9
Legal, professional and examination fees.........     396      113     283       250
Intangible amortization..........................      51       51      --        --
Marketing and public relations...................      18       26      (8)      (31)
Data processing..................................     106      162     (56)      (35)
Other............................................     267      250      17         7
                                                   ------   ------    ----       ---
  Total noninterest expense......................  $1,855   $1,652    $203        12
                                                   ======   ======    ====       ===

     The increase in noninterest expense is primarily due to the increase in legal, professional and examination fees partially offset by a decrease in salaries and employee benefits expenses and computer fees. Salaries and employee benefits decreased during the three month period ended March 31, 2004 due to a reduction of the management workforce. Legal, professional and examination fees increased during the three months ended March 31, 2004 primarily due to an increase in merger related fees.

INCOME TAX EXPENSE (BENEFIT)

     Loss before federal income taxes amounted to $666 for the three months ended March 31, 2004 and income of $659 for the same period in 2003. FNB's effective income tax rate was (25.76%) for the three months ended March 31, 2004, compared to 33.45% for the same period in 2003. The decline in the effective income tax rate was attributable to non-deductible merger and acquisition expenses of FNB incurred in 2004.

CAPITAL RESOURCES

     Shareholders' equity at March 31, 2004 totaled $25,626, compared to $26,072 at December 31, 2003, a decrease of 1.71%. Average equity to average assets during the three months ended March 31, 2004, increased to 12.11% from 11.77% for the same period in 2003. The Federal Reserve Board has established risk-based capital guidelines that must be observed by bank holding companies and banks. FNB has consistently maintained the regulatory capital ratios of both FNB and The First National Bank of Shelby above "well capitalized" requirements; however, as a result of the written agreement with the OCC, The First National Bank of Shelby was categorized as adequately capitalized. For further information on capital ratios, see Note 8 of the unaudited consolidated financial statements dated March 31, 2004 and Note 12 of the consolidated financial statements dated December 31, 2003.

     The capital position is managed through balance sheet size, composition and issuance of equity instruments, dividend policies, and retention of earnings. The OCC formally notified management on April 15, 2004 of required bank capital levels as of March 31, 2004. As of March 31, 2004, The First National Bank of Shelby was required to maintain a minimum Tier 1 to average assets ratio of 8% and a minimum Tier 1 risk based capital ratio of 12%. As of March 31, 2004, The First National Bank of Shelby exceeded the required levels due to a capital infusion from FNB totaling $3,000 during 2004 prior to March 31, 2004.

EFFECTS OF INFLATION

     The assets and liabilities of FNB are primarily monetary in nature and are more directly affected by the fluctuation in interest rates than inflation. Movement in interest rates is a result of the perceived changes in inflation as well as monetary and fiscal policies. Interest rates and inflation do not necessarily move with the same velocity or within the same period; therefore, a direct relationship to the inflation rate cannot be shown. The financial information presented in this report has been prepared in accordance with accounting principles generally accepted in the United States of America, which require that FNB measure financial position and operating results primarily in terms of historical dollars.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION -- AS OF DECEMBER 31, 2003 AND DECEMBER 31, 2002 AND FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

     The following discussion and analysis represents a review of FNB's consolidated financial condition and results of operations. This review should be read in conjunction with the consolidated financial statements presented elsewhere in this report.

FINANCIAL CONDITION

     During the year ended December 31, 2003, total assets decreased $14,230, or 6.21%, to $215,066 at December 31, 2003. The decrease in assets in 2003 primarily reflects a decline in the loan and security portfolio. During 2003, net loans decreased $34,810, or 24.52% from $141,965 at December 31, 2002 to $107,155 at December 31, 2003. The loan portfolio's decline was primarily in commercial loans, which comprise 23% of the loan portfolio at December 31, 2003 compared to 30% of the loan portfolio at December 31, 2002. The decline of commercial loans is a result of charged-off commercial loans and stricter underwriting standards on behalf of management. The remaining portion of FNB's loan portfolio is real estate and consumer loans. During 2003, real estate loans decreased $5,987, or 9%, from $64,425 at December 31, 2002 to $58,437 at
December 31, 2003; consumer loans decreased $10,406, or 28%, from $37,702 at December 31, 2002 to $27,296 at December 31, 2003. The change in real estate and consumer loans reflect normal cyclical business fluctuations, management's charge-off of loans, stricter underwriting standards and shrinkage of the balance sheet. Securities available for sale decreased $12,147, or 19.91%, from $61,011 at December 31, 2002 to $48,864 at December 31, 2003, due to heavy calls, maturities and repayment activity of portfolio securities.

     Total liabilities declined $10,503 or 5% from $199,497 at December 31, 2002 to $188,994 at December 31, 2003. The decrease was primarily attributable to a decrease in time deposits of $11,958 or 12% from $103,778 at December 31, 2002 to $91,820 at December 31, 2002. Declining interest rates combined with high liquidity of The First National Bank of Shelby resulted in unattractive pricing of time deposits for customers.

     Equity of FNB decreased $3,728, or 12.51% from $29,800 at December 31, 2002 to $26,072 at December 31, 2003. This decrease is the result of a net loss during 2003 of $2,763, cash dividends paid to shareholders of $800, or $1.60 per share, and $164 decline in accumulated other comprehensive income.

RESULTS OF OPERATIONS

     Net loss for 2003 was $2,763, or $5.53 per share, down 372% from net income of $1,017, or $2.03 per share in 2002. The decrease in net income is primarily a result of declining net interest income, provision for loan loss and increasing noninterest expense.

NET INTEREST INCOME

     Net interest income, the difference between interest income earned on interest-earning assets and interest expense incurred on interest-bearing liabilities, is the most significant component of FNB's earnings. Net interest income is affected by changes in the volumes, rates and composition of interest-earning assets and interest-bearing liabilities.

     FNB's net interest income was $9,411 in 2003, a decrease of $1,302, or 12%, from $10,713 in 2002. During 2003, the net interest margin decreased 64 basis points to 4.38% compared to 5.02% during 2002. The decrease of net interest income and net interest margin is primarily a result of a decrease in the average yield earned on interest-earning assets and an increase in total interest-bearing liabilities.

     Total interest income decreased $2,836, or 18% in 2003, due to decreases in the average yield of interest-earning assets and the decline of the loan and security portfolio. The average yield earned on interest-earning assets decreased 137 basis points from 7.54% during 2002 to 6.17% during 2003, primarily due to changes in rates and the composition of interest-earning assets. The average balance of loans decreased $10,951,or 7.59%, from $144,306 during 2002 to $133,355 during 2003; on the contrary, the average balance of securities increased $9,996, or 20.48%, from $48,805 during 2002 to $58,801 during 2003. The decrease of total interest income related to changes in rates and the composition of interest-earning assets.

     Total interest expense decreased $1,535, or 29% in 2003, due to decreases in the average rate incurred on interest-bearing liabilities and the declines of interest bearing liability balances. The average rate incurred on interest bearing liabilities decreased 97 basis points from 3.18% during 2002 to 2.21% during 2003, primarily due to changes in rates and the composition of interest-bearing liabilities. The composition of interest-bearing liabilities changed during 2002 as funding from deposits increased. The average balance of deposits increased $5,448, or 3%, from $159,828 during 2002 to 165,276 during 2003; likewise, the average balance of other interest bearing liabilities decreased $1,021, or 12%, from $8,870 during 2002 to $7,849 during 2003.

     The following table reflects the components of FNB's net interest income for each of the years ended December 31, 2003, 2002 and 2001, setting forth: (i) average assets, liabilities, and shareholders' equity, (ii) interest income earned on interest-earning assets and interest expense incurred on interest-bearings liabilities, (iii) average yields earned on interest-earning assets and average rates incurred on interest-bearing liabilities, (iv) the net interest spread (i.e., the average yield earned on interest-earning assets less the average rate incurred on interest bearing liabilities), (v) the net interest margin (i.e., net interest income divided by average interest-earning assets), and (vi) the ratio of interest-earning assets to interest-bearing liabilities.

                                            FNB CORP. AVERAGE BALANCES, INTEREST AND AVERAGE YIELDS/COST
                             ------------------------------------------------------------------------------------------
                                         2003                           2002                           2001
                             ----------------------------   ----------------------------   ----------------------------
                             AVERAGE               YIELD/   AVERAGE               YIELD/   AVERAGE               YIELD/
                             BALANCE    INTEREST    RATE    BALANCE    INTEREST    RATE    BALANCE    INTEREST    RATE
                             --------   --------   ------   --------   --------   ------   --------   --------   ------
ASSETS
Interest-earning assets:
  Loans (1)(2)(3)..........  $125,783   $11,250     8.94%   $137,446   $13,573     9.88%   $138,266   $15,238    11.02%
  Taxable Securities
    (4)(5).................    56,313     1,569     2.80      45,856     1,973     4.34      30,515     1,818     6.01
  Non-taxable securities
    (4)(5).................     2,488       126     5.06       2,949       142     5.05       3,012       153     5.26
  Federal funds sold and
    other..................    22,912       300     1.31      20,566       393     1.91      25,265       889     3.52
                             --------   -------             --------   -------             --------   -------
    Total interest-earning
      assets...............   207,679    13,245     6.17%    206,811    16,081     7.54%    197,058    18,098     9.08%
Noninterest-earning assets:
  Cash and due from
    financial
    institutions...........     6,233                          6,411                          6,774
  Premises and equipment,
    net....................     1,994                          2,065                          2,153
  Accrued interest
    receivable.............     1,792                          2,302                          2,534
  Intangible assets........     2,089                          2,294                          2,499
  Other assets.............    10,067                          8,373                          4,394
  Less allowance for loan
    losses.................    (4,171)                        (2,275)                        (2,258)
                             --------                       --------                       --------
    Total..................  $225,683                       $225,981                       $213,154
                             ========                       ========                       ========

                                            FNB CORP. AVERAGE BALANCES, INTEREST AND AVERAGE YIELDS/COST
                             ------------------------------------------------------------------------------------------
                                         2003                           2002                           2001
                             ----------------------------   ----------------------------   ----------------------------
                             AVERAGE               YIELD/   AVERAGE               YIELD/   AVERAGE               YIELD/
                             BALANCE    INTEREST    RATE    BALANCE    INTEREST    RATE    BALANCE    INTEREST    RATE
                             --------   --------   ------   --------   --------   ------   --------   --------   ------

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing
  liabilities:
  Interest-bearing demand
    accounts...............  $ 29,052   $   146     0.50%   $ 23,530   $   276     1.17%   $ 23,622   $   444     1.88%
  Savings accounts.........    36,162       258     0.71      34,429       245     0.71      32,635       595     1.82
  Certificates of
    deposit................   100,062     3,268     3.27     101,869     4,610     4.53      94,007     5,480     5.83
  Federal Home Loan Bank
    advances...............     1,640       102     6.22       2,298       145     6.31       3,190       200     6.27
  Securities sold under
    repurchase
    agreements.............     6,209        60     0.97       6,572        93     1.42       7,858       313     3.98
                             --------   -------             --------   -------             --------   -------
    Total interest-bearing
      liabilities..........   173,125     3,834     2.21     168,698     5,369     3.18     161,312     7,032     4.36
Noninterest-bearing
  liabilities:
  Demand deposits..........    23,456                         28,103                         23,932
  Other liabilities........       386                            570                            818
                             --------                       --------                       --------
                               23,842                         28,673                         24,750
  Shareholders' equity.....    28,716                         28,610                         27,092
                             --------                       --------                       --------
    Total..................  $225,683                       $225,981                       $213,154
                             ========                       ========                       ========
Net interest income and
  interest rate spread.....             $ 9,411     3.95%              $10,712     4.36%              $11,066     4.72%
                                        =======     ====               =======     ====               =======    =====
Net yield on
  interest-earning
  assets...................                4.38%                          5.02%                          5.55%
                                        =======                        =======                        =======

---------------

(1) For purposes of these computations, the daily average loan amounts outstanding are net of unearned income.

(2) Included in loan interest income are loan fees of $806 in 2003 and $1,175 in 2002.

(3) Nonaccrual loans are excluded in loan totals.

(4) Average balance is computed using the carrying value of securities. The average yield has been computed using the historical amortized cost average balance for available-for-sale securities.

(5) Interest income is reported on a historical basis without tax-equivalent adjustment.

     Net interest income may also be analyzed by segregating the volume and rate components of interest income and interest expense. The following table presents an analysis of increases and decreases in interest income and expense in terms of changes in volume and interest rates during 2003 compared to 2002. Changes not due solely to either a change in volume or a change in rate have been allocated proportionately to the change due to volume and the change due to rate.

                                                             YEAR ENDED DECEMBER 31, 2003
                                                                COMPARED TO YEAR ENDED
                                                                   DECEMBER 31, 2002
                                                            -------------------------------
                                                            INCREASE (DECREASE)
                                                                   DUE TO
                                                            --------------------
                                                             VOLUME      RATE        NET
                                                            --------   ---------   --------
Interest-earning assets:
  Loans...................................................   $(183)     $(2,140)   $(2,323)
  Taxable securities......................................     164         (568)      (404)
  Non-taxable securities..................................     (14)          (2)       (16)
  Fed funds sold and other interest-earning assets........      37         (130)       (93)
                                                             -----      -------    -------
  Total interest-earning assets...........................       4       (2,840)    (2,836)

Interest-bearing liabilities:
  Checking................................................      39         (169)      (130)
  Savings.................................................      12            1         13
  CD's....................................................     (80)      (1,262)    (1,342)
  Federal Home Loan Bank advances.........................     (41)          (2)       (43)
  Securities sold under repurchase agreements.............      (5)         (28)       (33)
                                                             -----      -------    -------
     Total interest-bearing liabilities...................     (75)      (1,460)    (1,535)
                                                             -----      -------    -------
Increase (decrease) in net interest income................   $  79      $(1,380)   $(1,301)
                                                             =====      =======    =======

PROVISION AND ALLOWANCE FOR LOAN LOSSES

     The provision for loan losses represents the charge to income necessary to adjust the allowance for loan losses to an amount that represents management's assessment of the estimated probable credit losses in FNB's loan portfolio that have been incurred at each balance sheet date. All lending activity contains associated risks of loan losses. FNB recognizes these credit risks as a necessary element of its business activity. The provision for loan losses for 2003 was $6,800, compared with $3,583 for 2002. The changes in the provision for loan losses were attributable to the changes in net loan charge-off's, the recognition of changes in current risk factors, and the increase in past due and non-performing loans. During 2003, management in place during 2002 was replaced due to continued regulatory scrutiny and the progress achieved in coming into compliance with mandated regulatory agreements. At that point, stricter underwriting, nonaccrual and charge-off policies were introduced combined with continued declines in asset quality led to the need for increased provision for loan losses. While total loans decreased by approximately 31% in 2003, the volume of loans on nonaccrual status or that were 90 days past due and still accruing increased from $6,039 at December 31, 2002 to $7,369 at December 31, 2003.

     Total noninterest income in 2003 increased $64 from $911 in 2002 to $975 in 2003. The following table summarizes the sources of FNB's noninterest income.

                                                       YEAR ENDED        2003 VS. 2002
                                                      DECEMBER 31,    -------------------
                                                      -------------   DOLLAR   PERCENTAGE
                                                      2003    2002    CHANGE     CHANGE
                                                      -----   -----   ------   ----------
Service charges on deposit accounts.................  $748    $642     $106        17%
Credit and debit card income........................   163     239      (76)      (32)
Other...............................................    64      30       34       113
                                                      ----    ----     ----       ---
Total noninterest expense...........................  $975    $911     $ 64         7%
                                                      ====    ====     ====       ===

NONINTEREST EXPENSE

     Total noninterest expense in 2003 increased $1,250. The following table summarizes the sources of FNB's noninterest expense.

                                                     YEAR ENDED         2003 VS. 2002
                                                    DECEMBER 31,     -------------------
                                                   ---------------   DOLLAR   PERCENTAGE
                                                    2003     2002    CHANGE     CHANGE
                                                   ------   ------   ------   ----------
Salaries and employee benefits...................  $3,308   $3,150   $  158        5%
Director fees....................................     176      163       13        8
Occupancy expense of premises....................     619      559       60       11
Office supplies, printing, postage and courier...     488      363      125       34
Legal, professional and examination expense......   1,200      359      841      234
Intangible amortization..........................     205      205       --       --
Marketing and public relations...................     135      131        4        3
Computer fees....................................     649      572       77       13
Other............................................   1,014    1,043      (29)      (3)
                                                   ------   ------   ------      ---
  Total noninterest expense......................  $7,794   $6,545   $1,249       19%
                                                   ======   ======   ======      ===

     The increase in noninterest expense is primarily due to the increase in legal and professional fees. The increase in legal and professional fees occurred due to the need to obtain additional professional guidance in complying with the formal supervisory agreement. Salaries and employee benefits increased in 2003 due to annual merit increases.

INCOME TAX EXPENSE

     Loss before federal income taxes amounted to $4,209 in 2003 and income of $1,496 in 2002. FNB's effective income tax rate was 34% in 2003, compared to 32% in 2002.

LIQUIDITY MANAGEMENT

     Management of liquidity is of growing importance to the banking industry. The liquidity of a financial institution reflects its ability to meet loan requests, to accommodate possible outflows of deposits and to take advantage of interest rate market opportunities. The ability of a financial institution to meet its current financial obligations is a function of balance sheet structure, the ability to liquidate assets, and the availability of alternative sources of funds.

     In addition to maintaining a stable core deposit base, FNB maintains adequate liquidity primarily through the use of securities and unused borrowing capacity. At December 31, 2003, securities and other short term investments with maturities of one year or less totaled $2,305. At December 31, 2003, federal funds sold totaled $41,584 . The First National Bank of Shelby is a member of the Federal Home Loan Bank of Cincinnati, which provides a reliable source of funds over and above retail deposits.

CAPITAL RESOURCES

     Shareholders' equity at December 31, 2003 totaled $26,072, compared to $29,800 at December 31, 2002, a decrease of 12.51%.


     The Federal Reserve Board has established risk-based capital guidelines that must be observed by bank holding companies and banks. FNB has consistently maintained the regulatory capital ratios of both FNB's and The First National Bank of Shelby above "well capitalized" requirements; however, as a result of the written agreement with the OCC, The First National Bank of Shelby was categorized as adequately capitalized. For further information on capital ratios, see "INFORMATION WITH RESPECT TO FNB -- Regulation" and Note 12 of the consolidated financial statements.


     The capital position is managed through balance sheet size and composition, issuance of equity instruments, treasury stock activities, dividend policies, and retention of earnings.

EFFECTS OF INFLATION

     The assets and liabilities of FNB are primarily monetary in nature and are more directly affected by the fluctuation in interest rates than inflation. Movement in interest rates is a result of the perceived changes in inflation as well as monetary and fiscal policies. Interest rates and inflation do not necessarily move with the same velocity or within the same period; therefore, a direct relationship to the inflation rate cannot be shown. The financial information, presented in this report has been prepared in accordance with accounting principles generally accepted in the United States of America, which require that FNB measure financial position and operating results primarily in terms of historical dollars.

MANAGEMENT

     The following table sets forth certain information concerning the current directors and executive officers of FNB.

NAME                AGE   POSITION WITH FNB
----                ---   -----------------
Larry L. Cornell    66    Director
Thomas A. Depler    54    Director
Ronald A. Distl     55    Director
Kent Knaus          66    Director
Robert W. Lederer   59    Director
William Mako, Jr.   62    Director
Timothy E. Morse    60    Director
Richard T. Roberts  61    Director and President
Marjorie E. Roush   68    Director
J. George Williams  67    Chairman of Board of Directors

     Set forth below is a brief description of the business experience of each director and executive officer of FNB:

     MR. CORNELL has served as a Director of FNB and as a Director of The First National Bank of Shelby since 1992. Mr. Cornell is a part owner and President of Cornell's IGA Foodliner and a partner in Cornell's Pharmacy LLC.

     MR. DEPLER has served as a Director of FNB since 1988 and as a Director of The First National Bank of Shelby since 1982. He is an attorney and President of the law firm of Poland, Depler & Shepherd Co. LPA.

     MR. DISTL has served as a Director of FNB and as a Director of The First National Bank of Shelby since 1994. He is Vice President and Chief Operating Officer of MedCentral Health Systems.

     MR. KNAUS has served as a Director of FNB since 1988 and as a Director of The First National Bank of Shelby since 1986. He is the owner and President of K & P Trucking.

     MR. LEDERER has served as a Director of FNB since 1988 and as a Director of The First National Bank of Shelby since 1981. He is part owner and CEO of Carton Service, Inc.

     DR. MAKO has served as a Director of FNB since 1988 and as a Director of The First National Bank of Shelby since 1987. He is a physician and President of Wm. Mako Jr. DPM, Inc.

     MR. MORSE has served as a Director of FNB and as a Director of The First National Bank of Shelby since February 2004. He is a retired local businessman.

     MR. ROBERTS has served as a Director of FNB and as a Director of The First National Bank of Shelby since 1993. He began his association with The First National Bank of Shelby in 1961. He has formerly served as President and CEO of The First National Bank of Shelby and is currently Executive Vice President, Operations, of The First National Bank of Shelby and President of FNB.

     MS. ROUSH has served as a Director of FNB and The First National Bank of Shelby since 1995. She is the owner/proprietor of Wall Street Storage.

     MR. WILLIAMS has served as a Director of FNB since 1988 and as a Director of The First National Bank of Shelby since 1966. He is currently Chairman of the Board of Directors of FNB and The First National Bank of Shelby. Prior to his retirement, Mr. Williams was President and CEO of FNB and The First National Bank of Shelby.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS


     The following table sets forth as of August 2, 2004, the total number and percentage of FNB common shares beneficially owned by each director of FNB, each executive officer of FNB, and each owner of more than 5% of the outstanding FNB common shares and all directors and executive officers of FNB as a group. The number of FNB common shares shown as being beneficially owned by each director are those over which he has either sole or shared voting or investment power. As of August 2, 2004, there were 500,000 shares issued and outstanding and no shares were held in treasury.



                                                   AMOUNT AND NATURE OF   PERCENT OF CLASS AS
NAME OF BENEFICIAL OWNER                           BENEFICIAL OWNERSHIP   OF JULY 14, 2004**
------------------------                           --------------------   -------------------
Larry L. Cornell.................................            100                     *
Thomas A. Depler.................................          6,787(1)               1.36%
Ronald A. Distl..................................            803                     *
Kent Knaus.......................................          3,700                     *
Robert W. Lederer................................            842(2)                  *
William Mako, Jr. ...............................          1,985                     *
Timothy E. Morse.................................         20,942                  4.19%
Richard T. Roberts...............................            712                     *
Marjorie E. Roush................................            542(3)                  *
J. George Williams...............................         21,000(4)               4.20%
                                                          ------                 -----
All directors and executive officers as a group
  (10 persons)...................................         57,413                 11.58%
                                                          ======                 =====


---------------

 * Shares owned represent less than 1% of class.


** Percent of class is based upon the sum of 500,000 FNB common shares outstanding as of August 2, 2004, and the number of FNB common shares as to which the person (or members of the group) has the right to acquire beneficial ownership upon the exercise of stock options exercisable within sixty (60) days of August 2, 2004.



(1) All shares are held by Mr. Depler as Trustee of the Thomas A. Depler Trust, as to which Mr. Depler has sole voting and investment power.

(2) Includes 676 shares held by Mr. Lederer as Trustee of the Trust dated August 31, 1992, as amended, as to which Mr. Lederer has sole voting and investment power.



(3) All shares are held by Ms. Roush as Trustee of the Marjorie E. Roush Trust, as to which Ms. Roush has sole voting and investment power.



(4) Includes 18,600 shares held by Mr. Williams as Trustee of the J. George Williams Trust, as to which Mr. Williams has sole voting and investment power, and 2,400 held on behalf of Mr. Williams in an IRA account, as to which Mr. Williams has sole voting and investment power.


                                    EXPERTS

     The consolidated financial statements of First Citizens as of December 31, 2003 and 2002 and for the three years ended December 31, 2003 which have been incorporated by reference in this Proxy Statement/Prospectus, and the financial statements of FNB as of December 31, 2003 and for the year then ended, and the December 31, 2002 balance sheet, included in this Proxy Statement/Prospectus have been audited by Crowe Chizek and Company LLC as set forth in its reports thereon. The financial statements audited by Crowe Chizek and Company LLC have been incorporated by reference or included in this Proxy Statement/Prospectus in reliance upon such reports given upon their authority as an expert in accounting and auditing.

                                  TAX OPINION

     A tax opinion is to be rendered prior to the effective time by Vorys, Sater, Seymour and Pease LLP substantially to the effect that (i) the parent merger will constitute a tax free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended and (ii) no gain or loss will be recognized by FNB shareholders who exchange their FNB common shares for First Citizens common shares and cash in lieu of fractional share interests, other than the gain or loss to be recognized as to cash received in lieu of fractional share interests.

                                INDEMNIFICATION

     The Articles of Incorporation of First Citizens provide that First Citizens shall have the power to indemnify its present and past directors, officers, employees and agents, and such other persons as it shall have powers to indemnify, to the full extent permitted under, and subject to the limitations of, Title 17 of the Ohio Revised Code. Such Articles of Incorporation further provide that First Citizens may, upon the affirmative vote of a majority of its Board of Directors, purchase insurance for the purpose of indemnifying its directors, officers, employees and agents to the extent that such indemnification is allowed by the Articles of Incorporation.

     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or persons controlling First Citizens pursuant to the foregoing provisions, First Citizens has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

                         INDEX TO FINANCIAL INFORMATION

                           FNB FINANCIAL CORPORATION

                       CONSOLIDATED FINANCIAL STATEMENTS
                      MARCH 31, 2004 AND 2003 (UNAUDITED)

CONSOLIDATED FINANCIAL STATEMENTS...........................    F-1
  BALANCE SHEETS............................................    F-1
  STATEMENTS OF INCOME......................................    F-2
  STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY.............    F-3
  STATEMENTS OF CASH FLOWS..................................    F-4
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS..................    F-5

                 CONSOLIDATED FINANCIAL STATEMENTS
                    DECEMBER 31, 2003 AND 2002

REPORT OF INDEPENDENT AUDITORS..............................   F-14
CONSOLIDATED FINANCIAL STATEMENTS...........................   F-15
  BALANCE SHEETS............................................   F-15
  STATEMENTS OF INCOME......................................   F-16
  STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY.............   F-17
  STATEMENTS OF CASH FLOWS..................................   F-18
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS..................   F-19

                           FNB FINANCIAL CORPORATION

                          CONSOLIDATED BALANCE SHEETS
                      MARCH 31, 2004 AND 2003 (UNAUDITED)

                                                                  2004           2003
                                                              ------------   ------------
ASSETS
  Cash and due from banks...................................  $  6,638,896   $  7,230,876
  Federal funds sold........................................    18,910,000     13,622,000
                                                              ------------   ------------
     Cash and cash equivalents..............................    25,548,896     20,852,876
  Federal Home Loan Bank and Federal Reserve Bank stock.....     1,844,247      1,787,580
  Securities available for sale.............................    77,307,270     61,078,146
  Loans held for sale.......................................        96,813      1,114,904
  Loans, net of allowance for loan losses of $5,043,229 and
     $3,706,698.............................................    98,213,937    137,084,240
  Premises and equipment, net...............................     1,879,450      2,012,049
  Accrued interest receivable...............................     1,086,962      1,918,207
  Intangible assets.........................................     1,928,910      2,133,750
  Other real estate owned...................................       189,569         30,922
  Other assets..............................................     2,982,995      1,182,392
                                                              ------------   ------------
       Total assets.........................................  $211,079,049   $229,195,066
                                                              ============   ============

LIABILITIES AND SHAREHOLDERS' EQUITY
  Deposits
       Demand...............................................    53,032,262     50,964,252
       Savings..............................................    38,057,026     35,269,279
       Time deposits........................................    86,880,809    104,208,208
                                                              ------------   ------------
          Total deposits....................................   177,970,097    190,441,739
  Securities sold under agreements to repurchase............     5,586,934      6,358,040
  Federal Home Loan Bank advances...........................     1,165,316      1,779,398
  Accrued interest payable..................................       105,538        195,696
  Dividends declared and unpaid.............................       100,000        300,000
  Other liabilities.........................................       525,305        130,887
                                                              ------------   ------------
       Total liabilities....................................  $185,453,190   $199,205,760
                                                              ============   ============
SHAREHOLDERS' EQUITY
  Common stock $10 par value; 1,000,000 shares authorized,
     500,000 issued and outstanding.........................     5,000,000      5,000,000
  Paid in capital...........................................     7,000,000      7,000,000
  Retained earnings.........................................    13,329,178     17,628,272
  Accumulated other comprehensive income....................       296,681        361,034
                                                              ------------   ------------
       Total shareholders' equity...........................    25,625,859     29,989,306
                                                              ------------   ------------
       Total shareholders' equity...........................  $211,079,049   $229,195,066
                                                              ============   ============

                           FNB FINANCIAL CORPORATION

                       CONSOLIDATED STATEMENTS OF INCOME
             THREE MONTHS ENDED MARCH 31, 2004 AND 2003 (UNAUDITED)

                                                                 2004         2003
                                                              ----------   ----------
Interest and dividend income
  Loans, including fees.....................................  $2,399,952   $3,216,433
  Taxable securities........................................     321,483      425,065
  Tax exempt securities.....................................      26,383       31,050
  Federal funds sold and other..............................      73,042       66,099
                                                              ----------   ----------
     Total interest and dividend income.....................   2,820,860    3,738,647
Interest expense
  Deposits..................................................     633,812    1,089,339
  Repurchase agreements.....................................      11,257       16,535
  Federal Home Loan Bank advances...........................      19,904       28,955
                                                              ----------   ----------
     Total interest expense.................................     664,973    1,134,829
Net interest income.........................................   2,155,887    2,603,818
Provision for loan losses...................................   1,179,843      520,000
                                                              ----------   ----------
Net interest income after provision for loan losses.........     976,044    2,083,818
Noninterest income
  Service charges on deposit accounts.......................     167,557      180,335
  Other.....................................................      45,571       47,496
                                                              ----------   ----------
     Total noninterest income...............................     213,128      227,831
Noninterest expense
  Salaries and employee benefits............................     767,160      794,530
  Director fees.............................................      47,550       47,550
  Occupancy.................................................     130,501      142,381
  Intangible asset amortization.............................      51,210       51,210
  Marketing and public relations............................      18,070       25,117
  Office supplies, printing, postage and courier............      70,927       64,504
  Data processing...........................................     106,308      161,760
  Professional fees.........................................     396,770      112,614
  Other operating...........................................     266,613      252,772
                                                              ----------   ----------
     Total noninterest expense..............................  $1,855,109   $1,652,438
                                                              ----------   ----------
Income (loss) before income taxes...........................    (665,937)     659,211
Income tax expense (benefit)................................  $ (168,984)  $  220,514
                                                              ----------   ----------
Net income (loss)...........................................  $ (496,953)  $  438,697
                                                              ==========   ==========
Earnings (loss) per share...................................  $    (0.99)  $     0.88

                           FNB FINANCIAL CORPORATION

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
             THREE MONTHS ENDED MARCH 31, 2004 AND 2003 (UNAUDITED)

                                                                             ACCUMULATED
                                                 ADDITIONAL                     OTHER           TOTAL
                                      COMMON      PAID-IN      RETAINED     COMPREHENSIVE   SHAREHOLDERS'
                                      STOCK       CAPITAL      EARNINGS        INCOME          EQUITY
                                    ----------   ----------   -----------   -------------   -------------
Balance at January 1, 2003........  $5,000,000   $7,000,000   $17,489,575     $310,161       $29,799,736
Comprehensive income:
  Net income......................                                438,697           --           438,697
  Changes in net unrealized gains
     (loss) on securities
     available for sale, net of
     tax effects..................          --           --            --       50,873            50,873
                                                                                             -----------
     Total comprehensive income...                                                               489,570
                                                                                             ===========
  Cash dividends ($0.60 per
     share).......................                               (300,000)          --          (300,000)
                                    ----------   ----------   -----------     --------       -----------
Balance at March 31, 2003.........   5,000,000    7,000,000    17,628,272      361,034        29,989,306
Balance at January 1, 2004........   5,000,000    7,000,000    13,926,131      146,252        26,072,383
Comprehensive income:
  Net loss........................                               (496,953)                      (496,953)
  Changes in net unrealized gains
     (loss) on securities
     available for sale, net of
     tax effects..................          --           --            --      150,429           150,429
                                                                                             -----------
     Total comprehensive income...                                                              (346,524)
                                                                                             ===========
  Cash dividends ($0.20 per
     share).......................                               (100,000)                      (100,000)
                                    ----------   ----------   -----------     --------       -----------
Balance at March 31, 2004.........  $5,000,000   $7,000,000   $13,329,178     $296,681       $25,625,859
                                    ==========   ==========   ===========     ========       ===========

                           FNB FINANCIAL CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
             THREE MONTHS ENDED MARCH 31, 2004 AND 2003 (UNAUDITED)


                                                                  2004           2003
                                                              ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss).........................................  $   (496,953)  $    438,697
  Adjustments to reconcile net income (loss) to net cash
     from operating activities:
     Depreciation and amortization..........................       120,950         65,823
     Provision for loan losses..............................     1,179,843        520,000
     Federal Home Loan Bank stock dividends.................       (43,174)       (15,680)
     Change in:
       Loans held for sale..................................       350,159        (24,020)
       Accrued interest receivable..........................       177,119        402,976
       Other assets.........................................       252,393        115,946
       Accrued interest payable.............................       (12,774)       (16,495)
       Other liabilities....................................       268,875         26,507
                                                              ------------   ------------
          Net Cash provided by operating activities.........  $  1,796,438   $  1,513,754
CASH FLOWS FROM INVESTING ACTIVITIES
Available for sale securities
       Maturities, prepayments and calls....................    16,901,644     25,000,000
       Purchases............................................   (45,194,013)   (25,001,250)
Loan originations and payments, net.........................     7,760,834      4,360,264
                                                              ------------   ------------
       Net cash (used in) provided by investing
        activities..........................................   (20,531,535)     4,359,014
CASH FLOWS FROM FINANCING ACTIVITIES
  Net change in deposits....................................    (3,441,108)      (154,270)
  Net change in securities sold under agreements to
     repurchase.............................................      (198,999)         1,252
  Repayments of Federal Home Loan Bank advances.............      (156,957)      (147,905)
  Dividends paid............................................      (100,000)      (300,000)
                                                              ------------   ------------
       Net cash (used in) provided by financing
        activities..........................................    (3,897,064)      (600,923)
                                                              ------------   ------------
       Net change in cash and equivalents...................   (22,632,161)     5,271,845
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR..............    48,181,057     15,581,031
                                                              ------------   ------------
CASH AND CASH EQUIVALENTS AT END OF YEAR....................  $ 25,548,896   $ 20,852,876
                                                              ============   ============
SUPPLEMENTAL CASH FLOW DISCLOSURES
  Cash paid during the year for:
     Interest...............................................  $    577,747   $  1,151,324
     Income taxes...........................................  $ (1,149,057)  $         --

                           FNB FINANCIAL CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      MARCH 31, 2004 AND 2003 (UNAUDITED)

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  NATURE OF OPERATIONS AND PRINCIPLES OF CONSOLIDATION:

     The consolidated financial statements include FNB Financial Corporation and its wholly-owned subsidiary, The First National Bank of Shelby (Bank), together referred to as "the Company." Intercompany transactions and balances are eliminated in consolidation.

     On March 4, 2004, the Company announced the execution of a definitive agreement to be acquired by First Citizens Banc Corp. of Sandusky. The transaction includes a mixture of cash and stock and is expected to close in the fourth quarter 2004.

     The Company provides financial services through its offices in Richland, Huron and Crawford counties in Central Ohio. Its primary deposit products are checking, savings, and term certificate accounts, and its primary lending products are residential mortgage, commercial, and installment loans. Substantially all loans are secured by specific items of collateral including business assets, consumer assets, and commercial and residential real estate. Commercial loans are expected to be repaid from cash flow from operations of business. Other financial instruments, which potentially represent concentrations of credit risk, include federal funds sold.

  USE OF ESTIMATES:

     To prepare financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the consolidated balance sheet and the disclosures provided, and future results could differ. The allowance for loan losses, fair value of securities and fair values of financial instruments are particularly subject to change.

  CASH FLOWS:

     For purposes of reporting cash flows, cash and cash equivalents include cash on hand, non interest bearing balances due from other banks, and interest bearing deposits with other financial institutions under 90 days, and federal funds sold. Net cash flows are reported for loan and deposit transactions.

  SECURITIES:

     Securities are classified as held to maturity and carried at amortized cost when management has the positive intent and ability to hold them to maturity. Securities are classified as available for sale when they might be sold before maturity. Securities available for sale are carried at fair value, with unrealized holding gains and losses reported in other comprehensive income. Other securities such as Federal Home Loan Bank stock are carried at cost.

     Interest income includes amortization of purchase premium or discount. Gains and losses on sales are based on the amortized cost of the security sold. Securities are written down to fair value when a decline in fair value is not temporary.

  LOANS HELD FOR SALE:

     Loans originated and intended for sale in the secondary market are carried at the lower of cost or market in the aggregate. Net unrealized losses, if any, are recorded as a valuation allowance and charged to earnings.

                           FNB FINANCIAL CORPORATION

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

  LOANS:

     Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at the principal balance outstanding, net of unearned discount, deferred loan fees and costs, and an allowance for loan losses. Loans held for sale are reported at the lower of cost or market, on an aggregate basis.

     Interest income is reported on the interest method and includes amortization of net deferred loan fees and costs over the loan term. Interest income on loans is discontinued at the time the loan is 90 days delinquent unless the loan is well-secured and in process of collection. In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered doubtful.

     All interest accrued but not received for loans placed on nonaccrual is reversed against interest income. Interest received on such loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

  ALLOWANCE FOR LOAN LOSS:

     The allowance for loan losses is a valuation allowance for probable incurred credit losses. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance. Management estimates the allowance balance required using past loan loss experience, the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management's judgment, should be charged-off. The allowance consists of specific and general components. The specific component relates to loans that are individually classified as impaired or loans otherwise classified as substandard or doubtful. The general component covers non-classified loans and is based on historical loss experience adjusted for current factors.

     A loan is impaired when full payment under the loan terms is not expected. Impairment is evaluated in total for smaller-balance loans of similar nature such as residential mortgage, consumer, and credit card loans, and on an individual loan basis for other loans. If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan's existing rate or at the fair value of collateral if repayment is expected solely from the collateral. Large groups of smaller balance homogeneous loans, such as consumer and residential real estate loans, are collectively evaluated for impairment and, accordingly, they are not separately identified for impairment disclosures.

  PREMISES AND EQUIPMENT:

     Land is carried at cost. Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed over the asset useful lives on a straight-line basis ranging from 3 to 39 years. Expenditures for maintenance and repairs are charged to operations as incurred. Costs of major additions and improvements are capitalized.

  OTHER REAL ESTATE OWNED:

     Other real estate is recorded at fair value establishing a new cost basis. Any reduction from the carrying value of the related loan to estimated fair value at the time the property is acquired is accounted for as a loan charge-off. Any subsequent reductions in the estimated fair value are charged to other real estate expense. Expenses incurred to carry other real estate are charged to operations as incurred.

                           FNB FINANCIAL CORPORATION

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

  INCOME TAXES:

     Deferred tax assets and liabilities are the expected future tax amounts for the temporary differences between carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized.

  INTANGIBLE ASSETS:

     Amounts as reported on the balance sheet represents a core deposit intangible assets that arose from the purchase of two branch offices in 1998. The core deposit intangible is being amortized on the straight-line method over 15 years. Intangible assets are assessed for impairment and written down as necessary. The cost of the core deposit intangible assets totaled $3,072,000 with accumulated amortization of $1,143,090 and $938,250 at March 31, 2004 and 2003 respectively.

  LONG-TERM ASSETS:

     Premises and equipment and other long-term assets are reviewed for impairment when events indicate their carrying amount may not be recoverable from future undiscounted cash flows. If impaired, the assets are recorded at fair value amounts.

  REPURCHASE AGREEMENTS:

     Substantially all repurchase agreement liabilities represent amounts advanced by various customers. Securities are pledged to cover these liabilities, which are not covered by federal deposit insurance.

  FINANCIAL INSTRUMENTS:

     Financial instruments include off-balance sheet credit instruments, such as commitments to make loans and standby letters of credit, issued to meet customer financing needs. The face amount for these items represents the exposure to loss, before considering customer collateral or ability to repay. Such financial instruments are recorded when they are funded.

  LOSS CONTINGENCIES:

     Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated. Management does not believe there now are such matters that will have a material effect on the financial statements.

  EARNINGS PER COMMON SHARE:

     Basic earnings per common share is net income or loss divided by weighted-average number of common shares outstanding during the period. The weighted average number of shares used in the computation of earnings per share was 500,000 for 2004 and 2003. The Company's capital structure contains no potentially dilutive instruments.

  DIVIDEND RESTRICTION:

     Banking regulations require maintaining certain capital levels and may limit the dividends paid by the bank to FNB Financial Corporation or by the holding company to shareholders. As of December 31, 2003 The First National Bank of Shelby is unable to pay a dividend to the Company without prior regulatory approval. These restrictions pose no practical limit on the ability of the holding company to pay dividends at historical levels.

                           FNB FINANCIAL CORPORATION

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

  FAIR VALUE OF FINANCIAL INSTRUMENTS:

     Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed in a separate note. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect the estimates.

  OPERATING SEGMENTS:

     While the chief decision-makers of the Company monitor the revenue streams of the various products and services, the identifiable segments are not material and operations are managed and financial performance is evaluated on a Company-wide basis. Accordingly, all of the financial service operations are considered by management to be aggregated in one reportable operating segment.

  COMPREHENSIVE INCOME:

     Comprehensive income consists of net income and other comprehensive income. Other comprehensive income includes unrealized gains and losses on securities available for sale which are also recognized as separate components of equity.

  RECLASSIFICATION:

     Certain previously reported amounts have been reclassified to conform to the current reporting presentation.

NOTE 2 -- FORMAL SUPERVISORY WRITTEN AGREEMENT

     During 2002 The First National Bank of Shelby entered into a formal supervisory written agreement with The Office of the Comptroller of the Currency
(OCC). The formal supervisory written agreement requires the Board of Directors of The First National Bank of Shelby to take corrective action to address certain weaknesses and to halt certain unsound practices and regulatory violations.

     The formal written supervisory directive includes the following provisions:

     - Establishment of a Compliance Committee which meets regularly.

     - Improve controls and accounting treatment over non-accrual loans.

     - Implement policies and procedures to comply with regulatory reporting requirements.

     - Generate and approve a comprehensive and detailed lending policy.

     - Improve procedures, training, controls, and management of the loan portfolio.

     - Establish an effective loan review function.

     - Effective monitoring and handling of criticized or problem loan assets.

     - Correct credit, collateral and unsecured lending issues identified by the formal written agreement.

     - Establish a program for the maintenance of an adequate Allowance for Loan and Lease Losses.

     - Immediate correction of violations of law, rules or regulations identified during regulatory examination.

     - Retain the services of a qualified independent Certified Public Accountant to render an opinion on the Company's December 31, 2002 Statement of Condition (Balance Sheet).

                           FNB FINANCIAL CORPORATION

NOTE 2 -- FORMAL SUPERVISORY WRITTEN AGREEMENT -- (CONTINUED)

     During July 2003, the OCC reviewed the progress on the aforementioned items. The OCC generally noted noncompliance with the supervisory agreement. During July 2003, the Company replaced management in an effort to improve operations of the Company and to achieve compliance with the supervisory agreement.

     On April 15, 2004, formal notification of required capital levels was received with an effective date of March 31, 2004. Under the directive, The First National Bank of Shelby is required to maintain a minimum tier 1 'to average assets ratio of 8% and a minimum Tier 1 risk-based capital ratio of 12%. The First National Bank of Shelby exceeded those levels as of March 31, 2004.

NOTE 3 -- SECURITIES

     The fair value and unrecognized gains and losses of available for sale securities were as follows at March 31:

                                                                          GROSS          GROSS
                                                                       UNRECOGNIZED   UNRECOGNIZED
                                                         FAIR VALUE       GAINS          LOSSES
                                                         -----------   ------------   ------------
2004
SECURITIES AVAILABLE FOR SALE:
Debt securities
  U.S. Government agency securities....................  $68,973,281     $250,775       $ (8,125)
  Obligations of states and political subdivisions.....    2,395,316      228,358             --
  Mortgage-backed securities...........................    5,938,673           --        (21,491)
                                                         -----------     --------       --------
                                                         $77,307,270     $479,133       $(29,616)
                                                         ===========     ========       ========
2003
SECURITIES AVAILABLE FOR SALE:
Debt securities
  U.S. Government agency securities....................  $58,366,483     $342,677       $     --
  Obligations of states and political subdivisions.....    2,711,663      204,344             --
                                                         -----------     --------       --------
                                                         $61,078,146     $547,021       $     --
                                                         ===========     ========       ========

     The amortized cost and fair value of debt securities available for sale, at March 31, 2004 by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                              AMORTIZED
                                                                COST       FAIR VALUE
                                                             -----------   -----------
Due in one year or less....................................  $24,513,892   $24,567,168
Due after one year through five years......................   44,934,553    45,164,461
Due after five years through ten years.....................      952,171     1,096,484
Due after ten years........................................      496,973       540,484
Mortgage-backed securities.................................    5,960,164     5,938,673
                                                             -----------   -----------
                                                             $76,857,753   $77,307,270
                                                             ===========   ===========

     Securities with a carrying value of approximately $32,990,000 and $30,670,000 were pledged as of March 31, 2004 and 2003 to secure public deposits, as well as other deposits and liabilities as required or permitted by law.

                           FNB FINANCIAL CORPORATION

NOTE 3 -- SECURITIES -- (CONTINUED)

     Securities with unrealized losses at March 31, 2004, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, are as follows:

                                                                 LESS THAN 12 MONTHS
                                                               -----------------------
                                                                            UNREALIZED
DESCRIPTION OF SECURITIES                                      FAIR VALUE     LOSSES
-------------------------                                      ----------   ----------
U.S. Government agency......................................   $3,970,385    $ (8,125)
Obligations of states and political subdivisions
  Mortgage-backed securities................................    5,722,385     (21,491)
                                                               ----------    --------
                                                               $9,692,770    $(29,616)
                                                               ==========    ========

     Unrealized losses on securities have not been recognized into income because the issuers' securities are of high credit quality, and the decline in fair value is largely due to changes in interest rates. The fair value is expected to recover as the securities approach their maturity date.

NOTE 4 -- LOANS

     Loans were as follows at March 31:

                                                               2004           2003
                                                           ------------   ------------
Real estate..............................................  $ 53,317,602   $ 66,794,592
Installment..............................................    24,471,970     34,244,576
Commercial...............................................    25,777,350     40,215,486
                                                           ------------   ------------
  Subtotal...............................................   103,566,922    141,254,654
Less: Unearned discount..................................       (18,267)       (83,725)
     Allowance for loan losses...........................    (5,043,229)    (3,706,698)
     Deferred loan fees..................................      (291,489)      (379,991)
                                                           ------------   ------------
                                                           $ 98,213,937   $137,084,240
                                                           ============   ============

     Activity in the allowance for losses on loans is summarized as follows for the three months ended March 31:

                                                                 2004         2003
                                                              ----------   ----------
Balance at beginning of year................................   3,833,789    3,519,818
Provision for loan losses...................................   1,179,843      520,000
Charge-off..................................................    (712,376)    (421,420)
Recoveries..................................................     741,973       88,300
                                                              ----------   ----------
                                                              $5,043,229   $3,706,698
                                                              ==========   ==========

     Impaired loans were as follows for the three months ended March 31:

                                                                 2004         2003
                                                              ----------   ----------
Loans with no allocated allowance for loan losses...........  $1,353,420   $1,025,432
Loans with allocated allowance for loan losses..............   6,133,948    4,540,745
                                                              ----------   ----------
  Total.....................................................  $7,487,368   $5,566,177
                                                              ==========   ==========
Amount of the allowance for loan losses allocated...........  $  611,412   $  407,678

                           FNB FINANCIAL CORPORATION

NOTE 4 -- LOANS -- (CONTINUED)


                                                                              2003
                                                                 2004      (UNAUDITED)
                                                              ----------   -----------
Average of impaired loans during the period.................  $3,648,000   $5,238,000
Interest income recognized during impairment................      29,951           --
Cash-basis interest income recognized.......................      22,665           --

     Nonperforming loans were as follows:

                                                                 2004         2003
                                                              ----------   ----------
Loans past due over 90 days still on accrual................  $    5,000   $1,631,554
Nonaccrual loans............................................  $6,679,656   $7,129,637

     Nonperforming loans include both smaller balance homogeneous loans that are collectively evaluated for impairment and individually classified impaired loans.

NOTE 5 -- DEPOSITS

     The aggregate amount of time deposits, each with a minimum denomination of $100,000, was approximately $23,040,634 at March 31, 2004.

     Scheduled maturities of time deposits at March 31, 2004 were as follows:

2004........................................................   $55,247,131
2005........................................................    21,959,517
2006........................................................     9,093,699
2007........................................................       123,748
2008........................................................       456,714
                                                               -----------
                                                               $86,880,809
                                                               ===========

     Interest bearing demand deposits totaled $29,145,299 and $23,849,871 at March 31, 2004 and 2003. Non-interest bearing demand deposits totaled $23,886,963 and $27,114,381 at March 31, 2004 and 2003.

NOTE 6 -- SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

     Securities sold under agreements to repurchase are secured by securities with a carrying amount of $6,750,000 and $7,810,000 at March 31, 2004 and 2003.

     Securities sold under agreements to repurchase are financing arrangements that mature within two years. At maturity, the securities underlying the agreements are returned to the Company. Information concerning securities sold under agreements to repurchase at March 31 is summarized as follows:

                                                                 2004         2003
                                                              ----------   ----------
Average daily balance during the period.....................  $5,708,307   $6,357,275
Average interest rate during the period.....................        1.00%        0.78%
Maximum month-end balance during the period.................  $5,786,266   $6,358,040
Weighted average interest rate at period-end................        1.00%        0.78%

                           FNB FINANCIAL CORPORATION

NOTE 7 -- COMMITMENTS AND CONTINGENCIES

     The First National Bank of Shelby has outstanding loan commitments, customers' unused lines of credit and standby letters of credits. As of March 31, 2004 and 2003, The First National Bank of Shelby had commitments to make loans of $11,383,000 and $11,891,000.

     Since many commitments to make loans expire without being used, the amount does not necessarily represent future cash commitments. Collateral obtained upon exercise of commitments is determined using management's credit evaluation of the borrower and may include real estate, vehicles, business assets or other items. The First National Bank of Shelby follows the same credit policy to make such commitments as it follows for those loans recorded in the financial statements.

     The First National Bank of Shelby is required to maintain cash reserve balances by the Federal Reserve Bank. The required balance at March 31, 2004 and 2003, was $1,910,000 and $1,845,000.

     Because of the nature of its business, The First National Bank of Shelby is frequently subject to pending and threatened legal actions that arise in the normal course of business. In the opinion of management, there is no pending or threatened litigation of any material consequences at this time.

NOTE 8 -- CAPITAL REQUIREMENTS

     Banks and bank holding companies are subject to regulatory capital requirements administered by federal banking agencies. Capital adequacy guidelines and, additionally for banks, prompt corrective action regulations involve quantitative measures of assets, liabilities, and certain off-balance-sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators. Failure to meet capital requirements can initiate regulatory action.

     Prompt corrective action regulations provide five classifications: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and capital restoration plans are required. As of March 31, 2004 the most recent regulatory notifications categorized the Company and Bank as adequately capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management believes have changed the institutions' category. Also see Note 2.

                           FNB FINANCIAL CORPORATION

NOTE 8 -- CAPITAL REQUIREMENTS -- (CONTINUED)

     Actual and required capital amounts (in thousands) and ratios are presented below:

                                                                                   TO BE WELL
                                                               FOR CAPITAL     CAPITALIZED UNDER
                                                                ADEQUACY       PROMPT CORRECTIVE
                                              ACTUAL            PURPOSES       ACTION PROVISIONS
                                          ---------------    ---------------   ------------------
                                          AMOUNT    RATIO    AMOUNT    RATIO     AMOUNT     RATIO
                                          -------   -----    -------   -----   ----------   -----
2004
  Total Capital to risk weighted assets
     Consolidated.......................  $24,110   22.17%   $ 8,700   8.00%    $10,875     10.00%
     Bank...............................  $19,885   18.22%   $ 8,731   8.00%    $10,914     10.00%
  Tier 1 Capital to risk weighted assets
     Consolidated.......................  $22,705   20.88%   $ 4,350   4.00%    $ 6,525      6.00%
     Bank...............................  $18,480   16.93%   $ 4,366   4.00%    $ 6,548      6.00%
  Tier 1 Capital to average assets
     Consolidated.......................  $22,705   10.84%   $ 8,378   4.00%    $10,472      5.00%
     Bank...............................  $18,480    8.82%   $ 8,378   4.00%    $10,472      5.00%
2003
  Total Capital to risk weighted assets
     Consolidated.......................  $29,352   20.01%   $11,734   8.00%    $14,668     10.00%
     Bank...............................  $21,348   14.55%   $11,734   8.00%    $14,668     10.00%
  Tier 1 Capital to risk weighted assets
     Consolidated.......................  $27,495   18.75%   $ 5,867   4.00%    $ 8,801      6.00%
     Bank...............................  $19,491   13.29%   $ 5,867   4.00%    $ 8,801      6.00%
  Tier 1 Capital to average assets
     Consolidated.......................  $27,495   12.08%   $ 9,107   4.00%    $11,384      5.00%
     Bank...............................  $19,491    8.56%   $ 9,107   4.00%    $11,384      5.00%

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
FNB Financial Corporation
Shelby, Ohio

     We have audited the accompanying consolidated balance sheet of FNB Financial Corporation as of December 31, 2003 and 2002 and the related consolidated statements of income, shareholders' equity and cash flows for the year ended December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     Because we were not engaged to audit the consolidated statements of income, shareholders' equity and cash flows for the year ended December 31, 2002, we did not extend our auditing procedures to enable us to express an opinion on the results of operations, transactions affecting shareholders' equity and cash flows for the year ended December 31, 2002. Accordingly, we express no opinion on them.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of FNB Financial Corporation as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the year ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

                                          /s/ CROWE CHIZEK AND COMPANY LLC
                                          --------------------------------------
                                          Crowe Chizek and Company LLC

Columbus, Ohio
March 4, 2004, except for Note 2 and Note 15 as to which the date is April 15, 2004 and
Note 3 as to which the date is July 16, 2004

                           FNB FINANCIAL CORPORATION

                          CONSOLIDATED BALANCE SHEETS
                     YEARS ENDED DECEMBER 31, 2003 AND 2002

                                                                  2003           2002
                                                              ------------   ------------
ASSETS
  Cash and due from banks...................................  $  6,597,057   $  7,158,031
  Federal funds sold........................................    41,584,000      8,423,000
                                                              ------------   ------------
     Cash and cash equivalents..............................    48,181,057     15,581,031
  Federal Home Loan Bank and Federal Reserve Bank Stock.....     1,801,073      1,771,900
  Securities available for sale.............................    48,863,629     61,011,040
  Loans held for sale.......................................       446,972      1,090,884
  Loans, net of allowance for loan losses of $3,833,789 and
     $3,519,818.............................................   107,154,614    141,964,504
  Premises and equipment, net...............................     1,923,749      2,066,650
  Accrued interest receivable...............................     1,264,081      2,321,183
  Intangible assets.........................................     1,980,120      2,184,960
  Other real estate owned...................................            --         30,923
  Other assets..............................................     3,451,241      1,273,332
                                                              ------------   ------------
                                                              $215,066,536   $229,296,407
                                                              ============   ============

LIABILITIES AND SHAREHOLDERS' EQUITY
  Deposits Demand...........................................  $ 52,456,974   $ 51,726,269
     Savings................................................    37,134,695     35,091,783
     Time deposits..........................................    91,819,536    103,777,957
                                                              ------------   ------------
       Total deposits.......................................   181,411,205    190,596,009
  Securities sold under agreements to repurchase............     5,785,933      6,356,788
  Federal Home Loan Bank advances...........................     1,322,273      1,927,303
  Accrued interest payable..................................       118,312        212,191
  Dividends declared and unpaid.............................       100,000        300,000
  Other liabilities.........................................       256,430        104,380
                                                              ------------   ------------
     Total liabilities......................................   188,994,153    199,496,671

SHAREHOLDERS' EQUITY
  Common stock $10 par value; 1,000,000 shares authorized,
     500,000 issued and outstanding.........................     5,000,000      5,000,000
  Paid in capital...........................................     7,000,000      7,000,000
  Retained earnings.........................................    13,926,131     17,489,575
  Accumulated comprehensive income..........................       146,252        310,161
                                                              ------------   ------------
     Total shareholders' equity.............................    26,072,383     29,799,736
                                                              ------------   ------------
                                                              $215,066,536   $229,296,407
                                                              ============   ============

                           FNB FINANCIAL CORPORATION

                       CONSOLIDATED STATEMENTS OF INCOME
                     YEARS ENDED DECEMBER 31, 2003 AND 2002

                                                                 2003          2002
                                                              -----------   -----------
                                                                            (UNAUDITED)
Interest and dividend income
  Loans, including fees.....................................  $11,250,061   $13,572,672
  Taxable securities........................................    1,568,711     1,973,221
  Tax exempt securities.....................................      125,563       141,787
  Federal funds sold and other..............................      299,560       393,050
                                                              -----------   -----------
     Total interest and dividend income.....................   13,243,895    16,080,730
Interest expense
  Deposits..................................................    3,670,972     5,129,936
  Repurchase agreements.....................................       59,415        93,008
  Federal Home Loan Bank advances...........................      102,412       144,359
                                                              -----------   -----------
     Total interest expense.................................    3,832,799     5,367,303
Net interest income.........................................    9,411,096    10,713,427
Provision for loan losses...................................    6,800,422     3,583,226
                                                              -----------   -----------
Net interest income after provision for loan losses.........    2,610,674     7,130,201
Noninterest income
  Service charges on deposit accounts.......................      747,637       642,123
  Other.....................................................      227,214       268,664
                                                              -----------   -----------
     Total noninterest income...............................      974,851       910,787
Noninterest expense
  Salaries and employee benefits............................    3,308,289     3,150,056
  Director fees.............................................      176,200       162,980
  Occupancy.................................................      618,546       558,879
  Intangible asset amortization.............................      204,840       204,840
  Marketing and public relations............................      135,111       130,738
  Office supplies, printing, postage and courier............      488,200       363,293
  Data processing...........................................      648,870       572,329
  Professional fees.........................................    1,200,571       358,585
  Other operating...........................................    1,013,701     1,042,934
                                                              -----------   -----------
     Total noninterest expense..............................    7,794,328     6,544,634
Income (loss) before income taxes...........................   (4,208,803)    1,496,354
Income tax expense (benefit)................................   (1,445,359)      479,560
                                                              -----------   -----------
Net income (loss)...........................................  $(2,763,444)  $ 1,016,794
                                                              ===========   ===========
Earnings (loss) per share...................................  $     (5.53)  $      2.03

                           FNB FINANCIAL CORPORATION

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 2003 AND 2002

                                                                             ACCUMULATED
                                                 ADDITIONAL                     OTHER           TOTAL
                                      COMMON      PAID-IN      RETAINED     COMPREHENSIVE   SHAREHOLDERS'
                                      STOCK       CAPITAL      EARNINGS        INCOME          EQUITY
                                    ----------   ----------   -----------   -------------   -------------
Balance at January 1, 2002
  (Unaudited).....................  $5,000,000   $7,000,000   $17,597,781    $   322,879     $29,920,660
Comprehensive income (loss):
  Net income (Unaudited)..........          --           --     1,016,794             --       1,016,794
  Changes in net unrealized gain
     (loss) on securities
     available for sale, net of
     tax effects (Unaudited)......          --           --            --        (12,718)        (12,718)
                                                                                             -----------
     Total comprehensive income
       (loss)(Unaudited)..........                                                           $ 1,004,016
  Cash dividends paid ($2.25 per
     share) (Unaudited)...........          --           --    (1,125,000)            --      (1,125,000)
                                    ----------   ----------   -----------    -----------     -----------
Balance at December 31, 2002......   5,000,000    7,000,000    17,489,575        310,161      29,799,736
Comprehensive income (loss):
  Net (loss)......................          --           --    (2,763,444)            --      (2,763,444)
  Changes in net unrealized gain
     (loss) on securities
     available for sale, net of
     tax effects..................          --           --            --       (163,909)       (163,909)
                                                                                             -----------
     Total comprehensive income
       (loss).....................                                                           $(2,927,353)
  Cash dividends ($1.60 per
     share).......................          --           --      (800,000)            --        (800,000)
                                    ----------   ----------   -----------    -----------     -----------
Balance at December 31, 2003......  $5,000,000   $7,000,000   $13,926,131    $   146,252     $26,072,383
                                    ==========   ==========   ===========    ===========     ===========

                           FNB FINANCIAL CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                           DECEMBER 31, 2003 AND 2002

                                                                  2003           2002
                                                              ------------   ------------
                                                                             (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss).........................................  $ (2,763,444)  $  1,016,794
  Adjustments to reconcile net income (loss) to net cash
     from operating activities:
     Depreciation and amortization..........................       458,698        212,457
     Provision for loan losses..............................     6,800,422      3,583,226
     Gain on sale of premises and other assets..............        21,777          1,852
     Deferred federal income taxes..........................       416,375       (571,233)
     Federal Home Loan Bank Stock dividends.................       (29,173)       (65,400)
     Change in:
       Loans held for sale..................................       643,912       (318,115)
       Accrued interest receivable..........................     1,057,102        198,549
       Other assets.........................................    (2,478,921)    (1,552,343)
       Accrued interest payable.............................       (93,879)       (49,799)
       Other liabilities....................................       152,050          9,283
                                                              ------------   ------------
          Net cash provided by operating activities.........     4,184,919      2,465,271
CASH FLOWS FROM INVESTING ACTIVITIES
  Available for sale securities
       Maturities, prepayments and calls....................    65,769,462     40,515,000
       Purchases............................................   (53,905,853)   (63,286,872)
  Loan originations and payments, net.......................    28,009,468     (5,808,178)
  Change in premises and equipment..........................       (97,281)      (239,740)
                                                              ------------   ------------
          Net cash provided by (used in) investing
             activities.....................................    39,775,796    (28,819,790)
CASH FLOWS FROM FINANCING ACTIVITIES
  Net change in deposits....................................    (9,184,804)    15,666,324
  Net change in securities sold under agreements to
     repurchase.............................................      (570,855)       301,662
  Repayments of Federal Home Loan Bank advances.............      (605,030)      (977,338)
  Dividends paid............................................    (1,000,000)    (1,100,000)
                                                              ------------   ------------
          Net cash provided by (used in) financing
             activities.....................................   (11,360,689)    13,890,648
                                                              ------------   ------------
Net change in cash and equivalents..........................    32,600,026    (12,463,871)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR..............    15,581,031     28,044,902
                                                              ------------   ------------
CASH AND CASH EQUIVALENTS AT END OF YEAR....................  $ 48,181,057   $ 15,581,031
                                                              ============   ============
SUPPLEMENTAL CASH FLOW DISCLOSURES
  Cash paid during the year for:
     Interest...............................................  $  3,926,678   $  5,179,735
     Income taxes...........................................       735,000      1,290,000

                           FNB FINANCIAL CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  NATURE OF OPERATIONS AND PRINCIPLES OF CONSOLIDATION:

     The consolidated financial statements include FNB Financial Corporation and its wholly-owned subsidiary, The First National Bank of Shelby (Bank), together referred to as "the Company." Intercompany transactions and balances are eliminated in consolidation.

     The Company provides financial services through its offices in Richland, Crawford and Huron counties in central Ohio. Its primary deposit products are checking, savings, and term certificate accounts, and its primary lending products are residential mortgage, commercial, and installment loans. Substantially all loans are secured by specific items of collateral including business assets, consumer assets, and commercial and residential real estate. Commercial loans are expected to be repaid from cash flow from operations of business. Other financial instruments, which potentially represent concentrations of credit risk include federal funds sold.

  USE OF ESTIMATES:

     To prepare financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the consolidated financial statements and the disclosures provided, and future results could differ. The allowance for loan losses, fair value of securities and fair values of financial instruments are particularly subject to change.

  CASH FLOWS:

     For purposes of reporting cash flows, cash and cash equivalents include cash on hand, non interest bearing balances due from other banks, and interest bearing deposits with other financial institutions under 90 days, and federal funds sold. Net cash flows are reported for loan and deposit transactions.

  SECURITIES:

     Securities are classified as held to maturity and carried at amortized cost when management has the positive intent and ability to hold them to maturity. Securities are classified as available for sale when they might be sold before maturity. Securities available for sale are carried at fair value, with unrealized holding gains and losses reported in other comprehensive income. Other securities such as Federal Home Loan Bank stock are carried at cost.

     Interest income includes amortization of purchase premium or discount. Gains and losses on sales are based on the amortized cost of the security sold. Securities are written down to fair value when a decline in fair value is not temporary.

  LOANS HELD FOR SALE:

     Loans originated and intended for sale in the secondary market are carried at the lower of cost or market in the aggregate. Net unrealized losses, if any, are recorded as a valuation allowance and charged to earnings.

  LOANS:

     Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at the principal balance outstanding, net of unearned discount, interest, deferred loan fees and costs, and an allowance for loan losses. Loans held for sale are reported at the lower of cost or market, on an aggregate basis.

                           FNB FINANCIAL CORPORATION

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

     Interest income is reported on the interest method and includes amortization of net deferred loan fees and costs over the loan term. Interest income on loans is discontinued at the time the loan is 90 days delinquent unless the loan is well-secured and in process of collection. In all cases, loans are placed on nonaccrual or charged-off at an earlier date if collection of principal or interest is considered doubtful.

     All interest accrued but not received for loans placed on nonaccrual is reversed against interest income. Interest received on such loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

  ALLOWANCE FOR LOAN LOSS:

     The allowance for loan losses is a valuation allowance for probable incurred credit losses. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance. Management estimates the allowance balance required using past loan loss experience, the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management's judgment, should be charged-off. The allowance consists of specific and general components. The specific component relates to loans that are individually classified as impaired or loans otherwise classified as substandard or doubtful. The general component covers non-classified loans and is based on historical loss experience adjusted for current factors.

     A loan is impaired when full payment under the loan terms is not expected. Impairment is evaluated in total for smaller-balance loans of similar nature such as residential mortgage, consumer, and credit card loans, and on an individual loan basis for other loans. If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan's existing rate or at the fair value of collateral if repayment is expected solely from the collateral. Large groups of smaller balance homogeneous loans, such as consumer and residential real estate loans, are collectively evaluated for impairment and, accordingly, they are not separately identified for impairment disclosures.

  PREMISES AND EQUIPMENT:

     Land is carried at cost. Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed over the assets' useful lives on a straight-line basis ranging from 3 to 39 years. Expenditures for maintenance and repairs are charged to operations as incurred. Costs of major additions and improvements are capitalized.

  OTHER REAL ESTATE OWNED:

     Other real estate is recorded at fair value establishing a new cost basis. Any reduction from the carrying value of the related loan to estimated fair value at the time the property is acquired is accounted for as a loan charge-off. Any subsequent reductions in the estimated fair value are charged to other real estate expense. Expenses incurred to carry other real estate are charged to operations as incurred.

  INCOME TAXES:

     Deferred tax assets and liabilities are the expected future tax consequences for the temporary differences between carrying amounts and tax bases of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized.

                           FNB FINANCIAL CORPORATION

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

  INTANGIBLE ASSETS:

     Amounts as reported on the balance sheet represent a core deposit intangible assets that arose from the purchase of two branch offices in 1998. The core deposit intangible is being amortized on the straight-line method over 15 years. Intangible assets are assessed for impairment and written down as necessary. The gross cost of the core deposit intangible assets totaled $3,072,000 with accumulated amortization of $1,091,880 and $887,040 (unaudited) at December 31, 2003 and 2002 respectively.

  LONG-TERM ASSETS:

     Premises and equipment and other long-term assets are reviewed for impairment when events indicate their carrying amount may not be recoverable from future undiscounted cash flows. If impaired, the assets are recorded at fair value amounts.

  REPURCHASE AGREEMENTS:

     Substantially all repurchase agreement liabilities represent amounts advanced by various customers. Securities are pledged to cover these liabilities, which are not covered by federal deposit insurance.

  FINANCIAL INSTRUMENTS:

     Financial instruments include off-balance sheet credit instruments, such as commitments to make loans and standby letters of credit, issued to meet customer financing needs. The face amount for these items represents the exposure to loss, before considering customer collateral or ability to repay. Such financial instruments are recorded when they are funded.

  LOSS CONTINGENCIES:

     Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated. Management does not believe there now are such matters that will have a material effect on the financial statements.

  EARNINGS PER COMMON SHARE:

     Basic earnings per common share is net income or loss divided by the weighted average number of common shares outstanding during the period. The weighted average number of shares used in the computation of earnings per share was 500,000 for 2003 and 2002. The Company's capital structure contains no potentially dilutive instruments.

  DIVIDEND RESTRICTION:

     Banking regulations require maintaining certain capital levels and may limit the dividends paid by the bank to FNB Financial Corporation or to its shareholders. As of December 31, 2003, The First National Bank of Shelby is unable to pay a dividend to the Company without prior regulatory approval. These restrictions pose no practical limit on the ability of the Company to pay dividends at historical levels.

  FAIR VALUE OF FINANCIAL INSTRUMENTS:

     Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed in a separate note. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect the estimates.

                           FNB FINANCIAL CORPORATION

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)

  OPERATING SEGMENTS:

     While the chief decision-makers of the Company monitor the revenue streams of the various products and services, the identifiable segments are not material and operations are managed and financial performance is evaluated on a Company-wide basis. Accordingly, all of the financial service operations are considered by management to be aggregated in one reportable operating segment.

  COMPREHENSIVE INCOME:

     Comprehensive income consists of net income and other comprehensive income. Other comprehensive income includes unrealized gains and losses on securities available for sale which are also recognized as separate components of equity.

  RECLASSIFICATION:

     Certain previously reported amounts have been reclassified to conform to the current reporting presentation.

NOTE 2 -- FORMAL SUPERVISORY WRITTEN AGREEMENT

     During 2002 The First National Bank of Shelby entered into a formal supervisory written agreement with The Office of the Comptroller of the Currency
(OCC). The formal supervisory written agreement requires the Board of Directors of The First National Bank of Shelby to take corrective action to address certain weaknesses and to halt certain unsound practices and regulatory violations.

     The formal written supervisory directive includes the following provisions:

     - Establishment of a Compliance Committee which meets regularly.

     - Improve controls and accounting treatment over non-accrual loans.

     - Implement policies and procedures to comply with regulatory reporting requirements.

     - Generate and approve a comprehensive and detailed lending policy.

     - Improve procedures, training, controls, and management of the loan portfolio.

     - Establish an effective loan review function.

     - Effective monitoring and handling of criticized or problem loan assets.

     - Correct credit, collateral and unsecured lending issues identified by the formal written agreement.

     - Establish a program for the maintenance of an adequate Allowance for Loan and Lease Losses.

     - Immediate correction of violations of law, rules or regulations identified during regulatory examination.

     - Retain the services of a qualified independent Certified Public Accountant to render an opinion on the Company's December 31, 2002 Statement of Condition (Balance Sheet).

     During July 2003, the OCC reviewed the progress on the aforementioned items. The OCC generally noted noncompliance with the supervisory agreement. During July 2003, the Company replaced management in an effort to improve operations of the Company and to achieve compliance with the supervisory agreement.

     On April 15, 2004, formal notification of required capital levels was received with an effective date of March 31, 2004. Under the directive, The First National Bank of Shelby is required to maintain a minimum Tier 1 to average assets ratio of 8% and a minimum Tier 1 risk-based capital ratio of 12%. The First National Bank of Shelby exceeded those levels as of March 31, 2004.

                           FNB FINANCIAL CORPORATION

NOTE 3 -- SECURITIES

     The fair value and unrecognized gains and losses of available for sale securities is presented below. All securities have been classified as available for sale due to management's intent regarding the securities portfolio.

                                                                          GROSS          GROSS
                                                                       UNRECOGNIZED   UNRECOGNIZED
                                                         FAIR VALUE       GAINS          LOSSES
                                                         -----------   ------------   ------------
2003
Debt securities
  U.S. Government agency securities....................  $39,645,242     $123,634       $(62,500)
  Obligations of states and political subdivisions.....    2,348,644      180,321             --
  Mortgage-backed securities...........................    6,869,743       14,284        (34,145)
                                                         -----------     --------       --------
                                                         $48,863,629     $318,239       $(96,645)
                                                         ===========     ========       ========
2002
Debt securities
  U.S. Government agency securities....................  $58,337,336     $312,317       $ (7,460)
  Obligations of states and political subdivisions.....    2,673,704      165,086             --
                                                         -----------     --------       --------
                                                         $61,011,040     $477,403       $ (7,460)
                                                         ===========     ========       ========

     The amortized cost and fair value of debt securities available for sale, at December 31, 2003, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                              AMORTIZED
                                                                COST       FAIR VALUE
                                                             -----------   -----------
Due in one year or less....................................  $ 2,305,493   $ 2,325,172
Due after one year through five years......................   37,997,102    38,080,084
Due after five years through ten years.....................      952,276     1,064,650
Due after ten years........................................      497,560       523,980
Mortgage backed-securities.................................    6,889,604     6,869,743
                                                             -----------   -----------
                                                             $48,642,035   $48,863,629
                                                             ===========   ===========

     Securities with a fair value of approximately $13,480,000 and $13,560,000 were pledged as of December 31, 2003 and 2002 to secure public deposits, as well as other deposits and liabilities as required or permitted by law.

     Securities with unrealized losses at year-end 2003, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, are as follows:

                                                                 LESS THAN 12 MONTHS
                                                               ------------------------
                                                                             UNREALIZED
DESCRIPTION OF SECURITIES                                      FAIR VALUE      LOSSES
-------------------------                                      -----------   ----------
U.S. Government agency securities...........................   $ 5,937,500    $(62,500)
Obligations of states and political subdivisions............            --          --
Mortgage-backed securities..................................     5,111,121     (34,145)
                                                               -----------    --------
                                                               $11,048,621    $(96,645)
                                                               ===========    ========

     Unrealized losses on securities have not been recognized into income because the issuers' securities are of high credit quality, and the decline in fair value is largely due to changes in interest rates. The fair value is

                           FNB FINANCIAL CORPORATION

NOTE 3 -- SECURITIES -- (CONTINUED)

expected to recover as the securities approach their maturity date. All securities have been classified as available for sale due to management's intent regarding the securities portfolio.

NOTE 4 -- LOANS

     Year end loans were as follows:

                                                               2003           2002
                                                           ------------   ------------
Real estate..............................................  $ 58,437,463   $ 64,424,848
Installment..............................................    27,296,137     37,702,186
Commercial...............................................    25,586,238     43,864,654
                                                           ------------   ------------
        Subtotal.........................................   111,319,838    145,991,688
Less:  Unearned discount.................................       (27,106)      (124,460)
     Allowance for loan losses...........................    (3,833,789)    (3,519,818)
     Deferred loan fees..................................      (304,329)      (382,906)
                                                           ------------   ------------
                                                           $107,154,614   $141,964,504
                                                           ============   ============

     Activity in the allowance for losses on loans is summarized as follows for the years ended December 31:

                                                                              2003
                                                                2002       (UNAUDITED)
                                                             -----------   -----------
Balance at beginning of year...............................  $ 3,519,818   $ 2,246,575
Provision for loan losses..................................    6,800,422     3,583,226
Charge-offs................................................   (7,230,551)   (2,561,975)
Recoveries.................................................      744,100       251,992
                                                             -----------   -----------
                                                             $ 3,833,789   $ 3,519,818
                                                             ===========   ===========

     At December 31, 2003 and 2002, officers, directors, and related parties were indebted to the Company in the aggregate amount of $742,560 and $1,907,018 respectively.

     Nonperforming loans were as follows:

                                                                 2003         2002
                                                              ----------   ----------
Loans past due over 90 days still on accrual................  $  548,000   $2,208,000
Nonaccrual loans............................................  $7,369,000   $6,039,000

     Nonperforming loans include both smaller balance homogeneous loans that are collectively evaluated for impairment and individually classified impaired loans.

                           FNB FINANCIAL CORPORATION

NOTE 5 -- PREMISES AND EQUIPMENT

     Major classifications are summarized as follows at December 31:

                                                                 2003         2002
                                                              ----------   ----------
Land........................................................  $  385,358   $  385,358
Building....................................................   2,917,242    2,902,742
Furniture and equipment.....................................   3,002,682    2,941,678
                                                              ----------   ----------
  Total.....................................................   6,305,282    6,229,778
Accumulated depreciation....................................   4,381,533    4,163,128
                                                              ----------   ----------
                                                              $1,923,749   $2,066,650
                                                              ==========   ==========

     Depreciation expense was $62,290 and $55,200 (unaudited) for 2003 and 2002.

NOTE 6 -- TIME DEPOSITS

     The aggregate amount of time deposits, each with a minimum denomination of $100,000, was approximately $48,905,000 and $28,547,000 at December 31, 2003 and
2002.

     Scheduled maturities of time deposits for the next five years were as follows:

2004........................................................   $ 7,461,991
2005........................................................    48,629,029
2006........................................................    33,909,486
2007........................................................     1,091,783
2008........................................................       727,247
                                                               -----------
                                                               $91,819,536
                                                               ===========

     Interest bearing demand deposits totaled $24,822,275 and $22,942,635 as of December 31, 2003 and 2002 respectively. Non-interest bearing demand deposits totaled $27,634,699 and $28,783,634 at December 31, 2003 and 2002, respectively.

     Deposits from principal officers, directors and their affiliates at year end 2003 and 2002 were $993,000 and $868,000.

NOTE 7 -- SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

     Securities sold under agreements to repurchase are secured by securities with a carrying amount of $7,150,000 and $7,810,000 at year-end 2003 and 2002.

     Securities sold under agreements to repurchase are financing arrangements that mature within two years. At maturity, the securities underlying the agreements are returned to the Company. Information concerning securities sold under agreements to repurchase is summarized as follows:

                                                                              2003
                                                                 2002      (UNAUDITED)
                                                              ----------   -----------
Average daily balance during the year.......................  $6,209,054   $6,546,142
Average interest rate during the year.......................        2.62%        4.09%
Maximum month-end balance during the year...................  $9,717,374   $6,784,913

                           FNB FINANCIAL CORPORATION

NOTE 7 -- SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE -- (CONTINUED)


                                                                 2003         2002
                                                              ----------   -----------
Weighted average interest rate at year-end..................        2.58%        4.07%

NOTE 8 -- FEDERAL HOME LOAN BANK ADVANCES

     At year-end, advances from the Federal Home Loan Bank (Federal Home Loan
Bank) were as follows:

                                                                 2003         2002
                                                              ----------   ----------
Maturities of January 2003 through February 2009, primarily
  at fixed rates from 5.45% to 7.90%, averaging 5.60%.......          --   $1,927,303
Maturities of January 2004 through February 2009, primarily
  at fixed rates from 5.45% to 7.90%, averaging 5.60%.......  $1,322,273           --

     Each advance is amortizable to its maturity date, with a penalty upon prepayment. The advances were collateralized by a $2,000,000 Federal Home Loan Bank security at year-end 2003 and $2,601,859 of first mortgages loans under a blanket lien arrangement at year-end 2002.

     Maturities as of December 31, 2003:

2004........................................................   $  149,863
2005........................................................      351,721
2006........................................................       16,886
2007........................................................           --
2008........................................................           --
Thereafter..................................................      803,803
                                                               ----------
  Total.....................................................   $1,322,273
                                                               ==========

NOTE 9 -- INCOME TAXES

     Income tax expense was as follows:

                                                                 2002          2003
                                                              -----------   -----------
                                                                            (UNAUDITED)
Current payable (refundable) tax............................  $(1,861,734)  $1,050,793
Deferred tax (benefit)......................................      416,375     (571,233)
                                                              -----------   ----------
  Total.....................................................  $(1,445,359)  $  479,560
                                                              ===========   ==========

     Effective tax rates differ from federal statutory rates applied to financial statement income due to the following.

                                                                 2002          2003
                                                              -----------   -----------
                                                                            (UNAUDITED)
Federal statutory rate of 34% times financial statement
  income before income taxes................................  $(1,430,993)   $508,760
  Effect of
     Tax-exempt income......................................      (39,632)    (43,442)
     Other items, net.......................................       25,266      14,242
                                                              -----------    --------
     Total..................................................  $(1,445,359)   $479,560
                                                              ===========    ========

                           FNB FINANCIAL CORPORATION

NOTE 9 -- INCOME TAXES -- (CONTINUED)

     Year end deferred tax assets and liabilities were due to the following.

                                                                2003         2002
                                                              ---------   ----------
Deferred tax assets
  Bad debts.................................................  $ 688,810   $  894,267
  Charitable contribution carry forward.....................     17,617           --
  Non-accrual loan income...................................     37,424      258,853
                                                              ---------   ----------
  Total deferred tax asset..................................    743,851    1,153,120
Deferred tax liabilities:
  Depreciation..............................................   (171,729)    (183,833)
  Unrealized gain on securities available for sale..........    (75,342)    (159,782)
  Federal Home Loan Bank stock dividends....................   (230,112)    (210,902)
                                                              ---------   ----------
  Total deferred tax liability..............................   (477,183)    (554,517)
                                                              ---------   ----------
Net deferred tax asset......................................  $ 266,668   $  598,603
                                                              =========   ==========

NOTE 10 -- COMMITMENTS AND CONTINGENCIES

     The First National Bank of Shelby has outstanding loan commitments, customers' unused lines of credit and standby letters of credits. As of December 31, 2003 and 2002, The First National Bank of Shelby had commitments to make loans of $5,448,000 and $5,750,000. Of these commitments, $2,052,000 and
$2,555,000 had fixed rates ranging from 4.50% to 8.25% and 4.75% to 8.50% and $3,396,000 and $3,195,000 had variable rates ranging from 5.00% to 8.75% and 5.25% to 8.75%. No commitment periods were longer than one year.

     Since many commitments to make loans expire without being used, the amounts above do not necessarily represent future cash commitments. Collateral obtained upon exercise of commitments is determined using management's credit evaluation of the borrower and may include real estate, vehicles, business assets or other items. The First National Bank of Shelby follows the same credit policy to make such commitments as it follows for those loans recorded in the financial statements.

     The First National Bank of Shelby is required to maintain cash reserve balances by the Federal Reserve Bank. The required balance at December 31, 2003 and 2002, was $2,066,000 and $1,792,000.

     Because of the nature of its business, The First National Bank of Shelby is frequently subject to pending and threatened legal actions that arise in the normal course of business. In the opinion of management, there is no pending or threatened litigation of any material consequences at this time.

NOTE 11 -- PENSION PLAN

     The Company maintains a pension plan covering substantially all employees. The normal retirement benefit is based on the greater of the two calculation methods and is generally equal to 42% of the participant's average monthly compensation, reduced proportionately for each month of service less than 360 at the normal retirement date. Average monthly compensation is defined as the monthly compensation of a participant averaged over the five consecutive calendar years, including periods prior to the effective date of the plan, which produce the highest monthly average within the last ten completed years of employment. Participants are fully vested after 7 years of participation.

     The Company funds all pension costs through the purchase of retirement income insurance and retirement annuity policies. The policies are owned by the participant. Expense for the funding of the plan totaled $402,349 and $318,978 (unaudited) for the years ended December 31, 2003 and 2002.

                           FNB FINANCIAL CORPORATION

NOTE 12 -- CAPITAL REQUIREMENTS

     Banks and bank holding companies are subject to regulatory capital requirements administered by federal banking agencies. Capital adequacy guidelines and, additionally for banks, prompt corrective action regulations involve quantitative measures of assets, liabilities, and certain off-balance-sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators. Failure to meet capital requirements can initiate regulatory action.

     Prompt corrective action regulations provide five classifications: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, capital distributions are limited, as is asset growth and expansion, and capital restoration plans are required. As of December 31, 2003 the most recent regulatory notifications categorized the Company and Bank as adequately capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management believes have changed the institutions' category. See also note 2.

     Actual and required capital amounts (in thousands) and ratios are presented below at year-end.

                                                                                   TO BE WELL
                                                                FOR CAPITAL     CAPITALIZED UNDER
                                                                 ADEQUACY       PROMPT CORRECTIVE
                                                ACTUAL           PURPOSES       ACTION PROVISIONS
                                            ---------------   ---------------   -----------------
                                            AMOUNT    RATIO   AMOUNT    RATIO    AMOUNT    RATIO
                                            -------   -----   -------   -----   --------   ------
2003
  Total Capital to risk weighted assets
     Consolidated.........................  $25,262   19.98%  $10,116   8.00%   $12,645    10.00%
     Bank.................................  $17,762   14.05%  $10,116   8.00%   $12,645    10.00%
  Tier 1 Capital to risk weighted assets
     Consolidated.........................  $23,654   18.71%  $ 5,058   4.00%   $ 7,587     6.00%
     Bank.................................  $16,152   12.77%  $ 5,058   4.00%   $ 7,587     6.00%
  Tier 1 Capital to average assets
     Consolidated.........................  $23,654   11.00%  $ 8,601   4.00%   $10,752     5.00%
     Bank.................................  $16,152    7.51%  $ 8,601   4.00%   $10,752     5.00%
2002
  Total Capital to risk weighted assets
     Consolidated.........................  $29,490   19.54%  $12,047   8.00%   $15,093    10.00%
     Bank.................................  $21,833   14.30%  $12,021   8.00%   $15,027    10.00%
  Tier 1 Capital to risk weighted assets
     Consolidated.........................  $27,305   18.09%  $ 6,037   4.00%   $ 9,055     6.00%
     Bank.................................  $19,298   12.84%  $ 6,011   4.00%   $ 9,016     6.00%
  Tier 1 Capital to average assets
     Consolidated.........................  $27,305   12.04%  $ 9,069   4.00%   $11,337     5.00%
     Bank.................................  $19,298    8.51%  $ 9,069   4.00%   $11,337     5.00%

                           FNB FINANCIAL CORPORATION

NOTE 13 -- FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

  CASH AND CASH EQUIVALENTS:

     For those short-term instruments, the carrying amount is a reasonable estimate of fair value.

  SECURITIES:

     For securities, fair values are based on quoted market prices or dealer quotes.

  LOANS:

     The fair value of real estate, installment and fixed rate commercial loans is estimated by discounting future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

  DEPOSITS:

     The fair value of demand deposits and savings accounts is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated by discounting future cash flows using the rates currently offered for deposits of similar remaining maturities.

  BORROWINGS:

     The fair value of Federal Home Loan Bank advances is based on estimates of the rate the Company would pay on such advances using a discounted cash flow analysis. The carrying amount is a reasonable estimate of fair value for the repurchase agreements.

  SECURITIES SOLD UNDER AGREEMENT TO REPURCHASE:

     For those short-term instruments, the carrying amount is a reasonable estimate of fair value.

  ACCRUED INTEREST RECEIVABLE AND ACCRUED INTEREST PAYABLE:

     For these assets and liabilities, the carrying amount is a reasonable estimate of fair value.

  OFF-BALANCE-SHEET COMMITMENTS:

     The fair value of off-balance-sheet commitments to extend credit is not material.

                           FNB FINANCIAL CORPORATION

NOTE 13 -- FAIR VALUE OF FINANCIAL INSTRUMENTS -- (CONTINUED)

     The following table shows the estimated fair value and the related carrying value of the financial statements at December 31, 2003 and 2002:

                                                                          ESTIMATED FAIR
                                                         CARRYING VALUE       VALUE
                                                         --------------   --------------
2003
Financial Assets:
  Cash and cash equivalents............................  $  48,181,057    $  48,181,000
  Federal agency securities............................      1,801,073        1,801,000
  Securities available for sale........................     48,863,629       48,864,000
  Loans held for sale..................................        446,972          447,000
  Loans, net...........................................    107,154,614      109,154,000
  Accrued interest receivable..........................      1,264,081        1,264,000
Financial Liabilities:
  Demand and savings deposits..........................    (89,591,669)     (89,592,000)
  Time deposits........................................    (91,819,536)     (93,072,000)
  Federal Home Loan Bank advances......................     (1,322,273)      (1,471,000)
  Securities sold under agreements.....................     (5,785,933)      (5,786,000)
     to repurchase Accrued interest payable............       (118,312)        (118,000)
2002
Financial Assets:
  Cash and cash equivalents............................  $  15,581,031    $  15,581,000
  Federal agency securities............................      1,771,900        1,772,000
  Securities available for sale........................     61,011,040       61,011,000
  Loans held for sale..................................      1,090,884        1,091,000
  Loans, net...........................................    141,964,504      143,492,000
  Accrued interest receivable..........................      2,321,183        2,321,000
Financial Liabilities:
  Demand and savings deposits..........................    (86,818,052)     (86,818,000)
  Time deposits........................................   (103,777,957)    (105,618,000)
  Federal Home Loan Bank advances......................     (1,927,303)      (2,119,000)
  Securities sold under agreements to repurchase.......     (6,356,788)      (6,357,000)
  Accrued interest payable.............................       (212,191)        (212,000)

                           FNB FINANCIAL CORPORATION

NOTE 14 -- PARENT COMPANY ONLY CONDENSED FINANCIAL INFORMATION

     Condensed balance sheet of FNB Financial Corporation is as follows as of December 31:

                                                                2003          2002
                                                             -----------   -----------
ASSETS
  Cash and cash equivalents................................  $ 7,602,149   $ 8,003,894
  Investment in banking subsidiary.........................   18,570,234    21,789,995
  Other assets.............................................           --       305,847
                                                             -----------   -----------
  Total....................................................  $26,172,383   $30,099,736
                                                             ===========   ===========

LIABILITIES AND EQUITY
  Dividends declared and unpaid............................  $   100,000   $   300,000
  Shareholders' equity.....................................   26,072,383    29,799,736
                                                             -----------   -----------
  Total liabilities and shareholders' equity...............  $26,172,383   $30,099,736
                                                             ===========   ===========

     Condensed statements of income for FNB Financial Corporation is as follows for the years ended:

                                                                 2003          2002
                                                              -----------   -----------
                                                                            (UNAUDITED)
Dividends from subsidiaries.................................  $   300,000   $1,125,000
Other expense...............................................       (7,592)          --
                                                              -----------   ----------
Income before income tax and undistributed subsidiary
  income....................................................      292,408    1,125,000
Income tax expense (benefit)................................           --           --
Equity in undistributed subsidiary income or loss...........   (3,055,852)    (108,206)
                                                              -----------   ----------
  Net income (loss).........................................  $(2,763,444)  $1,016,794
                                                              ===========   ==========

     Condensed statements of cash flows for FNB Financial Corporation is as follows for the years ended:

                                                                 2003          2002
                                                              -----------   -----------
                                                                            (UNAUDITED)
Cash flows from operating activities
  Net income (loss).........................................  $(2,763,444)  $1,016,794
  Adjustments:
     Equity in undistributed subsidiary income..............    3,055,852      108,206
     Change in other assets.................................      305,847      (25,000)
                                                              -----------   ----------
       Net cash from operating activities...................      598,255    1,100,000

                                                                2003          2002
                                                             -----------   -----------
Cash flows from financing activities
  Dividends paid...........................................   (1,000,000)   (1,100,000)
                                                             -----------   -----------
     Net cash from financing activities....................   (1,000,000)   (1,100,000)
                                                             -----------   -----------
Net change in cash and cash equivalents....................     (401,745)           --
Cash and cash equivalents at beginning of year.............    8,003,894     8,003,894
                                                             -----------   -----------
Cash and cash equivalents at end of year...................  $ 7,602,149   $ 8,003,894
                                                             ===========   ===========

                           FNB FINANCIAL CORPORATION

NOTE 15 -- QUARTERLY FINANCIAL DATA (UNAUDITED)



     The following is a consolidated summary of quarterly information:



                                                            QUARTERS ENDED
                                            -----------------------------------------------
                                            MARCH 31   JUNE 30   SEPTEMBER 30   DECEMBER 31
                                            --------   -------   ------------   -----------
                                               IN THOUSANDS (EXCEPT FOR PER SHARE DATA)
2003
Interest income...........................   3,739      3,238       3,143          3,124
Net interest income.......................   2,604      2,200       2,250          2,357
Provision for loan losses (1).............     520      3,831         901          1,548
Net income (loss).........................     439     (1,486)       (779)          (937)
Earnings (loss) per share:................    0.88      (2.97)      (1.56)         (1.87)

2002
Interest income...........................   4,092      3,496       4,356          4,137
Net interest income.......................   2,679      2,109       3,051          2,874
Provision for loan losses (1).............     210        736          --          2,637
Net income (loss).........................     807       (175)      1,318           (933)
Earnings (loss) per share:................    1.61      (0.35)       2.64          (1.87)


---------------


(1) The fluctuation in the provision for loan losses was primarily due to the Company's regulatory scrutiny, replacement of management during 2003, increased charge-offs and continued analysis of the Company's loan portfolio.



NOTE 16 -- SUBSEQUENT EVENTS


     In December 2003, The First National Bank of Shelby's primary regulator proposed to establish minimum capital ratios for The First National Bank of Shelby. The proposed capital levels were not required as of December 31, 2003. On January 21, 2004 and March 31, 2004, the Company made two separate capital contributions to The First National Bank of Shelby of $1,500,000 each to assure compliance with proposed capital levels. As described in Note 2 on April 15, 2004 The First National Bank of Shelby received formal notification of required capital levels.

     On March 4, 2004 the Company announced the execution of a definitive agreement to be acquired by First Citizens Banc Corp. of Sandusky of Ohio. The transaction includes a mixture of cash and stock consideration for the Company's shareholders and is expected to close in the fourth quarter 2004.

     On April 15, 2004, the President and the Chief Financial Officer of The First National Bank of Shelby attended a meeting with the OCC. At the meeting, The First National Bank of Shelby's level of the allowance for loan losses account was discussed at length. As a result of this meeting, The First National Bank of Shelby added $1,179,843 to its allowance for loan losses account, bringing the total to $5,043,229 as of March 31, 2004. With the concurrence of the OCC, this addition to the allowance for loan losses was charged to expense in 2004.

                                   APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

                                  DATED AS OF
                                 MARCH 3, 2004

                                 BY AND BETWEEN

                            FIRST CITIZENS BANC CORP

                                      AND

                           FNB FINANCIAL CORPORATION

                               TABLE OF CONTENTS

                                                                                 PAGE
                                                                                 ----
RECITALS......................................................................    A-1
ARTICLE I     --  CERTAIN DEFINITIONS.........................................    A-1
     1.01         Certain Definitions.........................................    A-1
ARTICLE II    --  THE MERGER..................................................    A-5
     2.01         The Parent Merger...........................................    A-5
     2.02         The Subsidiary Merger.......................................    A-5
     2.03         Effectiveness of Parent Merger..............................    A-5
     2.04         Effective Date and Effective Time...........................    A-5
ARTICLE III   --  CONSIDERATION; EXCHANGE PROCEDURES..........................    A-5
     3.01         Merger Consideration........................................    A-5
     3.02         Rights as Shareholders; Share Transfers.....................    A-8
     3.03         Fractional Shares...........................................    A-8
     3.04         Exchange Procedures.........................................    A-9
     3.05         Anti-Dilution Provisions....................................    A-9
ARTICLE IV    --  ACTIONS PENDING CONSUMMATION OF MERGER......................   A-10
     4.01         Forbearances of FNB.........................................   A-10
     4.02         Forbearances of First Citizens..............................   A-11
ARTICLE V     --  REPRESENTATIONS AND WARRANTIES..............................   A-12
     5.01         Disclosure Schedules........................................   A-12
     5.02         Standard....................................................   A-12
     5.03         Representations and Warranties of FNB.......................   A-12
     5.04         Representations and Warranties of First Citizens............   A-21
ARTICLE VI    --  COVENANTS...................................................   A-24
     6.01         Reasonable Best Efforts.....................................   A-24
     6.02         Shareholder Approval........................................   A-24
     6.03         Registration Statement......................................   A-24
     6.04         Press Releases..............................................   A-25
     6.05         Access; Information.........................................   A-25
     6.06         Acquisition Proposals; Break Up Fee.........................   A-26
     6.07         Affiliate Agreements........................................   A-26
     6.08         Certain Policies............................................   A-26
     6.09         Reserved....................................................   A-27
     6.10         NASDAQ Listing..............................................   A-27
     6.11         Regulatory Applications.....................................   A-27
     6.12         Indemnification.............................................   A-27
     6.13         Employment Matters; Employee Benefits.......................   A-27
     6.14         Notification of Certain Matters.............................   A-28
     6.15         Accounting and Tax Treatment................................   A-28
     6.16         No Breaches of Representations and Warranties...............   A-28
     6.17         Consents....................................................   A-28
     6.18         Insurance Coverage..........................................   A-28
     6.19         Correction of Information...................................   A-28
     6.20         Confidentiality.............................................   A-28
     6.21         Supplemental Assurances.....................................   A-28
     6.22         Regulatory Matters..........................................   A-29
     6.23         Financial Statements........................................   A-29
                  First Citizens Board of Directors Structure Following the
     6.24         Merger......................................................   A-29
                  Farmers State Bank Board of Directors Following the
     6.25         Subsidiary Merger...........................................   A-29
ARTICLE VII   --  CONDITIONS TO CONSUMMATION OF THE MERGER....................   A-29
                  Conditions to Each Party's Obligation to Effect the
     7.01         Merger......................................................   A-29
     7.02         Conditions to Obligation of FNB.............................   A-30
     7.03         Conditions to Obligation of First Citizens..................   A-30

                                                                                 PAGE
                                                                                 ----
ARTICLE VIII  --  TERMINATION.................................................   A-31
     8.01         Termination.................................................   A-31
                  Effect of Termination and Abandonment, Enforcement of
     8.02         Agreement...................................................   A-32
ARTICLE IX    --  MISCELLANEOUS...............................................   A-32
     9.01         Survival....................................................   A-32
     9.02         Waiver; Amendment...........................................   A-32
     9.03         Counterparts................................................   A-32
     9.04         Governing Law...............................................   A-32
     9.05         Expenses....................................................   A-32
     9.06         Notices.....................................................   A-33
     9.07         Entire Understanding; No Third Party Beneficiaries..........   A-33
     9.08         Interpretation; Effect......................................   A-33
     9.09         Waiver of Jury Trial........................................   A-34
EXHIBIT A         Form of FNB Affiliate Agreement

     AGREEMENT AND PLAN OF MERGER, dated as of March 3, 2004 (this "Agreement"), by and between First Citizens Banc Corp ("First Citizens") and FNB Financial Corporation ("FNB").

                                    RECITALS

     A. FNB. FNB is an Ohio corporation, having its principal place of business in Shelby, Ohio.

     B. First Citizens. First Citizens is an Ohio corporation, having its principal place of business in Sandusky, Ohio.

     C. Mergers; Board Action. The respective Boards of Directors of each of First Citizens and FNB have determined that it is in the best interests of their respective companies and their shareholders to consummate the strategic business combinations provided for herein.

     D. Intentions of the Parties. It is the intention of the parties to this Agreement that the business combinations contemplated hereby shall be treated as a "reorganization" under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

     E. Administrative Services Agreement. Contemporaneously with the execution of this Agreement, First Citizens and FNB have entered into an Administrative Services Agreement herewith, (the "Administrative Services Agreement"), pursuant to which First Citizens has agreed to provide certain administrative, operational and other support services to FNB and the Bank (hereinafter defined) during the period between the date of the execution of the Administrative Services Agreement and the earlier of (i) the date of the consummation of the Merger (hereinafter defined) or (ii) the termination of this Agreement (hereinafter defined).

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein the parties agree as follows:

                                   ARTICLE I
                              Certain Definitions

     1.01 Certain Definitions. The following terms are used in this Agreement with the meanings set forth below:

          "Acquisition Proposal" means any tender or exchange offer, proposal for a merger, consolidation or other business combination involving FNB or the Bank or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets or deposits of, FNB or the Bank, other than the transactions contemplated by this Agreement.

          "Administrative Services Agreement" has the meaning set forth in Recital E.

          "Agreement" means this Agreement, as amended or modified from time to time in accordance with Section 9.02.

          "Agreement to Merge" has the meaning set forth in Section 2.02.

          "All Cash Election" has the meaning set forth in Section 3.01(a)(ii).

          "All Stock Election" has the meaning set forth in Section 3.01(a)(i).

          "Average First Citizens Price" has the meaning set forth in Section 8.01(g).

          "Bank" means The First National Bank of Shelby, a wholly owned subsidiary of FNB.

          "Bank Audited Balance Sheets" has the meaning set forth in Section 5.03(g)(i).

          "BHCA" means the Bank Holding Company Act of 1956, as amended.

          "Cash Exchange Amount" has the meaning set forth in Section 3.01.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Compensation and Benefit Plans" has the meaning set forth in Section 5.03(m).

          "Consultants" has the meaning set forth in Section 5.03(m).

          "Directors" has the meaning set forth in Section 5.03(m).

          "Disclosure Schedule" has the meaning set forth in Section 5.01.

          "Dissenting Shares" means any shares of FNB Common Shares held by a holder who properly demands and perfects appraisal rights with respect to such shares in accordance with applicable provisions of the OGCL.

          "Effective Date" means the date on which the Effective Time occurs.

          "Effective Time" means the effective time of the Merger, as provided for in Section 2.04.

          "Election Form/Letter of Transmittal" has the meaning set forth in
     Section 3.01(d).

          "Election" has the meaning set forth in Section 3.01(d).

          "Election Period" has the meaning set forth in Section 3.01(d).

          "Election Deadline" has the meaning set forth in Section 3.01(d).

          "Employees" has the meaning set forth in Section 5.03(m).

          "Environmental Laws" means all applicable local, state and federal environmental, health and safety laws and regulations, including, without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation, and Liability Act, the Clean Water Act, the Federal Clean Air Act, and the Occupational Safety and Health Act, each as amended, regulations promulgated thereunder, and state counterparts.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Affiliate" has the meaning set forth in Section 5.03(m).

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

          "Exchange Agent" has the meaning set forth in Section 3.04.

          "Exchange Fund" has the meaning set forth in Section 3.04.

          "Farmers State Bank" means The Farmers State Bank, an Ohio banking corporation which is a wholly owned subsidiary of First Citizens.

          "FDIC" means the Federal Deposit Insurance Corporation.

          "FFIEC" means Federal Financial Institutions Examination Committee.

          "First Citizens" has the meaning set forth in the preamble to this Agreement.

          "First Citizens Articles" means the Articles of Incorporation of First Citizens, as amended.

          "First Citizens Board" means the Board of Directors of First Citizens.

          "First Citizens Code" means the Code of Regulations of First Citizens, as amended.

          "First Citizens Common Shares" means the common shares, without par value, of First Citizens.

          "First Citizens SEC Documents" has the meaning set forth in Section 5.04(g).

          "FNB" has the meaning set forth in the preamble to this Agreement.

          "FNB Audited Balance Sheet" has the meaning set forth in Section 5.03(c)(ii).

          "FNB Unaudited Interim Financial Statements" has the meaning set forth in Section 5.03(g).

          "FNB Affiliate" has the meaning set forth in Section 6.07.

          "FNB Articles" means the Articles of Incorporation of FNB, as amended.

          "FNB Board" means the Board of Directors of FNB.

          "FNB Code" means the Code of Regulations of FNB.

          "FNB Common Shares" means the common shares, without par value, of FNB.

          "FNB Meeting" has the meaning set forth in Section 6.02.

          "FNB Shares" means FNB Common Shares.

          "GAAP" means generally accepted accounting principles.

          "Governmental Authority" means any court, administrative agency or commission or other federal, state or local governmental authority or instrumentality.

          "IRS" has the meaning set forth in Section 5.03(m).

          The term "knowledge" means, with respect to First Citizens, actual knowledge of any officer of First Citizens with the title of not less than a senior vice president and, with respect to FNB, actual knowledge of any officer of FNB with the title of not less than vice president or any director of either party owning greater than (10%) of such party's outstanding common shares.

          "Lien" means any charge, mortgage, pledge, security interest, restriction, claim, lien, or encumbrance.

          "Material Adverse Effect" means, with respect to First Citizens or FNB, any effect that (i) is material and adverse to the financial position, results of operations or business of First Citizens and its Subsidiaries taken as a whole or FNB and its Subsidiaries taken as a whole, respectively, or (ii) would materially impair the ability of either First Citizens or FNB to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Merger and the other transactions contemplated by this Agreement; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities or other changes affecting depository institutions generally, including changes in general economic conditions and changes in prevailing interest and deposit rates, (b) any modifications or changes to valuation policies and practices in connection with the Merger or restructuring charges taken in connection with the Merger, in each case in accordance with GAAP, (c) changes resulting from expenses (such as legal, accounting and investment bankers' fees and fees resulting from termination of the Bank's Data Processing Services Agreement with Jack Henry & Associates, Inc. and the related contract modification and addendum regarding Power Pay Services, incurred in connection with this Agreement or the transactions contemplated herein,
     (d) actions or omissions of a party which have been waived in accordance with Section 9.02 hereof.

          "Merger" collectively refers to the Parent Merger and the Subsidiary Merger, as set forth in Section 2.02.

          "Merger Consideration" has the meaning set forth in Section 2.01.

          "Mixed Election" has the meaning set forth in Section 3.01(a)(iii).

          "NASD" means The National Association of Securities Dealers.

          "NASDAQ" means The NASDAQ Stock Market, Inc.'s Small Cap Market
     System.

          "New Certificate" has the meaning set forth in Section 3.04(a).

          "OCC" means The Office of the Comptroller of the Currency.

          "OGCL" means the Ohio General Corporation Law.

          "Old Certificate" has the meaning set forth in Section 3.04(a).

          "OSS "means the Office of the Secretary of State of the State of Ohio.

          "Parent Merger" has the meaning set forth in Section 2.01.

          "PBGC" means the Pension Benefit Guaranty Corporation.

          "Person" means any individual, bank, corporation, partnership, association, joint-stock company, business trust or unincorporated organization.

          "Pension Plan" has the meaning set forth in Section 5.03(m).

          "Previously Disclosed" by a party shall mean information set forth in its Disclosure Schedule.

          "Proxy/Prospectus" has the meaning set forth in Section 6.03.

          "Proxy Statement" has the meaning set forth in Section 6.03.

          "Registration Statement" has the meaning set forth in Section 6.03.

          "Regulatory Authorities" has the meaning set forth in Section 5.03(i).

          "Representatives" means, with respect to any Person, such Person's directors, officers, employees, legal or financial advisors or any representatives of such legal or financial advisors.

          "Resulting Bank" has the meaning set forth in Section 2.02.

          "Rights" means, with respect to any Person, securities or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for or acquire, or any options, calls or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock of such person.

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

          "Shareholders" has the meaning set forth in Recital C.

          "Stock Exchange Ratio" has the meaning set forth in Section 3.01.

          "Subsidiary" and "Significant Subsidiary" have the meanings ascribed to them in Rule 1-02 of Regulation S-X of the SEC.

          "Subsidiary Merger" has the meaning set forth in Section 2.02.

          "Supervisory/Regulatory Agreement" has the meaning set forth in
     Section 7.01(b).

          "Surviving Corporation" has the meaning set forth in Section 2.01.

          "Takeover Laws" has the meaning set forth in Section 5.03(o).

          "Tax" and "Taxes" means all federal, state, local or foreign taxes, charges, fees, levies or other assessments, however denominated, including, without limitation, all net income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, unemployment or other taxes, custom duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority whether arising before, on or after the Effective Date.

          "Tax Returns" means any return, amended return or other report (including elections, declarations, disclosures, schedules, estimates and information returns) required to be filed with respect to any Tax.

          "Treasury Shares" shall mean shares of FNB Shares held by FNB or the Bank or by First Citizens or any of its Subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted in good faith.

          "Valuation Period" has the meaning set forth in Section 8.01(g).

                                   ARTICLE II
                                   The Merger

     2.01 The Parent Merger. At the Effective Time, FNB shall merge with and into First Citizens (the "Parent Merger"), the separate corporate existence of FNB shall cease and First Citizens shall survive and continue to exist as an Ohio corporation (First Citizens, as the surviving corporation in the Parent Merger, sometimes being referred to herein as the "Surviving Corporation"). First Citizens may at any time prior to the Effective Time change the method of effecting the Merger (including, without limitation, the provisions of this Article II) if and to the extent it deems such change to be necessary, appropriate or desirable; provided, however, that no such change shall (i) alter or change the amount or kind of consideration to be issued to holders of FNB Common Shares as provided for in this Agreement (the "Merger Consideration"),
(ii) adversely affect the tax treatment of FNB's shareholders as a result of receiving the Merger Consideration; or (iii) materially impede or delay consummation of the transactions contemplated by this Agreement.

     2.02 The Subsidiary Merger. At the time specified by The Farmers State Bank in its Certificate of Merger filed with the OSS (which shall not be earlier than the Effective Time), First National Bank of Shelby shall merge with and into The Farmers State Bank (the "Subsidiary Merger") pursuant to an agreement to merge (the "Agreement to Merge") to be executed by the Bank and The Farmers State Bank and filed with the OSS and the OCC, as required. Upon consummation of the Subsidiary Merger, the separate corporate existence of Bank shall cease and The Farmers State Bank shall survive and continue to exist as a state banking corporation (The Farmers State Bank, as the resulting bank in the Subsidiary Merger, sometimes being referred to herein as the "Resulting Bank"). (The Parent Merger and the Subsidiary Merger shall sometimes collectively be referred to as the "Merger".) Notwithstanding the foregoing, it is understood and agreed that First Citizens shall reserve the right to change the method of effecting the Subsidiary Merger.

     2.03 Effectiveness of Parent Merger. Subject to the satisfaction or waiver of the conditions set forth in Article VII, the Parent Merger shall become effective upon the occurrence of the filing in the office of the OSS of a certificate of merger in accordance with Section 1701.81 of the OGCL or such later date and time as may be set forth in such filing. The Parent Merger shall have the effects prescribed in the OGCL.

     2.04 Effective Date and Effective Time. Subject to the satisfaction or waiver of the conditions set forth in Article VII, the parties shall cause the effective date of the Parent Merger (the "Effective Date") to occur as soon as practicable after the last of the conditions set forth in Article VII shall have been satisfied or waived in accordance with the terms of this Agreement (or, at the election of First Citizens, on the first day of a new calendar quarter); provided, however, that no such election shall cause the Effective Date to fall after (i) the date specified in Section 8.01(c) hereof or after the date or dates on which any Regulatory Authority approval or any extension thereof expires or (ii) such other date to which the parties may agree in writing. The time on the Effective Date when the Parent Merger shall become effective is referred to as the "Effective Time."

                                  ARTICLE III
                       Consideration; Exchange Procedures

     3.01 Merger Consideration. Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Parent Merger and without any action on the part of any Person, each share (excluding Treasury Shares and FNB Common Shares held by First Citizens) of FNB Common Shares issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger, be converted at the election of the holder thereof (in accordance with the election and allocation procedures set forth in Section 3.01(a), (d), (g), and (h)) into either (i) First Citizens Common Shares based upon a fixed exchange ratio of
2.62 First Citizens Common Shares for each FNB Common Share (subject to adjustment as set forth in Section 3.05, the "Stock Exchange Ratio"); (ii) cash in the amount of $72.00 for each FNB Common Share (subject to adjustment as set forth in Section 3.05, the "Cash Exchange Amount"); or (iii) a combination of such First Citizens Common Shares and cash, as more fully set forth in Section 3.01(a)(iii). Subject to adjustment for cash paid in lieu of fractional shares in accordance with Section 3.03, it is agreed and understood that the total consideration payable by First Citizens to FNB shareholders in connection with the Merger shall consist of 786,000 First Citizens Common Shares and cash in the amount of $14,400,000 (collectively, the "Merger Consideration").

          (a) Election as to Outstanding FNB Common Shares. The FNB shareholders will have the following options in connection with the exchange of their FNB Common Shares in connection with the Merger:

             (i) AT THE OPTION OF THE HOLDER, all of such holder's FNB Common Shares deposited with the Exchange Agent shall be converted into and become First Citizens Common Shares at the Stock Exchange Ratio (such election, the "All Stock Election"), provided that:

                (A) Fractional shares will not be issued and cash (payable by check) will be paid in lieu thereof as provided in Section 3.03; and

                (B) Giving effect to Section 3.01(a)(i), (ii), and (iii), in no event shall, in the aggregate, more than sixty percent (60%) of FNB Common Shares issued and outstanding on the Effective Date be converted into and become First Citizens Common Shares; or

             (ii) AT THE OPTION OF THE HOLDER, all of such holder's FNB Common Shares deposited with the Exchange Agent shall be converted into and become cash (payable by check) in the Cash Exchange Amount (such election, the "All Cash Election"), provided that:

                (A) Giving effect to Section 3.01(a)(i), (ii), and (iii), in no event shall, in the aggregate, more than forty percent (40%) of such FNB Common Shares issued and outstanding on the Effective Date be converted into and become cash; or

             (iii) AT THE OPTION OF THE HOLDER, sixty percent (60%) of such holder's aggregate number of FNB Common Shares shall be converted into and become First Citizens Common Shares at the rate of the Stock Exchange Ratio and forty percent (40%) of such holder's aggregate number of FNB Common Shares deposited with the Exchange Agent shall be converted into and become cash (payable by check) in the Cash Exchange Amount (such election, the "Mixed Election"), provided that:

                (A) Fractional shares will not be issued and cash (payable by check) will be paid in lieu thereof as provided in Section 3.03; and

                (B) Giving effect to Section 3.01(a)(i), (ii), and (iii), in no event shall, in the aggregate, more than sixty percent (60%) of such FNB Common Shares issued and outstanding on the Effective Date be converted into and become First Citizens Common Shares; and

                (C) Giving effect to Section 3.01(a)(i), (ii), and (iii), in no event shall, in the aggregate, more than forty percent (40%) of such FNB Common Shares issued and outstanding on the Effective Date be converted into and become cash; or

             (iv) IF NO ELECTION (AS DEFINED IN SECTION 3.01(d)) IS MADE BY THE HOLDER BY THE ELECTION DEADLINE (AS DEFINED IN SECTION 3.01(d)), all of such holder's FNB Common Shares shall be converted into the right to receive First Citizens Common Shares as set forth in Section 3.01(a)(i), cash as set forth in Section 3.01(a)(ii), or any combination of First Citizens Common Shares and cash as determined by First Citizens, or, at First Citizens' direction, by the Exchange Agent, at the Stock Exchange Ratio and the Cash Exchange

        Amount, as applicable; provided, however, that fractional shares shall not be issued and cash will be paid in lieu thereof as provided in
        Section 3.03. Such FNB Common Shares shall be allocated by First Citizens or the Exchange Agent pro rata among non-electing holders based upon the number of FNB Common Shares for which an election has not been received by the Election Deadline in order to achieve the overall ratio of sixty percent (60%) of FNB Common Shares to be converted into First Citizens Common Shares and forty percent (40%) of FNB Common Shares to be converted into cash. Notice of such allocation shall be provided promptly to each shareholder whose FNB Common Shares are allocated pursuant to this Section 3.01(a)(iv).

          (b) Treasury Shares. FNB Common Shares held as Treasury Shares immediately prior to the Effective Time shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

          (c) Outstanding First Citizens Common Shares. Each First Citizens Common Share issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and unaffected by the Merger.

          (d) Procedures for Election.

          An election form and other appropriate transmittal materials in such form as FNB and First Citizens shall mutually agree (the "Election Form") shall be mailed to shareholders of FNB prior to the Election Period (defined below). The "Election Period" shall be such period of time as FNB and First Citizens shall mutually agree, within which FNB shareholders may validly elect the form of Merger Consideration set forth in Section 3.01(a) (the "Election") that they will receive, occurring between (i) the date of the mailing by FNB of the Proxy Statement for the special meeting of shareholders of FNB at which this Agreement is presented for approval and
     (ii) five days prior to the Effective Date. The "Election Deadline" shall be the time, specified by First Citizens after consultation with FNB, on the last day of the Election Period.

          (e) Perfection of the Election. An Election shall be considered to have been validly made by a FNB shareholder only if (i) the Exchange Agent (as defined in Section 3.04) shall have received an Election Form properly completed and executed by such shareholder and (ii) such Election Form shall have been received by the Exchange Agent prior to the Election Deadline.

          (f) Withdrawal of Election. Any FNB shareholder may at any time prior to the Election Deadline revoke its election and either (i) submit a new Election Form in accordance with the procedures in Section 3.01(e), or (ii) withdraw the Election Form by providing written notice that is received by the Exchange Agent by 5:00 p.m., local time for the Exchange Agent, on the business day prior to the Election Deadline. Elections may be similarly revoked if the Effective Date does not occur by October 31, 2004.

          (g) Reduction of Shares Deposited for Cash. If more than forty percent (40%) of the total number of FNB Common Shares issued and outstanding have, at the Election Deadline, been deposited with the Exchange Agent for cash pursuant to the All Cash Election or the Mixed Election and not withdrawn pursuant to Section 3.01(f), First Citizens will promptly eliminate, or cause to be eliminated by the Exchange Agent, from the shares deposited pursuant to the All Cash Election (subject to the limitations described in Section 3.01(g)(iv)), a sufficient number of such shares so that the total number of shares remaining on deposit for cash pursuant to the All Cash Election and the Mixed Election does not exceed forty percent (40%) of the FNB Common Shares issued and outstanding on the Effective Date. The holders of FNB Common Shares who have elected to have their shares converted pursuant to the Mixed Election shall not be required to have more than sixty percent (60%) of their FNB Common Shares converted into First Citizens Common Shares. After giving effect to Section 3.01(a)(iv), such elimination will be effected as follows:

             (i) Subject to the limitations described in Section 3.01(g)(iv), First Citizens will eliminate or cause to be eliminated by the Exchange Agent from the shares deposited pursuant to the All Cash Election, and will add or cause to be added to the shares deposited for First Citizens Common

        Shares pursuant to the All Stock Election, on a pro rata basis in relation to the total number of shares deposited pursuant to the All Cash Election minus the number of shares so deposited by the holders described in Section 3.01(g)(iv)(A), such whole number of FNB Common Shares on deposit for cash pursuant to the All Cash Election as may be necessary so that the total number of shares remaining on deposit for cash pursuant to the All Cash Election or the Mixed Election is equal, as nearly as practicable, to forty percent (40%) of the FNB Common Shares issued and outstanding on the Effective Date;

             (ii) All FNB Common Shares that are eliminated pursuant to Section 3.01(g)(i) from the shares deposited for cash shall be converted into First Citizens Common Shares as provided by Section 3.01(a)(i);

             (iii) Notice of such allocation shall be provided promptly to each shareholder whose FNB Common Shares are eliminated from the shares on deposit for cash pursuant to Section 3.01(g)(i); and

             (iv) Notwithstanding the foregoing, the holders of one hundred
        (100) or fewer FNB Common Shares of record on the date of this Agreement who have elected the All Cash Election shall not be required to have any of their FNB Common Shares converted into First Citizens Common Shares.

          (h) Increase of Shares Deposited for Cash. If fewer than forty percent (40%) of the total number of FNB Common Shares issued and outstanding have, at the Election Deadline, been deposited with the Exchange Agent for cash pursuant to the All Cash Election or the Mixed Election and not withdrawn pursuant to Section 3.01(f), First Citizens will promptly add, or cause to be added by the Exchange Agent, to such deposited shares, a sufficient number of FNB Common Shares deposited for First Citizens Common Shares pursuant to the All Stock Election (subject to the limitation described in Section 3.01(h)(iv)) so that the total number of FNB Common Shares on deposit for cash pursuant to the All Cash Election or the Mixed Election on the Effective Date is not less than forty percent (40%) of the FNB Common Shares issued and outstanding on the Effective Date. The holders of FNB Common Shares who have elected to have their shares converted pursuant to the Mixed Election shall not be required to have more than forty percent (40%) of their FNB Common Shares converted into cash.

             (i) First Citizens will add or cause to be added to the shares deposited for cash pursuant to the All Cash Election or the Mixed Election, and the Exchange Agent will eliminate or cause to be eliminated from the shares deposited for First Citizens Common Shares pursuant to the All Stock Election, on a pro rata basis in relation to the total number of FNB Common Shares deposited for First Citizens Common Shares pursuant to the All Stock Election, such whole number of FNB Common Shares not then on deposit for cash as may be necessary so that the number of shares remaining on deposit for cash is equal, as nearly as practicable, to forty percent (40%) of the FNB Common Shares issued and outstanding on the Effective Date;

             (ii) All FNB Common Shares that are added pursuant to Section 3.01(h)(i) to the shares deposited for cash shall be converted into cash as provided by Section 3.01(a)(ii); and

             (iii) Notice of such allocation shall be provided promptly to each shareholder whose FNB Common Shares are added to the shares on deposit for cash pursuant to Section 3.01(h)(i).

     3.02 Rights as Shareholders; Share Transfers. At the Effective Time, holders of FNB Common Shares shall cease to be, and shall have no rights as, shareholders of FNB, other than to receive any dividend or other distribution with respect to such FNB Common Shares with a record date occurring prior to the Effective Time, the consideration provided under this Article III and appraisal rights in the case of Dissenting Shares. After the Effective Time, there shall be no transfers on the stock transfer books of FNB or the Surviving Corporation of any FNB Common Shares.

     3.03 Fractional Shares. As specified elsewhere in this Agreement, no fractional First Citizens Common Shares and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Parent Merger. Instead, First Citizens shall pay to each holder of FNB Common Shares who would otherwise be entitled to a fractional First Citizens Common Share (after taking into account all Old Certificates delivered by such holder) an amount in cash (without interest) determined by multiplying such fractional share of First Citizens Common Shares to which the holder would be entitled by $72.00.

     3.04 Exchange Procedures.

          (a) At or prior to the Effective Time, First Citizens shall deposit, or shall cause to be deposited, with Illinois Stock Transfer Company (in such capacity, the "Exchange Agent"), for the benefit of the holders of certificates formerly representing FNB Common Shares ("Old Certificates"), for exchange in accordance with this Article III, certificates representing First Citizens Common Shares ("New Certificates") and an estimated amount of cash (such cash and New Certificates, together with any dividends or distributions with a record date occurring on or after the Effective Date with respect thereto (without any interest on any such cash, dividends or distributions), being hereinafter referred to as the "Exchange Fund") to be paid pursuant to this Article III in exchange for outstanding FNB Common Shares.

          (b) As promptly as practicable after the Effective Date, First Citizens shall send or cause to be sent to each former holder of record of FNB Common Shares immediately prior to the Effective Time transmittal materials for use in exchanging such shareholder's Old Certificates for the consideration set forth in this Article III. First Citizens shall cause the New Certificates into which shares of a shareholder's FNB Common Shares are converted on the Effective Date and/or any check in respect of cash to be paid as part of the Merger Consideration and in respect of any fractional share interests or dividends or distributions which such person shall be entitled to receive to be delivered to such shareholder upon delivery to the Exchange Agent of Old Certificates representing such FNB Common Shares (or an indemnity affidavit reasonably satisfactory to First Citizens and the Exchange Agent, if any of such certificates are lost, stolen or destroyed) owned by such shareholder. No interest will be paid on any such cash to be paid in lieu of fractional share interests or in respect of dividends or distributions which any such person shall be entitled to receive pursuant to this Article III upon such delivery.

          (c) Notwithstanding the foregoing, neither the Exchange Agent, nor any party hereto shall be liable to any former holder of FNB Common Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (d) No dividends or other distributions with respect to First Citizens Common Shares with a record date occurring on or after the Effective Date shall be paid to the holder of any unsurrendered Old Certificate representing First Citizens Common Shares converted in the Parent Merger into the right to receive shares of such First Citizens Common Stock until the holder thereof shall be entitled to receive New Certificates in exchange therefor in accordance with the procedures set forth in this
     Section 3.04. After becoming so entitled in accordance with this Section 3.04, the record holder thereof also shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of First Citizens Common Share such holder had the right to receive upon surrender of the Old Certificates.

          (e) Any portion of the Exchange Fund that remains unclaimed by the shareholders of FNB for six months after the Effective Time shall be paid to First Citizens. Any shareholders of FNB who have not theretofore complied with this Article III shall thereafter look only to First Citizens for payment of the First Citizens Common Shares, cash in lieu of any fractional shares and unpaid dividends and distributions on First Citizens Common Shares deliverable in respect of each share of FNB Common Shares such shareholder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

     3.05 Anti-Dilution Provisions and Other Adjustments.

     In the event First Citizens changes (or establishes a record date for changing) the number of First Citizens Common Shares issued and outstanding between the date hereof and the Effective Date as a result of a stock split, stock dividend, recapitalization, reclassification, split up, combination, exchange of shares, readjustment or similar transaction with respect to the outstanding First Citizens Common Shares and the record date therefor shall be prior to the Effective Date, the Stock Exchange Ratio shall be proportionately adjusted.

                                   ARTICLE IV
                     Actions Pending Consummation of Merger

     4.01 Forbearances of FNB. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement, without the prior written consent of First Citizens, FNB will not, and will cause the Bank not to:


          (a) Ordinary Course. Except as Previously Disclosed, conduct the business of FNB and the Bank other than in the ordinary and usual course or fail to use reasonable efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates, or voluntarily take any action which, at the time taken, is reasonably likely to have an adverse effect upon FNB's ability to perform any of its material obligations under this Agreement.


          (b) Capital Stock. Other than pursuant to Rights Previously Disclosed and outstanding on the date hereof, (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of FNB Shares or any Rights, (ii) enter into any agreement with respect to the foregoing, or (iii) permit any additional shares of FNB Shares to become subject to new grants of employee or director stock options, other Rights or similar stock-based employee rights.

          (c) Dividends, Etc. (i) Make, declare, pay or set aside for payment any dividend, or (ii) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock; provided, however, that subject to receipt of all necessary regulatory approvals under the Supervisory/ Regulatory Agreement, if any, FNB may declare before March 31, 2004, a per share dividend in the amount of $.20 payable before April 30, 2004, may declare before June 30, 2004, a per share dividend in the amount of $.20 payable before July 31, 2004, and may declare before September 30, 2004, a per share dividend in the amount of $.20 payable before October 31, 2004.

          (d) Compensation; Employment Agreements; Etc. Enter into or amend or renew any employment, consulting, severance or similar agreements or arrangements with any director, officer or employee of FNB or its Subsidiaries, or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments) except (i) for normal individual increases in compensation to employees in the ordinary course of business consistent with past practice, but in no event greater than 3%,
     (ii) for other changes that are required by applicable law, or (iii) to satisfy Previously Disclosed contractual obligations existing as of the date hereof.

          (e) Benefit Plans. Enter into, establish, adopt or amend (except (i) as may be required by applicable law, (ii) to satisfy Previously Disclosed contractual obligations existing as of the date hereof or (iii) the regular annual renewal of insurance contracts) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee of FNB or the Bank, or take any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder.

          (f) Dispositions. Sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties, except in the ordinary course of business.

          (g) Acquisitions. Acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of, the assets, business, deposits or properties of any other entity.

          (h) Governing Documents. Amend the FNB Articles, FNB Code or the articles of incorporation or bylaws (or similar governing documents) of any of FNB's Subsidiaries.

          (i) Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP.

          (j) Contracts. Except in the ordinary course of business consistent with past practice, enter into or terminate any material contract (as defined in Section 5.03(k)) or amend or modify in any material respect any of its existing material contracts.

          (k) Claims. Except in the ordinary course of business consistent with past practice, settle any claim, action or proceeding, except for any claim, action or proceeding which does not involve precedent for other material claims, actions or proceedings and which involve solely money damages in an amount, individually or in the aggregate for all such settlements, that is not material to FNB and the Bank, taken as a whole.

          (l) Adverse Actions. (a) Take any action while knowing that such action would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code; or (b) knowingly take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (ii) any of the conditions to the Merger set forth in Article VII not being satisfied or (iii) a material violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation.

          (m) Risk Management.  Except pursuant to applicable law or regulation,
     (i) implement or adopt any material change in its interest rate and other risk management policies, procedures or practices; (ii) fail to follow its existing policies or practices with respect to managing its exposure to interest rate and other risk; or (iii) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk.

          (n) Extension of Credit; Indebtedness. Extend credit in excess of (i) $250,000 in the case of a single credit or renewal thereof or (ii) $3,000,000 in the aggregate, during the period from the date hereof until the Effective Time, nor incur any indebtedness for borrowed money other than indebtedness incurred in the ordinary course of business.

          (o) Commitments.  Agree or commit to do any of the foregoing.

     4.02 Forbearances of First Citizens. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement, without the prior written consent of FNB, First Citizens will not, and will cause each of its Subsidiaries not to:

          (a) Ordinary Course. Conduct the business of First Citizens and its Subsidiaries other than in the ordinary and usual course or fail to use reasonable efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates, or voluntarily take any action which, at the time taken, is reasonably likely to have an adverse effect upon First Citizens' ability to perform any of its material obligations under this Agreement.

          (b) Preservation. Fail to use reasonable efforts to preserve intact in any material respect their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates.

          (c) Dividends. Make, declare, pay or set aside for payment any dividend, other than consistent with past practices.

          (d) Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP.

          (e) Claims. Except in the ordinary course of business consistent with past practice, settle any claim, action or proceeding, except for any claim, action or proceeding which does not involve precedent for other material claims, actions or proceedings and which involve solely money damages in an amount, individually or in the aggregate for all such settlements, that is not material to First Citizens and its Subsidiaries, taken as a whole.

          (f) Adverse Actions. (a) Take any action while knowing that such action would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code; or (b) knowingly take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (ii) any of the conditions to the Merger set forth in Article VII not being satisfied or (iii) a material violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation.

          (g) Risk Management.  Except pursuant to applicable law or regulation,
     (i) fail to follow its existing policies or practices with respect to managing its exposure to interest rate and other risk, or (ii) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk.

          (h) Commitments.  Agree or commit to do any of the foregoing.

                                   ARTICLE V
                         Representations and Warranties

     5.01 Disclosure Schedules. On or prior to the date hereof, First Citizens has delivered to FNB a schedule and FNB has delivered to First Citizens a schedule (respectively, its "Disclosure Schedule") setting forth, among other things, items, the disclosure of which are necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in
Section 5.03 or 5.04 or to one or more of its respective covenants contained in
Article IV; provided, that (a) no such item is required to be set forth in a Disclosure Schedule as an exception to a representation or warranty if its absence would not be reasonably likely to result in the related representation or warranty being deemed untrue or incorrect under the standard established by
Section 5.02, and (b) the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to have or result in a Material Adverse Effect on the party making the representation. FNB's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue, incorrect or to have been breached as a result of effects on FNB arising solely from actions taken in compliance with a written request of First Citizens.

     5.02 Standard. No representation or warranty of FNB or First Citizens contained in Section 5.03 or 5.04 shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless such fact, circumstance or event, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in Section 5.03 or 5.04 has had, or is reasonably likely to have, a Material Adverse Effect.

     5.03 Representations and Warranties of FNB.  Subject to Sections 5.01 and
5.02 and except as Previously Disclosed in a paragraph of its Disclosure Schedule corresponding to the relevant paragraph below, FNB hereby represents and warrants to First Citizens:

          (a) Organization, Standing and Authority. FNB is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. FNB is registered as a bank holding company under the BHCA. The Bank is a national banking association duly organized and validly existing under the laws of the United States of America.

          (b) Capital Structure of FNB. As of the date hereof, the authorized number of shares of FNB is 1,000,000, all of which are common shares with a par value of $10 each; 500,000 of which are issued and outstanding; and none of which are FNB Treasury Shares. The outstanding FNB Common Shares have been duly authorized, are validly issued and outstanding, fully paid and nonassessable. Under the FNB Articles, FNB Common Shares are subject to preemptive rights under certain circumstances. As of the date hereof, except as Previously Disclosed, (i) there are no shares of FNB Common Stock authorized and reserved for issuance, (ii) FNB does not have any Rights issued or outstanding with respect to FNB Common Shares, and (iii) FNB does not have any commitment to authorize, issue or sell any FNB Common Shares or Rights, except pursuant to this Agreement. Neither FNB nor the Bank has an option or any other plan pursuant to which Rights to purchase FNB Common Shares may be issued.

          (c) Subsidiaries.

             (i)(A) The Bank is the only subsidiary of FNB, (B) except as Previously Disclosed, FNB owns, directly or indirectly, all the issued and outstanding equity securities of the Bank, (C) no equity securities of the Bank are subject to any Right, (D) there are no contracts, commitments, understandings or arrangements by which the Bank is or may be bound to sell or otherwise transfer any of its equity securities, (E) there are no contracts, commitments, understandings, or arrangements relating to its rights to vote or to dispose of such securities and (F) all the equity securities of the Bank held by FNB are fully paid and nonassessable and are owned by FNB, free and clear of any Liens.

             (ii) Except as set forth in the consolidated balance sheet of FNB dated December 31, 2002 (the "FNB Audited Balance Sheet"), FNB does not own beneficially, directly or indirectly, any equity securities or similar interests of any Person, or any interest in a partnership or joint venture of any kind, other than the Bank.

          (d) Corporate Power; Authorized and Effective Agreement. Except as Previously Disclosed, each of FNB and the Bank has full corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets. Subject to the adoption of this Agreement by the holders of the requisite number of outstanding FNB Common Shares entitled to vote on this Agreement and the approval of this Agreement and the Merger by applicable federal and state banking authorities, FNB has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and Bank has the corporate power and authority to consummate the Subsidiary Merger in accordance with the terms of this Agreement.

          (e) Corporate Authority. Subject to the adoption of this Agreement by the holders of a majority of the outstanding FNB Common Shares entitled to vote, this Agreement and the Administrative Services Agreement and the transactions contemplated hereby and thereby, have been authorized by all necessary corporate action of FNB on or before the date hereof. The Agreement to Merge, when executed by the Bank, shall have been approved by the Board of Directors of the Bank and by the FNB Board, as the sole shareholder of the Bank. This Agreement is a valid and legally binding obligation of FNB, enforceable against FNB in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles and except to the extent such enforceability may be limited by laws relating to safety and soundness of insured depository institutions as set for the 12 U.S.C. sec. 1818(b) or by appointment of a conservator by the FDIC). The FNB Board has received the written opinion of Friedman, Billings, Ramsey & Co., Inc., to the effect that, as of the date hereof, the consideration to be received by the holders of FNB Common Shares in the Parent Merger is fair to the holders of FNB Common Shares from a financial point of view.

          (f) Regulatory Filings; No Defaults.

             (i) Except as Previously Disclosed, no consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by FNB or the Bank in connection with the execution, delivery or performance by FNB of this Agreement or to consummate the Merger, except for (A) filings of applications, notices and the Agreement to Merge, as applicable, with federal and state banking authorities, (B) filings with the SEC and state securities authorities, and (C) the filing of the certificate of merger with the OSS pursuant to the OGCL. As of the date hereof, FNB is not aware of any reason why the approvals set forth in Section 7.01(b) will not be received without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b), except as Previously Disclosed.

             (ii) Subject to receipt of the regulatory and shareholder approvals referred to above, the expiration of regulatory waiting periods and required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (A) except as Previously Disclosed, constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of FNB or of the Bank or to which FNB or the Bank or their properties is subject or bound, (B) constitute a breach or violation of, or a default under, the FNB Articles or the FNB Code or (C) except as Previously Disclosed, require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

          (g) Financial Statements; Material Adverse Effect.

             (i) FNB has delivered to First Citizens (a) the balance sheets of the Bank as of June 30, 1998, 1999, 2000 and 2001, with the related reports of Crowe Chizek and Company LLC, thereon (the "Bank Audited Balance Sheets"); (b) the FNB Audited Balance Sheet and the related report thereon of Crowe Chizek and Company LLC, and (c) the unaudited consolidated balance sheets as of March 31, June 30, September 30 and December 31, 2003, and the related unaudited consolidated statements of income for the three month periods then ended (the "FNB Unaudited Interim Financial Statements"). The Bank Audited Balance Sheets and the FNB Audited Balance Sheet were prepared in conformity with GAAP and fairly present the financial position of FNB as of the dates thereof. To the knowledge of FNB, the FNB Unaudited Interim Financial Statements were prepared in conformity with GAAP and fairly present the financial position of FNB as of the dates thereof and the results of operations for the periods indicated and for normal year-end adjustments and the absence of notes thereto.

             (ii) Since December 31, 2002, FNB and the Bank have not incurred any material liability not disclosed in the FNB Unaudited Financial Statements.

             (iii) Since December 31, 2002, except as Previously Disclosed, (A) FNB and the Bank have conducted their respective businesses in the ordinary and usual course consistent with past practice (excluding matters related to this Agreement and the transactions contemplated hereby) and (B) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 5.03 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to FNB.

          (h) Litigation. Except as Previously Disclosed, no litigation, claim or other proceeding before any court or governmental agency is pending against FNB or the Bank and, to FNB's knowledge, no such litigation, claim or other proceeding has been threatened.

          (i) Regulatory Matters.

             (i) Except as Previously Disclosed, neither FNB, nor the Bank or their properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any federal or state governmental agency or authority charged with the supervision or regulation of financial institutions (or their holding companies) or issuers of securities or engaged in the insurance of deposits (including, without limitation, the OCC and the FDIC) or the supervision or regulation of FNB or the Bank (collectively, the "Regulatory Authorities").

             (ii) Except as Previously Disclosed, neither FNB nor the Bank has been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any additional order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

          (j) Compliance with Laws. Except as Previously Disclosed, each of FNB and the Bank:

             (i) is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Financial Services Modernization Act and all other applicable fair lending laws and other laws relating to discriminatory business practices;

             (ii) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to FNB's knowledge, no suspension or cancellation of any of them is threatened; and

             (iii) has not received, since December 31, 2002, any notification or communication from any Governmental Authority (A) asserting that FNB or the Bank is not in compliance with any of the statutes, regulations, or ordinances which such Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit, or governmental authorization (nor, to FNB's knowledge, do any grounds for any of the foregoing exist).

          (k) Material Contracts; Defaults. Except for this Agreement and those agreements and the contracts Previously Disclosed, neither FNB nor the Bank is a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral) (i) that is a "material contract" within the meaning of Item 601(b)(10) of the SEC's Regulation S-K or (ii) that restricts or limits in any way the conduct of business by it or any of its Subsidiaries (including without limitation a non-compete or similar provision). Neither FNB nor the Bank is in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business, or operations may be bound or affected in any way, or under which it or its respective assets, business, or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

          (l) Brokerage and Finder's Fees. FNB has not employed any broker or agent, or agreed to pay or incurred any brokerage fee, finder's fee, commission or similar form of compensation in connection with this Agreement or the transactions, except the Previously Disclosed Fee to be paid to Friedman, Billings, Ramsey & Co., Inc.

          (m) Employee Benefit Plans.

             (i) Section 5.03(m)(i) of FNB's Disclosure Schedule contains a complete and accurate list of all existing bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, severance, welfare and fringe benefit plans, employment or severance agreements and all similar practices, policies and arrangements maintained or sponsored by FNB or the Bank and in which any employee or former employee (the "Employees"), consultant or former consultant (the "Consultants") or director or former director (the "Directors") of FNB or the Bank participates or to which any such Employees, Consultants or Directors are a party (the "Compensation and Benefit Plans") other than programs within Department of Labor Reg. sec.2510.3-1(b). Neither FNB nor the Bank has any commitment to create any additional Compensation and Benefit Plan or to modify or change any existing Compensation and Benefit Plan, except as required by law.

             (ii) Each Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and in accordance with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, or any regulations or rules promulgated thereunder, and all filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made. Each Compensation and Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and which is intended to be qualified under Section 401(a) of the Code has received (or has applied for or will timely apply for a favorable determination letter, including a determination that the related trust under such Compensation and Benefit Plan is exempt from tax under
        Section 501(a) of the Code) from the Internal Revenue Service ("IRS"), and FNB is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no material pending or, to the knowledge of FNB, threatened legal action, suit or claim relating to the Compensation and Benefit Plans other than routine claims for benefits. Neither FNB nor the Bank has engaged in a transaction, or omitted to take any action, with respect to any Compensation and Benefit Plan that would reasonably be expected to subject FNB or the Bank to a tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA, assuming for purposes of Section 4975 of the Code that the taxable period of any such transaction expired as of the date hereof.

             (iii) No liability (other than for payment of premiums to the PBGC which have been made or will be made on a timely basis) under Title IV of ERISA has been or is expected to be incurred by FNB or the Bank with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or any single-employer plan of any entity (an "ERISA Affiliate") which is considered one employer with FNB under Section 4001(a)(14) of ERISA or Section 414(b) or (c) of the Code (an "ERISA Affiliate Plan"). None of FNB, any of its Subsidiaries or any ERISA Affiliate has contributed, or has been obligated to contribute, to a multiemployer plan under Subtitle E of Title IV of ERISA at any time since September 26, 1980. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Compensation and Benefit Plan or by any ERISA Affiliate Plan within the 12-month period ending on the date hereof, and no such notice will be required to be filed as a result of the transactions contemplated by this Agreement. The PBGC has not instituted proceedings to terminate any Pension Plan or ERISA Affiliate Plan and, to FNB's knowledge, no condition exists that presents a material risk that such proceedings will be instituted. To the knowledge of FNB, there is no pending investigation or enforcement action by the PBGC, the Department of Labor (the "DOL") or the IRS or any other governmental agency with respect to any Compensation and Benefit Plan. Under each Pension Plan and ERISA Affiliate Plan, as of the date of the most recent actuarial valuation performed prior to the date of this Agreement, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in such actuarial valuation of such Pension Plan or ERISA Affiliate Plan), did not exceed the then current value of the assets of such Pension Plan or ERISA Affiliate Plan and since such date there has been neither an adverse change in the financial condition of such Pension Plan or ERISA Affiliate Plan nor any amendment or other change to such Pension Plan or ERISA Affiliate Plan that would increase the amount of benefits thereunder which reasonably could be expected to change such result.

             (iv) All contributions required to be made under the terms of any Compensation and Benefit Plan or ERISA Affiliate Plan or any employee benefit arrangements under any collective bargaining agreement to which FNB or the Bank is a party have been timely made or have been reflected on FNB's financial statements. Neither any Pension Plan nor any ERISA Affiliate Plan has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and all required payments to the PBGC with respect to each Pension

        Plan or ERISA Affiliate Plan have been made on or before their due dates. None of FNB, the Bank, or any ERISA Affiliate (x) has provided, or would reasonably be expected to be required to provide, security to any Pension Plan or to any ERISA Affiliate Plan pursuant to Section 401(a)(29) of the Code, and (y) has taken any action, or omitted to take any action, that has resulted, or would reasonably be expected to result, in the imposition of a lien under Section 412(n) of the Code or pursuant to ERISA.

             (v) Neither FNB nor the Bank has any obligations to provide retiree health and life insurance or other retiree death benefits under any Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Code, and each such Compensation and Benefit Plan may be amended or terminated without incurring liability thereunder. There has been no communication to Employees by FNB or the Bank that would reasonably be expected to promise or guarantee such Employees retiree health or life insurance or other retiree death benefits on a permanent basis.

             (vi) FNB and the Bank do not maintain any Compensation and Benefit Plans covering foreign Employees.

             (vii) With respect to each Compensation and Benefit Plan, if applicable, FNB has provided or made available to First Citizens, true and complete copies of existing: (A) Compensation and Benefit Plan documents and amendments thereto; (B) trust instruments and insurance contracts; (C) the two most recent Forms 5500 filed with the IRS; (D) the most recent actuarial report and financial statement; (E) the most recent summary plan description; (F) forms filed with the PBGC (other than for premium payments); (G) the most recent determination letter issued by the IRS; (H) any Form 5310 or Form 5330 filed with the IRS; and (I) the most recent nondiscrimination tests performed under ERISA and the Code (including 401(k) and 401(m) tests).

             (viii) Except as Previously Disclosed, the consummation of the transactions contemplated by this Agreement would not, directly or indirectly (including, without limitation, as a result of any termination of employment prior to or following the Effective Time) reasonably be expected to (A) entitle any Employee, Consultant or Director to any payment (including severance pay or similar compensation) or any increase in compensation, (B) result in the vesting or acceleration of any benefits under any Compensation and Benefit Plan or (C) result in any material increase in benefits payable under any Compensation and Benefit Plan.

             (ix) Except as Previously Disclosed, neither FNB nor the Bank maintains any compensation plans, programs or arrangements the payments under which would not reasonably be expected to be deductible as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

             (x) Except as Previously Disclosed, as a result, directly or indirectly, of the transactions contemplated by this Agreement (including, without limitation, as a result of any termination of employment prior to or following the Effective Time), none of First Citizens, FNB or the Surviving Corporation, or any of their respective Subsidiaries will be obligated to make a payment that would be characterized as an "excess parachute payment" to an individual who is a "disqualified individual" (as such terms are defined in Section 280G of the Code) of FNB on a consolidated basis, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

          (n) Labor Matters. Neither FNB nor the Bank is a party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is FNB or the Bank the subject of a proceeding asserting that FNB or the Bank has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel FNB or the Bank to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it or any of its Subsidiaries pending or, to FNB's knowledge, threatened, nor is FNB aware of any activity involving its or the Bank's employees seeking to certify a collective bargaining unit or engaging in other organizational activity.

          (o) Takeover Laws. To FNB's knowledge, FNB has taken all action required to be taken by it in order to exempt this Agreement and the Administrative Services Agreement and the transactions contemplated hereby and thereby from, and this Agreement and the Administrative Services Agreement and the transactions contemplated hereby and thereby are exempt from, the requirements of any "moratorium," "control share," "fair price," "affiliate transaction," "business combination" or other antitakeover laws and regulations of any state (collectively, "Takeover Laws") applicable to it, including, without limitation, such Takeover Laws of the State of Ohio.

          (p) Environmental Matters. Except as Previously Disclosed, to FNB's knowledge, neither the conduct nor operation of FNB or the Bank nor any condition of any property presently or previously owned, leased or operated by any of them (including, without limitation, in a fiduciary or agency capacity), or on which any of them holds a Lien, violates or violated Environmental Laws and to FNB's knowledge, no condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, is reasonably likely to result in liability under Environmental Laws. Except as Previously Disclosed, to FNB's knowledge, neither FNB nor the Bank has received any notice from any person or entity that FNB or the Bank or the operation or condition of any property ever owned, leased, operated, or held as collateral or in a fiduciary capacity by any of them are or were in violation of or otherwise are alleged to have liability under any Environmental Law, including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on, beneath, or originating from any such property.

          (q) Tax Matters.

             (i)(A) All Tax Returns that are required to be filed by or with respect to FNB and its Subsidiaries have been duly and timely filed and all such Tax Returns are true, correct and complete in all material respects, (B) all Taxes required to be shown to be due on the Tax Returns referred to in clause (i)(A) have been paid in full, (C) the federal and state income or franchise Tax Returns referred to in clause
        (i)(A) for tax years ending on or before December 31, 1999, have been examined by the Internal Revenue Service or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired,
        (D) all deficiencies asserted or assessments made as a result of such examinations have been paid in full, (E) no issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause (i)(A) are currently pending, and (F) no waivers of statutes of limitation have been given by or requested with respect to any Taxes of FNB or the Bank. FNB has made available to First Citizens true and correct copies of the United States federal income Tax Returns filed by FNB and the Bank for each of the three most recent fiscal years ended on or before December 31, 2002. Neither FNB nor the Bank has any liability with respect to income, franchise or similar Taxes in excess of the amounts accrued with respect thereto that are reflected in FNB's December 31, 2003, financial statements. As of the date hereof, neither FNB nor the Bank has any reason to believe that any conditions exist that might prevent or impede the Parent Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

             (ii) No Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the transfer contemplated by this Agreement.

             (iii) FNB and the Bank will not be liable for any taxes as a result of any Covered Transaction.

             (iv) No claim has ever been made by an authority in a jurisdiction where FNB or the Bank does not file Tax Returns that FNB or the Bank is or may be subject to taxation by that jurisdiction nor, to the knowledge of FNB, is there any factual basis for any such claim.

             (v) Neither FNB nor the Bank has applied for any ruling from any Tax authority with respect to Taxes nor entered into a closing agreement (or similar arrangement) since December 31, 1998 with any Tax authority.

             (vi) Except as Previously Disclosed, neither FNB nor the Bank has been audited by any Tax authority for taxable years ending on or subsequent to December 31, 1998 where the amount proposed to be assessed in connection with such audit exceeded fifty thousand dollars ($50,000).

             (vii) Except as Previously Disclosed, neither FNB nor the Bank is a party to any Tax allocation or sharing agreement, nor do FNB or the Bank have any liability for the Taxes of any person (other than FNB or the Bank) as a transferee or successor, by contract, or otherwise.

             (viii) Neither FNB nor the Bank has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

             (ix) Neither FNB nor the Bank is a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Code Section 897(c)(1)(A)(ii).

             (x) FNB (and the Bank, to the extent applicable) has disclosed on its federal income Tax Return all positions taken therein that could give rise to a substantial understatement of income Tax within the meaning of Code Section 6662.

             (xi) Neither FNB nor the Bank has agreed, nor is it required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise that will affect its liability for Taxes.

             (xii) Neither FNB nor the Bank has made an election, nor is it required, to treat any asset as owned by another person pursuant to the provisions of Section 168(f) of the Code or as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code.

             (xiii) Neither FNB nor the Bank has filed an election under Section 338(g) or 338(h)(10) of the Code.

             (xiv) Neither FNB nor the Bank owns an interest in any (A) domestic international sales corporation, (B) foreign sales corporation, (C) controlled foreign corporation, or (D) passive foreign investment company, as such terms are defined in the Code.

             (xv) There are no joint ventures, partnerships, limited liability companies, or other arrangements or contracts to which FNB or the Bank is a party that could be treated as a partnership for Tax purposes.

          (r) Risk Management Instruments. Neither FNB nor the Bank has any interest rate swaps, caps, floors, option agreement, futures and forward contracts or other similar risk management arrangements.

          (s) Books and Records. The books of account, minute books, stock record books, and other records of FNB and the Bank are complete and correct in all material respects and have been maintained in accordance with sound business practices and, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the issuer, including the maintenance of an adequate system of internal controls that is sufficient to provide reasonable assurances that transactions are executed in accordance with management's authorization, that transactions are recorded as necessary, that access to assets is permitted only in accordance with management's authorization, and that the recorded accountability for assets is compared at reasonable intervals and appropriate action is taken with respect to any differences. All of the books of account, minute books, stock record books and records of FNB and the Bank have been or will be made available to First Citizens promptly upon their completion (except minutes relating to the process leading to this Agreement and the transactions contemplated hereunder). The minute books of FNB contain accurate and complete records of all meetings held of, and corporate action taken by, the shareholders, the Board of Directors, and committees of the Board of Directors of the Bank, and no meeting of any such shareholders, Board of Directors, or committee has been held for which minutes have been prepared and are not contained in such minute books. It is understood and agreed that the minutes relating to the process leading to this Agreement and the transactions contemplated hereunder have not yet been approved, prepared or placed in the FNB minute book.

          (t) Insurance. FNB's Disclosure Schedule sets forth all of the insurance policies, binders, or bonds maintained by FNB or the Bank. FNB and the Bank are insured with reputable insurers against such risks and in such amounts as the management of FNB reasonably has determined to be prudent in accordance with industry practices. All such insurance policies are in full force and effect; FNB and the Bank are not in material default thereunder; and all claims thereunder have been filed in due and timely fashion.

          (u) Disclosure.  The representations and warranties contained in this
     Section 5.03 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.03 not misleading.

          (v) Material Adverse Change. Except as Previously Disclosed, FNB has not, on a consolidated basis, suffered a change in its business, financial condition or results of operations since September 30, 2003, that has had a Material Adverse Effect on FNB.

          (w) Absence of Undisclosed Liabilities. Except as Previously Disclosed, neither FNB nor the Bank has any liability (contingent or otherwise) that is material to FNB on a consolidated basis, or that, when combined with all liabilities as to similar matters would be material to FNB on a consolidated basis, except as disclosed in the FNB Financial Statements.

          (x) Properties. FNB and the Bank have good and, as to real estate, marketable title, free and clear of all Liens, defaults or equitable interests to all of the properties and assets, real and personal, reflected on the FNB Unaudited Interim Financial Statements as being owned by FNB or the Bank as of December 31, 2003, or acquired after such date, except (i) statutory Liens for amounts not yet due and payable, (ii) pledges to secure deposits and other Liens incurred in the ordinary course of banking business, (iii) such Liens, if any, as do not materially adversely impair the value of such properties or business operations conducted at such properties, (iv) dispositions and encumbrances in the ordinary course of business, and (v) Liens on properties acquired in foreclosure or on account of debts previously contracted. All leases pursuant to which FNB or the Bank, as lessee, leases real or personal property (except for leases that have expired by their terms or that FNB or the Bank has agreed to terminate since the date hereof) are valid without default thereunder by the lessee or, to FNB's knowledge, the lessor.

          (y) Loans; Certain Transactions. Except as Previously Disclosed, each loan reflected as an asset in the FNB Unaudited Interim Financial Statements as of December 31, 2003, other than loans the unpaid balance of which does not exceed $50,000 in the aggregate, (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid Liens which have been perfected, and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. Except as Previously Disclosed, as of December 31, 2003, the Bank is not a party to a loan, including any loan guaranty, with any director, executive officer or 5% shareholder of FNB or the Bank or any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing. All loans and extensions of credit that have been made by the Bank and that are subject to Section 22(b) of the Federal Reserve Act, as amended, comply therewith.

          (z) Allowance for Loan Losses. Except as Previously Disclosed, the allowance for loan losses reflected on the FNB Unaudited Interim Financial Statements, as of December 31, 2003, is, in the opinion of FNB's management, adequate in all material respects under the requirements of GAAP to provide for reasonably anticipated losses on outstanding loans, net of recoveries.

          (aa) Repurchase Agreements. With respect to all agreements pursuant to which FNB or the Bank has purchased securities subject to an agreement to resell, if any, FNB or the Bank, as the case may be, has a valid, perfected first lien or evidence of ownership in book entry form of the government securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

          (bb) Deposit Insurance. The deposits of the Bank are insured by the FDIC in accordance with The Federal Deposit Insurance Act ("FDIA"), and the Bank has paid all assessments and filed all reports required by the FDIA and under the National Housing Act prior to the enactment of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989.

          (cc) Tax Treatment. FNB agrees not to take any actions subsequent to the date of this Agreement that would adversely affect the ability of FNB to characterize the Merger as a tax-free reorganization under Section 368(a) of the Code.

     5.04 Representations and Warranties of First Citizens.  Subject to Sections
5.01 and 5.02 and except as Previously Disclosed in a paragraph of its Disclosure Schedule corresponding to the relevant paragraph below, First Citizens hereby represents and warrants to FNB as follows:

          (a) Organization, Standing and Authority. First Citizens is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. First Citizens is duly qualified to do business and is in good standing in the State of Ohio and any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. First Citizens is registered as a bank holding company under the BHCA. Farmers State Bank is a state banking association duly organized, validly existing and in good standing under the laws of the State of Ohio. Farmers State Bank is duly qualified to do business and is in good standing in the State of Ohio and any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.

          (b) First Citizens Common Shares.

             (i) As of the date hereof, the authorized capital stock of First Citizens consists of 10,000,000 First Citizens Common Shares, of which 5,033,023 shares were outstanding as of the date hereof. As of the date hereof, except as Previously Disclosed, First Citizens does not have any Rights issued or outstanding with respect to First Citizens Common Shares and First Citizens does not have any commitment to authorize, issue or sell any First Citizens Common Shares or Rights, except pursuant to this Agreement. The outstanding First Citizens Common Shares have been duly authorized and are validly issued and outstanding, fully paid and nonassessable. Under the First Citizens Articles, First Citizens Common Shares are subject to preemptive rights under certain circumstances.

             (ii) The First Citizens Common Shares to be issued in exchange for FNB Common Shares in the Parent Merger, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and will be subject to preemptive rights, but will not be issued in violation of such preemptive rights.

          (c) Significant Subsidiaries. Each of First Citizens' Significant Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and is in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and First Citizens owns, directly or indirectly, all the issued and outstanding equity securities of each of its Significant Subsidiaries.

          (d) Corporate Power. Each of First Citizens and its Significant Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets. Subject to the approval of applicable federal and state banking authorities, First Citizens has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby and thereby.

          (e) Corporate Authority; Authorized and Effective Agreement. This Agreement and the Administrative Services Agreement and the transactions contemplated hereby and thereby have been authorized by all necessary corporate action of First Citizens and the First Citizens Board prior to the date hereof and no shareholder approval is required on the part of First Citizens. The Agreement to Merge, when executed by Farmers State Bank, shall have been approved by the Board of Directors of Farmers State

     Bank and by the First Citizens Board, as the sole shareholder of Farmers State Bank. This Agreement is a valid and legally binding agreement of First Citizens, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or "affecting creditors" rights or by general equity principles).

          (f) Regulatory Approvals; No Defaults.

             (i) No consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by First Citizens or any of its Significant Subsidiaries in connection with the execution, delivery or performance by First Citizens of this Agreement or to consummate the Merger except for (A) the filing of applications, notices, or the Agreement to Merge, as applicable, with the federal and state banking authorities; (B) the filing and declaration of effectiveness of the Registration Statement;
        (C) the filing of the certificate of merger with the OSS pursuant to the OGCL; (D) such filings as are required to be made or approvals as are required to be obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of First Citizens Common Shares in the Parent Merger; and (E) receipt of the approvals set forth in Section 7.01(b). As of the date hereof, First Citizens is not aware of any reason why the approvals set forth in Section 7.01(b) will not be received without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).

             (ii) Subject to the satisfaction of the requirements referred to in the preceding paragraph and expiration of the related waiting periods, and required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not
        (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of First Citizens or of any of its Significant Subsidiaries or to which First Citizens or any of its Significant Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the First Citizens Articles or First Citizens Code, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

          (g) Financial Reports and SEC Documents; Material Adverse Effect.

             (i) First Citizens' Annual Reports on Form 10-K for the fiscal years ended December 31, 2001 and 2002, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003 and all other reports, registration statements, definitive proxy statements or other statements filed or to be filed by it or any of its Subsidiaries with the SEC subsequent to September 30, 2003 under the Securities Act, or under Section 13(a), 13(c) 14 or 15(d) of the Exchange Act, in the form filed or to be filed (collectively, "First Citizens SEC Documents") as of the date filed, (A) complied or will comply in all material respects with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets or statements of condition contained in or incorporated by reference into any such First Citizens SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the financial position of First Citizens and its Subsidiaries as of its date, and each of the statements of income or results of operations and changes in shareholders' equity and cash flows or equivalent statements in such First Citizens SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the results of operations, changes in shareholders' equity and cash flows, as the case may be, of First Citizens and its Subsidiaries for the periods to which they relate, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements.

             (ii) Since December 31, 2002, no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 5.04 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to First Citizens.

          (h) Litigation; Regulatory Action.

             (i) Except as Previously Disclosed, no litigation, claim or other proceeding before any Governmental Authority is pending against First Citizens or any of its Subsidiaries and, to the best of First Citizens' knowledge, no such litigation, claim or other proceeding has been threatened.

             (ii) Neither First Citizens nor any of its Subsidiaries or properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from a Regulatory Authority, nor has First Citizens or any of its Subsidiaries been advised by a Regulatory Authority that such agency is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

          (i) Compliance with Laws. Except as Previously Disclosed, each of First Citizens and its Subsidiaries:

             (i) is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Financial Services Modernization Act and all other applicable fair lending laws and other laws relating to discriminatory business practices; and

             (ii) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to conduct their businesses substantially as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best of its knowledge, no suspension or cancellation of any of them is threatened; and

             (iii) has not received, since December 31, 2002, any notification or communication from any Governmental Authority (A) asserting that First Citizens or any of its Subsidiaries is not in compliance with any of the statutes, regulations, or ordinances which such Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit, or governmental authorization (nor, to First Citizens' knowledge, do any grounds for any of the foregoing exist).

          (j) Brokerage and Finder's Fees. First Citizens has not employed any broker, finder, or agent, or agreed to pay or incurred any brokerage fee, finder's fee, commission or other similar form of compensation in connection with this Agreement or the transactions contemplated hereby, excluding the Previously Disclosed fee to be paid to Keefe, Bruyette & Woods.

          (k) Tax Matters. (i) All Tax Returns that are required to be filed by or with respect to First Citizens and its Subsidiaries have been duly filed, (ii) all Taxes shown to be due on the Tax Returns referred to in clause (i) have been paid in full, (iii) the federal and state income or franchise Tax Returns referred to in clause (i) for tax years ending on or before December 31, 1999 have been examined by the Internal Revenue Service or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired, (iv) all deficiencies asserted or assessments made as a result of such examinations have been paid in full
     (v) no issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause (i) are currently pending, and (vi) no waivers of statutes of limitation have been given by or requested with respect to any Taxes of First Citizens or its Subsidiaries. Neither First Citizens nor any of its Subsidiaries has any liability with respect to income, franchise or similar Taxes that accrued on or before the end of the most recent period covered by First Citizens' SEC Documents filed prior to the date hereof in excess of the amounts accrued with respect thereto that are reflected in the financial statements included in First Citizens' SEC Documents filed on or prior to the date hereof. As of the date hereof, First Citizens has no reason to believe that any conditions exist that might prevent or impede the Parent Merger from qualifying as reorganization with the meaning of
     Section 368(a) of the Code.

          (l) Books and Records. The books and records of First Citizens and its Subsidiaries have been fully, properly and accurately maintained in all material respects, have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Exchange Act and there are no material inaccuracies or discrepancies of any kind contained or reflected therein, and they fairly present the substance of events and transactions included therein.

          (m) Accounting Treatment. As of the date hereof, First Citizens is aware of no reason why the Merger will fail to receive purchase accounting treatment.

          (n) Disclosure.  The representations and warranties contained in this
     Section 5.04 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.04 not misleading.

          (o) Material Adverse Change. First Citizens has not, on a consolidated basis, suffered a change in its business, financial condition or results of operations since December 31, 2002, that has had a Material Adverse Effect on First Citizens.

          (p) Deposit Insurance. The deposits of First Citizens Bank are insured by the FDIC in accordance with the FDIA, and First Citizens Bank has paid all assessments and filed all reports required by the FDIA and under the National Housing Act prior to the enactment of the Financial Institutions Reform, Recover, and Enforcement Act of 1989.

                                   ARTICLE VI
                                   Covenants

     6.01 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of FNB and First Citizens agrees to use their reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall cooperate fully with the other party hereto to that end.

     6.02 Shareholder Approval. FNB agrees to take, in accordance with applicable law, the FNB Articles and FNB Code, all action necessary to convene an appropriate meeting of its shareholders to consider and vote upon the adoption of this Agreement and any other matters required to be approved or adopted by FNB shareholders for consummation of the Parent Merger (including any adjournment or postponement, the "FNB Meeting"), as promptly as practicable after the Registration Statement is declared effective. The FNB Board shall recommend that its shareholders adopt this Agreement at the FNB Meeting unless otherwise necessary to fulfill the fiduciary duties of the FNB Board under applicable law, as determined by the FNB Board in good faith after consultation with and based upon advice of independent legal counsel.

     6.03 Registration Statement.

          (a) First Citizens agrees to prepare pursuant to all applicable laws, rules and regulations a registration statement on Form S-4 (the "Registration Statement") to be filed by First Citizens with the SEC in connection with the issuance of First Citizens Common Stock in the Parent Merger (including the proxy statement and prospectus and other proxy solicitation materials of FNB constituting a part thereof (the "Proxy Statement") and all related documents). FNB agrees to cooperate, and to cause its Subsidiaries to cooperate, with First Citizens, its counsel and its accountants, in preparation of the

     Registration Statement and the Proxy Statement; and provided that FNB and its Subsidiaries have cooperated as required above, First Citizens agrees to file the Proxy Statement and the Registration Statement (together, the "Proxy/Prospectus") with the SEC as promptly as reasonably practicable. Each of FNB and First Citizens agrees to use all reasonable efforts to cause the Proxy/Prospectus to be declared effective under the Securities Act as promptly as reasonably practicable after filing thereof. First Citizens also agrees to use all reasonable efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. FNB agrees to furnish to First Citizens all information concerning FNB, its Subsidiaries, officers, directors and shareholders as may be reasonably requested in connection with the foregoing.

          (b) Each of FNB and First Citizens agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to the FNB shareholders and at the time of the FNB Meeting, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or any statement which, in the light of the circumstances under which such statement is made, will be false or misleading with respect to any material fact, or which will omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier statement in the Proxy Statement or any amendment or supplement thereto. Each of FNB and First Citizens further agrees that if it shall become aware prior to the Effective Date of any information furnished by it that would cause any of the statements in the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take the necessary steps to correct the Proxy Statement.

          (c) First Citizens agrees to advise FNB, promptly after First Citizens receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of First Citizens Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

     6.04 Press Releases. Each of FNB and First Citizens agrees that it will not, without the prior approval of the other party, issue any press release or written statement for general circulation relating to the transactions contemplated hereby, except as otherwise required by applicable law or regulation or the NASDAQ rules.

     6.05 Access; Information.

          (a) Each of FNB and First Citizens agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford the other party and the other party's officers, employees, counsel, accountants and other authorized representatives, such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, tax returns and work papers of independent auditors), properties, personnel and to such other information as any party may reasonably request and, during such period, it shall furnish promptly to such other party (i) a copy of each material report, schedule and other document filed by it pursuant to federal or state securities or banking laws, and (ii) all other information concerning the business, properties and personnel of it as the other may reasonably request.

          (b) Each of FNB and First Citizens agrees that it will not, and will cause its representatives not to, use any information obtained pursuant to this Section 6.05 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of law, each party will keep confidential, and will cause its representatives to keep confidential, all information and documents obtained pursuant to this Section 6.05 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) unless such information (i) was already known to such party, (ii) becomes available to such party from other sources not known by such party to be bound by a confidentiality obligation, (iii) is disclosed with the prior written approval of the party to which such information pertains or (iv) is or becomes readily ascertainable from published information or trade sources. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto to be returned to the party which furnished the same. No investigation by either party of the business and affairs of the other shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to either party's obligation to consummate the transactions contemplated by this Agreement.

          (c) During the period from the date of this Agreement to the Effective Time, each party shall promptly furnish the other with copies of all monthly and other interim financial statements produced in the ordinary course of business as the same shall become available.

     6.06 Acquisition Proposals; Break Up Fee.

          (a) FNB shall not, and shall cause the Bank and its officers, directors, employees, advisors and other agents not to, directly or indirectly, take any action to solicit, initiate, engage or negotiate any proposals or offers from any person or entity, other than First Citizens, or provide any confidential information to, discuss or negotiate an Acquisition Proposal with any such person or entity, other than First Citizens; provided, however, that nothing contained in this section shall prohibit FNB from furnishing information to, or entering into discussion, negotiations or an agreement with, any person or entity which makes an unsolicited proposal of an Acquisition Proposal if and to the extent that
     (a) the Board of Directors of FNB, after consultation with and based upon the advice of counsel, determines in good faith that such action is required to fulfill its fiduciary duties to the shareholders of FNB under applicable law and (b) before furnishing such information to, or entering into discussions or negotiations with, such person or entity, FNB provides immediate written notice to First Citizens of such action and the substance of such Acquisition Proposal.

          (b) In the event FNB executes a definitive agreement in respect of, or closes, an Acquisition Proposal within twelve months after the date of termination of this Agreement pursuant to Section 8.01(f), FNB shall pay to First Citizens in immediately available funds the sum of One Million Five Hundred Thousand Dollars ($1,500,000) within ten (10) days after the earlier of such execution or closing.

     6.07 Affiliate Agreements. Not later than the 15th day prior to the mailing of the Proxy Statement, FNB shall deliver to First Citizens a schedule of each person that, to the best of its knowledge, is or is reasonably likely to be, as of the date of the FNB Meeting, deemed to be an "affiliate" of FNB (each, an "FNB Affiliate") as that term is used in Rule 145 under the Securities Act or SEC Accounting Series Releases 130 and 135. FNB shall use its reasonable best efforts to cause each person who may be deemed to be an FNB Affiliate to execute and deliver to FNB on or before the date of mailing of the Proxy Statement an agreement in the form attached hereto as Exhibit A.

     6.08 Certain Policies. Prior to the Effective Date, FNB shall, consistent with GAAP and on a basis mutually satisfactory to it and First Citizens, (i) modify and change its loan, investment portfolio and real estate valuation policies and practices (including loan classifications and levels of reserves) as well as other management and operating policies so as to be applied on a basis that is consistent with that of First Citizens and (ii) evaluate the need for any reserves relating to any outstanding litigation or liabilities to be incurred upon cancellation of any contracts as a result of the Merger; provided, however, that FNB shall not be obligated to take any such action pursuant to this Section 6.08 unless and until First Citizens acknowledges that all conditions to its obligation to consummate the Merger have been satisfied and certifies to FNB that

First Citizens' representations and warranties, subject to Section 5.02, are true and correct as of such date and that First Citizens is otherwise in material compliance with this Agreement. FNB's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken solely on account of this Section 6.08.

     6.09 Reserved.

     6.10 NASDAQ Listing. First Citizens shall file a listing application, or a NASDAQ Notification Form for Change in the Number of Shares Outstanding, as required by NASDAQ, with respect to the shares of First Citizens Common Shares to be issued to the holders of FNB Common Shares in the Merger.

     6.11 Regulatory Applications.

          (a) First Citizens and FNB and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts to prepare all documentation, to timely effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the transactions contemplated by this Agreement. Each of First Citizens and FNB shall have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to, and shall be provided in advance so as to reasonably exercise its right to review in advance, all material written information submitted to any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party apprised of the status of material matters relating to completion of the transactions contemplated hereby.

          (b) Each party agrees, upon request, to furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its Subsidiaries to any third party or Governmental Authority.

     6.12 Indemnification; Directors' and Officers' Liability Insurance. First Citizens shall indemnify each Person who served as a director or officer of FNB or the Bank, as the case may be, on or before the Effective Time to the fullest extent permitted pursuant to the FNB Articles and the FNB Code, and the articles of association and bylaws of the Bank, as the case may be, and applicable provisions of Ohio and federal law from and against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement in connection with any action, suit, claim or proceeding threatened, filed, pending or completed during the three (3) year period after the Effective time, by reason of the fact that such Person was a director or officer of FNB or the Bank, as the case may be; provided, however, that the individual making the request for indemnification under this Section 6.12 provides First Citizens with written notice of any such action, suit, claim or proceeding. First Citizens agrees to purchase directors' and officers' liability insurance for a period of three years from the Effective Date under commercially reasonable terms for such insurance and at a price not to exceed 125% of the current premium for the directors' and officers' liability insurance policy for directors and officers of FNB or the Bank that serves to reimburse the present and former officers and directors of FNB or the Bank (determined at the Effective Time) with respect to claims against such directors and officers arising from facts or events which occurred before the Effective Time.

     6.13 Employment Matters; Employee Benefits. It is understood and agreed that nothing in this Section 6.13 or elsewhere in this Agreement shall be deemed to be a contract of employment or be construed to give said employees any rights other than as employees at will under applicable law and said employees shall not be deemed to be third-party beneficiaries of this Agreement. Employees of FNB who become employees of First Citizens as a result of the Merger shall, as determined by First Citizens, participate in either FNB's Compensation and Benefit Plans (for so long as First Citizens determines necessary or appropriate) or in the employee benefit plans sponsored by First Citizens for First Citizens' employees (with credit for their years of service with FNB for participation and vesting purposes under First Citizens' applicable plans). In addition, to the extent FNB employees participate in First Citizens' group health plan (instead of continued participation in FNB's group health plan), First Citizens agrees to waive all restrictions and limitations for pre-existing conditions under First Citizens' group health plan. In the event FNB or Bank employee is terminated by First Citizens, other than for cause, within one year after the Effective Date, such terminated FNB or Bank employee shall be entitled to receive up to a maximum of six (6) months of severance pay based upon a formula of two (2) weeks' base pay for each year of service.

     6.14 Notification of Certain Matters. Each of FNB and First Citizens shall give prompt notice to the other of any fact, event or circumstance known to it that (i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (ii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

     6.15 Accounting and Tax Treatment. Each of First Citizens and FNB agrees not to take any actions subsequent to the date of this Agreement that would adversely affect the ability of the shareholders of FNB to characterize the Merger as a tax-free reorganization under Section 368(a) of the Code.

     6.16 No Breaches of Representations and Warranties. Between the date of this Agreement and the Effective Time, without the written consent of the other party, each of First Citizens and FNB will not do any act or suffer any omission of any nature whatsoever which would cause any of the representations or warranties made in Article V of this Agreement to become untrue or incorrect in any material respect.

     6.17 Consents. Each of First Citizens and FNB shall use its best efforts to obtain any required consents to the transactions contemplated by this Agreement.

     6.18 Insurance Coverage. FNB shall cause the policies of insurance listed in the Disclosure Schedule to remain in effect between the date of this Agreement and the Effective Date.

     6.19 Correction of Information. Each of First Citizens and FNB shall promptly correct and supplement any information furnished under this Agreement so that such information shall be correct and complete in all material respects at all times, and shall include all facts necessary to make such information correct and complete in all material respects at all times.

     6.20 Confidentiality. Except for the use of information in connection with the Registration Statement described in Section 6.03 hereof and any other governmental filings required in order to complete the transactions contemplated by this Agreement, all information (collectively, the "Information") received by each of FNB and First Citizens, pursuant to the terms of this Agreement shall be kept in strictest confidence; provided that, subsequent to the filing of the Registration Statement with the Securities and Exchange Commission, this Section
6.20 shall not apply to information included in the Registration Statement or to be included in the Proxy Statement to be sent to the shareholders of FNB and First Citizens under Section 6.03. FNB and First Citizens agree that the Information will be used only for the purpose of completing the transactions contemplated by this Agreement. FNB and First Citizens agree to hold the Information in strictest confidence and shall not use, and shall not disclose directly or indirectly any of such Information except when, after and to the extent such Information (i) is or becomes generally available to the public other than through the failure of FNB or First Citizens to fulfill its obligations hereunder, (ii) was already known to the party receiving the Information on a nonconfidential basis prior to the disclosure or (iii) is subsequently disclosed to the party receiving the Information on a nonconfidential basis by a third party having no obligation of confidentiality to the party disclosing the Information. In the event the transactions contemplated by this Agreement are not consummated, FNB and First Citizens agree to return all copies of the Information provided to the other promptly.

     6.21 Supplemental Assurances.

          (a) On the date the Registration Statement becomes effective and on the Effective Date, FNB shall deliver to First Citizens a certificate signed by its principal executive officer and its principal financial officer to the effect, to such officers' knowledge, that the information contained in the Registration Statement relating to the business and financial condition and affairs of FNB, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          (b) On the date the Registration Statement becomes effective and on the Effective Date, First Citizens shall deliver to FNB a certificate signed by its chief executive officer and its chief financial officer to the effect, to such officers' knowledge, that the Registration Statement (other than the information contained therein relating to the business and financial condition and affairs of FNB) does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     6.22 Regulatory Matters. First Citizens, FNB and each of their Subsidiaries shall cooperate and each of them agrees to use its reasonable best efforts to remediate any order, decree, agreement, memorandum of understanding or similar agreement by FNB or the Bank with, or a commitment letter, board resolution or similar submission by FNB or the Bank to, or supervisory letter from any Regulatory Authority to FNB or the Bank, to the satisfaction of such Regulatory Authority.

     6.23 Financial Statements. FNB shall deliver to First Citizens, promptly upon their completion, the audited financial statements of FNB for the fiscal year ended December 31, 2003.

     6.24 First Citizens Board of Directors Structure Following the Parent Merger. First Citizens shall recommend to the Nominating Committee of the First Citizens Board that it nominate for election to the First Citizens Board one (1) member of FNB's Board to be recommended by FNB and to be selected by First Citizens (the "New Director"). At the Effective Time, the New Director will be elected/designated to fill a vacancy.

     6.25 The Farmers State Bank Board of Directors Following the Subsidiary Merger. At the Effective Time of the Subsidiary Merger, those members of the FNB Board who desire to do so will be appointed to serve on Farmers State Bank Board.

                                  ARTICLE VII
                    Conditions to Consummation of the Merger

     7.01 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each of First Citizens and FNB to consummate the Merger is subject to the fulfillment or written waiver by First Citizens and FNB prior to the Effective Time of each of the following conditions:

          (a) Shareholder Approval. This Agreement (including the Parent Plan of Merger) shall have been duly adopted by the requisite vote of the shareholders of FNB.

          (b) Regulatory Approvals. All regulatory approvals required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals shall contain
     (i) any conditions, restrictions or requirements that the First Citizens Board reasonably determines would either before or after the Effective Time have or will have a Material Adverse Effect on First Citizens and its Subsidiaries taken as a whole after giving effect to the consummation of the Merger, or (ii) any conditions, restrictions or requirements that are not customary and usual for approvals of such type and that the First Citizens Board reasonably determines would either before or after the Effective Time be unduly burdensome, including, with respect to both (i) and (ii) above, any conditions, restrictions or requirements arising out of the Agreement dated October 29, 2002 by and between the Bank and the OCC (the "Supervisory/Regulatory Agreement").

          (c) No Injunction. No Governmental Authority or Regulatory Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the transactions contemplated by this Agreement.

          (d) Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

          (e) Blue Sky Approvals. All permits and other authorizations under state securities laws necessary to consummate the transactions contemplated hereby and to issue the shares of First Citizens Common Stock to be issued in the Parent Merger shall have been received and be in full force and effect.

     7.02 Conditions to Obligation of FNB. The obligation of FNB to consummate the Merger is also subject to the fulfillment or written waiver by FNB prior to the Effective Time of each of the following conditions:

          (a) Representations and Warranties. The representations and warranties of First Citizens set forth in this Agreement shall be true and correct, subject to Section 5.02, as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), and FNB shall have received a certificate, dated the Effective Date, signed on behalf of First Citizens by the Chief Executive Officer and the Chief Financial Officer of First Citizens to such effect.

          (b) Performance of Obligations of First Citizens. First Citizens shall have performed in all material respects all obligations required to be performed by First Citizens under this Agreement at or prior to the Effective Time, and FNB shall have received a certificate, dated the Effective Date, signed on behalf of First Citizens by the Chief Executive Officer and the Chief Financial Officer of First Citizens to such effect.

          (c) Tax Opinion. FNB shall have received an opinion of Vorys, Sater, Seymour and Pease LLP, counsel to FNB, dated the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, (i) the Parent Merger constitutes a "reorganization" within the meaning of Section 368 of the Code and (ii) no gain or loss will be recognized by shareholders of FNB who receive First Citizens Common Shares in exchange for FNB Common Shares, and cash in lieu of fractional share interests, other than the gain or loss to be recognized as to cash received in lieu of fractional share interests. In rendering its opinion, counsel to FNB may require and rely upon representations contained in letters from FNB.

          (d) Fairness Opinion. FNB shall have received a fairness opinion from Friedman, Billings, Ramsey & Co., Inc., financial advisor to FNB, dated as of a date reasonably proximate to the date of the Proxy Statement, stating that the Merger Consideration is fair to the shareholders of FNB from a financial point of view.

          (e) First Citizens shall have purchased a directors' and officers' liability insurance policy for a period of three years from the Effective Date under commercially reasonable terms for such insurance and at a price not to exceed 125% of the current premium for the directors' and officers' liability insurance policy for directors and officers of FNB or the Bank.

     7.03 Conditions to Obligation of First Citizens. The obligation of First Citizens to consummate the Merger is also subject to the fulfillment or written waiver by First Citizens prior to the Effective Time of each of the following conditions:

          (a) Representations and Warranties. The representations and warranties of FNB set forth in this Agreement shall be true and correct, subject to Section 5.02, as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date) and First Citizens shall have received a certificate, dated the Effective Date, signed on behalf of FNB by the Chief Executive Officer and the Chief Financial Officer of FNB to such effect.

          (b) Performance of Obligations of FNB. FNB shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and First Citizens shall have received a certificate, dated the Effective Date, signed on behalf of FNB by the Chief Executive Officer and the Chief Financial Officer of FNB to such effect.

          (c) Affiliate Agreements. First Citizens shall have received the agreements referred to in Section 6.07 from each affiliate of FNB.

          (d) Fairness Opinion. First Citizens shall have received a fairness opinion from Keefe, Bruyette & Woods, financial advisor to First Citizens, dated as of a date reasonably proximate to the date of the Proxy Statement stating that the Merger Consideration is fair to the shareholders of First Citizens from a financial point of view.

                                  ARTICLE VIII
                                  Termination

     8.01 Termination. This Agreement may be terminated, and the Acquisition may be abandoned:

          (a) Mutual Consent. At any time prior to the Effective Time, by the mutual consent of First Citizens and FNB, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

          (b) Breach. At any time prior to the Effective Time, by First Citizens or FNB, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of either: (i) a breach by the other party of any representation or warranty contained herein (subject to the standard set forth in Section 5.02), which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach; or (ii) a breach by the other party of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach, provided that such breach (whether under (i) or (ii)) would be reasonably likely, individually or in the aggregate with other breaches, to result in a Material Adverse Effect.

          (c) Delay. At any time prior to the Effective Time, by First Citizens or FNB, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Parent Merger is not consummated by October 31, 2004, except to the extent that the failure of the Parent Merger then to be consummated arises out of or results from the knowing action or inaction of the party seeking to terminate pursuant to this Section 8.01(c).

          (d) No Approval. By FNB or First Citizens, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, in the event (i) the approval of any Governmental Authority or any of the Regulatory Authorities required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied by final nonappealable action of such Governmental Authority or Regulatory Authority or (ii) the FNB shareholders fail to adopt this Agreement at the FNB Meeting.

          (e) Financial Statements. By First Citizens, if after First Citizens receives from FNB the 2003 audited financial statements of FNB, the 2003 audited financial statements have revealed one or more matters that (i) are inconsistent with any of the representations and warranties of FNB and which have had, constitute or are reasonably likely to have a Material Adverse Effect on FNB or any of its Subsidiaries, or (ii) either (A) is of such significance as to constitute or have or be reasonably likely to have a Material Adverse Effect on FNB or any of its Subsidiaries, or (B) deviates from the financial statements for the fiscal year ended December 31, 2002, or the three months, or the six months or the nine months ended March 31, 2003, June 30, 2003 or September 30, 2003, respectively, or from the December 31, 2003 unaudited financial statements of FNB to such extent as to constitute or have or be reasonably likely to have a Material Adverse Effect on FNB or any of its Subsidiaries.

          (f) Acquisition Proposal. By FNB, if in compliance with the provisions of Section 6.06(a) of this Agreement, FNB executes a definitive agreement in connection with, or closes, an Acquisition Proposal.

          (g) Average Price of First Citizens Common Shares During Valuation Period. If the Average First Citizens Price (as defined below) of First Citizens Common Shares is less than $21.50, then either FNB or First Citizens may, at its option, terminate this Agreement; provided, however, that in the event that FNB notifies First Citizens of its intent to terminate this Agreement under this Section 8.01(g), then, prior to FNB exercising any right of termination hereunder, First Citizens may, at its option, for a period of ten (10) business days after the receipt of such notice, offer to distribute to FNB shareholders, in connection with the share exchange under Section 3.01 hereof, an additional number of First Citizens Common Shares to offset the amount by which the Average First Citizens Closing Price is below $21.50 ("First Citizens' Offer"). Thereafter, for a period of ten (10) business days, FNB shall have the opportunity to accept or reject First Citizens' Offer. If FNB rejects First Citizens' Offer, FNB may terminate this Agreement in accordance with the provisions hereof. For purposes of this Agreement, the term "First Citizens Price" shall mean either (i) the price per share of the last sale of First Citizens Common Shares or (ii) as to those trading days in which no sales of First Citizens Common Shares are made, the average of the bid and ask price for a First Citizens Common Share, all as reported on NASDAQ at the close of the trading days by the NASD. The term "Average First Citizens Price" shall mean the arithmetic mean of the First Citizens Prices for the twenty (20) trading days immediately preceding the fifth (5th) trading day prior to the consummation of the Merger (the "Valuation Period").

     8.02 Effect of Termination and Abandonment, Enforcement of Agreement. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, no party to this Agreement shall have any liability or further obligation to any other party hereunder except (i) as set forth in Section 9.01 and (ii) that termination will not relieve a breaching party from liability for any willful breach of this Agreement giving rise to such termination. Notwithstanding anything contained herein to the contrary, the parties hereto agree that irreparable damage will occur in the event that a party breaches any of its obligations, duties, covenants and agreements contained herein. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled by law or in equity.

                                   ARTICLE IX
                                 Miscellaneous

     9.01 Survival. No representations, warranties, agreements and covenants contained in this Agreement shall survive the Effective Time (other than Section
6.12 and this Article IX which shall survive the Effective Time) or the termination of this Agreement if this Agreement is terminated prior to the Effective Time (other than Sections 6.03(b), 6.04, 6.05(b), 8.02, and this
Article IX which shall survive such termination).

     9.02 Waiver; Amendment. Prior to the Effective Time, any provision of this Agreement may be (i) waived by the party benefited by the provision, or (ii) amended or modified at any time, by an agreement in writing between the parties hereto executed in the same manner as this Agreement, except that after the FNB Meeting, this Agreement may not be amended if it would violate the OGCL or the federal securities laws.

     9.03 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

     9.04 Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Ohio applicable to contracts made and to be performed entirely within such State (except to the extent that mandatory provisions of Federal law are applicable).

     9.05 Expenses. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, except that printing and mailing expenses shall be shared equally between FNB and First Citizens. All fees to be paid to Regulatory Authorities and the SEC in connection with the transactions contemplated by this Agreement shall be borne by First Citizens.

     9.06 Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

        If to FNB, to:

         FNB Financial Corporation
         60 West Main Street
         P.O. Box 151
         Shelby, OH 44875
         Attention: J. George Williams, Chairman

        With a copy to:

         Vorys, Sater, Seymour and Pease LLP
         52 East Gay Street
         Post Office Box 1008
         Columbus, Ohio 43216-1008
         Attention: John C. Vorys, Esq.

        If to First Citizens, to:

         First Citizens Banc Corp.
         100 East Water Street
         Sandusky, Ohio 44870
         Attention: David A. Voight, President
                 and Chief Executive Officer

        And to:

         First Citizens Banc Corp.
         100 East Water Street
         Sandusky, Ohio 44870
         Attention: James E. McGookey, Senior Vice President and General Counsel

        With a copy to:

         Squire, Sanders & Dempsey L.L.P.
         4900 Key Tower
         127 Public Square
         Cleveland, Ohio 44114-1304
         Attention: M. Patricia Oliver, Esq.

     9.07 Entire Understanding; No Third Party Beneficiaries. This Agreement and the Administrative Services Agreement and any other separate agreement entered into by the parties on even date herewith represent the entire understanding of the parties hereto with reference to the transactions contemplated hereby and thereby and this Agreement supersedes any and all other oral or written agreements heretofore made (other than such separate agreement). Except as set forth in Section 6.12, nothing in this Agreement, whether express or implied, is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     9.08 Interpretation; Effect. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     9.09 Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

             [REST OF THIS PAGE HAS BEEN LEFT INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

                                          FIRST CITIZENS BANC CORP.

                                          By /s/ David A. Voight
                                            ------------------------------------
                                            Name:  David A. Voight
                                            Title:   President and Chief
                                                     Executive Officer

                                          FNB FINANCIAL CORPORATION

                                          By /s/ J. George Williams
                                            ------------------------------------
                                             Name:  J. George Williams
                                            Title:   Chairman

                  EXHIBIT A - FORM OF FNB AFFILIATE AGREEMENT

                                          , 2004

First Citizens Banc Corp.
100 East Water Street
Sandusky, Ohio 44870

Ladies and Gentlemen:

     I have been advised that as of the date hereof I may be deemed to be an "affiliate" of FNB Financial Corporation ("FNB"), as that term is defined for purposes of Paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") promulgated under the Securities Act of 1933, as amended (the "Act").

     Pursuant to the terms of the Agreement and Plan of Merger by and between First Citizens Banc Corp. ("First Citizens") and FNB dated as of March 3, 2004 (the "Merger Agreement"), providing for the merger of FNB with and into First Citizens (the "Merger"), and as a result of the Merger, I may elect to receive shares of First Citizens common shares ("First Citizens Common Shares") in exchange for FNB common shares ("FNB Stock") owned by me at the Effective Time (as defined and determined pursuant to the Merger Agreement). This letter is being delivered pursuant to Section 6.07 of the Merger Agreement. I represent and warrant to First Citizens that in such event:

     A. I will not sell, assign or transfer the First Citizens Common Shares which I receive as aforesaid in violation of the Act or the Rules and Regulations.

     B. I have carefully read this letter and the Merger Agreement and have discussed their requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the First Citizens Common Shares, to the extent I feel necessary, with my counsel or counsel for FNB. I understand that First Citizens is relying on the representations I am making in this letter and I hereby agree to hold harmless and indemnify First Citizens and its officers and directors from and against any losses, claims, damages, expenses (including reasonable attorneys' fees), or liabilities ("Losses") to which First Citizens or any officer or director of First Citizens may become subject under the Act or otherwise as a result of the untruth, breach, or failure of such representations.

     C. I have been advised that the issuance of the First Citizens Common Shares issued to me pursuant to the Merger will have been registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that since I may be deemed to be an affiliate under the Rules and Regulations at the time the Merger was submitted for a vote of the shareholders of FNB, that the First Citizens Common Shares must be held by me indefinitely unless (i) my subsequent distribution of First Citizens Common Shares has been registered under the Act; (ii) a sale of the First Citizens Common Shares is made in conformity with the volume and other applicable limitations of a transaction permitted by Rule 145 promulgated by the Commission under the Act and as to which First Citizens has received satisfactory evidence of the compliance and conformity with said Rule, or (iii) a transaction in which, in the opinion of Squire, Sanders & Dempsey L.L.P. (or other counsel reasonably acceptable to First Citizens) or in accordance with a no-action letter from the Commission, some other exemption from registration is available with respect to any such proposed sale, transfer or other disposition of the First Citizens Common Shares.

     D. I also understand that stop transfer instructions will be given to First Citizens' transfer agent with respect to any First Citizens Common Shares which I receive in the Merger and that there will be placed on the certificates for such First Citizens Common Shares, a legend stating in substance:

        "The shares represented by this certificate have been issued or transferred to the registered holder as a result of a transaction to which Rule 145 under the Securities Act of 1933, as amended (the "Act"), applies. The shares represented by this certificate may not be sold, transferred or assigned, and the issuer shall not be required to give effect to any attempted sale, transfer or assignment, except pursuant to (i) an effective registration statement under the Act, (ii) a transaction permitted by Rule 145 and as to which the issuer has received reasonable and satisfactory evidence of compliance with the provisions of Rule 145, or (iii) a transaction in which, in the opinion of Squire, Sanders & Dempsey L.L.P. or other counsel satisfactory to the issuer or in accordance with a "no action" letter from the staff of the Securities and Exchange Commission, such shares are not required to be registered under the Act."

     It is understood and agreed that the legend set forth in Paragraph D above shall be removed and any stop order instructions with respect thereto shall be canceled upon receipt of advice from Squire, Sanders & Dempsey L.L.P. or other counsel satisfactory to First Citizens that such actions are appropriate under the then-existing circumstances.

                                          Very truly yours,

Date:           , 2004
                                          --------------------------------------
                                          (Name of Affiliate)

                                          Please print your name here:

                                          --------------------------------------

Accepted this           day of           , 2004

First Citizens Banc Corp.

By:
------------------------------------------------------
David A. Voight, President and Chief Executive Officer

                                   APPENDIX B

            DISSENTERS' RIGHTS UNDER SECTIONS 1701.84 AND 1701.85 OF
                             THE OHIO REVISED CODE

SEC. 1701.84 PERSONS ENTITLED TO RELIEF AS DISSENTING SHAREHOLDERS.

     The following are entitled to relief as dissenting shareholders under section 1701.85 of the Revised Code:

     (A) Shareholders of a domestic corporation that is being merged or consolidated into a surviving or new entity, domestic or foreign, pursuant to section 1701.78, 1701.781, 1701.79, 1701.791, or 1701.801 of the Revised Code;

     (B) In the case of a merger into a domestic corporation, shareholders of the surviving corporation who under section 1701.78 or 1701.781 of the Revised Code are entitled to vote on the adoption of an agreement of merger, but only as to the shares so entitling them to vote;

     (C) Shareholders, other than the parent corporation, of a domestic subsidiary corporation that is being merged into the domestic or foreign parent corporation pursuant to section 1701.80 of the Revised Code;

     (D) In the case of a combination or a majority share acquisition, shareholders of the acquiring corporation who under section 1701.83 of the Revised Code are entitled to vote on such transaction, but only as to the shares so entitling them to vote;

     (E) Shareholders of a domestic subsidiary corporation into which one or more domestic or foreign corporations are being merged pursuant to section 1701.801 of the Revised Code.

SEC. 1701.85 DISSENTING SHAREHOLDER'S DEMAND FOR FAIR CASH VALUE OF SHARES.

     (A)(1) A shareholder of a domestic corporation is entitled to relief as a dissenting shareholder in respect of the proposals described in sections 1701.74, 1701.76, and 1701.84 of the Revised Code, only in compliance with this section.

     (2) If the proposal must be submitted to the shareholders of the corporation involved, the dissenting shareholder shall be a record holder of the shares of the corporation as to which he seeks relief as of the date fixed for the determination of shareholders entitled to notice of a meeting of the shareholders at which the proposal is to be submitted, and such shares shall not have been voted in favor of the proposal. Not later than ten days after the date on which the vote on the proposal was taken at the meeting of the shareholders, the dissenting shareholder shall deliver to the corporation a written demand for payment to him of the fair cash value of the shares as to which he seeks relief, which demand shall state his address, the number and class of such shares, and the amount claimed by him as the fair cash value of the shares.

     (3) The dissenting shareholder entitled to relief under division (C) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.80 of the Revised Code and a dissenting shareholder entitled to relief under division (E) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.801 of the Revised Code shall be a record holder of the shares of the corporation as to which he seeks relief as of the date on which the agreement of merger was adopted by the directors of that corporation. Within twenty days after he has been sent the notice provided in section 1701.80 or 1701.801 of the Revised Code, the dissenting shareholder shall deliver to the corporation a written demand for payment with the same information as that provided for in division (A)(2) of this section.

     (4) In the case of a merger or consolidation, a demand served on the constituent corporation involved constitutes service on the surviving or the new entity, whether the demand is served before, on, or after the effective date of the merger or consolidation.

     (5) If the corporation sends to the dissenting shareholder, at the address specified in his demand, a request for the certificates representing the shares as to which he seeks relief, the dissenting shareholder, within fifteen days from the date of the sending of such request, shall deliver to the corporation the certificates requested so that the corporation may forthwith endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. The corporation promptly shall return such endorsed certificates to the dissenting shareholder. A dissenting shareholder's failure to deliver such certificates terminates his rights as a dissenting shareholder, at the option of the corporation, exercised by written notice sent to the dissenting shareholder within twenty days after the lapse of the fifteen-day period, unless a court for good cause shown otherwise directs. If shares represented by a certificate on which such a legend has been endorsed are transferred, each new certificate issued for them shall bear a similar legend, together with the name of the original dissenting holder of such shares. Upon receiving a demand for payment from a dissenting shareholder who is the record holder of uncertificated securities, the corporation shall make an appropriate notation of the demand for payment in its shareholder records. If uncertificated shares for which payment has been demanded are to be transferred, any new certificate issued for the shares shall bear the legend required for certificated securities as provided in this paragraph. A transferee of the shares so endorsed, or of uncertificated securities where such notation has been made, acquires only such rights in the corporation as the original dissenting holder of such shares had immediately after the service of a demand for payment of the fair cash value of the shares. A request under this paragraph by the corporation is not an admission by the corporation that the shareholder is entitled to relief under this section.

     (B) Unless the corporation and the dissenting shareholder have come to an agreement on the fair cash value per share of the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder or the corporation, which in case of a merger or consolidation may be the surviving or new entity, within three months after the service of the demand by the dissenting shareholder, may file a complaint in the court of common pleas of the county in which the principal office of the corporation that issued the shares is located or was located when the proposal was adopted by the shareholders of the corporation, or, if the proposal was not required to be submitted to the shareholders, was approved by the directors. Other dissenting shareholders, within that three-month period, may join as plaintiffs or may be joined as defendants in any such proceeding, and any two or more such proceedings may be consolidated. The complaint shall contain a brief statement of the facts, including the vote and the facts entitling the dissenting shareholder to the relief demanded. No answer to such a complaint is required. Upon the filing of such a complaint, the court, on motion of the petitioner, shall enter an order fixing a date for a hearing on the complaint and requiring that a copy of the complaint and a notice of the filing and of the date for hearing be given to the respondent or defendant in the manner in which summons is required to be served or substituted service is required to be made in other cases. On the day fixed for the hearing on the complaint or any adjournment of it, the court shall determine from the complaint and from such evidence as is submitted by either party whether the dissenting shareholder is entitled to be paid the fair cash value of any shares and, if so, the number and class of such shares. If the court finds that the dissenting shareholder is so entitled, the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. The appraisers have such power and authority as is specified in the order of their appointment. The court thereupon shall make a finding as to the fair cash value of a share and shall render judgment against the corporation for the payment of it, with interest at such rate and from such date as the court considers equitable. The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable. The proceeding is a special proceeding and final orders in it may be vacated, modified, or reversed on appeal pursuant to the Rules of Appellate Procedure and, to the extent not in conflict with those rules, Chapter 2505 of the Revised Code. If, during the pendency of any proceeding instituted under this section, a suit or proceeding is or has been instituted to enjoin or otherwise to prevent the carrying out of the action as to which the shareholder has dissented, the proceeding instituted under this section shall be stayed until the final determination of the other suit or proceeding. Unless any provision in division
(D) of this section is applicable, the fair cash value of the shares that is agreed upon by the parties or fixed under this section shall be paid within thirty days after the date of final determination of such value under this division, the effective date of the amendment to the articles, or the consummation of the other action involved, whichever occurs last. Upon the occurrence of the last such event, payment shall be made immediately to a holder of uncertificated securities entitled to such payment. In the case of holders of shares represented by certificates, payment shall be made only upon and simultaneously with the surrender to the corporation of the certificates representing the shares for which the payment is made.

     (C) If the proposal was required to be submitted to the shareholders of the corporation, fair cash value as to those shareholders shall be determined as of the day prior to the day on which the vote by the shareholders was taken and, in the case of a merger pursuant to section 1701.80 or 1701.801 of the Revised Code, fair cash value as to shareholders of a constituent subsidiary corporation shall be determined as of the day before the adoption of the agreement of merger by the directors of the particular subsidiary corporation. The fair cash value of a share for the purposes of this section is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay, but in no event shall the fair cash value of a share exceed the amount specified in the demand of the particular shareholder. In computing such fair cash value, any appreciation or depreciation in market value resulting from the proposal submitted to the directors or to the shareholders shall be excluded.

     (D)(1) The right and obligation of a dissenting shareholder to receive such fair cash value and to sell such shares as to which he seeks relief, and the right and obligation of the corporation to purchase such shares and to pay the fair cash value of them terminates if any of the following applies:

          (a) The dissenting shareholder has not complied with this section, unless the corporation by its directors waives such failure;

          (b) The corporation abandons the action involved or is finally enjoined or prevented from carrying it out, or the shareholders rescind their adoption of the action involved;

          (c) The dissenting shareholder withdraws his demand, with the consent of the corporation by its directors;

          (d) The corporation and the dissenting shareholder have not come to an agreement as to the fair cash value per share, and neither the shareholder nor the corporation has filed or joined in a complaint under division (B) of this section within the period provided in that division.

     (2) For purposes of division (D)(1) of this section, if the merger or consolidation has become effective and the surviving or new entity is not a corporation, action required to be taken by the directors of the corporation shall be taken by the general partners of a surviving or new partnership or the comparable representatives of any other surviving or new entity.

     (E) From the time of the dissenting shareholder's giving of the demand until either the termination of the rights and obligations arising from it or the purchase of the shares by the corporation, all other rights accruing from such shares, including voting and dividend or distribution rights, are suspended. If during the suspension, any dividend or distribution is paid in money upon shares of such class or any dividend, distribution, or interest is paid in money upon any securities issued in extinguishment of or in substitution for such shares, an amount equal to the dividend, distribution, or interest which, except for the suspension, would have been payable upon such shares or securities, shall be paid to the holder of record as a credit upon the fair cash value of the shares. If the right to receive fair cash value is terminated other than by the purchase of the shares by the corporation, all rights of the holder shall be restored and all distributions which, except for the suspension, would have been made shall be made to the holder of record of the shares at the time of termination.

                                   APPENDIX C

           FAIRNESS OPINION OF FRIEDMAN, BILLINGS, RAMSEY & CO., INC.


                                 AUGUST 4, 2004



BOARD OF DIRECTORS


FNB FINANCIAL CORPORATION


60 WEST MAIN STREET


SHELBY, OH 44875



Dear Members of the Board:



     You have requested that Friedman, Billings, Ramsey & Co., Inc. ("FBR") provide you with its opinion as to the fairness, from a financial point of view, to the holders of common stock ("Shareholders") of FNB Financial Corporation ("FNB Financial" or the "Company") of the Consideration (as hereinafter defined) to be paid pursuant to the Agreement and Plan of Merger by and between FNB Financial and First Citizens Banc Corp. ("First Citizens"), dated March 3, 2004 (the "Agreement"), pursuant to which First Citizens will acquire FNB Financial in a merger transaction (the "Merger"). The Agreement provides, among other things, that each issued and outstanding share of common stock of FNB Financial shall be converted into the right to receive from First Citizens $72.00 in cash or 2.62 shares of common stock (the "Consideration"), subject to certain terms and conditions. The Agreement will be considered at a meeting of the Shareholders of FNB Financial. The terms of the Merger are more fully set forth in the Agreement.



     We have acted as FNB Financial's financial advisor in connection with, and have participated in certain negotiations leading to, the execution of the Agreement. In connection with rendering our opinion set forth herein, we have among other things:



1. Reviewed FNB Financial's Annual Report to Shareholders for each of the years ended December 31, 2003 and December 31, 2002, including the audited consolidated financial statements contained therein, and FNB Financial's Quarterly FDIC Call Report for the quarter ended March 31, 2004;



2. Reviewed First Citizens' Annual Report to Shareholders and Annual Report on Form 10-K for each of the years ended December 31, 2003 and December 31, 2002, including the audited consolidated financial statements contained therein, and First Citizens' Quarterly Report on Form 10-Q for the quarter ended March 31, 2004;



3. Reviewed certain other public and non-public information, primarily financial in nature, relating to the respective businesses, earnings, assets and prospects of FNB Financial and First Citizens provided to FBR or that was publicly available;



4. Participated in meetings and telephone conferences with members of senior management of FNB Financial and First Citizens concerning the financial condition, business, assets, financial forecasts and prospects of the respective companies, as well as other matters FBR believed relevant to its inquiry;



5. Reviewed certain stock market information for FNB Financial common stock and First Citizens common stock and compared it with similar information for certain companies, the securities of which are publicly traded;



6. Compared the results of operations and financial condition of FNB Financial and First Citizens with that of certain companies that FBR deemed to be relevant for purposes of its opinion;



7. Reviewed the financial terms, to the extent publicly available, of certain acquisition transactions that FBR deemed to be relevant for purposes of its opinion;



8. Reviewed the merger agreement and certain related documents; and



9. Performed such other reviews and analyses as FBR deemed appropriate.

                                                              Board of Directors


                                                       FNB Financial Corporation


                                                                  August 4, 2004


                                                                         Page  2



     In rendering this opinion, FBR did not assume responsibility for independently verifying, and did not independently verify, any financial or other information concerning FNB Financial and/or First Citizens furnished to it by FNB Financial or First Citizens, or the publicly-available financial and other information regarding FNB Financial, First Citizens and other financial services organizations. FBR has assumed that all such information is accurate and complete and has no reason to believe otherwise. FBR has further relied on the assurances of management of FNB Financial and First Citizens that they are not aware of any facts that would make such financial or other information relating to such entities inaccurate or misleading. With respect to financial forecasts used in our analysis, we have assumed that such forecasts have been reasonably prepared by management of FNB Financial and First Citizens, as the case may be, on a good faith basis reflecting the best currently available estimates and judgments of the management of FNB Financial and First Citizens as to the future performance of FNB Financial, First Citizens and FNB Financial and First Citizens combined, as the case may be. FBR has assumed that there has been no undisclosed material change in FNB Financial's assets, financial condition, results of operations, business or prospects since March 31, 2004. FBR did not undertake an independent appraisal of the assets or liabilities of FNB Financial. FBR is not an expert in the evaluation of allowances for loan losses, was not requested to and did not independently review such allowances, and was not requested to and did not independently review any individual credit files of FNB Financial or First Citizens. FBR's conclusions and opinion are necessarily based upon economic, market and other conditions and the information made available to FBR as of the date of this opinion. FBR expresses no opinion on matters of a legal, regulatory, tax or accounting nature related to the Merger. Moreover, we express no opinion as to the fairness of any term or aspect of the Merger and related transactions other than the fairness of the Consideration.



     FBR, as part of its investment banking business, is customarily engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.



     FBR has acted as financial advisor to FNB Financial in connection with the Merger and will receive a fee for services rendered, a significant portion of which is contingent upon the consummation of the Merger. In the ordinary course of FBR's business, it may effect transactions in the securities of FNB Financial or First Citizens for its own account and/or for the accounts of its customers and, accordingly, may at any time hold long or short positions in such securities. From time to time, principals and/or employees of FBR may also have positions in such securities. As a part of FBR's investment banking business, FBR may solicit separate business from the surviving entity in this transaction.



     This letter is for the information of the Board of Directors of FNB Financial and may not be relied upon by any other person or used for any other purpose, reproduced, disseminated, quoted from or referred to without FBR's prior written consent; provided, however, this letter may be referred to and reproduced in its entirety in proxy materials sent to the Shareholders in connection with the solicitation of approval for the Merger.



     Based upon and subject to the foregoing, as well as any such other matters as we consider relevant, it is FBR's opinion, as of the date hereof, that the Consideration is fair, from a financial point of view, to the Shareholders of FNB Financial.


                                     Very truly yours,

                                     /s/ FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

                                     FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

                                   APPENDIX D

                   FIRST CITIZENS' ANNUAL REPORT ON FORM 10-K
                      FOR THE YEAR ENDED DECEMBER 31, 2003

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                   FORM 10-K

(Mark One)
   [X]     ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
           SECURITIES EXCHANGE ACT OF 1934

           FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003

                                  OR
   [ ]     TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
           SECURITIES EXCHANGE ACT OF 1934

           FOR THE TRANSITION PERIOD FROM          TO


                         COMMISSION FILE NUMBER 0-25980
                             ---------------------

                            FIRST CITIZENS BANC CORP
             (Exact name of registrant as specified in its charter)

                     OHIO                                        34-1558688
       (State or other jurisdiction of                         (IRS Employer
        incorporation or organization)                      Identification No.)
            100 EAST WATER STREET,
                SANDUSKY, OHIO                                     44870
   (Address of principal executive offices)                      (Zip Code)

               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE
                                 (419) 625-4121

          SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:
                                      NONE

          SECURITIES REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                           COMMON STOCK, NO PAR VALUE
             ------------------------------------------------------
                                (Title of Class)

     Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such
filing requirements for the past 90 days.  Yes [X]     No [ ]

     Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K (Section 229.405 of this chapter) is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [X]

     Indicate by check mark whether the registrant is an accelerated filer (as
defined in Rule 12b-2 of the Act).  Yes [X]     No [ ]

     The aggregate market value of the voting stock held by nonaffiliates of the registrant based upon the closing market price as of June 30, 2003 was $107,478,238.

     As of January 31, 2004, there were 5,033,203 shares of no par value common shares issued and outstanding.

                      DOCUMENTS INCORPORATED BY REFERENCE

     Portions of the Registrants Annual Report to Shareholders for fiscal year ended December 31, 2003 are incorporated by reference into Parts I, II and IV of this Form 10-K. Portions of the registrant's Proxy Statement, dated to be filed pursuant to Regulation 14A of the Securities Exchange Act prior to April 29, 2004, are incorporated by reference into Part III of this Form 10-K.

                                     INDEX


                                    PART I
Item 1.     Business....................................................    1
Item 2.     Properties..................................................   13
Item 3.     Legal Proceedings...........................................   13
Item 4.     Submission of Matters to a Vote of Security Holders.........   13

                                   PART II
Item 5.     Market for Registrant's Common Equity, Related Shareholder
            Matters and Issuer Purchases of Equity Securities...........   13
Item 6.     Selected Financial Data.....................................   13
Item 7.     Management's Discussion and Analysis of Financial Condition
            and Results of Operation....................................   13
Item
  7(a)      Quantitative and Qualitative Disclosures About Market
            Risk........................................................   13
Item 8.     Financial Statements and Supplementary Data.................   14
Item 9.     Changes in and Disagreements with Accountants on Accounting
            and Financial Disclosure....................................   14
Item
  9(a)      Controls and Procedures.....................................   14
Item
  9(b)      Changes in Internal Control over Financial Reporting........   14

                                   PART III
Item 10.    Directors and Executive Officers of the Registrant..........   15
Item 11.    Executive Compensation......................................   15
Item 12.    Security Ownership of Certain Beneficial Owners and
            Management..................................................   15
Item 13.    Certain Relationships and Related Transactions..............   15
Item 14.    Principal Accounting Fees and Services......................   15

                                   PART IV
Item 15.    Exhibits, Financial Statement Schedules, and Reports on Form
            8-K.........................................................   15
Signatures..............................................................   17
Certifications..........................................................

                                     PART I

ITEM 1.  BUSINESS

(a)  GENERAL DEVELOPMENT OF BUSINESS

     First Citizens Banc Corp (FCBC) was organized under the laws of the State of Ohio on February 19, 1987 and is a registered financial holding company under the Gramm-Leach-Bliley Act of 2000, as amended. The Corporation's office is located at 100 East Water Street, Sandusky, Ohio. The Corporation had total consolidated assets of $636,423 at December 31, 2003. FCBC and its subsidiaries are referred to together as the Corporation.

     THE CITIZENS BANKING COMPANY (Citizens), owned by the Corporation since 1987, opened for business in 1884 as The Citizens National Bank. In 1898, Citizens was reorganized under Ohio banking law and was known as The Citizens Bank and Trust Company. In 1908, Citizens surrendered its trust charter and began operation under its current name. Citizens is an insured bank under the Federal Deposit Insurance Act. Citizens maintains its main office at 100 East Water Street, Sandusky, Ohio and operates three branch banking offices in Perkins Township (Sandusky, Ohio), three branch banking offices in Norwalk, Ohio, one branch banking office in Berlin Heights, Ohio, one branch banking office in Huron, Ohio, one branch banking office in Castalia, Ohio, and one Loan Production office in Port Clinton, Ohio. As part of the acquisition, which was completed in April 2002, of Independent Community Banc Corp. (ICBC) and its subsidiary, The Citizens National Bank of Norwalk, which was merged into Citizens in 2002, Citizens now provides trust services. This subsidiary accounts for 77.8% of the Corporation's consolidated assets at December 31, 2003.

     THE FARMERS STATE BANK(Farmers), acquired by the Corporation in 1998, was organized and chartered under the laws of the State of Ohio in 1916. Farmers is an insured bank under the Federal Deposit Insurance Act. Farmers maintains its main office at 102 South Kibler Street, New Washington, Ohio and operates branch offices in Crestline, Ohio, Willard, Ohio and the Ohio Villages of Chatfield, Tiro, Richwood and Green Camp. Farmers also has a loan production office in Marion, Ohio. Farmers accounts for 19.4% of the Corporation's consolidated assets at December 31, 2003.

     SCC RESOURCES INC. (SCC) is organized under the laws of the State of Ohio. Begun as a joint venture of three local Sandusky, Ohio banks in 1966, SCC provides item-processing services for financial institutions, including the Banks, and other nonrelated entities. The Corporation acquired total ownership of SCC in February 1993. On June 19, 1999, SCC entered into an agreement with Jack Henry & Associates, Inc. (JHA) to sell all of their contracts for providing data processing services to community banks. JHA agreed to pay SCC a fee based upon annual net revenue under a new JHA contract for each bank that signed a five-year contract with JHA by January 31, 2000. This subsidiary accounts for less than one percent of the Corporation's consolidated assets as of December 31, 2003.

     R.A. REYNOLDS APPRAISAL SERVICE, INC. (Reynolds), owned by the Corporation since 1993, was organized under the laws of the State of Ohio in September 1993. Reynolds provides real estate appraisal services, for lending purposes, to the Banks and to other financial institutions. Reynolds accounts for less than one percent of the Corporation's consolidated assets as of December 31, 2003.

     MR. MONEY FINANCE COMPANY (Mr. Money) was formed in year 2000 under the laws of the State of Ohio, to provide consumer-lending products to customers who may not qualify for conventional commercial bank lending products. Mr. Money has its main office in Sandusky, Ohio and an office in Mansfield, Ohio. Loans for Mr. Money come from direct consumer lending to customers and loans from third party home improvement vendors. Mr. Money accounts for 2.3% of the Corporation's consolidated assets as of December 31, 2003.

     FIRST CITIZENS TITLE INSURANCE AGENCY INC. (Title Agency) was formed in 2001 to provide customers with a seamless mortgage product with improved service. Assets of the Title Agency are not significant as of December 31, 2003.

     FIRST CITIZENS INSURANCE AGENCY INC. (Insurance Agency) was also formed in 2001 to allow the Corporation to participate in commission revenue generated through its third party insurance agreement. Assets of the Insurance Agency are not significant as of December 31, 2003.

     WATER STREET PROPERTIES (Water St.) was formed to hold properties repossessed by FCBC subsidiaries. Assets of Water St. are not significant as of December 31, 2003.

(b)  FINANCIAL INFORMATION ABOUT INDUSTRY SEGMENTS

     FCBC is a financial holding company. Through the two subsidiary banks, the Corporation is primarily engaged in the business of commercial banking, which accounts for substantially all of its revenue, operating income and assets. Financial information regarding the Corporation is included herein under Item 8 of this Form 10-K and statistical information regarding the Corporation is located under Item 1 of this Form 10-K, and each is incorporated into this Section by reference.

(c)  NARRATIVE DESCRIPTION OF BUSINESS

     GENERAL

     The Corporation's primary business is incidental to the two subsidiary banks. Citizens and Farmers, located in Erie, Crawford, Huron, Union, Marion, Richland, and Ottawa Counties, Ohio, conduct a general banking business that involves collecting customer deposits, making loans and purchasing securities. With the acquisition of ICBC and its subsidiary bank, which was merged with and into Citizens, Citizens now provides trust services.

     Interest and fees on loans accounted for 68% of total revenue for 2003, 69% of total revenue for 2002, and 70% of total revenue in 2001. The primary focus of lending was real estate mortgages, but has now moved towards commercial loan products. Residential real estate mortgages comprised 44% of the total loan portfolio in 2003, 50% of the total loan portfolio in 2002, and 61% of the total loan portfolio in 2001. Commercial and agricultural loans comprised 11% of the total loan portfolio in both 2003 and 2002, and 8% in 2001, while commercial real estate loans comprised 34% in 2003, 28% in 2002, and 21% in 2001. Citizens' and Farmers' loan portfolios do not include any foreign-based loans, loans to lesser-developed countries or loans to FCBC.

     On a parent company only basis, FCBC's primary source of funds is the receipt of dividends paid by its subsidiaries, principally the Banks. The ability of the Banks to pay dividends is subject to limitations under various laws and regulations and to prudent and sound banking principles. Generally, subject to certain minimum capital requirements, each Bank may declare a dividend without the approval of the State of Ohio Division of Financial Institutions unless the total of the dividends in a calendar year exceeds the total net profits of the bank for the year combined with the retained profits of the bank for the two preceding years. Earnings have been sufficient to support asset growth at the Banks and at the same time provide funds to FCBC for shareholder dividends.

     The Corporation's business is not seasonal, nor is it dependent on a single or small group of customers.

     In the opinion of management, the Corporation does not have exposure to material costs associated with environmental hazardous waste cleanup.

     COMPETITION

     The primary market area for Citizens and Farmers is Erie, Huron and Crawford counties. A secondary market includes portions of Union, Marion, Richland, and Ottawa counties. Citizens and Farmers were operated as independent commercial banks in their respective market area. Traditional financial service competition for the Banks consists of large regional financial institutions, community banks, thrifts and credit unions operating within the Corporation's market area. A growing nontraditional source of competition for loan and deposit dollars comes from captive auto finance companies, mortgage banking companies, internet banks, brokerage companies, insurance companies and direct mutual funds.

     EMPLOYEES

     FCBC has no employees. The subsidiary companies employ approximately 263 full-time equivalent employees to whom a variety of benefits are provided. FCBC and its subsidiaries are not parties to any collective bargaining agreements. Management considers its relationship with its employees to be good.

     SUPERVISION AND REGULATION

     The Bank Holding Company Act. As a bank holding company, FCBC is subject to regulation under the Bank Holding Company Act of 1956, as amended (the BHCA) and the examination and reporting requirements of the Board of Governors of the Federal Reserve System (Federal Reserve Board). Under the BHCA, FCBC is subject to periodic examination by the Federal Reserve Board and required to file periodic reports regarding its operations and any additional information that the Federal Reserve Board may require.

     The BHCA generally limits the activities of a bank holding company to banking, managing or controlling banks, furnishing services to or performing services for its subsidiaries and engaging in any other activities that the Federal Reserve Board has determined to be so closely related to banking or to managing or controlling banks as to be a proper incident to those activities. In addition, the BHCA requires every bank holding company to obtain the approval of the Federal Reserve Board prior to acquiring substantially all the assets of any bank, acquiring direct or indirect ownership or control of more than 5% of the voting shares of a bank or merging or consolidating with another bank holding company.

     Privacy Provisions of GLB Act. Under the GLB act, federal banking regulators adopted rules that limit the ability of banks and other financial institutions to disclose non-public information about consumers to non-affiliated third parties. These rules contain extensive provisions on a customer's right to privacy of non-public personal information. Except in certain cases, an institution may not provide personal information to unaffiliated third parties unless the institution discloses that such information may be disclosed and the customer is given the opportunity to opt out of such disclosure. The privacy provisions of the GLB Act affect how consumer information is conveyed to outside vendors. FCBC and its subsidiaries are also subject to certain state laws that deal with the use and distribution of non-public personal information.

     Interstate Banking and Branching. Prior to enactment of the Interstate Banking and Branch Efficiency Act of 1995, neither FCBC nor its subsidiaries could acquire banks outside Ohio, unless the laws of the state in which the target bank was located specifically authorized the transaction. The Interstate Banking and Branch Efficiency Act has eased restrictions on interstate expansion and consolidation of banking operations by, among other things: (i) permitting interstate bank acquisitions regardless of host state laws, (ii) permitting interstate merger of banks unless specific states have opted out of this provision and (iii) permitting banks to establish new branches outside the state provided the law of the host state specifically allows interstate bank branching.

     Federal Deposit Insurance Corporation (FDIC). The FDIC is an independent federal agency which insures the deposits of federally-insured banks and savings associations up to certain prescribed limits and safeguards the safety and soundness of financial institutions. The deposits of FCBC's bank subsidiaries are subject to the deposit insurance assessments of the Bank insurance Fund of the FDIC. Under the FDIC's deposit insurance assessment system, the assessment rate for any insured institution may vary according to regulatory capital levels of the institution and other factors such as supervisory evaluations.

     The FDIC is authorized to prohibit any insured institution from engaging in any activity that poses a serious threat to the insurance fund and may initiate enforcement actions against banks, after first giving the institution's primary regulatory authority an opportunity to take such action. The FDIC may also terminate the deposit insurance of any institution that has engaged in or is engaging in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, order or condition imposed by the FDIC.

     Capital Guidelines. The Federal Reserve Board has adopted risk-based capital guidelines to evaluate the adequacy of capital of bank holding companies and state member banks. The guidelines involve a process of assigning various risk weights to different classes of assets, then evaluating the sum of the risk-weighted balance sheet structure against the holding company's capital base. Failure to meet capital guidelines could subject a banking institution to various penalties, including termination of FDIC deposit insurance. Both FCBC and its subsidiary Banks had risk-based capital ratios above "well capitalized" requirements at December 31, 2003.

     Community Reinvestment Act. The Community Reinvestment Act requires depository institutions to assist in meeting the credit needs of their market areas, including low and moderate-income areas, consistent with safe and sound banking practice. Under this Act, each institution is required to adopt a statement for each of its marketing areas describing the depositary institution's efforts to assist in its community's credit needs. Depositary institutions are periodically examined for compliance and assigned ratings. Banking regulators consider these ratings when considering approval of a proposed transaction by an institution.

     USA Patriot Act of 2001. Further regulations may arise from the events of September 11, 2001, such as the USA Patriot Act of 2001 which grants law enforcement officials greater powers over financial institutions to combat money laundering and terrorist access to the financial system in our country. The USA Patriot Act requires that the Corporation, upon request from the appropriate federal banking agency, provide records related to anti-money laundering, perform due diligence for private banking and correspondent accounts, establish standards for verifying customer identity and perform other related duties.

     Sarbanes-Oxley Act of 2002. The Sarbanes-Oxley Act of 2002 contains important new requirements for public companies in the area of financial disclosure and corporate governance. In accordance with section 302(a) of the Sarbanes-Oxley Act, written certifications by FCBC's Chief Executive Officer and Chief Financial Officer are required. These certifications attest that FCBC's quarterly and annual reports filed with the SEC do not contain any untrue statement of a material fact. See Item 9(a) "Controls and Procedures" of this form 10-K for FCBC's evaluation of its disclosure controls and procedures.

REGULATION OF BANK SUBSIDIARIES

     In addition to regulation of FCBC, FCBC's banking subsidiaries are subject to federal regulation regarding such matters as reserves, limitations on the nature and amount of loans and investments, issuance or retirement of their own securities, limitations on the payment of dividends and other aspects of banking operations.

     As Ohio chartered banks, both of FCBC's banking subsidiaries, Citizens and Farmers, are supervised and regulated by the State of Ohio Department of Commerce, Division of Financial Institutions. In addition, Citizens is a member of the Federal Reserve System. Both banks are subject to periodic examinations by the State of Ohio Department of Commerce, Division of Financial Institutions and Citizens is additionally subject to periodic examinations by the Federal Reserve Board. These examinations are designed primarily for the protection of the depositors of the banks and not for their shareholders. In addition, Mr. Money is supervised and regulated by, and is subject to periodic examinations by, the State of Ohio Department of Commerce, Division of Financial Institutions.

     The deposits of Citizens and Farmers are insured by the Bank Insurance Fund of the FDIC, and both entities are subject to the Federal Deposit Insurance Act. Farmers is subject to periodic examinations by the FDIC. Pursuant to the Financial Institutions Reform, Recovery and Enforcement Act of 1989, a subsidiary of a financial holding company may be required to reimburse the FDIC for any loss incurred due to the default of another FDIC insured subsidiary of the financial holding company or for FDIC assistance provided to such a subsidiary in danger of default. "Default" means generally the appointment of a conservator or receiver. "In danger of default" means generally the existence of certain conditions indicating that a default is likely to occur in the absence.

EFFECTS OF GOVERNMENT MONETARY POLICY

     The earnings of the Banks are affected by general and local economic conditions and by the policies of various governmental regulatory authorities. In particular, the Federal Reserve Board regulates money and credit conditions and interest rates to influence general economic conditions, primarily through open market acquisitions or dispositions of United States Government securities, varying the discount rate on member bank borrowings and setting reserve requirements against member and nonmember bank deposits. Federal Reserve Board monetary policies have had a significant effect on the interest income and interest expense of commercial banks, including the Banks, and are expected to continue to do so in the future.

FUTURE REGULATORY UNCERTAINTY

     Federal regulation of financial institutions changes regularly and is the subject of constant legislative debate. As a result, FCBC cannot forecast how federal regulation of financial institutions may change in the future or the impact that any such regulatory changes would have on the financial condition or results of operations of FCBC or any of its subsidiaries.

(d)  FINANCIAL INFORMATION ABOUT FOREIGN AND DOMESTIC OPERATIONS AND EXPORT
     SALES

     The Corporation does not have any offices located in a foreign country, nor do they have any foreign assets, liabilities, or related income and expense for the years presented.

(e)  AVAILABLE INFORMATION

     FCBC's Internet address is www.fcza.com The Corporation will provide a copy of FCBC's annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act to shareholders upon request. Materials that FCBC files with the SEC may be read and copied at the SEC's Public Reference Room at 450 Fifth Street, NW, Washington, D.C. 20459. This information may also be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at www.sec.gov.

STATISTICAL INFORMATION

     The following section contains certain financial disclosures related to the Registrant as required under the Securities and Exchange Commission's Industry Guide 3, "Statistical Disclosures by Bank Holding Companies", or a specific reference as to the location of the required disclosures in the Registrant's 2003 Annual Report to Shareholders, portions of which are incorporated in this Form 10-K by reference.

I. DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY, INTEREST RATES AND INTEREST DIFFERENTIAL

     Average balance sheet information and the related analysis of net interest income for the years ended December 31, 2003, 2002 and 2001 is included on pages 14 through 16 -- "Distribution of Assets, Liabilities and Shareholders' Equity, Interest Rates and Interest Differential" and "Changes in Interest Income and Interest Expense Resulting from Changes in Volume and Changes in Rates", within Management's Discussion and Analysis of Financial Condition and Results of Operations of the Registrant's 2003 Annual Report to Shareholders and is incorporated into this Item I by reference.

II.  INVESTMENT PORTFOLIO

     The following table sets forth the carrying amount of securities at December 31.

                                                         2003       2002       2001
                                                       --------   --------   --------
                                                           (DOLLARS IN THOUSANDS)
                                                       ------------------------------
AVAILABLE FOR SALE (1)
U.S. Treasury securities and obligations of U.S.
  Government corporations and agencies...............  $ 64,333   $102,780   $ 55,362
Corporate bonds......................................     1,030      2,475      4,618
Obligations of states and political subdivisions.....    35,036     41,458     38,551
Mortgage-backed securities...........................     8,426      7,803      9,243
                                                       --------   --------   --------
  Total debt securities..............................   108,825    154,516    107,774
Equity securities....................................       683        652        456
                                                       --------   --------   --------
  Total..............................................  $109,508   $155,168   $108,230
                                                       ========   ========   ========
HELD TO MATURITY (1)
Obligations of states and political subdivisions.....  $     --   $     --   $     78
Mortgage-backed securities...........................        14         42         61
                                                       --------   --------   --------
  Total..............................................  $     14   $     42   $    139
                                                       ========   ========   ========

---------------

(1) The Corporation has no securities of an "issuer" where the aggregate carrying value of such securities exceeded ten percent of shareholders' equity.

     The following tables set forth the maturities of securities at December 31, 2003 and the weighted average yields of such securities. Maturities are reported based on stated maturities and do not reflect principal prepayment assumptions.

                                                              MATURING
                               ----------------------------------------------------------------------
                                                    AFTER ONE        AFTER FIVE
                                                   BUT WITHIN        BUT WITHIN
                               WITHIN ONE YEAR     FIVE YEARS         TEN YEARS      AFTER TEN YEARS
                               ---------------   ---------------   ---------------   ----------------
                               AMOUNT    YIELD   AMOUNT    YIELD   AMOUNT    YIELD   AMOUNT    YIELD
                               -------   -----   -------   -----   -------   -----   -------   ------
                                                       (DOLLARS IN THOUSANDS)
AVAILABLE FOR SALE (2)
U.S. Treasury securities and
  obligations of U.S.
  government corporations and
  agencies...................  $52,972   3.17%   $11,361   3.44%   $    --     --%   $   --       --%
Obligations of states and
  political subdivisions
  (1)........................    9,309   3.95     19,995   4.20      4,425   3.87     1,307     3.80
Corporate bonds..............      501   7.41        529   2.00         --     --        --       --
Mortgage-backed securities...      125   4.63      1,896   5.16      6,405   3.75
Equity securities............       --     --         --     --         --     --       683       --
                               -------           -------           -------           ------
     Total...................  $62,907   3.32%   $33,781   3.96%   $10,830   3.80%   $1,990     2.50%
                               =======           =======           =======           ======
HELD TO MATURITY
Mortgage-backed securities...  $    --     --    $    14   6.84%   $    --     --    $   --       --
                               =======           =======           =======           ======

---------------

(1) Weighted average yields on nontaxable obligations have been computed based on actual yields stated on the security.

(2) The weighted average yield has been computed using the historical amortized cost for available-for-sale securities.

III. LOAN PORTFOLIO

     TYPES OF LOANS

     The amounts of gross loans outstanding at December 31 are shown in the following table according to types of loans.

                                            2003       2002       2001       2000       1999
                                          --------   --------   --------   --------   --------
                                                         (DOLLARS IN THOUSANDS)
                                          ----------------------------------------------------
Commercial and agricultural.............  $ 51,146   $ 46,495   $ 26,708   $ 26,416   $ 26,077
Commercial real estate..................   158,125    116,674     70,616     60,546     48,301
Residential real estate.................   205,635    210,931    204,496    217,344    178,876
Real estate construction................    22,708     13,179      9,402      9,684      4,482
Consumer................................    24,765     30,278     23,100     29,509     28,106
Leases..................................     2,293      1,302        435        590        392
Credit card and other...................     4,977      3,700      2,315      2,979      3,576
                                          --------   --------   --------   --------   --------
                                          $469,649   $422,559   $337,072   $347,068   $289,810
                                          ========   ========   ========   ========   ========

     Commercial loans are those made for commercial, industrial and professional purposes to sole proprietorships, partnerships, corporations and other business enterprises. Agricultural loans are for financing agricultural production, including all costs associated with growing crops or raising livestock. Commercial and Agricultural loans may be secured, other than by real estate, or unsecured, requiring one single repayment or on an installment repayment schedule. The loans involve certain risks relating to changes in local and national economic conditions and the resulting effect on the borrowing entities. Secured loans not collateralized by real estate mortgages maintain a loan-to-value ratio ranging from 50% as in the case of certain stocks, to 100% in the case of collateralizing with a savings or time deposit account. Unsecured credit relies on the financial strength and previous credit experience of the borrower and in many cases the financial strength of the principals when such credit is extended to a corporation.

     Commercial real estate mortgage loans are made predicated on having a security interest in real property and are secured wholly or substantially by that lien on real property. Commercial real estate mortgage loans generally maintain a loan-to-value ratio of 75%.

     Residential real estate mortgage loans are made predicated on security interest in real property and secured wholly or substantially by that lien on real property. Such real estate mortgage loans are primarily loans secured by one-to-four family real estate. Residential real estate mortgage loans generally pose less risk to the Corporation due to the nature of the collateral being less susceptible to sudden changes in value.

     Real estate construction loans are for the construction of new buildings or additions to existing buildings. Generally, these loans are secured by one-to-four family real estate. The Corporation controls disbursements in connection with construction loans.

     Consumer loans are made to individuals for household, family and other personal expenditures. These include the purchase of vehicles, furniture, educational expenses, medical expenses, taxes or vacation expenses. Consumer loans may be secured, other than by real estate, or unsecured, generally requiring repayment on an installment repayment schedule. Consumer loans pose a relatively higher credit risk. This higher risk is moderated by the use of certain loan value limits on secured credits and aggressive collection efforts. The collectibility of consumer loans is influenced by local and national economic conditions.

     Lease loans are made for commercial, industrial and professional purposes. These loans are made to sole proprietorships, partnerships, corporations, and other business enterprises.

     The Corporation no longer makes credit card loans to its customers. In October 2003, Citizens sold its credit card portfolio to a third party provider. Through this provider, we can now offer a choice of cards and features, as well as improved service to our customers.

     Letters of credit represent extensions of credit granted in the normal course of business, which are not reflected in the Corporation's consolidated financial statements. As of December 31, 2003 and 2002, the Corporation was contingently liable for $3,447,000 and $547,000 of letters of credit. In addition, the Corporation had issued lines of credit to customers. Borrowings under such lines of credit are usually for the working capital needs of the borrower. At December 31, 2003 and 2002, the Corporation had commitments to extend credit in the aggregate amounts of approximately $57,813,000 and $67,852,000. Of these amounts, $51,155,000 and $56,467,000 represented lines of credit and construction loans, $0 and $6,127,000 represented credit card commitments, and $6,658,000 and $5,258,000 represented overdraft protection commitments. Such amounts represent the portion of total commitments that had not been used by customers as of December 31, 2003 and 2002.

MATURITIES AND SENSITIVITY OF LOANS TO CHANGES IN INTEREST RATES

     The following table shows the amount of commercial and agricultural, commercial real estate, and real estate construction loans outstanding as of December 31, 2003, which, based on the contract terms for repayments of principal, are due in the periods indicated. In addition, the amounts due after one year are classified according to their sensitivity to changes in interest rates.

                                                                MATURING
                                              ---------------------------------------------
                                                         AFTER ONE
                                               WITHIN    BUT WITHIN     AFTER
                                              ONE YEAR   FIVE YEARS   FIVE YEARS    TOTAL
                                              --------   ----------   ----------   --------
                                                         (DOLLARS IN THOUSANDS)
Commercial and agricultural.................  $22,523     $11,064      $ 17,559    $ 51,146
Commercial real estate......................    8,426      18,230       131,469     158,125
Real estate construction....................    3,607       3,609        15,492      22,708
                                              -------     -------      --------    --------
                                              $34,556     $32,903      $164,520    $231,979
                                              =======     =======      ========    ========

                                                               INTEREST SENSITIVITY
                                                              ----------------------
                                                                FIXED      VARIABLE
                                                                RATE         RATE
                                                              ---------   ----------
                                                              (DOLLARS IN THOUSANDS)
Due after one but within five years.........................   $ 8,355     $ 24,548
Due after five years........................................     4,783      159,737
                                                               -------     --------
                                                               $13,138     $184,285
                                                               =======     ========

     The preceding maturity information is based on contract terms at December 31, 2003 and does not include any possible "rollover" at maturity date. In the normal course of business, the Corporation considers and acts on the borrowers' requests for renewal of loans at maturity. Evaluation of such requests includes a review of the borrower's credit history, the collateral securing the loan and the purpose for such request.

RISK ELEMENTS

     The following table presents information concerning the amount of loans at December 31 that contain certain risk elements.

                                                     2003     2002     2001     2000     1999
                                                    ------   ------   ------   ------   ------
                                                              (DOLLARS IN THOUSANDS)
Loans accounted for on a nonaccrual basis (1).....  $3,204   $3,468   $2,413   $1,368   $1,682
Loans contractually past due 90 days or more as to
  principal or interest payments (2)..............   3,206    2,414    2,818      558      834
Loans whose terms have been renegotiated to
  provide a reduction or deferral of interest or
  principal because of deterioration in the
  financial position of the borrower (3)..........      87      158      467      634      693
                                                    ------   ------   ------   ------   ------
     Total........................................  $6,497   $6,040   $5,698   $2,560   $3,209
                                                    ======   ======   ======   ======   ======
Impaired loans included in above totals...........     420      879    1,973    2,778      994
Impaired loans not included in above totals.......   5,945    6,050    1,592    2,374    3,166
                                                    ------   ------   ------   ------   ------
Total impaired loans..............................  $6,365   $6,929   $3,565   $5,152   $4,160
                                                    ======   ======   ======   ======   ======

There are no loans as of December 31, 2003, other than those disclosed above, where known information about possible credit problems of borrowers caused management to have serious doubts as to the ability of such borrowers to comply with the present loan repayment terms. There are no other interest-bearing assets that would be required to be disclosed in the table above, if such assets were loans as of December 31, 2003.

(1) Loans are placed on nonaccrual status when doubt exists as to the collectibility of the loan, including any accrued interest. With a few immaterial exceptions, commercial and agricultural, commercial real estate, residential real estate and construction loans past due 90 days are placed on nonaccrual unless they are well collateralized and in the process of collection. Generally, consumer loans are charged-off within 30 days after becoming past due 90 days unless they are well collateralized and in the process of collection. Credit card loans are charged-off before reaching 120 days of delinquency. Once a loan is placed on nonaccrual, interest is then recognized on a cash basis where future collections of principal is probable.

(2) Excludes loans accounted for on a nonaccrual basis.

(3) Excludes loans accounted for on a nonaccrual basis and loans contractually past due ninety days or more as to principal or interest payments.

Interest income recognition associated with impaired loans was as follows.

                                                            2003   2002   2001   2000   1999
                                                            ----   ----   ----   ----   ----
                                                                 (DOLLARS IN THOUSANDS)
Interest income on impaired loans, including interest
  income recognized on a cash basis.......................  $409   $346   $184   $344   $320
                                                            ====   ====   ====   ====   ====
Interest income on impaired loans recognized on a cash
  basis...................................................  $409   $346   $184   $344   $320
                                                            ====   ====   ====   ====   ====

     There were no foreign outstandings for any period presented.

     No concentrations of loans exceeded 10% of total loans.

IV. SUMMARY OF LOAN LOSS EXPERIENCE

     ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES

     The following table shows the daily average loan balances and changes in the allowance for loan losses for the years indicated.

                                              2003       2002       2001       2000       1999
                                            --------   --------   --------   --------   --------
                                                           (DOLLARS IN THOUSANDS)
Daily average amount of loans net of
  unearned income.........................  $445,205   $431,243   $346,696   $314,071   $284,080
                                            ========   ========   ========   ========   ========
Allowance for loan losses at beginning of
  year....................................  $  6,325   $  4,865   $  4,107   $  4,274   $  4,567
Loan charge-offs:
  Commercial and agricultural and
     commercial real estate...............       344        382        987        612         63
  Real estate mortgage....................       873        222         29        166         95
  Real estate construction................        --         --         --         --         --
  Consumer................................     1,056        877        392        447        581
  Leases..................................        --         --         --         --         --
  Credit card and other...................        83         36         52         46         49
                                            --------   --------   --------   --------   --------
                                               2,356      1,517      1,460      1,271        788
Recoveries of loans previously
  Charged-off:
  Commercial and agricultural and
     commercial real estate...............        37         75        249         75         29
  Real estate mortgage....................        43         50         68         57         13
  Real estate construction................        --         --         --         --         --
  Consumer................................       290        230         52        148        170
  Leases..................................        --         --         21         --         --
  Credit card and other...................        25         18         25         17         17
                                            --------   --------   --------   --------   --------
                                                 395        373        415        297        229
                                            --------   --------   --------   --------   --------
Net charge-offs(1)........................    (1,961)    (1,144)    (1,045)      (974)      (559)
Balance from acquisition..................        --      1,426         --         --         --
Provision for loan losses(2)..............     1,944      1,178      1,803        807        266
                                            --------   --------   --------   --------   --------
Allowance for loan losses at end of
  year....................................  $  6,308   $  6,325   $  4,865   $  4,107   $  4,274
                                            ========   ========   ========   ========   ========
Allowance for loan losses as a percent of
  loans at year-end.......................      1.34%      1.50%      1.45%      1.19%      1.48%
                                            ========   ========   ========   ========   ========
Ratio of net charge-offs during the year
  to average loans outstanding............      0.44%      0.27%      0.30%      0.31%      0.20%
                                            ========   ========   ========   ========   ========

---------------

(1) The amount of net charge-offs fluctuates from year to year due to factors relating to the condition of the general economy and specific business segments.

(2) The determination of the balance of the allowance for loan losses is based on an analysis of the loan portfolio and reflects an amount that, in management's judgment, is adequate to provide for probable incurred loan losses. Such analysis is based on a review of specific loans, the character of the loan portfolio, current economic conditions, past loan loss experience and such other factors as management believes require current recognition in estimating probable incurred loan losses.

ALLOCATION OF ALLOWANCE FOR LOAN LOSSES

     The following table allocates the allowance for loan losses at December 31 to each loan category. The allowance has been allocated according to the amount deemed to be reasonably necessary to provide for the probable losses estimated to be incurred within the following categories of loans at the dates indicated.

                                                             2003                      2002
                                                    -----------------------   -----------------------
                                                                PERCENTAGE                PERCENTAGE
                                                                OF LOANS TO               OF LOANS TO
                                                    ALLOWANCE   TOTAL LOANS   ALLOWANCE   TOTAL LOANS
                                                    ---------   -----------   ---------   -----------
                                                                 (DOLLARS IN THOUSANDS)
Commercial and agricultural.......................   $1,153         10.9%      $  803         11.0%
Commercial real estate............................    1,946         33.7        1,455         27.6
Real estate mortgage..............................    1,173         43.8        1,392         49.9
Real estate construction..........................       87          4.8           51          3.1
Consumer..........................................      314          5.3          415          7.2
Credit card and other.............................       --          1.0           14          0.9
Leases............................................        7          0.5            3          0.3
Unallocated.......................................    1,628           --        2,192           --
                                                     ------        -----       ------        -----
                                                     $6,308        100.0%      $6,325        100.0%
                                                     ======        =====       ======        =====

                                                             2001                      2000
                                                    -----------------------   -----------------------
                                                                PERCENTAGE                PERCENTAGE
                                                                OF LOANS TO               OF LOANS TO
                                                    ALLOWANCE   TOTAL LOANS   ALLOWANCE   TOTAL LOANS
                                                    ---------   -----------   ---------   -----------
Commercial and agricultural.......................   $  223          7.9%      $  316          7.8%
Commercial real estate............................    1,116         21.0          969         17.4
Real estate mortgage..............................    1,313         60.8        1,439         62.6
Real estate construction..........................       17          2.8           12          2.8
Consumer..........................................      347          6.9          327          8.5
Credit card and other.............................        7          0.5            8          0.8
Leases............................................       46          0.1           --          0.1
Unallocated.......................................    1,796           --        1,036           --
                                                     ------        -----       ------        -----
                                                     $4,865        100.0%      $4,107        100.0%
                                                     ======        =====       ======        =====

                                                              1999
                                                     -----------------------
                                                                 PERCENTAGE
                                                                 OF LOANS TO
                                                     ALLOWANCE   TOTAL LOANS
                                                     ---------   -----------
Commercial and agricultural........................   $  531          9.0%
Commercial real estate.............................      152         16.7
Real estate mortgage...............................    1,447         61.7
Real estate construction...........................       --          1.6
Consumer...........................................      544          9.7
Credit card and other..............................       12          1.2
Leases.............................................       23          0.1
Unallocated........................................    1,565           --
                                                      ------        -----
                                                      $4,274        100.0%
                                                      ======        =====

     The allocation of the reserve is based on managements' estimation of the allowance using information such as past loan loss experience, risks in the nature and volume of the portfolio, economic conditions, and other factors. Management believes that the allocations above are representative of its loan portfolio.

     Consumer loss allocation has declined due to several factors. The credit quality of these loans has improved over the past few years due to the tightening of underwriting standards. Also, based on its knowledge of the consumer loan portfolio, management believes the charge-off rate experienced in the last few years is not a trend but rather the impact of more relaxed underwriting standards in the past. Management expects net consumer loan charge-offs to decline considerably in 2004 and as a result allocated a lower allowance to this portfolio.

DEPOSITS

     The average daily amount of deposits (all in domestic offices) and average rates paid on such deposits is summarized for the years indicated.

                                          2003                   2002                   2001
                                  --------------------   --------------------   --------------------
                                  AVERAGE     AVERAGE    AVERAGE     AVERAGE    AVERAGE     AVERAGE
                                  BALANCE    RATE PAID   BALANCE    RATE PAID   BALANCE    RATE PAID
                                  --------   ---------   --------   ---------   --------   ---------
                                                        (DOLLARS IN THOUSANDS)
Noninterest-bearing demand
  deposits......................  $ 71,797      N/A      $ 62,707      N/A      $ 45,048      N/A
Interest-bearing demand
  deposits......................    66,923     0.64%       69,586     1.05%       56,769     1.47%
Savings, including Money Market
  deposit accounts..............   177,855     0.67%      168,480     1.55%      106,002     3.16%
Certificates of deposit,
  including IRA's...............   214,226     2.72%      233,096     3.19%      204,566     4.73%
                                  --------               --------               --------
                                  $530,801               $533,869               $412,385
                                  ========               ========               ========

     Maturities of certificates of deposits and individual retirement accounts of $100,000 or more outstanding at December 31, 2003 are summarized as follows.

                                                                       INDIVIDUAL
                                                        CERTIFICATES   RETIREMENT
                                                        OF DEPOSITS     ACCOUNTS     TOTAL
                                                        ------------   ----------   -------
                                                              (DOLLARS IN THOUSANDS)
3 months or less......................................    $14,884        $  207     $15,091
  Over 3 through 6 months.............................      8,011           348       8,359
  Over 6 through 12 months............................      8,281         1,112       9,393
  Over 12 months......................................     10,826         1,647      12,473
                                                          -------        ------     -------
                                                          $42,002        $3,314     $45,316
                                                          =======        ======     =======

RETURN ON EQUITY AND ASSETS

     Information required by this section is incorporated by reference to the information appearing under the caption "Five-Year Selected Consolidated Financial Data" located on page 1 and 2 of First Citizens Banc Corp's Annual Report to Shareholders. The dividend payout ratio was 118.2% in 2003, 87.8% in 2002 and 95.4% in 2001.

SHORT-TERM BORROWINGS

     See Note 10 to the consolidated financial statements (located at page 44 of the Annual Report to Shareholders) and "Distribution of Assets, Liabilities and Shareholders' Equity, Interest Rates and Interest Differential" (located at pages 14 and 16 of the Annual Report to Shareholders) for the statistical disclosures for short-term borrowings for 2003, 2002 and 2001.

ITEM 2.  PROPERTIES

     FCBC neither owns nor leases any properties. Citizens maintains its main office at 100 East Water Street, Sandusky, Ohio, which is also the office of FCBC. Citizens also operates three branch banking offices in Perkins Township (Sandusky, Ohio), three branch banking offices in Norwalk, Ohio, branch banking offices in the Ohio communities of Berlin Heights, Castalia, and Huron, and a loan production office in Port Clinton, Ohio. Farmers maintains its main office at 102 South Kibler Street, New Washington, Ohio. Farmers also owns and operates a branch banking office in the Ohio communities of Chatfield, Tiro, Richwood and Green Camp. Farmers also leases two branch banking offices in the Ohio communities of Willard and Crestline, as well as leasing a loan production office in Marion, Ohio. SCC maintains its processing center located at 303 Howard Drive, Sandusky, Ohio. Reynolds and SCC lease offices at 303 Howard Drive. Mr. Money leases two properties, one in Sandusky, Ohio and the other in Mansfield, Ohio.

     FCBC has two wholly-owned subsidiary banks, a wholly-owned item processing company subsidiary, a wholly owned finance company, a wholly-owned real estate appraisal company subsidiary, a wholly owned title insurance agency, a wholly owned insurance agency, and a wholly owned property liquidation company.

ITEM 3.  LEGAL PROCEEDINGS

     The Corporation's management is aware of no pending or threatened litigation in which the Corporation faces potential loss or exposure that will materially affect the consolidated financial statements.

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

     No matters were submitted during the fourth quarter of the fiscal year covered by this report to a vote of security holders through the solicitation of proxies or otherwise.

                                    PART II

ITEM 5.  MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

     Information required by this section is incorporated by reference to the information appearing under the caption "Common Stock and Shareholder Matters" located on page 3 of First Citizens Banc Corp's Annual Report to Shareholders.

ITEM 6.  SELECTED FINANCIAL DATA

     Information required by this section is incorporated by reference to the information appearing under the caption "Five-Year Selected Consolidated Financial Data" and "Five-Year Selected Ratios" located on page 1 and 2 of First Citizens Banc Corp's Annual Report to Shareholders.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION -- AS OF DECEMBER 31, 2003 AND DECEMBER 31, 2002 AND FOR THE YEARS ENDING DECEMBER 31, 2003, 2002 AND 2001

     Information required by this section is incorporated by reference to the information appearing under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations" located on pages 5 through 19 of First Citizens Banc Corp's 2003 Annual Report to Shareholders.

ITEM 7A.  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     Quantitative and Qualitative Disclosures About Market Risk is incorporated herein by reference to pages 19 through 21 of First Citizens Banc Corp's 2003 Annual Report to Shareholders.

ITEM 8.  FINANCIAL STATEMENTS AND SUPPLEMENTARY FINANCIAL DATA

     First Citizens Banc Corp's Report of Independent Auditors and Consolidated Financial Statements and accompanying notes are listed below and are incorporated herein by reference to First Citizens Banc Corp's 2003 Annual Report to Shareholders (Exhibit 13, pages 23 through 58). The supplementary financial information specified by Item 302 of Regulation S-K, selected quarterly financial data, is included in Note 21 -- "Quarterly Financial Data (Unaudited)" to the consolidated financial statements found on page 57.

                         REPORT OF INDEPENDENT AUDITORS

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 2003 AND 2002

                       CONSOLIDATED STATEMENTS OF INCOME
       FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 2003

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 2003

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
       FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 2003

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     The Corporation has had no disagreements with the independent accountants on matters of accounting principles or financial statement disclosure required to be reported under this item.

ITEM 9(a).  CONTROLS AND PROCEDURES DISCLOSURES

     As of the end of the period covered by this annual report, an evaluation was carried out under the supervision and with the participation of First Citizens Banc Corp's management, including our Chief Executive Officer and Chief Financial Officer, of the effectiveness of our disclosure controls and procedures (as defined in Exchange Act Rules 13a-14(c) and 15d-14(c) under the Securities Exchange Act of 1934). Based on their evaluation, our Chief Executive Officer and Chief Financial Officer have concluded that the Company's disclosure controls and procedures are, to the best of their knowledge, effective to ensure that information required to be disclosed by First Citizens Banc Corp in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in Securities and Exchange Commission rules and forms. Subsequent to the date of their evaluation, our Chief Executive Officer and Chief Financial Officer have concluded that there were no significant changes in First Citizens Banc Corp's internal controls or in other factors that could significantly affect its internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

ITEM 9(b).  CHANGES IN INTERNAL CONTROLS

     No changes in FCBC's internal control over financial reporting came to management's attention that have materially affected, or are reasonably likely to materially affect, FCBC's internal control over financial reporting.

                                    PART III

     Information relating to the Items 10, 11, 12, 13 and 14 are included in First Citizens Banc Corp's Proxy Statement and Notice of Annual Meeting of Shareholders to be held Tuesday, April 20, 2004, ("2003 Proxy

Statement") dated March 19, 2004, to be filed with the Commission on Form DEF 14-A, pursuant to Section 14(A) of the Securities Exchange Act of 1934 and is incorporated by reference into this Form 10-K Annual Report (Exhibit 22).

ITEM 10.  DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

     The information contained under the captions "Election of Directors" and "Executive Officers of the Corporation" of the 2004 Proxy Statement is incorporated herein by reference in response to this item.

ITEM 11.  EXECUTIVE COMPENSATION

     The information contained under the captions "Executive Compensation" of the 2004 Proxy Statement is incorporated by reference in response to this item.

ITEM 12.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The information contained under the caption "Information Concerning Directors and Nominees" of the 2004 Proxy Statement is incorporated by reference in response to this item.

ITEM 13.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The information contained under the caption "Transactions with Directors, Officers and Associates" of the 2004 Proxy Statement is incorporated by reference in response to this item.

ITEM 14.  PRINCIPAL ACCOUNTING FEES AND SERVICES

     The information contained under the caption "Principal Independent Accountants", "Audit Fees", Audit-Related Fees", "Tax Fees", and "Other Fees" of the 2004 Proxy Statement filed with the Securities and Exchange Commission is incorporated by reference in response to this item.

                                    PART IV

ITEM 15.  EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM 8-K

(a) Documents Filed as a Part of the Report

1 FINANCIAL STATEMENTS. The following financial statements, together with the applicable report of independent auditors, can be located under Item 8 of this Form 10-K:

     Report of Independent Auditors

     Consolidated Balance Sheets December 31, 2003 and 2002

     Consolidated Statements of Income for the three years ended December 31,
     2003

     Consolidated Statements of Changes in Shareholder's Equity for the three years ended December 31, 2003

     Consolidated Statements of Cash Flows for the three years ended December 31, 2003

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2 FINANCIAL STATEMENT SCHEDULES. All schedules are omitted because they are not applicable or the required information is shown in the financial statements or notes thereto.

3 EXHIBITS

  2 Agreement and Plan of Merger dated as of November 1, 2001 between First Citizens Banc Corp and Independent Community
             Banc Corp. (filed as Exhibit 2 to the Registration Statement on Form S-4 filed on December 14, 2001 and incorporated herein by reference.)
  3.1        Articles of Incorporation, as amended, of First Citizens
             Banc Corp are incorporated by reference to First Citizens
             Banc Corp's Form 10-K for the year ended December 31, 2000, filed on March 24, 2001.
  3.2 Amended Code of Regulations of First Citizens Banc Corp is incorporated by reference to First Citizens Banc Corp's Form
             10-K for the year ended December 31, 2000, filed on March
             24, 2001.
  4.1 Certificate for Registrant's Common Stock is incorporated by reference to First Citizens Banc Corp's Form 10-K for the year ended December 31, 2000, filed on March 24, 2001.
  11.1 Statement regarding earnings per share is included in Note 1 to the Consolidated Financial Statements and can be located under Item 8 and filed as Exhibit 13 of this Form 10-K.
  13.1       First Citizens Banc Corp 2003 Annual Report to Shareholders.
  14.1       FCBC's Code of Ethics (incorporated by reference to First
             Citizens Banc Corp's 2003 Proxy statement for the year ended
             December 31, 2002, filed on March 17, 2003.)
  20.1       FCBC's Proxy Statement for its 2004 Annual Meeting
             (incorporated by reference from the information contained in FCBC's 2004 Proxy Statement).
  21.1 Subsidiaries of FCBC (incorporated by reference from the information contained in FCBC's 2003 Annual Report)
  23.1       Consent of Independent Accountants.
  24.1       Power of Attorney
  99.1 Safe Harbor under private Securities Litigation Reform Act of 1995 is incorporated by reference to Exhibit 99 of First
             Citizens Banc Corp's Annual Report for the year ended
             December 31, 1999, filed on March 24, 2000.
  31.1       Rule 13a-14(a)/15-d-14(a) Certification of Chief Executive
             Officer
  31.2       Rule 13a-14(a)/15-d-14(a) Certification of Chief Financial
             Officer
  32.1 Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
  32.2 Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

(b) REPORTS ON FORM 8-K. On December 30, 2003, a Form 8-K was filed to announce that earnings were down in 2003 compared to 2002, as well as some of the steps being taken to try to improve profitability in the future. The two main steps taken were to close two branch offices, which included a reduction in work force, and to move the operations function to a central location.

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

(Registrant)
                                          First Citizens Banc Corp

                                          By /s/  David A. Voight
                                            ------------------------------------
                                            David A. Voight, President
                                            (Principal Executive Officer)

                                          By /s/  Todd A. Michel
                                            ------------------------------------
                                            Todd A. Michel, Senior Vice
                                             President
                                            (Principal Financial Officer)

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed on March 15, 2004 by the following persons (including a majority of the Board of Directors of the Registrant) in the capacities indicated:

/s/  John L. Bacon                                     /s/  David A. Voight
-----------------------------------------------------  --------------------------------------------------
John L. Bacon                                          David A. Voight
Director                                               President and CEO, Director

/s/  Robert L. Bordner                                 /s/  George L. Mylander
-----------------------------------------------------  --------------------------------------------------
Robert L. Bordner                                      George S. Mylander
Director                                               Director

/s/  Mary Lee G. Close                                 /s/  Allen R. Nickles, CPA, CFE
-----------------------------------------------------  --------------------------------------------------
Mary Lee G. Close                                      Allen R. Nickles, CPA, CFE
Director                                               Director

/s/  Blythe A. Friedley                                /s/  Robert L. Ransom
-----------------------------------------------------  --------------------------------------------------
Blythe A. Friedley                                     Robert L. Ransom
Director                                               Director

/s/  Richard B. Fuller                                 /s/  Leslie D. Stoneham
-----------------------------------------------------  --------------------------------------------------
Richard B. Fuller                                      Leslie D. Stoneham
Director                                               Director

/s/  H. Lowell Hoffman, M.D.                           /s/  Daniel J. White
-----------------------------------------------------  --------------------------------------------------
H. Lowell Hoffman, M.D.                                Daniel J. White
Director                                               Director

/s/  W. Patrick Murray
-----------------------------------------------------
W. Patrick Murray
Director

                                   APPENDIX E

                 FIRST CITIZENS' QUARTERLY REPORT ON FORM 10-Q
                      FOR THE QUARTER ENDED MARCH 31, 2004

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549
                             ---------------------

                                   FORM 10-Q

    [X]      QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d)
             OF THE SECURITIES EXCHANGE ACT OF 1934






             FOR THE QUARTERLY PERIOD ENDED: MARCH 31, 2004






                                   OR




    [ ]      TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d)
             OF THE SECURITIES EXCHANGE ACT OF 1934






             FOR THE TRANSITION PERIOD FROM           TO

                        COMMISSION FILE NUMBER: 0-25980

                             ---------------------

                            FIRST CITIZENS BANC CORP
             (Exact name of registrant as specified in its charter)

                     OHIO                                        34-1558688
       (State or other jurisdiction of            (I.R.S. Employer Identification Number)
        incorporation or organization)

            100 EAST WATER STREET,
                SANDUSKY, OHIO                                     44870
   (Address of principle executive offices)                      (Zip Code)

                     REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:
                                       (419) 625-4121

     Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such
filing requirements for the past 90 days.  Yes [X]     No [ ]

     Indicate by check mark whether the registrant is an accelerated filer (as
defined in Rule 12b-2 of Exchange Act).  Yes [X]     No [ ]

     Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date.

                           Common Stock, no par value
                          Outstanding at May 10, 2004
                            5,033,203 common shares

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            FIRST CITIZENS BANC CORP

                                     INDEX

PART I.      Financial Information
ITEM 1.      Financial Statements:
                                                                               3
             Consolidated Balance Sheets (unaudited) March 31, 2004 and
               December 31, 2003.........................................
                                                                               4
             Consolidated Statements of Income (unaudited) Three months ended March 31, 2004 and 2003.............................
                                                                               5
             Consolidated Statements of Comprehensive Income (unaudited)
               Three months ended March 31, 2004 and 2003................
                                                                               6
             Consolidated Statements of Shareholders' Equity (unaudited)
               Three months ended March 31, 2004 and March 31, 2003......
                                                                               7
             Condensed Consolidated Statements of Cash Flows (unaudited)
               Three months ended March 31, 2004 and 2003................
                                                                            8-13
             Notes to Consolidated Financial Statements (unaudited)......
ITEM 2.      Management's Discussion and Analysis of Financial Condition   14-17
               and Results of Operations.................................
ITEM 3.      Quantitative and Qualitative Disclosures about Market            18
               Risk......................................................
ITEM 4.      Controls and Procedures.....................................     19
PART II.     Other Information
ITEM 1.      Legal Proceedings...........................................     20
ITEM 2.      Changes in Securities and Use of Proceeds...................     20
ITEM 3.      Defaults Upon Senior Securities.............................     20
ITEM 4.      Submission of Matters to a Vote of Security Holders.........     20
ITEM 5.      Other Information...........................................     20
ITEM 6.      Exhibits and Reports on Form 8-K............................     20
SIGNATURES...............................................................     21

                            FIRST CITIZENS BANC CORP

                    CONSOLIDATED BALANCE SHEETS (UNAUDITED)

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                              MARCH 31,   DECEMBER 31,
                                                                2004          2003
                                                              ---------   ------------
ASSETS
Cash and due from financial institutions....................  $ 21,083      $ 21,983
Securities available for sale...............................   101,569       109,508
Securities held to maturity (Fair value of $14 in 2004 and
  $15 in 2003)..............................................        13            14
Loans held for sale.........................................       335           159
Loans, net of allowance of $6,521 and $6,308................   469,325       462,878
FHLB, FRB, GLBB and NCDC stock..............................     7,269         7,211
Premises and equipment, net.................................    10,416        10,481
Goodwill....................................................    15,052        15,052
Core deposit and other intangibles..........................     2,385         2,506
Other assets................................................     8,444         6,631
                                                              --------      --------
     Total assets...........................................  $635,891      $636,423
                                                              ========      ========
LIABILITIES
Deposits
  Noninterest-bearing.......................................  $ 68,755      $ 73,391
  Interest-bearing..........................................   429,867       436,781
                                                              --------      --------
     Total deposits.........................................   498,622       510,172
Federal Home Loan Bank advances.............................    30,800        18,975
Securities sold under agreements to repurchase..............    10,447        12,115
U. S. Treasury interest-bearing demand note payable.........     1,209           939
Notes payable...............................................     9,000         9,000
Subordinated debentures.....................................    12,500        12,500
Accrued expenses and other liabilities......................     4,342         3,597
                                                              --------      --------
     Total liabilities......................................   566,920       567,298

SHAREHOLDERS' EQUITY
Common stock, no par value, 10,000,000 shares authorized,
  5,326,441 shares issued...................................    47,370        47,370
Retained earnings...........................................    28,416        28,612
Treasury stock, 293,238 shares at cost......................    (7,241)       (7,241)
Accumulated other comprehensive income......................       426           384
                                                              --------      --------
     Total shareholders' equity.............................    68,971        69,125
                                                              --------      --------
     Total liabilities and shareholders' equity.............  $635,891      $636,423
                                                              ========      ========

             See notes to interim consolidated financial statements

                            FIRST CITIZENS BANC CORP

                 CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                THREE MONTHS ENDED
                                                                     MARCH 31,
                                                              -----------------------
                                                                 2004         2003
                                                              ----------   ----------
INTEREST AND DIVIDEND INCOME
  Loans, including fees.....................................  $    6,689   $    7,041
  Taxable securities........................................         688        1,121
  Tax-exempt securities.....................................         317          386
  Federal funds sold and other..............................          (2)          46
                                                              ----------   ----------
                                                                   7,692        8,594
INTEREST EXPENSE
  Deposits..................................................       1,571        2,129
  Federal Home Loan Bank advances...........................          34            2
  Subordinated debentures...................................         138           62
  Other.....................................................         125          141
                                                              ----------   ----------
                                                                   1,868        2,334
                                                              ----------   ----------
NET INTEREST INCOME.........................................       5,824        6,260
Provision for loan losses...................................         435          215
                                                              ----------   ----------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES.........       5,389        6,045
                                                              ----------   ----------
NONINTEREST INCOME
  Computer center item processing fees......................         290          288
  Service charges...........................................         763          762
  Net gains on sale of securities...........................         106          289
  Net gain on sale of loans.................................          53          154
  ATM fees..................................................         123          118
  Trust fees................................................         165           73
  Other.....................................................         223          456
                                                              ----------   ----------
                                                                   1,723        2,140
NONINTEREST EXPENSE
  Salaries, wages and benefits..............................       2,738        2,570
  Net occupancy expense.....................................         361          322
  Equipment expense.........................................         276          293
  Contracted data processing................................         204          237
  State franchise tax.......................................         198          212
  Professional services.....................................         265          286
  Amortization of intangible assets.........................         121          108
  Advertising...............................................          99           98
  ATM expense...............................................         102           71
  Other operating expenses..................................       1,141        1,370
                                                              ----------   ----------
     Total noninterest expense..............................       5,505        5,567
                                                              ----------   ----------
     Income before income taxes.............................       1,607        2,618
Income tax expense..........................................         444          768
                                                              ----------   ----------
     Net income.............................................  $    1,163   $    1,850
                                                              ==========   ==========
Earnings per common share, basic............................  $     0.23   $     0.37
                                                              ==========   ==========
Earnings per common share, diluted..........................  $     0.23   $     0.37
                                                              ==========   ==========
Weighted average basic common shares........................   5,033,203    5,033,203
                                                              ==========   ==========
Weighted average diluted common shares......................   5,041,469    5,041,068
                                                              ==========   ==========

             See notes to interim consolidated financial statements

                            FIRST CITIZENS BANC CORP

            CONSOLIDATED COMPREHENSIVE INCOME STATEMENTS (UNAUDITED)

                                 (IN THOUSANDS)

                                                              THREE MONTHS ENDED
                                                                   MARCH 31,
                                                              -------------------
                                                               2004        2003
                                                              -------     -------
Net income..................................................  $1,163      $1,850
Unrealized holding gains and (losses) on available for sale
  securities................................................      42        (464)
Reclassification adjustment for (gains) and losses later
  recognized in income......................................    (106)       (289)
                                                              ------      ------
Net unrealized gains and (losses)...........................     (64)       (753)
Tax effect..................................................      22         256
                                                              ------      ------
Total other comprehensive income (loss).....................     (42)       (497)
                                                              ------      ------
Comprehensive income........................................  $1,121      $1,353
                                                              ======      ======

             See notes to interim consolidated financial statements

                            FIRST CITIZENS BANC CORP

          CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (UNAUDITED)
                                   FORM 10-Q

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                 COMMON STOCK                               ACCUMULATED
                             ---------------------                             OTHER           TOTAL
                             OUTSTANDING             RETAINED   TREASURY   COMPREHENSIVE   SHAREHOLDERS'
                               SHARES      AMOUNT    EARNINGS    STOCK     INCOME/(LOSS)      EQUITY
                             -----------   -------   --------   --------   -------------   -------------
Balance, January 1, 2003...   5,033,203    $47,370   $29,588    $(7,241)      $1,972          $71,689
Net income.................                            1,850                                    1,850
Change in unrealized
  gain/(loss) on securities
  available for sale, net
  of reclassifications and
  tax effects..............                                                     (497)            (497)
Cash dividends ($.26 per
  share)...................                           (1,308)                                  (1,308)
                              ---------    -------   -------    -------       ------          -------
Balance, March 31, 2003....   5,033,203    $47,370   $30,130    $(7,241)      $1,475          $71,734
                              =========    =======   =======    =======       ======          =======
Balance, January 1, 2004...   5,033,203    $47,370   $28,612    $(7,241)      $  384          $69,125
Net income.................                            1,163                                    1,163
Change in unrealized
  gain/(loss) on securities
  available for sale, net
  of reclassifications and
  tax effects..............                                                       42               42
Cash dividends ($.27 per
  share)...................                           (1,359)                                  (1,359)
                              ---------    -------   -------    -------       ------          -------
Balance, March 31, 2004....   5,033,203    $47,370   $28,416    $(7,241)      $  426          $68,971
                              =========    =======   =======    =======       ======          =======

             See notes to interim consolidated financial statements

                            FIRST CITIZENS BANC CORP

           CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

                                 (IN THOUSANDS)

                                                                2004       2003
                                                              --------   --------
Net cash from operating activities..........................  $    629   $  3,941
Cash flows from investing activities
  Maturities and calls of securities, held-to-maturity......         1          2
  Maturities and calls of securities, available-for-sale....    19,670     20,023
  Purchases of securities, available-for-sale...............   (12,003)   (17,193)
  Proceeds from sale of securities, available-for-sale......       241      7,124
  Purchases of FRB Stock....................................        --       (195)
  Loans made to customers, net of principal collected.......    (6,861)    (5,674)
  Proceeds from sale of OREO properties.....................        76         --
  Change in federal funds sold..............................        --     (7,050)
  Net purchases of office premises and equipment............      (171)      (366)
                                                              --------   --------
       Net cash from investing activities...................       953     (3,329)
Cash flows from financing activities
  Repayment of FHLB borrowings..............................        --       (151)
  Net change in short-term FHLB advances....................    11,825         --
  Net change in deposits....................................   (11,550)    (3,260)
  Change in securities sold under agreements to
     repurchase.............................................    (1,668)      (458)
  Change in U. S. Treasury interest-bearing demand note
     payable................................................       270     (3,810)
  Net proceeds from obligated mandatorily redeemable capital
     securities.............................................        --      7,500
  Cash dividends paid.......................................    (1,359)    (1,308)
                                                              --------   --------
       Net cash from financing activities...................    (2,482)    (1,487)
                                                              --------   --------
Net change in cash and due from banks.......................      (900)      (875)
Cash and due from banks at beginning of period..............    21,983     23,797
                                                              --------   --------
Cash and due from banks at end of period....................  $ 21,083   $ 22,922
                                                              ========   ========
  Cash paid during the period for:
     Interest...............................................  $  1,978   $  2,568
     Income taxes...........................................  $     --   $     --

             See notes to interim consolidated financial statements

                            FIRST CITIZENS BANC CORP

         NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

                                   FORM 10-Q

                   (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

(1)  CONSOLIDATED FINANCIAL STATEMENTS

     The consolidated financial statements include the accounts of First Citizens Banc Corp (FCBC) and its wholly-owned subsidiaries, The Citizens Banking Company (Citizens), The Farmers State Bank (Farmers), SCC Resources, Inc. (SCC), R. A. Reynolds Appraisal Service, Inc. (Reynolds), Mr. Money Finance Company (Mr. Money), First Citizens Title Insurance Agency Inc. (Title Agency), First Citizens Insurance Agency Inc. (Insurance Agency), and Water Street Properties, Inc. (Water St.) together referred to as the Corporation. Intercompany balances and transactions are eliminated in consolidation. As further discussed in Note 8, a trust that had previously been consolidated with the Corporation is now reported separately as of December 31, 2003.

     The consolidated financial statements have been prepared by the Corporation without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the Corporation's financial position as of March 31, 2004 and its results of operations and changes in cash flows for the periods ended March 31, 2004 and 2003 have been made. The accompanying consolidated financial statements have been prepared in accordance with instructions of Form 10-Q, and therefore certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States of America have been omitted. The results of operations for the period ended March 31, 2004 are not necessarily indicative of the operating results for the full year. Reference is made to the accounting policies of the Corporation described in the notes to financial statements contained in the Corporation's 2003 annual report. The Corporation has consistently followed these policies in preparing this Form 10-Q.

     The Corporation provides financial services through its offices in the Ohio counties of Erie, Crawford, Huron, Marion, Ottawa, Richland and Union. Its primary deposit products are checking, savings, and term certificate accounts, and its primary lending products are residential mortgage, commercial, and installment loans. Substantially all loans are secured by specific items of collateral including business assets, consumer assets and real estate. Commercial loans are expected to be repaid from cash flow from operations of businesses. Real estate loans are secured by both residential and commercial real estate. Other financial instruments that potentially represent concentrations of credit risk include deposit accounts in other financial institutions. In 2004, SCC provided item processing for nine financial institutions in addition to the two subsidiary banks. SCC accounted for 3.1% of the Corporation's total revenues through March 31, 2004. Reynolds provides real estate appraisal services for lending purposes to subsidiary banks and other financial institutions. Reynolds accounts for less than 1.0% of total Corporation revenues. Mr. Money provides consumer and real estate financing that the Banks would not normally provide to B and C credits at a rate commensurate with the risk. Mr. Money accounted for 4.4% of total Corporation revenues. First Citizens Title Insurance Agency Inc. was formed to provide customers with a seamless mortgage product with improved service. First Citizens Insurance Agency Inc. was formed to allow the Corporation to participate in commission revenue generated through its third party insurance agreement. Insurance commission is less than 1.0% of total revenue for the first quarter ended March 31, 2004. Water Street Properties, Inc. was formed to hold repossessed assets of FCBC's subsidiaries. Water St. revenue was less than 1.0% of total revenue through March 31, 2004. Management considers the

     Corporation to operate primarily in one reportable segment, banking. To prepare financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in financial statements and the disclosures provided, and future results could differ. The allowance for loan losses, fair values of financial instruments, and status of contingencies are particularly subject to change.

     Income tax expense is based on the effective tax rate expected to be applicable for the entire year. Income tax expense is the total of the current year income tax due or refundable and the change in deferred tax assets and

                            FIRST CITIZENS BANC CORP
liabilities. Deferred tax assets and liabilities are the expected future tax amounts for the temporary differences between carrying amounts and tax basis of assets and liabilities, computed using enacted tax rates. A valuation allowance, if needed, reduces deferred tax assets to the amount expected to be realized.

     On December 31, 2002, SFAS No. 148, "Accounting for Stock-Based Compensation" was issued and amended SFAS No. 123. Employee compensation expense under stock options is reported using the intrinsic value method. No stock-based compensation cost is reflected in net income, as all options granted had an exercise price equal to or greater than the market price of the underlying common stock at date of grant. The following table illustrates the effect on net income and earnings per share if expense was measured using the fair value recognition provisions of SFAS No. 123. No stock options were granted prior to July 2, 2002.

                                                               2004     2003
                                                              ------   ------
Net income as reported......................................  $1,163   $1,850
Deduct: Stock-based compensation expense determined under
  fair value based method...................................      19        8
                                                              ------   ------
Pro forma net income........................................   1,144    1,842
                                                              ======   ======
Basic earnings per share as reported........................  $ 0.23   $ 0.37
Pro forma basic earnings per share..........................    0.23     0.37
Diluted earnings per share as reported......................  $ 0.23   $ 0.37
Pro forma diluted earnings per share........................    0.23     0.37

(2)  SECURITIES

     Securities at March 31, 2004 and December 31, 2003 were as follows:

                                                                  MARCH 31, 2004
                                                       ------------------------------------
                                                                      GROSS        GROSS
                                                                    UNREALIZED   UNREALIZED
AVAILABLE FOR SALE                                     FAIR VALUE     GAINS        LOSSES
------------------                                     ----------   ----------   ----------
U.S. Treasury securities and obligations of U.S.
  Government corporations and agencies...............   $ 59,728      $  628        $(2)
Corporate Bonds......................................        531          --         (3)
Obligations of states and political subdivisions.....     32,971       1,507         --
Mortgage-back securities.............................      7,856          90         --
                                                        --------      ------        ---
  Total debt securities..............................   $101,086      $2,225        $(5)
Equity securities....................................        483          --         --
                                                        --------      ------        ---
                                                        $101,569      $2,225        $(5)
                                                        ========      ======        ===

                                                            MARCH 31, 2004
                                         ----------------------------------------------------
                                                        GROSS          GROSS
                                         AMORTIZED   UNRECOGNIZED   UNRECOGNIZED
HELD TO MATURITY                           COST         GAINS          LOSSES      FAIR VALUE
----------------                         ---------   ------------   ------------   ----------
Mortgage-backed securities.............     $13           $1           $  --          $14
                                            ===           ==           =====          ===

                            FIRST CITIZENS BANC CORP

                                                                        DECEMBER 31, 2003
                                                               ------------------------------------
                                                                              GROSS        GROSS
                                                                            UNREALIZED   UNREALIZED
    AVAILABLE FOR SALE                                         FAIR VALUE     GAINS        LOSSES
    ------------------                                         ----------   ----------   ----------
    U.S. Treasury securities and obligations of U.S.
      Government corporations and agencies...................   $ 64,333      $  636        $ (2)
    Corporate Bonds..........................................      1,030           1          (8)
    Obligations of states and political subdivisions.........     35,036       1,408          (3)
    Mortgage-back securities.................................      8,426          82         (51)
                                                                --------      ------        ----
      Total debt securities..................................    108,825       2,127         (64)
    Equity securities........................................        683          93          --
                                                                --------      ------        ----
      Total..................................................   $109,508      $2,220        $(64)
                                                                ========      ======        ====

                                                                   DECEMBER 31, 2003
                                                  ---------------------------------------------------
                                                                GROSS          GROSS
                                                  CARRYING   UNRECOGNIZED   UNRECOGNIZED
    HELD TO MATURITY                               AMOUNT       GAINS          LOSSES      FAIR VALUE
    ----------------                              --------   ------------   ------------   ----------
    Mortgage-backed securities..................    $14           $1           $  --          $15
                                                    ===           ==           =====          ===

     The amortized cost and fair value of securities at March 31, 2004, by contractual maturity, are shown below. Actual maturities may differ from contractual maturities because issuers may have the right to call or prepay obligations. Securities not due at a single maturity date, primarily mortgage-backed securities and equity securities are shown separately.

AVAILABLE FOR SALE

                                                              FAIR VALUE
                                                              ----------
Due in one year or less.....................................   $ 58,418
Due after one year through five years.......................     29,020
Due after five years through ten years......................      4,490
Due after ten years.........................................      1,302
Mortgage-backed securities..................................      7,856
Equity securities...........................................        483
                                                               --------
  Total securities available for sale.......................   $101,569
                                                               ========

HELD TO MATURITY

                                                                           ESTIMATED FAIR
                                                          AMORTIZED COST       VALUE
                                                          --------------   --------------
Mortgage-backed securities..............................       $13              $14
                                                               ===              ===

                            FIRST CITIZENS BANC CORP

     Proceeds from sales of securities, gross realized gains and gross realized losses were as follows:

                                                               THREE MONTHS
                                                                   ENDED
                                                                 MARCH 31,
                                                              ---------------
                                                              2004      2003
                                                              ----     ------
Proceeds....................................................  $241     $7,124
Gross gains.................................................   103        289
Gross losses................................................    --         --
Gains from securities called or settled by the issuer.......     3          0

     Securities with a carrying value of approximately $78,090 and $83,813 were pledged as of March 31, 2004 and December 31, 2003, respectively, to secure public deposits, other deposits and liabilities as required by law.

(3)  LOANS

     Loans at March 31, 2004 and December 31, 2003 were as follows:

                                                              3/31/2004   12/31/2003
                                                              ---------   ----------
Commercial and Agriculture..................................  $ 55,178     $ 51,146
Commercial real estate......................................   162,737      158,125
Real Estate -- mortgage.....................................   204,481      205,635
Real Estate -- construction.................................    23,848       22,708
Consumer....................................................    23,461       24,765
Credit card and other.......................................     4,520        4,977
Leases......................................................     2,105        2,293
                                                              --------     --------
  Total loans...............................................   476,330      469,649
Allowance for loan losses...................................    (6,521)      (6,308)
Deferred loan fees..........................................      (482)        (460)
Unearned interest...........................................        (2)          (3)
                                                              --------     --------
  Net loans.................................................  $469,325     $462,878
                                                              ========     ========

(4)  ALLOWANCE FOR LOAN LOSSES

     A summary of the activity in the allowance for loan losses for the three months ended March 31, 2004 and 2003 was as follows:

                                                               2004     2003
                                                              ------   ------
Balance January 1,..........................................  $6,308   $6,325
Loans charged-off...........................................    (337)    (637)
Recoveries..................................................     115       67
Provision for loan losses...................................     435      215
                                                              ------   ------
Balance March 31,...........................................  $6,521   $5,970
                                                              ======   ======

                            FIRST CITIZENS BANC CORP

     Information regarding impaired loans was as follows for the three months ended March 31:

                                                               2004     2003
                                                              ------   ------
Average investment in impaired loans........................  $6,923   $6,085
Interest income recognized on impaired loans including
  interest income recognized on cash basis..................     115       98
Interest income recognized on impaired loans on cash
  basis.....................................................     115       98

     Information regarding impaired loans at March 31, 2004 and December 31, 2003 was as follows:

                                                              3/31/2004   12/31/2003
                                                              ---------   ----------
Balance impaired loans......................................   $7,480       $6,365
Less portion for which no allowance for loan losses is
  allocated.................................................     (875)        (924)
                                                               ------       ------
Portion of impaired loan balance for which an allowance for
  credit losses is allocated................................   $6,605       $5,441
                                                               ======       ======
Portion of allowance for loan losses allocated to impaired
  loans.....................................................   $1,882       $1,181
                                                               ======       ======

     Nonperforming loans were as follows:

                                                              3/31/04   12/31/03
                                                              -------   --------
Loans past due over 90 days still on accrual................  $1,153     $3,206
Nonaccrual..................................................  $4,333     $3,204

     Nonperforming loans include both smaller balance homogeneous loans, such as residential mortgages and consumer loans, that are collectively evaluated for impairment and individual classified impaired loans.

(5)  COMMITMENTS, CONTINGENCIES AND OFF-BALANCE SHEET RISK

     Some financial instruments, such as loan commitments, credit lines, letters of credit and overdraft protection are issued to meet customers financing needs. These are agreements to provide credit or to support the credit of others, as long as the conditions established in the contract are met, and usually have expiration dates. Commitments may expire without being used. Off-balance-sheet risk of credit loss exists up to the face amount of these instruments, although material losses are not anticipated. The same credit policies are used to make such commitments as are used for loans, including obtaining collateral at exercise of commitment.

     The contractual amount of financial instruments with off-balance-sheet risk was as follows for March 31, 2004 and December 31, 2003:

                                                                      CONTRACT AMOUNT
                                                           -------------------------------------
                                                                 2004                2003
                                                           -----------------   -----------------
                                                           FIXED    VARIABLE   FIXED    VARIABLE
                                                            RATE      RATE      RATE      RATE
                                                           ------   --------   ------   --------
Commitment to extend credit:
  Lines of credit and construction loans.................  $4,815   $51,322    $4,199   $46,956
  Overdraft protection...................................      --     6,651        --     6,658
  Letters of credit......................................      20     3,352        70     3,377
                                                           ------   -------    ------   -------
                                                           $4,835   $61,325    $4,269   $56,991
                                                           ======   =======    ======   =======

     Commitments to make loans are generally made for a period of one year or less. Fixed rate loan commitments above had interest rates ranging from 3.25% to 6.50% at March 31, 2004 and 3.25% to 8.00% at December 31, 2003. Maturities extend up to 30 years.

     The Banks are required to maintain certain reserve balances on hand in accordance with the Federal Reserve Board requirements. The average reserve balance maintained in accordance with such requirements for the periods ended March 31, 2004 and December 31, 2003 approximated $9,664 and $9,293.

                            FIRST CITIZENS BANC CORP

(6)  MERGER

     On March 4, 2004, the Corporation signed a letter of intent to acquire FNB Financial Corporation ("FNB"), a $215,000 bank holding company headquartered in Shelby, Ohio. The shareholders of FNB will be able to elect to receive 2.62 shares of the Corporation's common shares, $72.00 in cash or a combination of 60% stock and 40% cash, subject to an overall limitation. At the time of the merger, FNB's subsidiary, First National Bank of Shelby, will be merged into Farmers. The merger is subject to shareholder and regulatory approval and is expected to be consummated in the fourth quarter of 2004.

(7)  PENSION INFORMATION

     Net periodic pension expense for:

                                                                     MARCH 31
                                                              -----------------------
                                                                 2004         2003
                                                              ----------   ----------
Service cost................................................        $130         $114
Interest cost...............................................         115          106
Expected return on plan assets..............................          83           70
Other components
  Amortization of net loss/(gain) from earlier periods......   30           39
  Amortization of unrecognized service cost.................    3            3
  Amortization of the remaining unrecognized net
     obligation/(asset) existing at the date of initial
     application of FASB statement no. 87...................  (20)         (20)
                                                              ---          ---
       Net total components.................................          14           22
                                                                    ----         ----
Net periodic pension cost...................................        $175         $172
                                                                    ====         ====

     The total amount of contributions expected to be paid by the Corporation in 2004 total $1,196, compared to $430 in 2003 due to four additional payments that the Corporation is required to make in 2004.

(8)  SUBORDINATED DEBENTURES AND TRUST PREFERRED SECURITIES

     Trusts formed by the Corporation, in March 2003 and March 2002, issued $7,500 of 4.41% floating rate and $5,000 of 5.59% floating rate trust preferred securities through special purpose entities as part of pooled offerings of such securities. The Corporation issued subordinated debentures to the trusts in exchange for the proceeds of the offerings, which debentures represent the sole assets of the trusts. The Corporation may redeem the subordinated debentures, in whole but not in part, any time prior to March 26, 2008 and March 26, 2007, respectively at a price of 107.50% of face value for those issued in 2003 and 2002. After March 26, 2008 and March 26, 2007, respectively, subordinated debentures may be redeemed at face.

     Prior to December 31, 2003, the trusts were consolidated in the Corporation's financial statements, with the trust preferred securities issued by the trusts reported in liabilities as "trust preferred securities" and the subordinated debentures eliminated in consolidation. Under new accounting guidance, FASB Interpretation No. 46, as revised in December 2003, the trusts are no longer consolidated with the Corporation. Accordingly, the Corporation does not report the securities issued by the trusts as liabilities, and instead reports as liabilities the subordinated debentures issued by the Corporation and held by the trusts, as these are no longer eliminated in consolidation. Amounts previously reported as "trust preferred securities" in liabilities have been recaptioned "subordinated debentures" and continue to be presented in liabilities on the balance sheet. The effect of no longer consolidating the trusts does not significantly change the amounts reported as the Corporation's assets, liabilities, equity, or interest expense.

                            FIRST CITIZENS BANC CORP

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS
                                   FORM 10-Q

                   (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

Introduction

     The following discussion focuses on the consolidated financial condition of First Citizens Banc Corp at March 31, 2004 compared to December 31, 2003 and the consolidated results of operations for the three-month period ending March 31, 2004 compared to the same period in 2003. This discussion should be read in conjunction with the consolidated financial statements and footnotes included in this Form 10-Q.

     The registrant is not aware of any trends, events or uncertainties that will have, or are reasonably likely to have, a material effect on the liquidity, capital resources, or operations except as discussed herein. Also, the registrant is not aware of any current recommendation by regulatory authorities, which would have a material effect if implemented.

     When used in this Form 10-Q or future filings by the Corporation with the Securities and Exchange Commission, in press releases or other public or shareholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "believe," or similar expressions are intended to identify "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The Corporation wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made, and to advise readers that various factors, including regional and national economic conditions, changes in levels of market interest rates, credit risks of lending activities and competitive and regulatory factors, could effect the Corporation's financial performance and could cause the Corporation's actual results for future periods to differ materially from those anticipated or projected. The Corporation does not undertake, and specifically disclaims, any obligation to publicly release the result of any revisions, which may be made to any forward-looking statements to reflect occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Financial Condition

     Total assets of the Corporation at March 31, 2004 totaled $635,891 compared to $636,423 at December 31, 2003, which was a decrease of $532. Within the structure of the assets, net loans have increased $6,447, or 1.4 percent since December 31, 2003. The commercial real estate portfolio increased by $4,612 and the commercial and agriculture portfolio increased $4,032, while residential real estate and consumer loans decreased by $1,154 and $1,304 respectively. The increase in the commercial loan portfolio is reflective of the shift in focus by the Corporation during the last two years toward commercial loans and away from residential real estate and consumer loans. The Corporation has continued to emphasize increasing its share of the local market for commercial real estate loans. New lending officers have been hired to enable the Corporation to continue its proactive approach in contacting new and current clients. Commercial lending relationships generally offer more attractive returns than residential loans and also offer opportunities for attracting larger balance deposit relationships.

     In the continued low interest rate environment, the greatest demand for residential real estate loans has been for a fixed rate loan. Rather than add these loans to the portfolio, the Corporation has generally sold these loans on the secondary market. This has allowed for additional funding to be used for commercial lending. Mr. Money continues to service the needs of B and C credit customers for consumer and real estate financing that the Banks would not normally provide, and at a rate commensurate with the risk. Mr. Money had loans outstanding of $14,480 at March 31, 2004 compared to $14,442 at December 31, 2003. Loans held-for-sale increased $176, or 110.7 percent from December 31, 2003. At March 31, 2004, the net loan to deposit ratio was 94.1 percent compared to 90.1 percent at December 31, 2003.

                            FIRST CITIZENS BANC CORP

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                    AND RESULTS OF OPERATIONS -- (CONTINUED)

     At March 31, 2004, available for sale securities totaled $101,569 compared to $109,508 at December 31, 2003, a decrease of $7,939. The decrease in securities was due to paydowns, calls, maturities and sales of its portfolio. Funds not used to replace these securities were used to fund other assets, primarily the loan portfolio. Bank stocks increased $58 from December 31, 2003, due to $58 in FHLB dividends.

     For the three months of operations in 2004, $435 was placed into the allowance for loan losses from earnings compared to $215 for the same period of 2003. The increase of the provision is related to the increase of the loan portfolio, especially the commercial loan portfolio, and an increase in impaired loans of $1,115 from December 31, 2003. Efforts are continually made to examine both the level and mix of the reserve by loan type as well as the overall level of the reserve. Management specifically evaluates loans that are impaired, or graded as doubtful by the internal grading function for estimates of loss. To evaluate the adequacy of the allowance for loan losses to cover probable losses in the portfolio, management considers specific reserve allocations for identified portfolio loans, reserves for delinquencies and historical reserve allocations. The composition and overall level of the loan portfolio and charge-off activity are also factors used to determine the amount of the allowance for loan losses. Charge-offs for the first three months of 2003 were $337 compared to $637 for the same period of 2003. As part of an ongoing review of the above factors, the allowance for loan losses was adjusted from year end to reflect conditions in the first quarter of 2004. The March 31, 2004 allowance for loan losses as a percent of total loans was 1.37 percent compared to 1.34 percent at December 31, 2003.

     Office premises and equipment have decreased $65 and intangible assets have decreased $121 since December 31, 2003. The decrease in office premises and equipment is attributed to new purchases of $171 and depreciation of $236. Intangible assets decreased due to amortization of the core deposit premium.

     Total deposits at March 31, 2004 decreased $11,550 from year-end 2003. Noninterest-bearing deposits decreased $4,636 from year-end 2003. Interest-bearing deposits, including savings and time deposits, decreased $6,914 from year-end 2003. The year to date average balance of total deposits decreased $28,120 compared to the average balance of the same period 2003. As the stock market continues to recover, investors who had sought out short-term financial institution deposit products are now moving funds into different markets. The year to date 2004 average balance of savings deposits has decreased $4,757 compared to the average balance of the same period for 2003. The current average rate of these deposits is 0.41 percent compared to 0.57 percent in 2003. The year to date 2004 average balance of time certificates has decreased $19,724 compared to the average balance for the same period for 2003. Additionally, the year to date 2004 average balances compared to the same period in 2003 of Demand Deposits increased $6,016, while N.O.W. accounts increased $9,118, and Money Market Savings decreased $15,550.

     Total borrowed funds have increased $10,427 from December 31, 2003 to March 31, 2004. The company used FHLB advances to offset the decline in deposits experienced in the first quarter of 2004. At March 31, 2004, the Corporation had $30,800 in outstanding advances compared to $18,975 at December 31, 2003. The Corporation has notes outstanding with other financial institutions totaling $9,000 at March 31, 2004 and December 31, 2003. These notes were primarily used to fund the loan growth at Mr. Money. Securities sold under agreements to repurchase, which tend to fluctuate, have decreased $1,668 and U.S. Treasury Tax Demand Notes have increased $270.

     Shareholders' equity at March 31, 2004 was $68,971, or 10.8 percent of total assets, compared to $69,125 at December 31, 2003, or 10.9 percent of total assets. The decrease in shareholders' equity resulted from earnings of $1,163, less dividends paid of $1,359 and the increase in the market value of securities available for sale, net of tax, of $42. The Corporation paid a cash dividend on February 1, 2004 at a rate of $.27 per share. Total outstanding shares at March 31, 2004 were 5,033,203.

                            FIRST CITIZENS BANC CORP

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                    AND RESULTS OF OPERATIONS -- (CONTINUED)

Results of Operations

  THREE MONTHS ENDED MARCH 31, 2004 AND 2003

     Net income for the three months ended March 31, 2004 was $1,163, or $.23 basic and diluted earnings per common share compared to $1,850 or $.37 basic and diluted earnings per common share for the same period in 2003. This was a decrease of $687, or 37.1 percent. Some of the reasons for the changes are explained below.

     Total interest income for the first three months of 2004 decreased by $902, or 10.5 percent compared to the same period in 2003. The average rate on earning assets on a tax equivalent basis for the first three months of 2004 was 5.07 percent and 5.68 percent for the first three months of 2003. The decrease in yield is due to the rate environment in which the Corporation has operated in 2004. Total interest expense for the first three months of 2004 has decreased by $466, or 20.0 percent compared to the same period of 2003. This decrease is mainly attributed to a decrease in interest on deposits of $558, a decrease in other borrowings of $16, partially offset by an increase in FHLB borrowings of $32 and an increase in trust preferred securities of $76. Interest on other borrowings decreased due to the continued decline in interest rates on the borrowings. Interest on FHLB borrowings has increased due to the additional advances taken by the Corporation through March 31, 2004. The Corporations two Trust preferred issuances account for the $62 increase in Trust preferred expense. The average rate on interest-bearing liabilities for the first three months of 2004 was 1.44 percent compared to 1.74 percent for the same period of 2003. The net interest margin on a tax equivalent basis was 4.01 percent for the three-month period ended March 31, 2004 and 4.34 percent for the same period ended March 31, 2003.

     Noninterest income for the first three months of 2004 totaled $1,723, compared to $2,140 for the same period of 2003, a decrease of $417. Revenue from computer operations, service charge income, and ATM fees all increased minimally from 2003. Gain on sale of securities decreased $183 from 2003. Citizens sold securities at a $103 gain, using the proceeds to help fund its loan growth. Gain on the sale of loans decreased $101 compared to the first three months of 2003. In the first quarter of 2003, mortgage refinancing's were at a high level as interest rates continued to be low and the demand for fixed rate mortgages was high. In 2004, the amount of refinancing's decreased as the market of customers wanting to refinance diminished. These two factors have caused the decline of gain of loan sales in 2004. Compared to March 31, 2003, Trust fees increased $92, up to $165. The Trust department continues to add assets to its portfolio, resulting in increased revenue generated by the Trust department. Other operating income declined $233 in 2004 compared with the same period of time in 2003. Within other operating income, income earned from the origination of wholesale mortgages in 2004 declined $156 compared to the first three months in 2003. As with the traditional secondary market, the amount of loans sold has declined dramatically in 2004 compared to 2003. Additionally, Citizens, revenue earned through its credit card portfolio has decreased $46. In November 2003, Citizens sold its credit card portfolio. The fees earned in the past with the portfolio will no longer be earned.

     Noninterest expense for the three months ended March 31, 2004 totaled $5,505 compared to $5,567 for the same period in 2003. This was a decrease of $62, or 1.1 percent. Salaries and benefits increased $168, or 6.5 percent compared to the first three months of 2003. Net occupancy expense increased from $322 for the first three months of 2003, to $361 in 2004, an increase of $39. This increase is primarily due to the rise in utility payments and building depreciation associated with the new operations center constructed in 2003. Equipment expense decreased $17, as a result of decreased depreciation and maintenance expense. Computer processing expense decreased by $33 compared to last year. State franchise taxes decreased $14 compared to the first three months in 2003. Professional services decreased $21 for the first three months of 2004 compared to the same period in 2003. ATM expenses increased $31 in the first quarter 2004 compared to the same period in 2003. The primary reason for the increase was due to the increased volume of transactions executed at Corporation ATM machines as well as a timing issue with an invoice in 2003.

                            FIRST CITIZENS BANC CORP

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                    AND RESULTS OF OPERATIONS -- (CONTINUED)

     Income tax expense for the first three months of 2004 totaled $444 compared to $768 for the first three months of 2003. This was a decrease of $324, or 42.2 percent. The decrease in the federal income taxes is a result of the decrease in total income before taxes of $1,011. The effective tax rates were comparable for the three-month periods ended March 31, 2004 and March 31, 2003, at 27.6% and 29.3%, respectively.

Capital Resources

     Shareholders' equity totaled $68,971, at March 31, 2004 compared to $69,125 at December 31, 2003. All of the capital ratios exceed the regulatory minimum guidelines as identified in the following table:

                                                                                   TO BE WELL
                                                                                  CAPITALIZED
                                                                                  UNDER PROMPT
                                             CORPORATION RATIOS     FOR CAPITAL    CORRECTIVE
                                           ----------------------    ADEQUACY        ACTION
                                           3/31/2004   12/31/2003    PURPOSES      PROVISIONS
                                           ---------   ----------   -----------   ------------
Tier I Risk Based Capital................    13.4%        10.9%         4.0%           6.0%
Total Risk Based Capital.................    14.6%        14.8%         8.0%          10.0%
Leverage Ratio...........................    10.0%         8.1%         4.0%           5.0%

     The Corporation paid a cash dividend of $.27 per common share on February 1, 2004 compared to $.26 per common share on February 1, 2003.

Liquidity

     Liquidity as it relates to the banking entities of the Corporation is the ability to meet the cash demand and credit needs of its customers. The Banks, through their respective correspondent banks, maintain federal funds borrowing lines totaling $22,750 and the Banks have additional borrowing availability at the Federal Home Loan Bank of Cincinnati of $56,183 at March 31, 2004. Liquidity is also evidenced by all but $13 of its security portfolio being classified as available for sale.

ITEM 3.  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     The Corporation's primary market risk exposure is interest rate risk and, to a lesser extent, liquidity risk. The Banks do not maintain a trading account for any class of financial instrument and the Corporation is not affected by foreign currency exchange rate risk or commodity price risk.

     Interest rate risk is the risk that the Corporation's financial condition will be adversely affected due to movements in interest rates. The Corporation, like other financial institutions, is subject to interest rate risk to the extent that its interest-earning assets reprice differently than interest-bearing liabilities. The income of financial institutions is primarily derived from the excess of interest earned on interest-earning assets over interest paid on interest-bearing liabilities. One of the Corporation's principal financial objectives is to achieve long-term profitability while reducing its exposure to fluctuations in interest rates. Accordingly, the Corporation places great importance on monitoring and controlling interest rate risk.

     There are several methods employed by the Corporation to monitor and control interest rate risk. One such method is using gap analysis. The gap is defined as the repricing variance between rate sensitive assets and rate sensitive liabilities within certain periods. The repricing can occur due to changes in rates on variable products as well as maturities of interest-earning assets and interest-bearing liabilities. A high ratio of interest sensitive liabilities, generally referred to as a negative gap, tends to benefit net interest income during periods of falling rates as the average rate on interest-bearing liabilities falls faster than the average rate earned on interest-earning assets. The opposite holds true during periods of rising rates. The Corporation attempts to minimize the interest rate risk through management of the gap in order to achieve consistent shareholder return. The Corporation's Assets and Liability Management Policy is to maintain a laddered gap position. One strategy is to originate variable rate loans tied to market indices. Such loans reprice as the underlying market index changes. Currently, approximately
75.2 percent of the Corporation's loan portfolio reprices on at least an annual basis. The Corporation's usual practice is to invest excess funds in federal funds that mature and reprice daily.

     The following table provides information about the Corporation's financial instruments that are sensitive to changes in interest rates as of March 31, 2004 and December 31, 2003, based on certain prepayment and account decay assumptions that management believes are reasonable. The Corporation had no derivative financial instruments or trading portfolio as of March 31, 2004 or December 31, 2003.

                              NET PORTFOLIO VALUE

                                  MARCH 31, 2004                  DECEMBER 31, 2003
                          ------------------------------    ------------------------------
                          DOLLAR      DOLLAR     PERCENT    DOLLAR      DOLLAR     PERCENT
CHANGE IN RATES           AMOUNT      CHANGE     CHANGE     AMOUNT      CHANGE     CHANGE
---------------           -------    --------    -------    -------    --------    -------
+400 bp.................  $69,854    $(12,584)     -15%     $66,508    $(14,439)     -18%
+300 bp.................   72,623      (9,815)     -12%      69,854     (11,093)     -14%
+200 bp.................   75,776      (6,662)      -8%      73,288      (7,659)      -9%
+100 bp.................   79,086      (3,352)      -4%      77,011      (3,936)      -5%
Base....................   82,438          --       --       80,947          --       --
-100 bp.................   84,192       1,754        2%      83,909       2,962        4%

     The relatively minor change in net portfolio value from December 31, 2003 to March 31, 2004, is primarily a result of two factors. First, long-term interest rates have decreased only slightly during 2004. The Corporation has seen an increase in the base level of net portfolio value due to a slight increase in the fair value of loans and investments, as well as a decrease in the fair value of certificates of deposits.

ITEM 4.  CONTROLS AND PROCEDURES DISCLOSURE

     As of the end of the period covered by this quarterly report , an evaluation was carried out under the supervision and with the participation of First Citizens Banc Corp's management, including our Chief Executive Officer and Chief Financial Officer, of the effectiveness of our disclosure controls and procedures (as defined in Exchange Act Rules 13a-14(c) and 15d-14(c) under the Securities Exchange Act of 1934). Based on their evaluation, our Chief Executive Officer and Chief Financial Officer have concluded that the Company's disclosure controls and procedures are, to the best of their knowledge, effective to ensure that information required to be disclosed by First Citizens Banc Corp in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in Securities and Exchange Commission rules and forms. Subsequent to the date of their evaluation, our Chief Executive Officer and Chief Financial Officer have concluded that there were no significant changes in First Citizens Banc Corp's internal control or in other factors that could significantly affect its internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

Part II -- Other Information

ITEM 1.  LEGAL PROCEEDINGS

         None

ITEM 2.  CHANGES IN SECURITIES AND USE OF PROCEEDS

         None

ITEM 3.  DEFAULTS UPON SENIOR SECURITIES

         None

ITEM 4.  SUBMISSIONS OF MATTERS TO A VOTE OF SECURITY HOLDERS

         None

ITEM 5.  OTHER INFORMATION

         None

ITEM 6.  (A) EXHIBIT NO. 31.1  Certification of Chief Executive Officer pursuant
                               Section 302 of the Sarbanes-Oxley Act of 2002.

           (B) EXHIBIT NO. 31.2  Certification of Chief Financial Officer
                                 pursuant Section 302 of the Sarbanes-Oxley Act of 2002.

           (C) EXHIBIT NO. 32.1  Certification pursuant to 18 U.S.C. Section
                                 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

           (D) EXHIBIT NO. 32.2  Certification pursuant to 18 U.S.C. Section
                                 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

           (E) EXHIBIT NO. 99    Safe Harbor under the Private Securities
                                 Litigation Reform Act of 1995.

           (F) REPORTS ON FORM 8-K -- Filed on April 20, 2004, announcing 2004 quarterly earnings of $0.23 per share
                                      compared to $0.37 earnings per share for 2003 and $0.35 earnings per share for 2002.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf the undersigned thereunto duly authorized.

First Citizens Banc Corp

/s/ DAVID A. VOIGHT                                                          May 10, 2004
-----------------------------------------------------                        -----------------
David A. Voight                                                              Date
President

/s/ JAMES O. MILLER                                                          May 10, 2004
-----------------------------------------------------                        -----------------
James O. Miller                                                              Date
Executive Vice President

                 PART II INFORMATION NOT REQUIRED IN PROSPECTUS

               ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Articles of Incorporation of First Citizens provide that First Citizens shall have the power to indemnify its present and past directors, officers, employees and agents, and such other persons as it shall have powers to indemnify, to the full extent permitted under, and subject to the limitations of, Title 17 of the Ohio Revised Code. Such Articles of Incorporation further provide that First Citizens may, upon the affirmative vote of a majority of its Board of Directors, purchase insurance for the purpose of indemnifying its directors, officers, employees and agents to the extent that such indemnification is allowed by the Articles of Incorporation.

     Section 1701.13(E) of the Ohio Revised Code grants corporations broad powers to indemnify directors, officers, employees and agents. Section 1701.13(E) provides:

          (1) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

          (2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

          (a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

          (b) Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code.

          (3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

          (4) Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E)(1) or (2) of this section. Such determination shall be made as follows:

          (a) By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division (E)(1) or (2) of this section;

          (b) If the quorum described in division (E)(4)(a) of this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

          (c) By the shareholders;

          (d) By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or (2) of this section was brought.

     Any determination made by the disinterested directors under division
(E)(4)(a) or by independent legal counsel under division (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and, within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

          (5)(a) Unless at the time of a director's act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or
     (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney's fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:

             (i) Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

             (ii) Reasonably cooperate with the corporation concerning the action, suit, or proceeding.

          (b) Expenses, including attorney's fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.

          (6) The indemnification authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

          (7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

          (8) The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5), (6), and (7) of this section. Divisions (E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6), or (7).

          (9) As used in division (E) of this section, "corporation" includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or persons controlling First Citizens pursuant to the foregoing provisions, First Citizens has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     The following exhibits are being filed as part of this Registration
Statement:


EXHIBIT NO.                             EXHIBIT
-----------   ------------------------------------------------------------
(2)           Agreement and Plan of Merger dated as of March 3, 2004
              (included as Appendix A to the Proxy Statement/Prospectus)
(3.1)         Registrant's Articles of Incorporation, as amended
              (incorporated by reference in Exhibit (3)(i) to the Form
              10-K of the Registrant for the year ended December 31, 1999, filed on March 24, 2000)
(3.2)         Registrant's Code of Regulations (incorporated by reference in Exhibit (3)(ii) to the Form 10-K of the Registrant for
              the year ended December 31, 1999, filed on March 24, 2000)
(5)           Opinion of Squire, Sanders & Dempsey L.L.P. regarding
              legality of common shares
(8)           Opinion of Vorys, Sater, Seymour and Pease LLP regarding tax matters
(9)           Voting Agreement dated as of March 3, 2004 between the
              Registrant, George Williams, and Thomas Depler
(10)          Material Contracts (incorporated by reference in Exhibit
              (10) to the Registrant's Annual Report on Form 10-K for the
              year ended December 31, 2003, which is included as Appendix
              D to the Proxy Statement/Prospectus)
(13.1)        Registrant's Annual Report on Form 10-K for the year ended
              December 31, 2003 (included as Appendix D to the Proxy
              Statement/Prospectus)
(13.2)        Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 (included as Appendix E to the Proxy
              Statement/Prospectus)
(21)          Subsidiaries of the Registrant
(23.1)        Consent of Squire, Sanders & Dempsey L.L.P. regarding
              legality of common shares (included in Exhibit (5))
(23.2)        Consent of Vorys, Sater, Seymour and Pease LLP regarding tax matters (included in Exhibit (8))
(23.3.1)      Consent of Crowe Chizek and Company LLC
(23.3.2)      Consent of Crowe Chizek and Company LLC
(23.4)        Consent of Friedman Billings Ramsey regarding fairness
              opinion
(24)          Power of Attorney
(27)          Financial Data Schedule (incorporated by reference in
              Exhibit (27) to the Registrant's Quarterly Report on Form
              10-Q for the quarter ended March 31, 2004, which is included as Appendix E to the Proxy Statement/Prospectus)
(99.1)        FNB's Form of Proxy
(99.2)        Fairness opinion dated as of August 4, 2004 delivered by
              Friedman Billings Ramsey (included as Appendix C to the
              Proxy Statement/Prospectus)


ITEM 22. UNDERTAKINGS

     The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim information.

     The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     The registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of registration statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the 1933 Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Sandusky, Ohio, on August 4, 2004.


                                          FIRST CITIZENS BANC CORP

                                          By: /s/ DAVID A. VOIGHT
                                            ------------------------------------
                                            David A. Voight, President and
                                              Chairman
                                            (Principal Executive Officer)

                                          By: /s/ JAMES O. MILLER
                                            ------------------------------------
                                            James O. Miller, Executive Vice
                                              President
                                            (Principal Financial Officer)

                                          By: /s/ TODD A. MICHEL
                                            ------------------------------------
                                            Todd A. Michel, Senior Vice
                                              President
                                            (Controller/Principal Accounting
                                              Officer)

     Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


              SIGNATURE                                   TITLE                         DATE
              ---------                                   -----                         ----

         /s/ DAVID A. VOIGHT                     Chairman of the Board,            August 4, 2004
--------------------------------------           President, and Director
           David A. Voight


          /s/ JOHN L. BACON                             Director                   August 4, 2004
--------------------------------------
            John L. Bacon


        /s/ RICHARD B. FULLER                           Director                   August 4, 2004
--------------------------------------
          Richard B. Fuller


        /s/ W. PATRICK MURRAY                           Director                   August 4, 2004
--------------------------------------
          W. Patrick Murray


        /s/ GEORGE L. MYLANDER                          Director                   August 4, 2004
--------------------------------------
          George L. Mylander


         /s/ ALLEN R. NICKLES                           Director                   August 4, 2004
--------------------------------------
           Allen R. Nickles


         /s/ ROBERT L. RANSOM                           Director                   August 4, 2004
--------------------------------------
           Robert L. Ransom


     * The undersigned attorney-in-fact, by signing his name below, does hereby sign this Registration Statement on Form S-4 on behalf of the above-named officers and directors pursuant to a power of attorney executed by such persons and filed with the Securities and Exchange Commission contemporaneously herewith.

                                          /s/ DAVID A. VOIGHT

                                          --------------------------------------
                                          David A. Voight
                                          Attorney-in-Fact

                                 EXHIBIT INDEX


EXHIBIT NO.                             EXHIBIT
-----------   ------------------------------------------------------------
(2)           Agreement and Plan of Merger dated as of March 3, 2004
              (included as Appendix A to the Proxy Statement/Prospectus)
(3.1)         Registrant's Articles of Incorporation, as amended
              (incorporated by reference in Exhibit (3)(i) to the Form
              10-K of the Registrant for the year ended December 31, 1999, filed on March 24, 2000)
(3.2)         Registrant's Code of Regulations (incorporated by reference in Exhibit (3)(ii) to the Form 10-K of the Registrant for
              the year ended December 31, 1999, filed on March 24, 2000)
(5)           Opinion of Squire, Sanders & Dempsey L.L.P. regarding
              legality of common shares
(8)           Opinion of Vorys, Sater, Seymour and Pease LLP regarding tax matters
(9)           Voting Agreement dated as of March 3, 2004 between the
              Registrant, George Williams, and Thomas Depler
(10)          Material Contracts (incorporated by reference in Exhibit
              (10) to the Registrant's Annual Report on Form 10-K for the
              year ended December 31, 2003, which is included as Appendix
              D to the Proxy Statement/Prospectus)
(13.1)        Registrant's Annual Report on Form 10-K for the year ended
              December 31, 2003 (included as Appendix D to the Proxy
              Statement/Prospectus)
(13.2)        Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 (included as Appendix E to the Proxy
              Statement/Prospectus)
(21)          Subsidiaries of the Registrant
(23.1)        Consent of Squire, Sanders & Dempsey L.L.P. regarding
              legality of common shares (included in Exhibit (5))
(23.2)        Consent of Vorys, Sater, Seymour and Pease LLP regarding tax matters (included in Exhibit (8))
(23.3.1)      Consent of Crowe Chizek and Company LLC
(23.3.2)      Consent of Crowe Chizek and Company LLC
(23.4)        Consent of Friedman Billings Ramsey regarding fairness
              opinion
(24)          Power of Attorney
(27)          Financial Data Schedule (incorporated by reference in
              Exhibit (27) to the Registrant's Quarterly Report on Form
              10-Q for the quarter ended March 31, 2004, which is included as Appendix E to the Proxy Statement/Prospectus)
(99.1)        FNB's Form of Proxy
(99.2)        Fairness opinion dated as of August 4, 2004 delivered by
              Friedman Billings Ramsey (included as Appendix C to the
              Proxy Statement/Prospectus)